   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2017.


                                                  REGISTRATION NO. 333-210276



                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-1


                      POST-EFFECTIVE AMENDMENT NO.1 TO
                  REGISTRATION STATEMENT ON FORM S-1 UNDER
                         THE SECURITIES ACT OF 1933



                   MONY LIFE INSURANCE COMPANY OF AMERICA
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ARIZONA
       (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                    6311
          (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                 86-0222062
                  (I. R. S. EMPLOYER IDENTIFICATION NUMBER)

                          525 WASHINGTON BOULEVARD
                        JERSEY CITY, NEW JERSEY 07310

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRAT'S PRINCIPAL EXECUTIVE OFFICES)
            ---------------------


                                 SHANE DALY
                VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                   MONY LIFE INSURANCE COMPANY OF AMERICA
                          525 WASHINGTON BOULEVARD
                        JERSEY CITY, NEW JERSEY 07310
                               (212) 314-3912
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                             DODIE C. KENT, ESQ.
                        EVERSHEDS SUTHERLAND (US) LLP
                         1114 AVENUE OF THE AMERICAS
                        NEW YORK, NEW YORK 10036-7703
            ---------------------


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


Large accelerated filer [ ]    Accelerated filer [ ]     Non-accelerated filer
[x]     Smaller reporting company [ ]
                (Do not check if a smaller reporting company)



The Registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Guaranteed Interest Account with Market Value Adjustment under Flexible Payment Variable Annuity Contracts

PROSPECTUS                                            ISSUED BY
DATED MAY 1, 2017                                     MONY LIFE INSURANCE COMPANY OF AMERICA
                                                      OPERATIONS CENTER
                                                      5788 WIDEWATERS PARKWAY
                                                      SYRACUSE, NY 13214

MONY Life Insurance Company of America (the "Company") issues the Guaranteed Interest Account with Market Value Adjustment described in this prospectus. The Guaranteed Interest Account with Market Value Adjustment is available only under certain variable annuity contracts that we offer.

This Contract is no longer being sold. This prospectus is used with current contract owners only. We will continue to accept Purchase Payments under existing Contracts. You should note that your contract features and charges, and your investment options, may vary depending on your state and/or the date on which you purchased your Contract. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract.

Among the many terms of the Guaranteed Interest Account with Market Value Adjustment are:

     - Guaranteed interest to be credited for specific periods (referred to as "Accumulation Periods").

     - Three (3), five (5), seven (7) and ten (10) year Accumulation Periods are available.

     - Interest will be credited for the entire Accumulation Period on a daily basis. Different rates apply to each Accumulation Period and are determined by the Company from time to time at its sole discretion.

     - A Market Value Adjustment may be charged if part or all of the Guaranteed Interest Account with Market Value Adjustment is surrendered or transferred before the end of the Accumulation Period.

     - Potential purchasers should carefully consider the factors described in "Risk Factors" as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein.


--------------------------------------------------------------------------------
THESE ARE ONLY SOME OF THE TERMS OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT. PLEASE READ THIS PROSPECTUS AND THE PROSPECTUS FOR THE VARIABLE ANNUITY CONTRACT CAREFULLY FOR MORE COMPLETE DETAILS OF THE
CONTRACT.
--------------------------------------------------------------------------------


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.



  MLA-GIAMVA 05.17

                              TABLE OF CONTENTS


1.  DEFINITIONS....................................................................................................      3
2.  SUMMARY........................................................................................................      4
    Purpose of the Guaranteed Interest Account with Market Value Adjustment........................................      4
    Purchase Payments..............................................................................................      4
    The Accumulation Periods.......................................................................................      4
    Crediting of interest..........................................................................................      4
    The Market Value Adjustment....................................................................................      5
    Transfers, Surrenders and Loans................................................................................      5
    Death benefit..................................................................................................      7
    Other provisions of the Contract...............................................................................      7
3.  RISK FACTORS...................................................................................................      7
4.  DESCRIPTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT....................................      8
    General........................................................................................................      8
    Allocations to the Guaranteed Interest Account with Market Value Adjustment....................................      8
    Specified Interest Rates and the Accumulation Periods..........................................................      9
    End of Accumulation Periods....................................................................................     10
    The Market Value Adjustment....................................................................................     10
    Contract charges...............................................................................................     11
    Guaranteed Interest Account at annuitization...................................................................     11
5.  FEDERAL TAX STATUS.............................................................................................     12
    Introduction...................................................................................................     12
    Taxation of annuities in general...............................................................................     12
    Retirement plans...............................................................................................
    Tax treatment of the Company...................................................................................
6.  INVESTMENTS....................................................................................................     18
7.  CONTRACTS AND THE DISTRIBUTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT.................     18
8.  MONY LIFE INSURANCE COMPANY OF AMERICA.........................................................................     21
9.  LEGAL PROCEEDINGS..............................................................................................     22
10. ADDITIONAL INFORMATION.........................................................................................     22
APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

1. DEFINITIONS

ACCUMULATION PERIOD -- Currently 3, 5, 7 and 10 years. The Accumulation Period starts on the Business Day and falls on, or next follows the date the Purchase Payment is transferred into the Guaranteed Interest Account with Market Value Adjustment and ends on the monthly Contract Anniversary immediately prior to the last day of that Accumulation Period.

ANNUITANT -- The person upon whose continuation of any life annuity payment depends.

ANNUITY STARTING DATE -- Attainment of age 95, or at the discretion of the Owner of the Contract, a date that is at least ten years from the Effective Date of the Contract.

BUSINESS DAY -- Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4.00 p.m. Eastern Time (or as of an earlier close of regular trading). A Business Day does not include a day on which the New York Stock Exchange is not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions.

CASH VALUE -- The Contract's Fund Value, less (1) any applicable Surrender Charge, (2) any outstanding debt, and (3) any applicable Market Value Adjustment.

CODE -- The Internal Revenue Code of 1986, as amended.

COMPANY -- MONY Life Insurance Company of America, the issuer of the Contract. "We," "us," and "our" also refers to the Company.

CONTRACT -- Individual Flexible Payment Variable Annuity Contract.

CONTRACT ANNIVERSARY -- An anniversary of the Effective Date of the Contract.

CONTRACT YEAR -- Any period of twelve (12) months commencing with the Effective Date and each Contract Anniversary hereafter.

EFFECTIVE DATE -- The date the Contract begins as shown in the Contract.

FUND VALUE -- The aggregate dollar value as of any Business Day of all amounts accumulated under each of the Subaccounts, the Guaranteed Interest Account, and the Loan Account of the Contract.

GENERAL ACCOUNT -- The General Account of the Company, which consists of all of the Company's assets other than those assets allocated to the Company's separate accounts.

GOOD ORDER -- Instructions that we receive at the Operations Center within the prescribed time limits, if any, specified in the Contract for the transaction requested. The instructions must be on the appropriate form or in a form satisfactory to us that includes all the information necessary to execute the requested transaction, and must be signed by the individual authorized to make the transaction. To be in "Good Order," instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions.

GUARANTEED INTEREST ACCOUNT -- An account which is part of the General
Account.

LOAN -- Available under a Contract issued under Section 401(k) of the Code, subject to availability. To be considered a Loan: (1) the term must be no more than five years, (2) repayments must be at least quarterly and substantially level, and (3) the amount is limited to dollar amounts specified by the Code, not to exceed 50% of the Fund Value.

LOAN ACCOUNT -- A part of the General Account where Fund Value is held as collateral for a Loan. An Owner may transfer Fund Value in the Subaccounts and/or Guaranteed Interest Account with Market Value Adjustment to the Loan Account.

MARKET VALUE ADJUSTMENT OR MVA -- An amount added to or deducted from the amount surrendered or transferred from the Guaranteed Interest Account with Market Value Adjustment for Contracts issued in certain states.

MONTHLY CONTRACT ANNIVERSARY -- The date of each month corresponding to the Effective Date of the Contract. For example, for a Contract with a June 15 Effective Date, the Monthly Contract Anniversary is the 15th of each month. If a Contract's Effective Date falls on the 29th, 30th or 31st day of a month, the Monthly Contract Anniversary will be the earlier of that day or the last day of the particular month in question.

OWNER -- The person so designated in the application to whom all rights, benefits, options, and privileges apply while the Annuitant is living. If a Contract has been absolutely assigned, the assignee becomes the Owner.

PURCHASE PAYMENT -- An amount paid to the Company by the Owner or on the Owner's behalf as consideration for the benefits provided by the Contract.

SUBACCOUNT -- A division of MONY America Variable Account A, the separate account supporting the Contracts.

SURRENDER CHARGE -- A deferred sales load, expressed as a percentage of Fund Value surrendered.


2. SUMMARY

This summary provides you with a brief overview of the more important aspects of the Contract's Guaranteed Interest Account with Market Value Adjustment. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this summary and in the Contract. This summary and the entire prospectus will describe only the Guaranteed Interest Account with Market Value Adjustment. Other parts of the Contract are described in the Contract and in the prospectus for that Contract. Before allocating your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment, We urge you to read both prospectuses carefully.


PURPOSE OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

The Guaranteed Interest Account with Market Value Adjustment is designed to provide you with an opportunity to receive a guaranteed fixed rate of interest. You can choose the period of time over which the guaranteed fixed rate of interest will be paid. That period of time is known as the Accumulation
Period.

The Guaranteed Interest Account with Market Value Adjustment is also designed to provide you with the opportunity to transfer part or all of the Guaranteed Interest Account with Market Value Adjustment to the Subaccounts available to you under the Contract. It is also designed to provide you with the opportunity to surrender part or all of the Guaranteed Interest Account with Market Value Adjustment before the end of the Accumulation Period. If you ask us to transfer or surrender part or all of the Guaranteed Interest Account, we may apply a MVA. This adjustment may be positive, negative, or zero.


PURCHASE PAYMENTS

The Purchase Payments you make for the Contract are received by the Company. Currently earnings on those Purchase Payments are not subject to taxes imposed by the U.S. Government or any state or local government.

You may allocate all or part of your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment.


THE ACCUMULATION PERIODS

There are 4 different Accumulation Periods currently available: a 3-year Accumulation Period, a 5-year Accumulation Period, a 7-year Accumulation Period and a 10-year Accumulation Period. You may allocate initial or additional Purchase Payments made under the Contract to one or more Accumulation Periods. You may also ask us to transfer Fund Values from the Subaccounts available under the Contract to one or more of the Accumulation Periods subject to any applicable MVA. There is no minimum amount required for allocation or transfer to an Accumulation Period. (See "Allocations to the Guaranteed Interest Account with Market Value Adjustment.")

Each Accumulation Period starts on the Business Day that falls on, or next follows, the date on which allocations are made and Purchase Payments are received or Fund Values are transferred. Each Accumulation Period ends on the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period (the "Maturity Date"). This means that the Accumulation Period for a 3, 5, 7 or 10 year Accumulation Period may be up to 31 days shorter than 3, 5, 7 or 10 years, respectively. (See "Specified Interest Rates and the Accumulation Periods.")


CREDITING OF INTEREST

The Company will credit amounts allocated to an Accumulation Period with interest at an annual rate not less than 3.50%. This interest rate is referred to as the "Specified Interest Rate." It will be credited for the duration of the Accumulation Period. Specified Interest Rates for each Accumulation Period are declared periodically at the sole discretion of the Company. (See "Specified Interest Rates and the Accumulation Periods.")

At least 15 days and at most 45 days prior to the Maturity Date of an Accumulation Period, Owners having Fund Values allocated to such Accumulation Periods will be notified of the impending Maturity Date. Owners will then have the option of directing the surrender or transfer (including transfers for the purpose of obtaining a Loan) of the Fund Value within 30 days before the end of the Accumulation Period without application of any MVA.

The Specified Interest Rate will be credited to amounts allocated to an Accumulation Period, so long as such allocations are neither surrendered nor transferred prior to the Maturity Date for the Allocation Period. The Specified Interest Rate is credited daily, providing an annual effective yield. (See "Specified Interest Rates and the Accumulation Periods.")


THE MARKET VALUE ADJUSTMENT

Amounts that are surrendered or transferred (including transfers for the purpose of obtaining a Loan) from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. An MVA will not apply upon annuitization or upon payment of a death benefit. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled "The Market Value Adjustment." The MVA could cause an increase or decrease or no change at all in the amount of the distribution from an Accumulation Period.


TRANSFERS, SURRENDERS AND LOANS

When you as Owner request that Contract Fund Value from the Guaranteed Interest Account with Market Value Adjustment be transferred to MONY America Variable Account A, surrendered, loaned to you, or used to pay any charge imposed in accordance with the Contract, you should tell the Company the source of Fund Value, by Accumulation Period, of amounts to be transferred, surrendered, loaned, or used to pay charges. We will not process the surrender unless you tell us the source by Accumulation Period to use. If you do not specify an Accumulation Period, your transaction will be processed using the Accumulation Periods in the order in which money was most recently allocated.


TRANSFERS

Transfers may be made from the Guaranteed Interest Account with Market Value Adjustment at any time, but, if they are made before the end of the 3, 5, 7 or 10 year Accumulation Period there will be a Market Value Adjustment for Contracts issued in most states. If the transfer request is received in Good Order within 30 days before the end of the Accumulation Period, no Market Value Adjustment will apply. If multiple Accumulation Periods are in effect, your transfer request must specify from which Accumulation Period(s) we are to make the transfer.

Contracts issued in Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington with Fund Value must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.


SURRENDERS

The Owner may elect to make a surrender of all or part of the Contract's Fund Value provided it is:

     -  on or before the annuity payments start, and

     -  during the lifetime of the Annuitant.

Any such election shall specify the amount of the surrender. The surrender will be effective on the date a proper written request is received by the Company at its Operations Center in Good Order.

The amount of the surrender may be equal to the Contract's Cash Value, which is its Fund Value less:

     (1)  any applicable Surrender Charge, and

     (2)  any applicable Market Value Adjustment.

The surrender may also be for a lesser amount (a "partial surrender"). Requested partial surrenders that would leave a Cash Value of less than $1,000 are treated and processed as a full surrender. In such case, the entire Cash Value will be paid to the Owner. For a partial surrender, any Surrender Charge or any applicable Market Value Adjustment will be in addition to the amount requested by the Owner. A partial surrender may reduce your death benefit proportionately by the same percentage that the surrender (including any Surrender Charge and any Market Value Adjustment, if applicable) reduced Fund Value.

A surrender will result in the cancellation of units of the particular Subaccounts and the withdrawal of amounts credited to the Guaranteed Interest Account with Market Value Adjustment Accumulation Periods as chosen by the Owner. The aggregate value of the surrender will be equal to the dollar amount of the surrender plus, if applicable, any Surrender Charge and any applicable Market Value Adjustment. For a partial surrender, the Company will cancel units of the particular Subaccounts and withdraw amounts from the Guaranteed Interest Account with Market Value Adjustment Accumulation Period under the allocation specified by the Owner. The unit value will be calculated as of the end of the Business Day the surrender request is received in Good Order. The Owner can specify partial surrender allocations by either amount or percentage. Allocations by percentage must be in whole percentages (totaling 100%). The minimum percentage of allocation for a partial surrender is 10% of any Subaccount or Guaranteed Interest Account with Market Value Adjustment designated by the Owner. The request will not be accepted if:

     - there is insufficient Fund Value in the Guaranteed Interest Account with Market Value Adjustment or a Subaccount to provide for the requested allocation against it, or

     - the request is incomplete or incorrect or otherwise not in Good Order.

Any Surrender Charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each Subaccount in the same proportion that each allocation bears to the total amount of the partial surrender. Contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.

The amount of any surrender, death benefit, or transfer payable from MONY America Variable Account A amount will be paid in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"). However, the Company may be permitted to postpone such payment under the 1940 Act. Postponement is currently permissible only for any period during which:

     (1) the New York Stock Exchange is closed other than customary weekend and holiday closings, or

     (2) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

     (3) an emergency exists as a result of which disposal of securities held by the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Fund.

Any surrender involving payment from amounts credited to the Guaranteed Interest Account with Market Value Adjustment may be postponed, at the option of the Company, for up to 6 months from the date the request for a surrender is received by the Company in Good Order. Surrenders involving payment from the Guaranteed Interest Account with Market Value Adjustment may in certain circumstances and in certain states also be subject to a Market Value Adjustment, in addition to a Surrender Charge.

The tax results of a surrender should be carefully considered. (See "Federal tax status.")

Please note: If mandated under applicable law, we may be required to reject a Purchase Payment. In addition, we may also be required to block an Owner's account and thereby refuse to honor any request for transfers, partial surrenders, Loans or death benefits until instructions are secured from the appropriate regulator. We may also be required to provide additional information about your account to government regulators.


LOANS

Qualified Contracts issued under Section 401(k) plan under the Code will have a loan provision (except in the case of Contracts issued in Vermont) under which a Loan can be taken using the Contract as collateral for the Loan. All of the following conditions apply in order for the amount to be considered a loan, rather than a (taxable) partial surrender:

     - The term of the Loan generally must be 5 years or less.

     - Repayments are required at least quarterly and must be substantially level.

     - The Loan amount is limited to certain dollar amounts as specified by the IRS.

The Owner (Plan Trustee) must certify that these conditions are satisfied. Loans could have tax consequences. (See "Federal tax status.")

In any event, the maximum outstanding Loan on a Contract is 50% of the Fund Value in the Subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment. Loans are not permitted before the end of the right to return contract period. In requesting a Loan, the Owner must specify the Subaccounts from which Fund Value equal to the amount of the Loan requested will be taken. Loans from the Guaranteed Interest Account with Market Value Adjustment are not taken until Fund Value in the Subaccounts is exhausted. If in order to provide the Owner with the amount of the Loan requested, and Fund Values must be taken from the Guaranteed Interest Account with Market

Value Adjustment, then the Owner must specify the Accumulation Periods from which Fund Values equal to such amount will be taken. If the Owner fails to specify Subaccounts and Accumulation Periods, the request for a Loan will be returned to the Owner.

Values are transferred to a Loan Account that earns interest at an annual rate of 3.50%. The annual loan interest rate charged on outstanding Loans will be 6% in arrears. Any interest not paid when due will be added to the Loan and bear interest at the 6% annual rate.

Loan repayments must be specifically earmarked as loan repayment and will be allocated to the Subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment using the most recent payment allocation on record. Otherwise, we will treat the payment as a net Purchase Payment.


DEATH BENEFIT

Upon payment of a death benefit, if there are funds allocated to the Guaranteed Interest Account with Market Value Adjustment at the time of death, any applicable Market Value Adjustment will be waived.


OTHER PROVISIONS OF THE CONTRACT

This summary and this prospectus do not describe the other provisions of the Contract. Please refer to the prospectus for MONY America Variable Account A and to the Contract for the details of these provisions.


3. RISK FACTORS


Potential purchasers should carefully consider the Company's risk factors described in this section as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein. Such Risk factors include:


     (i)  the risk of losses on real estate and commercial mortgage loans,

     (ii) other risks relating to the Company's investment portfolio that could affect the profitability of the Company,

     (iii) the risk that interest rate changes could make certain of the Company's products less profitable to the Company or less attractive to customers,

     (iv) risks with respect to certain sales practice litigation that could result in substantial judgments against the Company,

     (v) the risk of increased surrenders of certain annuities as the Surrender Charges with respect to such annuities expire that could eliminate sources of revenues (charges under the annuities) and/or exhaust the Company's liquid assets and force the Company to liquidate other assets, perhaps on unfavorable terms,

     (vi) risks associated with certain economic and market factors,

     (vii) the risk of variations in claims experience that could be different than the assumptions management used in pricing the Company's products,

     (viii) risks related to certain insurance regulatory matters -- i.e., that certain issues raised during examinations of the Company could have a material impact on the Company,

     (ix) risks of competition,


     (x) risks with respect to claims paying ability ratings and financial strength ratings that could adversely affect the Company's ability to compete,



     (xi) risks of potential adoption of new federal income tax legislation that could adversely affect the Company and its ability to compete with non-insurance products and the demand for certain insurance products, and



     (xii) On April 6, 2016, the Department of Labor issued a final rule that significantly expands the definition of "investment advice" and increases the circumstances in which companies and broker-dealers, insurance agencies and other financial institutions that sell our products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 ("ERISA") or individual retirement accounts ("IRAs"). It is not yet certain how, if at all, the implementation of this rule will change our business, results of operations of operations or financial condition. The Department of Labor also introduced amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that would increase fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and that would apply more onerous disclosure and contract requirements to such transactions. In 2016, the Department of Labor extended the implementation of the final rule until April 2017, with an additional transition period for the prohibited transaction exemption amendments until January 2018. ON FEBRUARY 27, 2017, THE DEPARTMENT OF LABOR PROPOSED DELAYING THE FINAL RULE'S IMPLEMENTATION FOR AN ADDITIONAL 60 DAYS. FURTHER DELAYS TO THE FINAL RULE'S IMPLEMENTATION AND/OR EVENTUAL REPEAL OF THE RULE ARE POSSIBLE. If the final rule does take effect, it may be necessary for us to change sales representative and/or broker compensation, limit the assistance or advice provided to owners of our annuities, or otherwise change the manner of design and sales support of the annuities at that time. These changes could have an adverse impact on the level and type of services provided and compliance with the rule could also increase our overall operational costs for providing some of the services currently provided. Further, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of Department of Labor enforcement actions, and an increased risk of litigation, including class-actions.



4. DESCRIPTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE
ADJUSTMENT

GENERAL


The Guaranteed Interest Account with Market Value Adjustment is an allocation option available under certain variable annuity contracts issued by the Company. Not all of the variable annuity contracts issued by the Company offer the Guaranteed Interest Account with Market Value Adjustment, nor is the Guaranteed Interest Account with Market Value Adjustment available in every state jurisdiction. The Contract that offers the Guaranteed Interest Account with Market Value Adjustment clearly discloses whether the Guaranteed Interest Account with Market Value Adjustment is available as an allocation choice to the Owner. If the Guaranteed Interest Account with Market Value Adjustment is available under a variable annuity issued by the Company, the prospectus for the variable annuity contract and this prospectus must be read carefully together in the same manner that prospectuses for underlying mutual funds must be read with the prospectus for the contracts.


The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are borne exclusively by the Company. The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are legal obligations of the Company. Fund Values allocated to the Guaranteed Interest Account with Market Value Adjustment are held in the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. The Company has sole investment discretion over the investment of the assets of its General Account. Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, however, will have no claim against any particular assets of the Company.

The Guaranteed Interest Account with Market Value Adjustment provides for a Specified Interest Rate, which is a guaranteed interest rate that will be credited as long as any amount allocated to the Guaranteed Interest Account with Market Value Adjustment is not distributed for any reason prior to the Maturity Date of the particular Accumulation Period chosen by the Owner. Generally, a 3-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over three years, a 5-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over five years, and so on. Because the Maturity Date is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period, the Accumulation Period may be up to 31 days shorter than the 3, 5, 7 or 10 years, respectively.

Although the Specified Interest Rate will continue to be credited as long as Fund Value remains in an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that Accumulation Period, surrenders or transfers (including transfers to the Loan Account as a result of a request by the Owner for a Loan) will be subject to a Market Value Adjustment, as described below. Market Value Adjustments do not apply upon annuitization or upon payment of a death benefit.


ALLOCATIONS TO THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT There are three sources from which allocations to the Guaranteed Interest Account with Market Value Adjustment may be made:

     (1) an initial Purchase Payment made under a Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment;

     (2) a subsequent or additional Purchase Payment made under a Contract may be partially or wholly allocated to the Guaranteed Interest Account with Market Value Adjustment; and

     (3) amounts transferred from Subaccounts available under the Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment.

There is no minimum amount of any allocation of either Purchase Payments or transfers of Fund Value to the Guaranteed Interest Account with Market Value Adjustment. The Contract provides that the prior approval of the Company is required before it will accept a Purchase Payment where, with that Purchase Payment, cumulative Purchase Payments made under the Contract held by the Owner, less the amount of any prior partial surrenders and their Surrender Charges, the MVA, and any debt, exceed $1,500,000. This limit applies to the aggregate of Fund Values in the Guaranteed Interest Account with Market Value Adjustment, the Subaccounts and the Loan Account of the Contract.


SPECIFIED INTEREST RATES AND THE ACCUMULATION PERIODS

SPECIFIED INTEREST RATES

The Specified Interest Rate, at any given time, is the rate of interest guaranteed by the Company to be credited to allocations made to the Accumulation Period for the Guaranteed Interest Account with Market Value Adjustment chosen by the Owner, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date of the Accumulation Period. Different Specified Interest Rates may be established for the four different Accumulation Periods which are currently available (3, 5, 7 and 10 years).

The Company declares Specified Interest Rates for each of the available Accumulation Periods from time to time. Normally, new Specified Interest Rates will be declared monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. The Company observes no specific method in the establishment of the Specified Interest Rates, but generally will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Accumulation Periods then available for the Guaranteed Interest Account with Market Value Adjustment. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. The Company has no way of predicting what Specified Interest Rates may be declared in the future and there is no guarantee that the Specified Interest Rate for any of the Accumulation Periods will exceed the guaranteed minimum effective annual interest rate of 3.50%. OWNERS BEAR THE RISK THAT THE SPECIFIED INTEREST RATE WILL NOT EXCEED THE GUARANTEED MINIMUM RATE.

The period of time during which a particular Specified Interest Rate is in effect for new allocations to the then available Accumulation Periods is referred to as the "Investment Period." All allocations made to an Accumulation Period during an Investment Period are credited with the Specified Interest Rate in effect. An Investment Period ends only when a new Specified Interest Rate relative to the Accumulation Period in question is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Accumulation Periods during prior Investment Periods. All such prior allocations will be credited with the Specified Interest Rate in effect when the allocation was made for the duration of the Accumulation Period selected.


Information concerning the Specified Interest Rates in effect for the various Accumulation Periods can be obtained by contacting an agent by calling the Company at the toll free telephone number: (800) 487-6669 or contacting your financial professional.


The Specified Interest Rate is credited on a daily basis to allocations made to an Accumulation Period elected by the Owner, resulting in an annual effective yield which is guaranteed by the Company, unless amounts are surrendered, transferred or paid out on death of Annuitant from that Accumulation Period for any reason prior to the Maturity Date for that Accumulation Period. The Specified Interest Rate will be credited for the entire Accumulation Period. If amounts are surrendered or transferred from the Accumulation Period for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount surrendered or transferred.


ACCUMULATION PERIODS

For each Accumulation Period, the Specified Interest Rate in effect at the time of the allocation to that Accumulation Period is guaranteed. An Accumulation Period always ends on a Maturity Date, which is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period. Therefore, the Specified Interest Rate may be credited for up to 31 days less than the full 3, 5, 7 or 10 years.


For example, if the Effective Date of a Contract is August 10, 2017 and an allocation is made to a 10 year Accumulation Period on August 15, 2017 and the funds for a new Purchase Payment are received in Good Order on that day, the Accumulation Period will begin on August 15, 2017 and end on August 10, 2027, during which period the Specified Interest Rate will be credited.

All Accumulation Periods for the 3, 5, 7 and 10 year Accumulation Periods, respectively, will be determined in a manner consistent with the foregoing example.


We reserve the right to change the Periods offered.



END OF ACCUMULATION PERIODS

At least fifteen days and at most forty-five days prior to the end of an Accumulation Period, the Company will send notice to the Owner of the impending Maturity Date. The notice will include the projected Fund Value held in the Accumulation Period on the Maturity Date and will specify the various options Owners may exercise with respect to the Accumulation Period:

     (1) During the thirty-day period before the Maturity Date, the Owner may wholly or partially surrender the Fund Value held in that Accumulation Period without a Market Value Adjustment; however, Surrender Charges under the Contract, if applicable, will be assessed.

     (2) During the thirty-day period before the Maturity Date, the Owner may wholly or partially transfer the Fund Value held in that Accumulation Period, without a Market Value Adjustment, to any Subaccount then available under the Contract or may elect that the Fund Value held in that Accumulation Period be held for an additional Accumulation Period of the same number of years or for another Accumulation Period of a different number of years which may at the time be available. A confirmation of any such transfer or election will be sent immediately after the transfer or election is processed.

     (3) If the Owner does not make an election within thirty days following the Maturity Date, the entire Fund Value held in the maturing Accumulation Period will be transferred to an Accumulation Period of the same number of years as the Accumulation Period which matured. The start of the new Accumulation Period is the ending date of the previous Accumulation Period. However, if that period would extend beyond the Annuity Starting Date of the Contract or if that period is not then made available by the Company, the Fund Value held in the maturing Accumulation Period will be automatically transferred to the Money Market Subaccount at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.


During the thirty-day period prior to the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above, the Specified Value held in the maturing Accumulation Period will continue to be credited with the Specified Interest Rate in effect before the Maturity Date.



THE MARKET VALUE ADJUSTMENT

GENERAL INFORMATION REGARDING THE MVA

A surrender or transfer (including a transfer to the Loan Account as a result of a request by the Owner for a Loan) from the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that particular Accumulation Period, will be subject to a Market Value Adjustment. A Market Value Adjustment will not apply upon annuitization or upon payment of a death benefit. The Market Value Adjustment is determined by the multiplication of an MVA Factor (see "The MVA Factor" below) by the Specified Value, or the portion of the Specified Value being surrendered or transferred (including transfers for the purpose of obtaining a Loan). The Specified Value is the amount of the allocation of Purchase Payments and transfers of Fund Value to an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, plus interest accrued at the Specified Interest Rate minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution. It will not apply to requests for transfer or full or partial surrenders received at our Operations Center in Good Order within 30 days before the end of the applicable Accumulation Period.

The Market Value Adjustment is intended to approximate, without duplicating, the experience of the Company when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when Owners request surrenders or transfers (including transfers for the purpose of obtaining a Loan). When liquidating assets, the Company may realize either a gain or a loss.

If prevailing interest rates are higher at the time of a surrender or transfer (including transfers for the purpose of obtaining a Loan) than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a loss when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

Generally, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a gain when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the MVA under such circumstances will generally increase the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

The Company measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the MVA Factor. The MVA Factor is described more fully below.


THE MVA FACTOR

The formula for determining the MVA Factor is:

                         [(1+a)/(1+b)]/((n-t)/12)/-1

Where:

                a    =        the Specified Interest Rate for the Accumulation Period from which the surrender, transfer or
                          Loan is to be taken;

                b    =        the Specified Interest Rate declared at the time a surrender or transfer is requested for an
                          Accumulation Period equal to the time remaining in the Accumulation Period from which the surrender or transfer (including transfer to the Loan Account as a result of a request by the
                          Owner for a Loan) is requested, plus 0.25%;

                n    =        the Accumulation Period from which the surrender or transfer occurs in months; and

                t    =        the number of elapsed months (or portion thereof) in the Accumulation Period from which the surrender or transfer occurs.

If an Accumulation Period equal to the time remaining is not issued by the Company, the rate will be an interpolation between two available Accumulation Periods. If two such Accumulation Periods are not available, we will use the rate for the next closest available Accumulation Period.

If the Company is no longer declaring rates on new payments, we will use Treasury yields adjusted for investment risk as the basis for the Market Value Adjustment.

The MVA Factor shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of 0.25% in the MVA Factor.

The MVA Factor will be multiplied by that portion of the Fund Value being surrendered, transferred, or distributed for any other reason. If the result is greater than 0, a gain will be realized by the Owner; if less than 0, a loss will be realized. If the MVA Factor is exactly 0, no gain or loss will be realized by the Owner.


CONTRACT CHARGES

The Contracts under which the Guaranteed Interest Account with Market Value Adjustment are made available have various fees and charges, some of which may be assessed against allocations made to the Guaranteed Interest Account with Market Value Adjustment.


Surrender Charges, if applicable, will be assessed against full or partial surrenders from the Guaranteed Interest Account with Market Value Adjustment. If any such surrender occurs prior to the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to a Market Value Adjustment (unless within 30 days of the Maturity
Date) in addition to Surrender Charges. The variable annuity prospectus fully describes the Surrender Charges. Please refer to the variable annuity prospectus for complete details regarding the Surrender Charges under the Contracts.


Mortality and expense risk charges which may be assessed under Contracts will not be assessed against any allocation to the Guaranteed Interest Account with Market Value Adjustment. Such charges apply only to the Fund Value allocated to the Subaccounts.


GUARANTEED INTEREST ACCOUNT AT ANNUITIZATION

On the Annuity Starting Date, the Contract's Cash Value, including the Specified Value of all Accumulation Periods of the Guaranteed Interest Account with Market Value Adjustment, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. Because the Annuity Starting Date will always coincide with or follow the Maturity Date of any Guaranteed Interest Account with Market Value Adjustment, no Market

Value Adjustment will apply at annuitization. For more information about annuitization and annuity options, please refer to the prospectus for MONY America Variable Account A and to the Contract.


5. FEDERAL TAX STATUS

INTRODUCTION

The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and you should always consult a qualified tax adviser regarding the application of law to individual circumstances. This discussion is based on the Code, Treasury Department regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address Federal estate, gift, or generation skipping transfer taxes, or any state or local tax consequences associated with the purchase of the Contract. In addition, THE COMPANY MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

THE COMPANY'S TAX STATUS

The Company is taxed as a life insurance company under the Code. The assets underlying the Guaranteed Interest Account with Market Value Adjustment are owned by the Company, and the income derived from such assets will be includible in the Company's income for federal income tax purposes.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL DURING ACCUMULATION PERIOD

Under existing provisions of the Code, except as described below, any increase in an Owner's Fund Value is generally not taxable to the Owner until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution.

NONNATURAL OWNER

As a general rule, Contracts held by "nonnatural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for nonnatural Owners. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person. Thus, if a group Contract is held by a trust or other entity as an agent for certificate owners who are individuals, those individuals should be treated as owning an annuity for federal income tax purposes. However, this special exception will not apply in the case of any employer who is the nominal owner of a Contract under a non-qualified deferred compensation arrangement for its employees.

In addition, exceptions to the general rule for nonnatural Owners will apply with respect to:

     (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent;

     (2)  certain Qualified Contracts;

     (3) Contracts purchased by employers upon the termination of certain Qualified Plans;

     (4) certain Contracts used in connection with structured settlement agreements; and

     (5) Contracts purchased with a single purchase payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DELAYED ANNUITY PAYMENT DATES

If the date annuity payments start under the Contract occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age (E.G., past age 95), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includable in the Owner's income.

The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.

TAXATION OF SURRENDERS AND PARTIAL SURRENDERS

In the case of a partial surrender, amounts you receive are generally includable in income to the extent your "cash surrender value" before the partial surrender exceeds your "investment in the contract" (defined below). All amounts includable in income with respect to the Contract are taxed as ordinary income; no amounts are taxed at the special lower rates applicable to long term capital gains and corporate dividends. Amounts received under an automatic withdrawal plan are treated for tax purposes as partial surrenders, not annuity payments. In the case of a surrender, amounts received are includable in income to the extent they exceed the "investment in the contract." For these purposes, the "investment in the contract" at any time equals the total of the Purchase Payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to Qualified Contracts) less any amounts previously received from the Contract which were not includable in income.

As described elsewhere in this prospectus, the cost of the enhanced death benefit option is reflected in the mortality and expense risk charge. It is possible that the portion of the mortality and expense risk charge that represents the cost of the enhanced death benefit option could be treated for federal tax purposes as a partial surrender from the Contract. If the Contract has additional riders, charges (or some portion thereof) for such riders could be treated for federal tax purposes as partial surrenders from the Contract.

There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any partial surrender, surrender, assignment, pledge, or transfer without adequate consideration. Congress has given the IRS regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations. Similarly, if the Contract is issued with a Guaranteed Minimum Income Benefit Rider, the Guaranteed Annuitization Value might be used by the IRS for purposes of determining the amount includible in income as a result of any partial surrender, surrender, assignment, pledge, or transfer without adequate consideration. In that event, the amount treated as income could be higher.

Surrenders and partial surrenders may be subject to a 10% penalty tax. (See "Penalty Tax on Premature Distributions.") Surrenders and partial surrenders may also be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

TAXATION OF ANNUITY PAYMENTS

Normally, the portion of each annuity income payment taxable as ordinary income equals the excess of the payment over the exclusion amount. The exclusion amount is determined by multiplying (1) the payment by (2) the ratio of the "investment in the contract" (defined above) you allocate to the settlement option, adjusted for any period certain or refund feature, to the total expected amount of annuity income payments for the term of the Contract (determined under Treasury Department regulations).

Once the total amount of the investment in the contract is excluded using the above formula, annuity income payments will be fully taxable. If annuity income payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another within the meaning of federal law. You should consult a tax advisor in those situations.

Annuity income payments may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

TAXATION OF PROCEEDS PAYABLE UPON DEATH

Prior to the date annuity payments start, we may distribute amounts from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such proceeds are includable in income as follows:


     (1) if distributed in a lump sum or under Settlement Option 1 (described herein), they are taxed in the same manner as a surrender, as described above; or



     (2) if distributed under Settlement Options 2, 3, 3A, or 4 (described herein), they are taxed in the same manner as annuity income payments, as described above.

After the date annuity payments start, if a guaranteed period exists under a life income settlement option and the payee dies before the end of that period, payments we make to the Beneficiary for the remainder of that period are includable in income as follows:

     (1) if received in a lump sum, they are included in income to the extent that they exceed the unrecovered investment in the contract at that time; or

     (2) if distributed in accordance with the existing settlement option selected, they are fully excluded from income until the remaining investment in the contract is deemed to be recovered, and all annuity income payments thereafter are fully includable in income.

Proceeds payable on death may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

The Company may be liable for payment of the generation skipping transfer tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the proceeds.

ASSIGNMENTS, PLEDGES, AND GRATUITOUS TRANSFERS

Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge of (or agreement to assign or pledge) any portion of the Fund Value is treated for federal income tax purposes as a surrender of such amount or portion. If the entire Fund Value is assigned or pledged, subsequent increases in the Fund Value are also treated as withdrawals for as long as the assignment or pledge remains in place. The investment in the contract is increased by the amount includable as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be required to include in income the difference between the "cash surrender value" and the investment in the contract at the time of transfer. In such case, the transferee's "investment in the contract" will increase to reflect the increase in the transferor's income. The exceptions for transfers to the Owner's spouse (or to a former spouse) are limited to individuals that are treated as spouses under federal law.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

Where we have not issued the Contract in connection with a Qualified Plan, there generally is a 10% penalty tax on the amount of any payment from the Contract, E.G., surrenders, partial surrenders, annuity payments, death proceeds, assignments, pledges and gratuitous transfers, that is includable in income unless the payment is:

     (a)  received on or after the Owner reaches age 59 1/2;

     (b) attributable to the Owner's becoming disabled (as defined in the tax law);

     (c) made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);

     (d) made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or

     (e) made under a Contract purchased with a single Purchase Payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Certain other exceptions to the 10% penalty tax not described herein also may apply. (Similar rules, discussed below, apply in the case of certain Qualified Contracts.)

AGGREGATION OF CONTRACTS

In certain circumstances, the IRS may determine the amount of an annuity income payment or a surrender from a Contract that is includable in income by combining some or all of the annuity contracts a person owns that were not issued in connection with Qualified Plans. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity issued by the Company (or its affiliates), the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment that was not received as an annuity (including surrenders prior to the date annuity payments start) is includable in income. The effects of such aggregation are not always clear; however, it could affect the amount of a surrender or an annuity payment that is taxable and the amount which might be subject to the 10% penalty tax described above.

MEDICARE HOSPITAL INSURANCE TAX ON CERTAIN DISTRIBUTIONS

Effective for tax years beginning after December 31, 2012, a Medicare hospital insurance tax of 3.8% will apply to some types of investment income. This tax will apply to all taxable distributions from nonqualified annuities. This tax only applies to taxpayers with "modified adjusted gross income" above $250,000 in the case of married couples filing jointly, $125,000 in the case of married couples filing separately, and $200,000 for all others. For more information regarding this tax and whether it may apply to you, please consult your tax advisor.

LOSS OF INTEREST DEDUCTION WHERE CONTRACT IS HELD BY OR FOR THE BENEFIT OF CERTAIN NONNATURAL PERSONS

In the case of Contracts issued after June 8, 1997, to a nonnatural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, that entity's general interest deduction under the Code may be limited. More specifically, a portion of its otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that the Owner received or accrued during the taxable year. Entities that have purchased the Contract, or entities that will be Beneficiaries under a Contract, should consult a tax adviser.

QUALIFIED RETIREMENT PLANS

IN GENERAL

The Contracts are also designed for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to the participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, we make no attempt in this prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans. State income tax rules applicable to Qualified Plans and Qualified Contracts often differ from federal income tax rules, and this prospectus does not describe any of these differences. THOSE WHO INTEND TO USE THE CONTRACT IN CONNECTION WITH QUALIFIED PLANS SHOULD SEEK COMPETENT ADVICE.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for surrenders, automatic withdrawals, partial surrenders, and annuity income payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the contribution that you and/or your employer may make, and the tax deduction or exclusion that you and/or your employer may claim for such contribution, are limited under Qualified Plans.

In the case of Qualified Contracts, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Due to the presence of a Market Value Adjustment there may be in some circumstances uncertainty as to the amount of required minimum distributions. Furthermore, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Accounts or Annuities (IRAs), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2. In the case of certain other Qualified Plans, distributions of such minimum amounts must generally commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires. The death benefit and the Guaranteed Minimum Income Benefit Rider under your Contract and certain other benefits that the IRS may characterize as "other benefits" for purposes of the regulations under Code Section 401(a)(9), may increase the amount of the minimum required distribution that must be taken from your Contract.

As described earlier in this prospectus, certain Qualified Contracts issued under a Code Section 401(k) plan will have a loan provision under which a loan can be taken using the Contract as collateral for the loan. In general, loans from Qualified Contracts are taxable distributions unless certain requirements are satisfied. For example, the loan, by its terms, generally must be repaid within 5 years, repayments are required at least quarterly and must be substantially level, and the loan amount is limited to certain dollar amounts specified by the IRS. These dollar limits take into account other recent loans you have had under the plan. If these requirements are not satisfied when the loan is received or while the loan is outstanding, it could result in a taxable distribution from the Qualified Contract. The plan may also require the loan to be repaid upon severance from employment. PLEASE CONSULT YOUR PLAN ADMINISTRATOR AND/OR TAX ADVISER REGARDING THE TREATMENT OF LOANS IN THESE CIRCUMSTANCES.

There may be a 10% penalty tax on the taxable amount of payments from certain Qualified Contracts. There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the penalty tax does not apply to a payment:

     (a)  received on or after the date the Owner reaches age 59 1/2;

     (b) received on or after the Owner's death or because of the Owner's disability (as defined in the tax law); or

     (c) made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and his designated beneficiary (as defined in the tax law).

These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under section 401, exception "c" above for substantially equal periodic payments applies only if the Owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs which are used for qualified first time home purchases or for higher education expenses. You must meet special conditions to be eligible for these two exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor. Certain other exceptions to the 10% penalty tax not described herein also may apply.

Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

Following are brief descriptions of various types of Qualified Plans in connection with which the Company may issue a Contract.

INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. If you use this Contract in connection with an IRA, the Owner and Annuitant generally must be the same individual and generally may not be changed. IRAs are subject to limits on the amounts that may be contributed and deducted, on the persons who may be eligible, and on the time when distributions must commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), you may "roll over" distributions from certain Qualified Plans on a tax-deferred basis into an IRA. Contracts may also be issued in connection with a "Simplified Employee Pension" or "SEP IRA" under Section 408(i) of the
Code.

However, you may not use the Contract in connection with a "Coverdell Education Savings Account" (formerly known as an "Education IRA") under Section 530 of the Code, or a "Simple IRA" under Section 408(p) of the Code.

ROTH IRAS

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income.

A qualified distribution is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the Owner was made. Second, the distribution must be either (1) made after the Owner attains the age of 59 1/2; (2) made after the Owner's death; (3) attributable to the Owner being disabled; or (4) a qualified first-time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code. In addition, distributions from Roth IRAs need not commence when the Owner attains age 70 1/2. A Roth IRA may accept a "qualified rollover contribution" from (1) a non-Roth IRA, (2) a "designated Roth account" maintained under a Qualified Plan, and (3) certain Qualified Plans of eligible individuals.

Special rules apply to rollovers to Roth IRAs from Qualified Plans and from designated Roth accounts under Qualified Plans. You should seek competent advice before making such a rollover.

IRA TO IRA ROLLOVERS AND TRANSFERS

A rollover contribution is a tax-free movement of amounts from one IRA to another within 60 days after you receive the distribution. In particular, a distribution from a non-Roth IRA generally may be rolled over tax-free within 60 days to another non-Roth IRA, and a distribution from a Roth IRA generally may be rolled over tax-free within 60 days to another Roth IRA. A distribution from a Roth IRA may not be rolled over (or transferred) tax-free to a non-Roth IRA.

A rollover from any one of your IRAs (including IRAs you have with another company) to another IRA is allowed only once within a one-year period. This limitation applies on an aggregate basis and applies to all types of your IRAs, meaning that you cannot make an IRA to IRA rollover if you have made such a rollover involving any of your IRAs in the preceding one-year period. For example, a rollover between your Roth IRAs would preclude a separate rollover within the one-year period between your non-Roth IRAs, and vice versa. The one-year period begins on the date that you receive the IRA distribution, not the date it is rolled over into another IRA.

If the IRA distribution does not satisfy the rollover rules, it may be (1) taxable in the year distributed, (2) subject to a 10% tax on early distributions, and (3) treated as a regular contribution to the recipient IRA, which could result in an excess contribution subject to an additional tax.

If you inherit an IRA from your spouse, you generally can roll it over into an IRA established for you, or you can choose to make the inherited IRA your own. If you inherited an IRA from someone other than your spouse, you cannot roll it over, make it your own, or allow it to receive rollover contributions.

A rollover from one IRA to another is different from a direct trustee-to-trustee transfer of your IRA assets from one IRA trustee to another IRA trustee. A "trustee-to-trustee" transfer is not considered a rollover and is not subject to the 60-day rollover requirement or the one rollover per year rule. In addition, a rollover between IRAs is different from direct rollovers from certain Qualified Plans to non-Roth IRAs and "qualified rollover contributions" to Roth IRAs, both of which are subject to special rules.

PENSION AND PROFIT-SHARING PLANS

Section 401(a) of the Code permits employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. These types of plans may be subject to rules under Sections 401(a)(11) and 417 of the Code that provide rights to a spouse or former spouse of a participant. In such a case, the participant may need the consent of the spouse or former spouse to change settlement options, to elect an automatic withdrawal option, or to make a partial or full surrender of the Contract.

DIRECT ROLLOVERS

If your Contract is used in connection with a pension or profit-sharing plan qualified under Section 401(a) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under Section 457(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code or an eligible Section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain eligible retirement plans (such as an IRA). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING

IN GENERAL

The Company will withhold and remit to the federal government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, the Company may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate applies to the taxable portion of non-periodic payments (including surrenders prior to the date annuity payments start) and conversions of, or rollovers from, non-Roth IRAs and Qualified Plans to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding federal withholding tax consequences to annuity contract owners or beneficiaries that are U.S. citizens or residents. Owners or beneficiaries that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. Owners or beneficiaries that are not U.S. citizens or residents are advised to consult with a tax advisor regarding federal tax withholding with respect to the distributions from a Contract.

FATCA WITHHOLDING

If the payee of a distribution from the Contract is a foreign financial institution ("FFI") or a non-financial foreign entity ("NFFE") within the meaning of the Code as amended by the Foreign Account Tax Compliance Act ("FATCA"), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial owner of the Contract or the distribution. The rules relating to FATCA are complex, and a tax advisor should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the Contract.


6. INVESTMENTS

Amounts allocated to the Guaranteed Interest Account with Market Value Adjustment are transferred to the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. This is unlike amounts allocated to the Subaccounts of the Variable Account A, which are not subject to the liabilities arising from the business the Company conducts.

The Company has sole investment discretion over the investment of the assets of the General Account. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Home Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; commercial and agricultural mortgage loans; other debt instruments; commercial paper; cash or cash equivalents.

Variable Annuity Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment will not have a direct or indirect interest in these investments, nor will they have a claim against any particular assets of the Company. The overall investment performance of the General Account will not increase or decrease their claim against the Company.

There is no specific formula for establishing Specified Interest Rates. The Specified Interest Rates declared by the Company for the various Accumulation Periods will not necessarily correspond to the performance of any group of assets of the General Account. We will consider certain factors in determining these rates, such as regulatory and tax environment, sales commissions, administrative expenses borne by us, and competitive factors. The Company's management will make the final determination of these rates. However, the Specified Interest Rate will never be less than 3.50%.


7. CONTRACTS AND THE DISTRIBUTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

Interests in the Guaranteed Interest Account with Market Value Adjustment are only available through certain Contracts issued by the Company. The appropriate variable annuity prospectus and statement of additional information also contain information regarding the distribution of the Contracts.

The Contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of MONY America Variable Account
A. The offering of the Contracts is intended to be continuous.

AXA Advisors is an affiliate of the Company, and AXA Distributors is an indirect wholly owned subsidiary of the Company. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for the Company's life and annuity products.

The Contracts are sold by financial professionals of AXA Advisors and its affiliates. The Contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its Contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your Contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the Contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the Contract, see "Summary of the Contract" and "Charges and deductions" earlier in this prospectus.

COMPENSATION PAID TO THE DISTRIBUTORS The Company pays compensation to the Distributors based on Purchase Payments made on the Contracts sold through the Distributors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 6.50% of total Purchase Payments made under the Contracts, plus, starting in the second Contract Year, up to 0.25% of the cash value of the Contracts ("asset-based compensation"). The Distributors, in turn, may pay a portion of the compensation received from the Company to the Distributors financial professional and/or the Selling broker-dealer making the sale. This compensation may be made in the form of a marketing allowance and may be calculated as a percentage of contributions, a percentage of assets under management or a flat fee. The compensation paid by the Distributors varies among financial professionals and among Selling broker-dealers. The Distributors also pay a portion of the compensation it receives to its managerial personnel. When a Contract is sold by a Selling broker-dealer, the Selling broker-dealer, not the Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the Contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company's Contracts and Contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

The Company also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of the Company's distribution agreements with AXA Distributors.

DIFFERENTIAL COMPENSATION PAID BY AXA ADVISORS. In an effort to promote the sale of the Company's products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of the Company's contract than it pays for the sale of a Contract or other financial product issued by a company other than the Company. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company's Contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company's Contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company's Contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend the Company's Contract over a Contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.


ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company's products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the Contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to Contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain Selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.



Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company's products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain Selling broker-dealers in which the Selling broker-dealer agrees to sell certain Company contracts exclusively.



These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company Contracts over Contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2016) received additional payments. These additional payments ranged from $1,472.14 to $5,557,015.32. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company's contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.



1st Global Capital Corporation


Allstate Financial Services, LLC


American Portfolios Financial Services


Ameriprise Financial Services


AXIO


BBVA Compass Investment Solutions, Inc.


Cambridge Investment Research


Capital Investment Group


Centaurus Financial, Inc.


Cetera Advisors, LLC


Cetera Advisors Networks, LLC


Cetera Financial Specialists, LLC


Cetera Investment Services, LLC


CFD Investments, Inc.


Citigroup Global Markets, Inc.


Commonwealth Financial Network


CUNA Brokerage Services


Cuso Financial Services, L.P.


Farmer's Financial Solution


First Allied Securities Inc.


First Tennessee Brokerage Inc.


Girard Securities, Inc.


Gradient Securities, LLC


H.D. Vest Investment Securities, Inc.

Harbour Investments


Hilltop Securities


Independent Financial Group, LLC


Investors Capital Corporation


Janney Montgomery Scott LLC


Kestra Investments, LLC


Key Investment Services LLC


Ladenburg Thalmann Advisor Network, LLC


Legend Equities


Lincoln Financial Advisors Corp.


Lincoln Financial Services Corp


Lincoln Investment Planning


LPL Financial Corporation


Lucia Securities, LLC


Merrill Lynch Life Agency, Inc.


MetLife Securities, Inc.


Morgan Stanley Smith Barney


Mutual of Omaha Investment Services, Inc.


National Planning Corporation


Parkland Securities, LLC (part of Sigma)


PlanMember


PNC Investments


Primerica Financial Services


Questar Capital Corporation


Raymond James Insurance Group


RBC Capital Markets Corporation


Robert W Baird & Company


Santander Securities Corporation


SIGMA Financial Corporation


Signator Investors, Inc.


Summit Brokerage Services, Inc.


SunTrust Investments


The Advisor Group


U.S. Bancorp Investments, Inc.


UBS Financial Services, Inc.


Valmark Securities, Inc.


Voya Financial Advisors


VSR Financial Services Inc.


Wells Fargo Wealth Brokerage Insurance Agency



8. MONY LIFE INSURANCE COMPANY OF AMERICA

The Guaranteed Interest Account with Market Value Adjustment is issued by MONY Life Insurance Company of America (the "Company"), an Arizona stock life insurance corporation organized in 1969. MONY Life Insurance Company of America is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of the Company, AXA exercises significant influence over the operations and capital structure of the Company. No company other than the Company, however, has any legal responsibility to pay amounts that the Company owes under the Contracts. The Company is solely responsible for paying all amounts owed to you under your Contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $588.7 billion in assets as of December 31, 2016. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New
York), the District of Columbia, and Puerto Rico. Our main administrative office is located at 525 Washington Blvd., Jersey City, NJ 07310.


On October 1, 2013, the Company entered into a reinsurance transaction with Protective Life Insurance Company ("Protective"), whereby Protective agreed to reinsure a substantial portion of the Company's life insurance and annuity business (the "Reinsured Business"). This policy is included in the Reinsured Business. Protective reinsures all of the insurance risks of the Reinsured Business and is responsible for customer service and administration for all contracts comprising the Reinsured Business. However, the Company remains the insurer of the policy and the terms, features, and benefits of the policy have NOT changed as a result of the transaction.


9. LEGAL PROCEEDINGS

MONY Life Insurance Company of America and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a Contract owner's interest in his or her Contract, nor would any of these proceedings be likely to have a material adverse effect upon our ability to meet our obligations under the contracts or the distribution of the contracts.


10. ADDITIONAL INFORMATION

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Guaranteed Interest Account with Market Value Adjustment described in this prospectus fall within the exemption provided under rule 12h-7. The Company relies on the exemption provided under rule 12h-7 and does not file reports under the Exchange Act.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The financial statements of MONY Life Insurance Company of America at December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 are included herein in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to MONY Life Insurance Company of America as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP's office are located at 569 Brookwood Village, Suite 851, Birmingham, Alabama 35209 and 300 Madison Avenue, New York, New York 10017.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Table of Contents:                                                                       Page
Risk Factors...........................................................................   F-1
Description of Business................................................................  F-11
Description of Property................................................................  F-21
Legal Proceedings......................................................................  F-22
Financial Statements and Notes to Financial Statements.................................  F-23
Selected Financial Data................................................................  F-57
Management's Discussion and Analysis of Financial Condition and Results of Operations..  F-59
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure...  F-81
Quantitative and Qualitative Disclosures About Market Risk.............................  F-82
Directors, Executive Officers, Promoters and Control Persons...........................  F-84
Executive Compensation.................................................................  F-89
Security Ownership of Certain Beneficial Owners and Management......................... F-122
Transactions with Related Persons, Promoters and Certain Control Persons............... F-124

RISK FACTORS

IN THE COURSE OF CONDUCTING OUR BUSINESS OPERATIONS, WE COULD BE EXPOSED TO A VARIETY OF RISKS. THIS "RISK FACTORS" SECTION PROVIDES A SUMMARY OF SOME OF THE SIGNIFICANT RISKS THAT HAVE AFFECTED AND COULD AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. IN THIS SECTION, THE TERMS "WE," "US" AND "OUR" REFER TO MONY LIFE INSURANCE COMPANY OF AMERICA. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THE "RISK FACTORS" ARE DEFINED IN THE "DESCRIPTION OF BUSINESS" THAT IMMEDIATELY FOLLOWS THIS SECTION.

        RISKS RELATING TO CONDITIONS IN THE CAPITAL MARKETS AND ECONOMY

CONDITIONS IN THE GLOBAL CAPITAL MARKETS AND THE ECONOMY COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our business, results of operations and financial condition are materially affected by conditions in the global capital markets and the economy generally. While financial markets in the U.S. generally performed well in 2016, a wide variety of factors continue to impact economic conditions and consumer confidence. These factors include, among others, concerns over the pace of economic growth in the U.S., continued low interest rates, the U.S. Federal Reserve's plans to further raise short-term interest rates, the strength of the U.S. Dollar, the uncertainty created by what actions the Trump administration may pursue, global economic factors including quantitative easing or similar programs by the European Central Bank, the United Kingdom's vote to exit from the European Union and geopolitical issues. Given our interest rate and equity market exposure, certain of these factors could have an adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for insurance products and our investment returns could be adversely affected. In addition, the levels of surrenders and withdrawals of our variable life contracts we face may be adversely impacted. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect our earnings negatively and could have a material adverse effect on our business, results of operations and financial condition. See "Description of Business -- Products" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

INTEREST RATE FLUCTUATIONS AND/OR PROLONGED PERIODS OF LOW OR NEGATIVE INTEREST RATES MAY NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Some of our life insurance products and our investment returns are sensitive to interest rate fluctuations, and changes in interest rates may adversely affect our investment returns and results of operations, including in the following respects:

   . changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our general account investments supporting the contracts. When interest rates decline, we have to reinvest the cash income from our investments in lower yielding instruments, potentially reducing net investment income. Since many of our policies have guaranteed minimum interest or crediting rates or limit the resetting of interest rates, the spreads could decrease and potentially become negative. When interest rates rise, we may not be able to replace the assets in our general account as quickly with the higher yielding assets needed to fund the higher crediting rates necessary to keep these products and contracts competitive, which may result in higher lapse rates;

   . when interest rates rise rapidly, policy loans and surrenders and withdrawals of life insurance policies may increase as policyholders seek to buy products with perceived higher returns, requiring us to sell investment assets potentially resulting in realized investment losses, or requiring us to accelerate the amortization of deferred acquisition costs ("DAC") or value of business acquired ("VOBA");

   . a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

   . changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

   . changes in interest rates may adversely impact our liquidity and increase our costs of financing;

   . our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile.

                                      F-1
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

       However, our estimate of the liability cash flow profile may turn out to be inaccurate. In addition, there are practical and capital market limitations on our ability to accomplish this matching. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment;

   . although we take measures, including hedging strategies utilizing derivative instruments, to manage the economic risks of investing in a changing interest rate environment, we may not be able to effectively mitigate, and we may sometimes choose based on economic considerations and other factors not to fully mitigate or to increase the interest rate risk of our assets relative to our liabilities; and

   . for certain of our products, a delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect these assumptions in products available for sale may negatively impact the long-term profitability of products sold during the intervening period.

Recent periods have been characterized by low interest rates. A prolonged period during which interest rates remain at levels lower than those anticipated may result in greater costs associated with certain of our product features; higher costs for derivative instruments used to hedge certain of our product risks; or shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.

EQUITY MARKET DECLINES AND VOLATILITY MAY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Declines or volatility in the equity markets can negatively impact our investment returns as well as our business and profitability. For example, equity market declines and/or volatility may, among other things:

   . decrease the account values of our variable life contracts which, in turn, reduces the amount of revenue we derive from fees charged on those account and asset values;

   . influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our variable life contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability and/or increase our benefit obligations particularly if they were to remain in such options during an equity market increase;

   . negatively impact the value of equity securities we hold for investment, including our investment in units of AllianceBernstein L.P., a Delaware limited partnership ("AB"), thereby reducing our statutory capital;

   .   reduce demand for variable products relative to fixed products; and

   . lead to changes in estimates underlying our calculations of DAC that, in turn, could accelerate our DAC and VOBA amortization and reduce our current earnings.

            RISKS RELATING TO OUR REINSURANCE AND HEDGING PROGRAMS

OUR REINSURANCE AND HEDGING PROGRAMS MAY BE INADEQUATE TO PROTECT US AGAINST THE FULL EXTENT OF THE EXPOSURE OR LOSSES WE SEEK TO MITIGATE.

Certain of our products contain minimum crediting rates. Downturns in equity markets, increased equity volatility, and/or reduced interest rates could result in an increase in the valuation of liabilities associated with such products, resulting in increases in reserves and reductions in net earnings. In the normal course of business, we seek to mitigate some of these risks to which our business is subject through our reinsurance and hedging programs. However, these programs cannot eliminate all of the risks and no assurance can be given as to the extent to which such programs will be effective in reducing such risks.

Reinsurance. We utilize reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force life insurance products with regard to mortality. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. For example, a material amount of liabilities were reinsured to Protective Life Insurance Company ("Protective Life") in October 2013. Given our significant concentration of reinsurance with Protective Life, if Protective Life fails to perform its obligations under the reinsurance treaty, such a failure could have a material adverse impact on our results of operations and financial condition. See "Description of Business -- Reinsurance and Hedging" and Note 6 of Notes to Financial Statements. Although we evaluate periodically the financial condition (including the applicable capital requirements) of our reinsurers, the inability or unwillingness of a reinsurer to meet its obligations to us (or the inability to collect under our reinsurance treaties for any other reason) could have a material adverse impact on our results of operations and financial condition. See "Description of Business -- Reinsurance and Hedging" and Notes 6 and 7 of Notes to Financial Statements.

                                      F-2
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

We are continuing to utilize reinsurance to mitigate a portion of our risk on certain new life insurance sales. Prolonged or severe adverse mortality experience could result in increased reinsurance costs, and ultimately, may reduce the availability of reinsurance for future life insurance sales. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

Hedging Programs. We hedge crediting rates to mitigate certain risks associated with our Market Stabilizer Option(R) and our indexed universal life insurance products. These products permit the contract owner to participate in the performance of an index, ETF or a commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which we will absorb up to a certain percentage loss of value in an index, ETF or commodity price, which varies by product segment. In order to support the returns associated with these features, we enter into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers. In certain cases, however, we may not be able to apply these techniques to effectively hedge these risks because the derivative market(s) in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates and amounts of withdrawals, election rates, fund performance, market volatility, interest rates and correlation among various market movements. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly (but not only) during periods of high market volatility, which could adversely impact results of operations and financial condition. If we are unable to effectively hedge these risks, we could experience economic losses which could have a material adverse impact on our results of operations and financial condition.

OUR REINSURANCE ARRANGEMENTS WITH AXA RE ARIZONA COMPANY MAY BE ADVERSELY IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS REGARDING THE USE OF CAPTIVES.

We have ceded to our affiliate, AXA RE Arizona Company, a captive reinsurance company established by AXA Financial in 2003 ("AXA Arizona"), the no lapse guarantee riders contained in certain variable and interest sensitive life policies.

Recently, the National Association of Insurance Commissioners (the "NAIC") and certain state regulators have been scrutinizing and further regulating insurance companies' use of affiliated captive reinsurers or off-shore entities. For example, the NAIC adopted a new actuarial guideline, known as "AG 48" that governs the reinsurance of term and universal life insurance business to captives by prescribing requirements for the types of assets that may be held by captives to support the reserves. The requirements in AG 48 became effective on January 1, 2015, and apply in respect of term and universal life insurance policies written from and after January 1, 2015, or written prior to January 1, 2015, but not included in a captive reinsurer financing arrangement as of December 31, 2014. In addition, a number of lawsuits have been filed against insurance companies, including an affiliate of ours, over the use of captive reinsurers. For additional information, see "Business -- Regulation -- Insurance Regulation." If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use a captive reinsurer, the capital management benefits we receive under the AXA Arizona reinsurance arrangement could be adversely. This could cause us to recapture the business reinsured to AXA Arizona and adjust the design of our risk mitigation and hedging programs, which could adversely affect our competitive position, capital, liquidity and financial condition and results of operations.

   RISKS RELATING TO THE NATURE OF OUR BUSINESS, THE PRODUCTS WE OFFER, OUR
                      STRUCTURE AND PRODUCT DISTRIBUTION

OUR PRODUCTS CONTAIN NUMEROUS FEATURES AND ARE SUBJECT TO EXTENSIVE REGULATION AND FAILURE TO ADMINISTER OR MEET ANY OF THE COMPLEX PRODUCT REQUIREMENTS MAY REDUCE PROFITABILITY.

Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the Securities and Exchange Commission (the "SEC"), the Financial Industry Regulatory Authority, Inc. ("FINRA"), the U.S. Department of Labor (the "DOL") and the Internal Revenue Service (the "IRS"). See "Business -- Regulation -- Insurance Regulation."

For example, U.S. federal income tax law imposes requirements relating to insurance product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. Additionally, state and federal securities and insurance laws impose requirements relating to insurance product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities, or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations, If this were to occur, it could adversely impact our profitability, results of operations and financial condition.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

THE AMOUNT OF STATUTORY CAPITAL THAT WE HAVE AND THE AMOUNT OF STATUTORY CAPITAL WE MUST HOLD TO MEET OUR STATUTORY CAPITAL REQUIREMENTS AND OUR FINANCIAL STRENGTH AND CREDIT RATINGS CAN VARY SIGNIFICANTLY FROM TIME TO TIME.

Statutory accounting standards and capital and reserve requirements for MLOA are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital ("RBC") ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and interest rate risks. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in reserves, the amount of additional capital we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio (including the value of AB units), changes in interest rates, as well as changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Our financial strength and credit ratings are significantly influenced by our statutory surplus amount and our RBC ratio. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

CHANGES IN STATUTORY RESERVE OR OTHER REQUIREMENTS AND/OR THE IMPACT OF ADVERSE MARKET CONDITIONS COULD RESULT IN CHANGES TO OUR PRODUCT OFFERINGS THAT COULD NEGATIVELY IMPACT OUR BUSINESS.

Changes in statutory reserve or other requirements, increased costs of hedging, other risk mitigation techniques and financing and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances may cause us to modify and/or eliminate certain features of various products, including our universal life products among others, and could cause the suspension or cessation of sales of certain products in the future. Any modifications to products that we may make could result in certain of our products being less attractive and/or competitive. This could adversely impact sales which could negatively impact AXA Advisors' ability to retain its sales personnel and our ability to maintain our distribution relationships. This, in turn, may negatively impact our business and results of operations and financial condition.

A DOWNGRADE IN OUR FINANCIAL STRENGTH AND CLAIMS-PAYING RATINGS COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Claims paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. A downgrade of our ratings or those of AXA and/or AXA Financial could adversely affect our business and results of operations by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our cost of raising capital or limit our access to sources of capital.

AXA FINANCIAL COULD SELL INSURANCE PRODUCTS THROUGH ANOTHER ONE OF ITS INSURANCE SUBSIDIARIES WHICH WOULD RESULT IN REDUCED SALES OF OUR PRODUCTS AND TOTAL REVENUES.

We are a wholly owned subsidiary of AXA Financial, a diversified financial services organization offering a broad spectrum of financial advisory, insurance and investment management products and services. As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial Group, AXA Financial could sell insurance products through another one of its insurance subsidiaries instead of us, which would result in reduced sales of our products and total revenues. This in turn would negatively impact our business, results of operations and financial condition.

WE FACE COMPETITION FROM OTHER INSURANCE COMPANIES, BANKS AND OTHER FINANCIAL INSTITUTIONS, WHICH MAY ADVERSELY IMPACT OUR MARKET SHARE AND PROFITABILITY.

There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services we provide. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. This competition makes it especially difficult to provide unique insurance products since, once such products are made available to the public, they often are reproduced and offered by our competitors. Also, this competition may adversely impact our market share and profitability.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Our ability to compete is dependent on numerous factors including, among others, the successful implementation of our strategy; our financial strength as evidenced, in part, by our financial and claims-paying ratings; new regulations and/or different interpretations of existing regulations; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our technological capabilities; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on our fixed products; the visibility, recognition and understanding of our brands in the marketplace; our reputation and quality of service; the tax-favored status certain of our products receive under current federal and state laws; and, with respect to variable insurance products, investment options, flexibility and investment management performance. See "Description of Business -- Competition."

THE ABILITY OF FINANCIAL PROFESSIONALS ASSOCIATED WITH AXA ADVISORS AND AXA NETWORK TO SELL OUR COMPETITORS' PRODUCTS COULD RESULT IN REDUCED SALES OF OUR PRODUCTS AND REVENUES.

Most of the financial professionals associated with AXA Advisors and AXA Network can sell products from competing unaffiliated insurance companies. To the extent the financial professionals sell our competitors' products rather than our products, we will experience reduced sales and revenues.

THE INABILITY OF AXA ADVISORS AND AXA NETWORK TO RECRUIT, MOTIVATE AND RETAIN EXPERIENCED AND PRODUCTIVE FINANCIAL PROFESSIONALS MAY ADVERSELY AFFECT OUR BUSINESS.

Financial professionals associated with AXA Advisors and AXA Network are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals. Companies compete for financial professionals principally with respect to compensation policies, products and sales support. Competition is particularly intense in the hiring and retention of experienced financial professionals. Although we believe that AXA Advisors and AXA Network offer financial professionals a strong value proposition, we cannot provide assurances that AXA Advisors and AXA Network will be successful in their efforts to recruit, motivate and retain top financial professionals.

CONSOLIDATION OF DISTRIBUTORS OF INSURANCE PRODUCTS MAY ADVERSELY AFFECT THE INSURANCE INDUSTRY AND THE PROFITABILITY OF OUR BUSINESS.

The insurance industry distributes many of its products through other financial institutions such as banks and broker-dealers. An increase in the consolidation activity of bank and other financial services companies may create firms with even stronger competitive positions, negatively impact the industry's sales, increase competition for access to distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

            RISKS RELATING TO ESTIMATES, ASSUMPTIONS AND VALUATIONS

OUR RESERVES COULD BE INADEQUATE DUE TO DIFFERENCES BETWEEN OUR ACTUAL EXPERIENCE AND MANAGEMENT'S ESTIMATES AND ASSUMPTIONS.

We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We review the appropriateness of reserves and the underlying assumptions on a quarterly basis and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or reduce DAC, which could adversely impact our earnings and/or capital. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Critical Accounting Estimates."

OUR PROFITABILITY MAY DECLINE IF MORTALITY RATES OR PERSISTENCY RATES DIFFER SIGNIFICANTLY FROM OUR PRICING EXPECTATIONS.

We set prices for our insurance products based upon expected claims and payment patterns, using assumptions for mortality rates of our policyholders. In addition to the potential effect of natural or man-made disasters, significant changes in mortality could emerge gradually over

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA time, due to changes in the natural environment, the health habits of the insured population, the economic environment, or other factors. Pricing of our insurance products are also based in part upon expected persistency of these products, which is the probability that a policy will remain in force from one period to the next. Persistency within our life products may be significantly impacted by, among other things, conditions in the capital markets, the changing needs of our policyholders, the manner in which a product is marketed or illustrated, and competition, including the availability of new products. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor owned life insurance, and to a lesser extent third party investor strategies in the annuities market, could adversely affect the profitability of existing business and our pricing assumptions for new business. Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the policy, the adjustments permitted under the terms of the policies may not be sufficient to maintain profitability. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy.

OUR EARNINGS ARE IMPACTED BY DAC AND VOBA ESTIMATES THAT ARE SUBJECT TO CHANGE.

Our earnings for any period depend in part on the amount of our life insurance product acquisition costs (including commissions, underwriting, agency and policy issue expenses) that can be deferred and amortized rather than expensed immediately. They also depend in part on the pattern of DAC and VOBA amortization and the recoverability of DAC and VOBA which are both based on models involving numerous estimates and subjective judgments, including those regarding investment results including, hedging costs, Separate Account performance, Separate Account fees, mortality and expense margins, expected market rates of return, lapse rates and anticipated surrender charges. These estimates and judgments are required to be revised periodically and adjusted as appropriate. Revisions to our estimates may result in a change in DAC and VOBA amortization, which could negatively impact our earnings.

WE USE FINANCIAL MODELS THAT RELY ON A NUMBER OF ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT ARE INHERENTLY UNCERTAIN AND WHICH MAY CONTAIN ERRORS.

We use models in our hedging programs and many other aspects of our operations, including but not limited to product development and pricing, capital management, the estimation of actuarial reserves, the amortization of DAC and the value of business acquired and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could result in a negative impact to our results of operations and financial position.

THE DETERMINATION OF THE AMOUNT OF ALLOWANCES AND IMPAIRMENTS TAKEN ON OUR INVESTMENTS IS SUBJECTIVE AND COULD MATERIALLY IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The determination of the amount of allowances and impairments vary by investment type and is based upon our evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management's judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual and eventual diminution in realized value. Furthermore, additional impairments may need to be taken or allowances provided for in the future.

              CREDIT, COUNTERPARTY AND INVESTMENTS RELATED RISKS

OUR REQUIREMENTS TO PLEDGE COLLATERAL OR MAKE PAYMENTS RELATED TO DECLINES IN ESTIMATED FAIR VALUE OF SPECIFIED ASSETS MAY ADVERSELY AFFECT OUR LIQUIDITY AND EXPOSE US TO COUNTERPARTY CREDIT RISK.

Some of our transactions with financial and other institutions specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the specified assets. In addition, under the terms of some of our transactions, we may be required to make payments to our counterparties related to any decline in the market value of the specified assets. The amount of collateral we may be required to pledge and the payments we may be required to make under these agreements may increase under certain circumstances, which could adversely affect our liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

IF THE COUNTERPARTIES TO THE DERIVATIVE INSTRUMENTS WE USE TO HEDGE THE RISKS ON CERTAIN OF OUR PRODUCTS DEFAULT OR FAIL TO PERFORM, WE MAY BE EXPOSED TO RISKS WE HAD SOUGHT TO MITIGATE, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We hedge crediting rates to mitigate certain risks associated with our Market Stabilizer Option(R) and our indexed universal life insurance products. See "Description of Business -- Products -- Reinsurance and Hedging" and "Management's Discussion and Analysis of Financial

                                      F-6
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Condition and Results of Operations -- Derivatives." If our counterparties fail or refuse to honor their obligations under these derivative instruments, we could face significant losses to the extent collateral agreements do not fully offset our exposures. This is a more pronounced risk to us in view of the stresses suffered by financial institutions over the past several years. Such failure could have a material adverse effect on our financial condition and results of operations.

LOSSES DUE TO DEFAULTS, ERRORS OR OMISSIONS BY THIRD PARTIES, INCLUDING OUTSOURCING RELATIONSHIPS, COULD MATERIALLY ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We depend on third parties and affiliates that owe us money, securities or other assets to pay or perform under their obligations. These parties include the issuers whose securities we hold in our investment portfolios, borrowers under the mortgage loans we make, customers, trading counterparties, counterparties under swap and other derivative contracts, clearing agents, exchanges, clearing houses and other financial intermediaries. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure or other reasons.

We also depend on third parties and affiliates in other contexts. For example, in establishing the amount of the liabilities and reserves associated with the risks assumed in connection with reinsurance pools and arrangements, we rely on the accuracy and timely delivery of data and other information from ceding companies.

We also rely on third parties and affiliates to whom we outsource certain technology platforms, information systems and administrative functions, including records retention. For example, we rely on Protective Life to provide all administrative services and other related services with respect to business reinsured with Protective Life. See "Description of Business -- Reinsurance and Hedging." and Note 6 of Notes to Financial Statements. If we do not effectively implement and manage our outsourcing strategy, third party vendor providers do not perform as anticipated, such vendors' internal controls fail or are inadequate, or we experience technological or other problems associated with outsourcing transitions, we may not realize anticipated productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and reputational damage.

Losses associated with defaults or other failures by these third parties and outsourcing partners upon whom we rely could materially adversely impact our business, results of operations and financial condition.

SOME OF OUR INVESTMENTS ARE RELATIVELY ILLIQUID AND MAY BE DIFFICULT TO SELL, OR TO SELL IN SIGNIFICANT AMOUNTS AT ACCEPTABLE PRICES, TO GENERATE CASH TO MEET OUR NEEDS.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage backed securities and limited partnership interests. These asset classes represented approximately 16.2% of the carrying value of our total cash and invested assets as of December 31, 2016. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General Accounts Investment Portfolio."

GROSS UNREALIZED LOSSES ON FIXED MATURITY AND EQUITY SECURITIES MAY BE REALIZED OR RESULT IN FUTURE IMPAIRMENTS, RESULTING IN A REDUCTION IN OUR NET EARNINGS.

Fixed maturity and equity securities classified as available-for-sale are reported at fair value. Unrealized gains or losses on available-for-sale securities are recognized as a component of other comprehensive income (loss) and are, therefore, excluded from net earnings. Our gross unrealized losses on fixed maturity and equity securities at December 31, 2016 were approximately $18 million. The accumulated change in estimated fair value of these available-for-sale securities is recognized in net earnings when the gain or loss is realized upon the sale of the security or in the event that the decline in estimated fair value is determined to be other-than-temporary and an impairment charge to earnings is taken. Realized losses or impairments may have a material adverse effect on our net earnings in a particular quarterly or annual period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General Accounts Investment Portfolio."

                          LEGAL AND REGULATORY RISKS

WE ARE HEAVILY REGULATED, AND CHANGES IN REGULATION MAY REDUCE OUR PROFITABILITY AND LIMIT OUR GROWTH.

INSURANCE REGULATION: We are subject to a wide variety of insurance and other laws and regulations. See "Description of Business - Regulation." State insurance laws regulate most aspects of our insurance business. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance and by the states in which we are licensed.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Our products are highly regulated and approved by the individual state regulators where such products are sold. State insurance regulators and the NAIC regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, including, potentially rescinding prior product approvals, are often made for the benefit of the consumer at the expense of the insurer and, thus, could have a material adverse effect on our financial condition and results of operations. See "Description of Business -- Regulation -- Insurance Regulation" and "Description of Business -- Regulation -- NAIC."

U.S. FEDERAL REGULATION AFFECTING INSURANCE: Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Wall Street and Consumer Protection Act (the "Dodd Frank Act") does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd Frank Act establishes a Federal Reserve Insurance Office (the "FIO") within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. Federal legislation and administrative policies can significantly and adversely affect insurance companies, including policies regarding financial services regulation, securities regulation, derivatives regulation, pension regulation, health care regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies. Other aspects of our insurance operations could also be affected by the Dodd-Frank Act. For example, the Dodd-Frank Act includes a new framework of regulation of the over-the-counter ("OTC") derivatives markets. See "Description of Business -- Regulation -- Dodd-Frank Wall Street Reform and Consumer Protection Act."

INTERNATIONAL REGULATION: In addition, regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. For example, the Financial Stability Board (the "FSB") has identified nine global systemically important insurers ("G-SIIs"), which includes the AXA Group. While the precise implications of being designated a G-SII are still developing, it could have far reaching regulatory and competitive implications for the AXA Group and adversely impact AXA's capital requirements, profitability, the fungibility of AXA's capital and ability to provide capital/financial support for AXA Group companies, including potentially MLOA, AXA's ability to grow through future acquisitions, internal governance and could change the way AXA conducts its business and adversely impact AXA's overall competitive position versus insurance groups that are not designated G-SIIs. The multiplicity of different regulatory regimes, capital standards and reporting requirements could increase AXA's operational complexity and costs. All of these possibilities, if they occurred, could affect the way we conduct our business (including, for example, which products we offer) and manage capital, and may require us to satisfy increased capital requirements, all of which in turn could materially affect our competitive position, results of operations, financial condition and liquidity. See "Description of Business -- Regulation -- International Regulation."

GENERAL: From time to time, regulators raise issues during examinations or audits of us and regulated subsidiaries that could, if determined adversely, have a material impact on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. We are also subject to other regulations and may in the future become subject to additional regulations. See "Description of Business -- Regulation." Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on our results of operations and financial condition.

THE RESULTS OF THE 2016 UNITED STATES PRESIDENTIAL AND CONGRESSIONAL ELECTIONS HAVE CREATED REGULATORY UNCERTAINTY FOR THE FINANCIAL SERVICES INDUSTRY.

During the 2016 U.S. Presidential election campaign and following his inauguration, President Trump has consistently argued that the U.S. is over-regulated and requested review of wide range of government laws and regulations. While we cannot ascertain what actions the Trump administration may ultimately pursue and what actions will have the support of the U.S. Congress, some of the items being discussed could negatively impact our business, consolidated results of operations and financial condition.

CHANGES IN U.S. TAX LAWS AND REGULATIONS OR INTERPRETATIONS THEREOF COULD REDUCE OUR EARNINGS AND NEGATIVELY IMPACT OUR BUSINESS.

Currently, we derive federal and state corporate income tax benefits from certain items, including but not limited to, the dividends received deduction ("DRD"), various tax credits and insurance reserve and interest expense deductions. There is a risk that, in the context of deficit reduction or overall tax reform, federal and/or state tax legislation could modify or eliminate these or other items from which we derive tax benefits. Such modifications or eliminations could reduce our earnings by increasing our actual tax rate and adversely affect our financial condition, results of operations and liquidity. The modification or elimination of interest expense deductions could also impact our investments and investment strategies.

Moreover, many of the products that we sell benefit from one or more forms of tax-favored status under current federal and state income tax regimes. For example, life insurance and annuity contracts currently allow policyholders to defer the recognition of taxable income earned within the contract. The modification or elimination of this tax-favored status could reduce demand for our products.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Finally, a decrease in individual income tax rates could also affect the demand for our products. See "Description of Business -- Regulation -- Federal Tax Legislation."

CHANGES IN ACCOUNTING STANDARDS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND/OR FINANCIAL CONDITION.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America that are revised from time to time. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board ("FASB"). In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on our results of operations and/or financial condition. See Note 2 of Notes to Financial Statements. In addition AXA, our ultimate parent company, prepares consolidated financial statements in accordance with International Financial Reporting Standards ("IFRS"). From time to time AXA may be required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the International Accounting Standards Board ("IASB"). In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on AXA's consolidated results of operations and/or financial condition which could impact the way we conduct our business (including, for example, which products we offer), our competitive position and the way we manage capital.

LEGAL AND REGULATORY ACTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, REPUTATION AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against life insurers in the jurisdictions in which we do business. These actions and proceedings involve, among other things, insurers' sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, the use of captive reinsurers, payment of death benefits and the reporting and escheatment of unclaimed property alleged breach of fiduciary duties, alleged mismanagement of client funds and other general business related matters. Some of these matters have resulted in the award of substantial fines and judgments against other insurers, including material amounts of punitive damages, or in substantial settlements. In some states, juries have substantial discretion in awarding punitive damages.

From time to time, we are involved in such actions and proceedings and our results of operations and financial position could be affected by defense and settlement costs and any unexpected material adverse outcomes in such matters as well as in other material actions and proceedings pending against us. The frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter.

In addition, examinations by Federal and state regulators and other governmental and self-regulatory agencies including, among others, the SEC, state attorneys general, insurance and securities regulators and FINRA could result in adverse publicity, sanctions, fines and other costs. We have provided and, in certain cases, continue to provide information and documents to the SEC, FINRA, state attorneys general, Arizona Department of Insurance and other state insurance departments and other regulators on a wide range of issues. At this time, management cannot predict what actions the SEC, FINRA and/or other regulators may take or what the impact of such actions might be. See "Description of Business -- Regulation" and Note 11 of Notes to Financial Statements.

                          OPERATIONAL AND OTHER RISKS

THE COMPUTER SYSTEMS WE RELY ON MAY FAIL OR THEIR SECURITY MAY BE COMPROMISED, WHICH COULD ADVERSELY IMPACT OUR BUSINESS AND CONSOLIDATED RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our business is highly dependent upon the effective operation of AXA Equitable's computer systems. We also have arrangements in place with outside vendors and other third-party service providers through which we share and receive information. We rely on these systems throughout our business for a variety of functions, including processing claims and applications, providing information to customers and distributors, performing actuarial analyses and modelling, hedging and maintaining financial records. Despite the implementation of security and back-up measures, these computer systems and those of our outside vendors and third-party service providers may be vulnerable to physical or cyber-attacks, computer viruses or other computer related attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operations.

Our confidential information is retained on AXA Equitable's computer systems. AXA Equitable relies on commercial technologies to maintain the security of those systems. Anyone who is able to circumvent these security measures and penetrate these computer systems could access,

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA view, misappropriate, alter or delete any information in the systems, including personally identifiable customer information and proprietary business information. AXA Equitable's employees, our distribution partners and other vendors may use portable computers or mobile devices which may contain similar information to that in computer systems, and these devices have been and can be lost, stolen or damaged. In addition, an increasing number of states require that customers be notified if a security breach results in the inappropriate disclosure of personally identifiable customer information. Any compromise of the security of these computer systems through cyber-attacks or for any other reason that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY THE OCCURRENCE OF A CATASTROPHE, INCLUDING NATURAL OR MAN-MADE DISASTERS.

Any catastrophic event, such as pandemic diseases, terrorist attacks, floods, severe storms or hurricanes or computer cyber-terrorism, could have an adverse effect on our business in several respects:

   . we could experience long-term interruptions in our service and the services provided by our significant vendors due to the effects of catastrophic events. Some of our operational systems are not fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with our disaster recovery systems could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data;

   . the occurrence of a pandemic disease could have a material adverse effect on our liquidity and operating results due to increased mortality and, in certain cases, morbidity rates;

   . the occurrence of any pandemic disease, natural disaster, terrorist attacks or any other catastrophic event that results in our workforce being unable to be physically located at one of our facilities could result in lengthy interruptions in our service; and

   . another terrorist attack in the United States could have long-term economic impacts that may have severe negative effects on our investment portfolio and disrupt our business operations. Any continuous and heightened threat of terrorist attacks could also result in increased costs of reinsurance.

OUR RISK MANAGEMENT POLICIES AND PROCEDURES MAY NOT BE ADEQUATE TO IDENTIFY, MONITOR AND MANAGE RISKS, WHICH MAY LEAVE US EXPOSED TO UNIDENTIFIED OR UNANTICIPATED RISKS, WHICH COULD NEGATIVELY AFFECT OUR BUSINESSES OR RESULT IN LOSSES.

Our policies and procedures to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths or terrorism. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY AND MAY BE SUBJECT TO INFRINGEMENT CLAIMS BY A THIRD PARTY.

We rely on a combination of contractual rights, copyright, trademark, and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If a third party were to successfully assert an intellectual property infringement claim against us, or if we were otherwise precluded from offering certain features or designs, or utilizing certain processes, it could have a material adverse effect on our business, results of operations and financial condition. See "Description of Business -- Intellectual Property."

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DESCRIPTION OF BUSINESS/1/

OVERVIEW

MLOA, established in the state of Arizona in 1969, is an indirect, wholly-owned subsidiary of AXA Financial. Our primary business is to provide life insurance and employee benefit products to individuals and small and medium-size businesses. We are licensed to sell our products in 49 states (not including New York), the District of Columbia and Puerto Rico.

AXA Financial is an indirect, wholly-owned subsidiary of AXA, a French holding company for the AXA Group, a worldwide leader in financial protection. For additional information regarding AXA, see "Description of Business -- Parent Company."

PRODUCTS

As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial Group, most sales of indexed universal life insurance to policyholders located outside of New York are being issued through MLOA. We expect that AXA Financial will continue to issue newly developed life and employee benefit insurance products to policyholders located outside of New York through MLOA. Since future decisions regarding product development and availability depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future. See "Risk Factors."

LIFE INSURANCE. Our primary life insurance product offerings include:

TERM. Term life is a simple form of life insurance. Term life products provide a guaranteed benefit upon the death of the insured for a specific time period (the term) in return for the periodic payment of premiums. Sales of term life products were not significant in 2016.

UNIVERSAL LIFE. Universal life is a form of permanent life insurance that provides protection in case of death, as well as a savings or cash value component. The cash value of a universal life policy is based on the amount of premiums paid, the declared interest crediting rate and the policy charges. Unlike term life insurance, flexible premium universal life policies permit flexibility in the amount and timing of premium payments (within limits) and they generally offer the policyholder the ability to choose one of two death benefit options: a level benefit equal to the policy's original face amount or a variable benefit equal to the original face amount plus any existing policy account value.

We also offer an indexed universal life product. Indexed universal life insurance combines life insurance with equity-linked accumulation potential. The equity linked option(s) provide upside potential for cash value accumulation up to certain growth cap rates and downside protection through a floor for certain investment periods. This floor will limit the impact of decreases over the investment period in the values of the indices selected.

VARIABLE UNIVERSAL LIFE. Variable universal life is a form of permanent life insurance that combines the premium and death benefit flexibility of universal life insurance with investment opportunity. A policyholder can invest premiums in one or more underlying portfolios offering different levels of risk and growth potential. The investment portfolios provide long-term growth potential, tax deferred earnings and the ability to make tax free transfers among the investment portfolios. A policyholder can choose one of two death benefit options: level benefit equal to the policy's original face amount or a variable benefit equal to the original face amount plus any existing policy account value. Variable universal life insurance products offered by us include single-life products, second-to-die policies (which pay death benefits following the death of both insureds) and products for the corporate-owned life insurance ("COLI") market.

We offer an investment option, on our variable universal life product that offers a policyholder growth potential (up to a cap) and downside protection through a buffer. Through the use of the upside caps and a downside buffer, this investment option helps a policyholder manage volatility in his/her variable universal life policy, which may reduce or potentially eliminate losses.

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/1/ As used herein, the terms "MLOA", "we", "our" and/or "us" refers to MONY Life Insurance Company of America, an Arizona stock life insurance corporation, "AXA Financial" refers to AXA Financial, Inc., a Delaware corporation, "AXA Financial Group" refers to AXA Financial and its consolidated subsidiaries, including AXA Equitable Life Insurance Company ("AXA Equitable"), a New York life insurance corporation. The term "Separate Accounts" refers to the separate account investment assets of MLOA excluding the assets held in those separate accounts on which MLOA bears the investment risk. Unless otherwise defined herein, capitalized terms used in the "Description of Business" are defined in the "Risk Factors" that immediately precede this section.

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Universal Life and Variable Universal Life insurance products accounted for 74.4% and 22.5% of our total first year premiums and deposits in 2016, respectively. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Premiums and Deposits."

EMPLOYEE BENEFIT PRODUCTS. We recently entered the group employee benefits business. We currently offer a suite of insurance products to small and medium-size businesses. Our primary employee benefit product offerings include:

DENTAL. We have partnered with a leading national PPO network to provide flexible, comprehensive dental coverage, as well as access to an extensive network with approximately 200,000 dental access points and over 80,000 unique dental providers. Our plans cover routine cleanings, fillings and major dental procedures, as well as optional orthodontia and teeth whitening benefits.

VISION. We have partnered with a leading vision network with over 71,000 access points and nearly 4,500 participating retail chain locations. Our plans cover eye exams, glasses, and contact lenses as well as discounts on laser vision correction surgery.

LIFE INSURANCE. Life insurance can provide security and help offset financial burdens in the event of death. Additional benefits options can include supplemental life, voluntary life, or family protection.

SHORT- AND LONG-TERM DISABILITY. Disability insurance provides partial replacement of lost earnings for insured employees who become disabled, as defined by their plan provisions. Our products include both short- and long-term disability coverage options.

DEDUCTIBLE INSURANCE. Deductible insurance provides employees with access to additional coverage that can relieve the expenses of high out-of-pocket medical costs and help cover deductibles, coinsurance and copays.

HOSPITAL-PLUS. Hospital Plus (aka Hospital Indemnity) provides employees with coverage for a variety of expenses, including hospital stays, emergency room visits, rehabilitation and even childcare during hospitalization.

CRITICAL ILLNESS. Critical illness coverage protects employees from expenses that can arise from a serious illness, such as a heart attack, stroke, or cancer. Payments are made directly to employees and can be used for items not covered by their medical plans, such as paying for childcare or making necessary modifications to their home.

Employee benefit products accounted for 0.6% of total first year premiums and deposits in 2016.

SEPARATE ACCOUNT ASSETS

Variable life products offer purchasers the opportunity to direct the investment of their account values into various Separate Account investment options. The investment options available to MLOA's variable life policyholders are comprised of the proprietary fund families of EQ Advisors Trust ("EQAT"), AXA Premier VIP Trust ("VIP Trust"), each of which are mutual funds for which our affiliate, AXA Equitable Funds Management Group, LLC, serves as the investment manager and administrator, and various non-proprietary fund families for which third parties serve as investment manager. Depending on the investment options available under the specific contract, variable policyholders may allocate their funds among a wide variety of these investment options.

EQAT is a mutual fund offering variable life policyholders a choice of single or multi-advised equity, bond and money market investment portfolios that employ either passively managed or actively managed strategies, "hybrid" portfolios that employ both passively managed and actively managed strategies and whose assets are allocated among multiple sub-advisers, and thirteen asset allocation portfolios that invest in other portfolios of EQAT and other unaffiliated mutual funds or exchange traded funds. VIP Trust is a mutual fund offering variable life policyholders a choice of twenty-three asset allocation portfolios that invest in other portfolios of EQAT and other unaffiliated mutual funds or exchange traded funds. Certain of the EQAT equity portfolios employ a managed volatility strategy that seeks to reduce equity exposure during periods in which market volatility has increased to levels that are meaningfully higher than long-term historic averages.

MARKETS

We primarily target affluent and emerging affluent individuals and families and small business owners, as well as existing clients. Variable and universal life insurance is targeted at individuals for protection and estate planning purposes, and at business owners to assist in, among other things, business continuation planning and funding for executive benefits. Our employee benefit products are targeted to small and medium-size businesses seeking to streamline employee benefits management.

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DISTRIBUTION

We distribute our products through Retail and Wholesale distribution channels.

RETAIL DISTRIBUTION. Our products are offered on a retail basis by financial professionals associated with AXA Advisors, LLC ("AXA Advisors"), an affiliated broker-dealer, and AXA Network, LLC ("AXA Network"), an affiliated general insurance agency. These financial professionals also have access to and can offer a broad array of annuity, life insurance, employee benefit products and investment products and services from unaffiliated insurers and other financial service providers.

WHOLESALE DISTRIBUTION. We also distribute our products on a wholesale basis through AXA Distributors, LLC ("AXA Distributors"), an affiliated wholesale distribution company, to third-party broker-dealers and insurance brokerage general agencies.

For our employee benefits business we have developed targeted partnerships with influential regional, national and local brokers and general agents across the country. We have also developed strategic partnerships with other types of employee benefits distributors in the market -- including private exchanges, health plans, and professional employer organizations.

We have entered into agreements pursuant to which we compensate AXA Advisors, AXA Network and AXA Distributors for distributing and servicing our products. The agreements provide that compensation will not exceed any limitations imposed by applicable law.

For additional information on premiums and deposits by the retail and wholesale channels, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Premium and Deposits."

REINSURANCE AND HEDGING

We have in place reinsurance and hedging programs to reduce our exposure to mortality, equity market fluctuations, interest rate fluctuations and certain other product features.

REINSURANCE. We utilize reinsurance to mitigate a portion of the risks that we face from our in-force life insurance products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. We evaluate the financial condition of our reinsurers in an effort to minimize our exposure to significant losses from reinsurer insolvencies.

In October 2013, we entered into a reinsurance agreement (the "Reinsurance Agreement") with Protective Life Insurance Company ("Protective Life") pursuant to which Protective Life is reinsuring on a 100% indemnity reinsurance basis an in-force book of life insurance and annuity policies written by MLOA primarily prior to 2004. Under the terms of the Reinsurance Agreement, we transferred and ceded assets equal to approximately $1,308 million, net of ceding commission of approximately $370 million, in consideration of the transfer of liabilities amounting to approximately $1,374 million. In addition to the Reinsurance Agreement, we entered into a long-term administrative services agreement with Protective Life whereby Protective Life will provide all administrative and other services with respect to the reinsured business. For additional information regarding the Reinsurance Agreement, see Notes 6 and 7 of Notes to Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

For business not reinsured with Protective Life, we generally reinsure our variable life, interest-sensitive life and term life insurance policies on an excess of retention basis. In 2016, we generally retained up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million of risk on second-to-die policies. For amounts issued in excess of those limits we typically obtained reinsurance from unaffiliated third parties. The reinsurance arrangements obligate the reinsurer to pay a portion of any death claim in excess of the amount we retain in exchange for an agreed-upon premium.

In addition to non-affiliated reinsurance, we have ceded to our affiliate, AXA Arizona, a captive reinsurance company established by AXA Financial, the no lapse guarantee riders contained in certain variable and interest sensitive life insurance policies. For additional information, see "Risk Factors" and
Note 7 of Notes to Financial Statements.

REINSURANCE ASSUMED. We do not assume reinsurance from any non-affiliated insurance company. For additional information about reinsurance strategies implemented and affiliate reinsurance assumed, see Notes 6 and 7 of Notes to Financial Statements.

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HEDGING. We hedge crediting rates to mitigate certain risks associated with certain of our products and investment options that permit the contract owner to participate in the performance of an index, ETF or a commodity price movement up to a cap for a set period of time while we absorb, up to a certain percentage, the loss of value in an index, ETF or commodity price, which varies by product segment. In order to support the returns associated with these products and features, we enter into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers.

For additional information about reinsurance and hedging strategies, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 6 and 7 of Notes to Financial Statements.

POLICYHOLDER LIABILITIES AND RESERVES

We establish, and carry as liabilities, actuarially determined amounts that are calculated to meet our policy obligations when a policy matures or is surrendered, an insured dies or becomes disabled or upon the occurrence of other covered events. Our reserve requirements are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, interest rates, future equity performance, reinvestment rates, persistency, claims experience and policyholder elections (i.e., lapses and surrenders, withdrawals and amounts of withdrawals, contributions and the allocation thereof, etc.), which we modify to reflect our actual experience and/or refined assumptions when appropriate.

Pursuant to state insurance laws, we establish statutory reserves, reported as liabilities, to meet our obligations on our policies. These statutory reserves are established in amounts sufficient to meet policy obligations, when taken together with expected future premiums and interest at assumed rates. Statutory reserves generally differ from actuarial liabilities for future policy benefits determined using U.S. GAAP.

State insurance laws and regulations require that we submit to state insurance departments, with each annual report, an opinion and memorandum of a "qualified actuary" that the statutory reserves and related actuarial amounts recorded in support of specified policies, and the assets supporting such statutory reserves and related actuarial amounts, make adequate provision for its statutory liabilities with respect to these obligations.

For additional information on Policyholder Liabilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Critical Accounting Policies and Estimates", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Risk Factors."

UNDERWRITING AND PRICING

UNDERWRITING. We employ detailed underwriting policies, guidelines and procedures designed to align mortality results with the assumptions used in product pricing while providing for competitive risk selection. The risk selection process is carried out by underwriters who evaluate policy applications based on information provided by the applicant and other sources. Specific tests, such as blood analysis, are used to evaluate policy applications based on the size of the policy, the age of the applicant and other factors. The purpose of this process is to determine the type and amount of risk that we are willing to accept. In addition, we continue to utilize and further develop alternative underwriting methods that rely on predictive modeling.

For our group employee benefit products that do not require submission of medical evidence, risk is assessed at the group level. We will set appropriate plans for the group based on demographic information and, on larger groups, will also evaluate the experience of the group. For group employee benefit products that require submission of medical evidence, risk is assessed at the individual level. For individual employee benefit products, guarantee issue is offered based on plan design and/or achievement of minimum participation requirements.

We have senior level oversight of the underwriting process in order to facilitate quality sales and serve the needs of our customers, while supporting our financial strength and business objectives. The application of our underwriting guidelines is continuously monitored through internal underwriting audits in order to achieve high standards of underwriting and consistency.

PRICING. Pricing for our products is designed to allow us to make an appropriate profit after paying benefits to customers, and taking account of all the risks we assume. Product pricing is calculated through the use of estimates and assumptions for mortality, morbidity, withdrawal rates and amounts, expenses, persistency, policyholder elections and investment returns, as well as certain macroeconomic factors. Assumptions used are determined in light of our underwriting standards and practices. Investment-oriented products are priced based on various factors, which may include investment return, expenses, persistency and optionality.

Our life insurance and employee benefit products are highly regulated by the individual state regulators where these products are sold. From time to time, we reevaluate the type and level of features currently being offered and may change the nature and/or pricing of such features for new sales.

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We continually review our underwriting and pricing guidelines with a view to maintaining competitive offerings that are consistent with maintaining our financial strength and meeting profitability goals.

COMPETITION

There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products we provide. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. For additional information regarding competition, see "Risk Factors."

The principal competitive factors affecting our business are our financial strength as evidenced, in part, by our financial and claims-paying ratings; access to capital; access to diversified sources of distribution; size and scale; product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; technological capabilities; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on fixed products; visibility, recognition and understanding of our brand in the marketplace; reputation and quality of service; the tax-favored status certain of our products receive under current federal and state laws and, with respect to variable insurance, investment options, flexibility and investment management performance.

We and our affiliated distributors must attract and retain productive sales representatives to sell our products. Strong competition continues among financial institutions for sales representatives with demonstrated ability. We and our affiliated distribution companies compete with other financial institutions for sales representatives primarily on the basis of financial position, product breadth and features, support services and compensation policies. For additional information, see "Risk Factors."

Legislative and other changes affecting the regulatory environment can affect our competitive position within the life insurance industry and within the broader financial services industry. For additional information, see "Description of Business -- Regulation" and "Risk Factors."

REGULATION

INSURANCE REGULATION

We are licensed to transact insurance business in all states other than New York and are subject to extensive regulation and supervision by insurance regulators in these states and the District of Columbia and Puerto Rico. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the U.S. grant insurance regulatory authorities broad administrative powers with respect to, among other things, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments, and business conduct to be maintained by insurance companies as well as agent licensing, approval of policy forms and, for certain lines of insurance, approval or filing of rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. For additional information on Insurance Supervision, see "Risk Factors."

We are required to file detailed annual financial statements, prepared on a statutory accounting basis, with supervisory agencies in each of the jurisdictions in which we do business. Such agencies may conduct regular or targeted examinations of our operations and accounts, and make requests for particular information from us. In addition to oversight by state insurance regulators, in recent years, the insurance industry has seen an increase in inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time.

HOLDING COMPANY AND SHAREHOLDER DIVIDEND REGULATION. Most states, including Arizona, regulate transactions between an insurer and its affiliates under insurance holding company acts. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require a controlled insurance company (insurers that are subsidiaries of insurance holding companies) to register with state regulatory authorities and to file with those authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations.

State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates.

For additional information on shareholder dividends, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

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NAIC. The mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC provides standardized insurance industry accounting and reporting guidance through its Accounting Practices and Procedures Manual (the "Manual"). However, statutory accounting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the Manual or modifications by the various state insurance departments may impact the statutory capital and surplus of our U.S. insurance companies.

In September 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act ("ORSA"), which has been enacted by Arizona. ORSA requires that insurers maintain a risk management framework and conduct an internal risk and solvency assessment of the insurer's material risks in normal and stressed environments. The assessment is documented in a confidential annual summary report, a copy of which must be made available to regulators as required or upon request.

In December 2012, the NAIC approved a new valuation manual containing a principles-based approach to life insurance company reserves. Principles-based reserving is designed to better address reserving for products, including the current generation of products for which the current formulaic basis for reserve determination does not work effectively. The principles-based reserving approach became effective for new business as of January 1, 2017 in Arizona, with a three-year phase-in period.

CAPTIVE REINSURER REGULATION. As described above, we utilize a captive reinsurer as part of our capital management strategy. During the last few years, the NAIC and certain state regulators have been scrutinizing insurance companies' use of affiliated captive reinsurers or off-shore entities.

In December 2014, the NAIC adopted a new actuarial guideline, known as "AG 48" that governs the reinsurance of term and universal life insurance business to captives by prescribing requirements for the types of assets that may be held by captives to support the reserves. The requirements in AG 48 became effective on January 1, 2015, and apply in respect of term and universal life insurance policies written from and after January 1, 2015, or written prior to January 1, 2015, but not included in a captive reinsurer financing arrangement as of December 31, 2014. The NAIC and state regulators also continue to consider additional changes relating to the use of captive reinsurers.

We cannot predict what, if any, changes may result from these reviews, further regulation and/or pending lawsuits regarding the use of captive reinsurers. If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use our captive reinsurer, the capital management benefits we receive under this reinsurance arrangement could be adversely affected. This could cause us to recapture the business reinsured to AXA Arizona and adjust the design of our risk mitigation programs. For additional information on our use of a captive reinsurance company, see "Description of Business -- Reinsurance and Hedging", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SURPLUS AND CAPITAL; RISK BASED CAPITAL ("RBC"). Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority, in connection with the licensing of insurance companies, to limit or prohibit an insurer's sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business will be hazardous to policyholders. We report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels. For additional information on RBC, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

GUARANTY ASSOCIATIONS AND SIMILAR ARRANGEMENTS. Each of the states in which we are admitted to transact business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

During each of the past five years, the assessments levied against us have not been material.

SECURITIES LAWS

We and certain policies offered by us are subject to regulation under the Federal securities laws administered by the SEC and under certain state securities laws. The SEC conducts regular examinations of our operations, and from time to time makes requests for particular

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA information from us. The SEC and other governmental regulatory authorities, including state securities administrators, may institute administrative or judicial proceedings that may result in censure, fines, issuance of cease-and-desist orders or other sanctions. Sales of variable insurance products are regulated by the SEC and FINRA. Certain of our Separate Accounts are registered as investment companies under the Investment Company Act of 1940, as amended. Separate Account interests under certain insurance policies issued by us are also registered under the Securities Act of 1933, as amended.

We have provided, and in certain cases continue to provide, information and documents to, among others, the SEC, FINRA, state attorneys general, state insurance regulators and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our business. For additional information, see Note 11 to Notes to Financial Statements.

DODD-FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes the FIO within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The FIO has authority that extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the Financial Stability Oversight Council ("FSOC") the designation of any insurer and its affiliates (potentially including AXA and its affiliates) as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating "covered agreements" with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether such state insurance measures are pre-empted by such covered agreements. In addition, the FIO is empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO's approval will be required to subject an insurer or a company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the Federal Deposit Insurance Corporation pursuant to the Dodd-Frank Act. The Dodd-Frank Act also reforms the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer's domiciliary state regulator.

Other aspects of our operations could also be affected by the Dodd-Frank Act. These include:

HEIGHTENED STANDARDS AND SAFEGUARDS. The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, results of operations or financial condition.

OVER-THE-COUNTER DERIVATIVES REGULATION. The Dodd-Frank Act includes a framework of regulation of the OTC derivatives markets. Regulations approved to date require clearing of previously uncleared transactions and will require clearing of additional OTC transactions in the future. In addition, recently approved regulations impose margin requirements on OTC transactions not required to be cleared. As a result of these regulations, our costs of risk mitigation have and may continue to increase under the Dodd-Frank Act. For example, margin requirements, including the requirement to pledge initial margin for OTC cleared transactions entered into after June 10, 2013 and for OTC uncleared transactions entered into after the phase-in period, which would be applicable to us in 2019, have increased. In addition, restrictions on securities that will qualify as eligible collateral will require increased holdings of cash and highly liquid securities with lower yields causing a reduction in income. Centralized clearing of certain OTC derivatives exposes us to the risk of a default by a clearing member or clearinghouse with respect to our cleared derivative transactions. We use derivatives to mitigate certain risks associated with our products. We have always been subject to the risk that our hedging and other management procedures might prove ineffective in reducing the risks to which insurance policies expose us or that unanticipated policyholder behavior or mortality, combined with adverse market events, could produce economic losses beyond the scope of the risk management techniques employed. Any such losses could be increased by higher costs of writing derivatives (including customized derivatives) and the reduced availability of customized derivatives that might result from the enactment and implementation of the Dodd-Frank Act.

Although many of the regulations implementing portions of the Dodd-Frank Act have been promulgated, we are still unable to predict how this legislation may be interpreted and enforced or the full extent to which implementing regulations and policies may affect us. Also, the Trump administration and Congressional majority have indicated that the Dodd-Frank Act will be under further scrutiny and some of the provisions of the Dodd-Frank Act may be revised, repealed or amended. There is considerable uncertainty with respect to the impact the Trump administration and Congressional majority may have, if any, and any changes likely will take time to unfold. We cannot predict the ultimate content, timing or effect of any reform legislation or the impact of potential legislation on us.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

INTERNATIONAL REGULATION

Regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. On July 18, 2013, the International Association of Insurance Supervisors ("IAIS") published an initial assessment methodology for designating global systemically important insurers ("GSIIs"), as part of the global initiative launched by the G20 with the assistance of the Financial Stability Board (the "FSB") to identify those insurers whose distress or disorderly failure, because of their size, complexity and interconnectedness, would cause significant disruption to the global financial system and economic activity On the same date, the FSB published its initial list of nine GSIIs, which included the AXA Group. The GSII list is updated annually following consultation with the IAIS and respective national supervisory authorities. The AXA Group remained on the list as updated in November 2014, 2015 and 2016.

On July 18, 2013, the FSB published its initial list of nine GSIIs, which included the AXA Group. The GSII list is updated annually following consultation with the IAIS and respective national supervisory authorities. The AXA Group remained on the list as updated in November 2014, 2015 and 2016. The policy measures for GSIIs, published by the IAIS in July 2013, include (1) the introduction of new capital requirements; a "basic" capital requirement ("BCR") applicable to all GSII activities which serves as a basis for an additional level of capital called "Higher Loss Absorbency" ("HLA") required from GSIIs in relation to their systemic activities, (2) greater regulatory oversight over holding companies, (3) various measures to promote the structural and financial "self-sufficiency" of group companies and reduce group interdependencies including restrictions on intra-group financing and other arrangements, and
(4) in general, a greater level of regulatory scrutiny for GSIIs (including a requirement to establish a Systemic Risk Management Plan ("SRMP"), a Liquidity Risk Management Plan ("LRMP") and a Recovery and Resolution Plan ("RRP")) which have entailed significant new processes, reporting and compliance burdens and costs. The contemplated policy measures include the constitution of a Crisis Management Group ("CMG") by the group-wide supervisor, the preparation of the above-mentioned documents (SRMP, LRMP and RRP) and the development and implementation of the BCR in 2014, while other measures are to be phased in more gradually, such as the HLA (the first version of which was endorsed by the FSB in October 2015 but which is expected to be revised before its implementation in 2019).

On June 16, 2016, the IAIS published an updated assessment methodology, applicable to the 2016 designation process, which is yet to be endorsed by the FSB. To support some adjustments proposed by the revised assessment methodology, the IAIS also published a paper on June 16, 2016, describing the "Systemic Features Framework" that the IAIS intends to employ in assessing whether certain contractual features and other factors are likely to expose an insurer to a greater degree of systemic risk, focusing specifically on two sets of risks: macroeconomic exposure and substantial liquidity risk. Also, the IAIS stated that the 2016 assessment methodology, along with the Systemic Features Framework, will lead to a change in HLA design and calibration.

As part of its efforts to create a common framework for the supervision of internationally active insurance groups ("IAIGs"), the IAIS has also been developing a comprehensive, group-wide international insurance capital standard (the "ICS") to be applied to both GSIIs and IAIGs, although it is not expected to be finalized until at least 2019. Although the BCR and HLA are more developed than the ICS at present, the IAIS has stated that it intends to revisit both standards following development and refinement of the ICS, and that the BCR will eventually be replaced by the ICS.

These measures could have far reaching regulatory and competitive implications for the AXA Group, which in turn could materially affect our competitive position, results of operations, financial condition, liquidity and how we operate our business. For additional information, see "Risk Factors."

FEDERAL TAX LEGISLATION, REGULATION, AND ADMINISTRATION

Although we cannot predict what legislative, regulatory, or administrative changes may or may not occur with respect to the federal tax law, we nevertheless endeavor to consider the possible ramifications of such changes on the profitability of our business and the attractiveness of our products to consumers. In this regard, we analyze multiple streams of information, including those described below.

ENACTED LEGISLATION. At present, the federal tax laws generally permit certain holders of life insurance and annuity products to defer taxation on the build-up of value within such products (commonly referred to as "inside build-up") until payments are made to the policyholders or other beneficiaries. From time to time, Congress considers legislation that could enhance or reduce (or eliminate) the benefit of tax deferral on some life insurance and annuity products. As an example, the American Taxpayer's Relief Act increased individual tax rates for higher-income taxpayers. Higher tax rates increase the benefits of tax deferral on inside build-up and, correspondingly, tend to enhance the attractiveness of life insurance and annuity products to consumers that are subject to those higher tax rates.

TAX REFORM INITIATIVES. Tax reform initiatives have been underway in Congress over the last several years. During that discourse, wholesale changes to long-standing provisions governing the taxation of insurance companies have been considered, including proposals that would modify (i) the calculation of the DRD with respect to life insurance company separate accounts in a way that largely would eliminate the

                                     F-18
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA benefit that life insurance companies receive, (ii) the calculation of insurance reserves in a manner that would decrease the federal tax deduction available to life insurance companies for such reserves, and (iii) the rules concerning the capitalization of certain policy acquisition expenses in a way that would increase the amount of policy acquisition expenses that an insurance company would be required to capitalize and amortize for federal tax purposes. Recent proposals would limit the ability of companies, potentially including life insurance companies, to claim deductions for interest expenses in excess of annual interest income and would potentially impose a border adjustment on imported services, potentially including reinsurance purchased from non-US companies that could increase our costs of doing business. In addition, the tax reform plan released by President Trump during the presidential campaign would limit the tax deferral on inside build-up for high-income consumers. The likelihood of enactment of these (or of any other) proposals, whether as part of a comprehensive tax reform package or as discrete legislative changes, is uncertain at this time due to the current political and economic environment as well as the ambiguity that comes with any tax reform initiative.

PRESIDENTIAL BUDGET PROPOSALS. The President submits a budget proposal to Congress on an annual basis. To varying degrees, these budget proposals typically include federal tax and related proposals that, if enacted into law, could affect our profitability and the attractiveness of our products to consumers. For example, budget proposals from the Obama Administration included proposals that sought to modify the calculation of the DRD with respect to life insurance company separate accounts and impose a "financial fee" on certain firms in the financial sector, including insurance companies. If enacted into law, these proposals could have an adverse effect on our profitability. Budget proposals from the Obama Administration also proposed changes to the federal tax laws that could affect purchasers of products offered and sold through our various business lines, including proposals that would (i) expand the pro-rata interest expense disallowance for COLI policies, (ii) increase the top capital gains rate, and (iii) restore and permanently extend the estate, gift, and generation-skipping transfer tax exemptions and tax rates as they applied in prior years. Some of these proposals, should they become law, could have the potential to improve the attractiveness of our products to consumers and enhance our sales, while other proposals could have the opposite effect. It remains to be seen to what extent any of these budget proposals will be included in tax reform initiatives or Trump administration budget proposals, To date, indications from the Trump administration have suggested that it plans to comprehensively modify and simplify the tax code, including the imposition of significantly lower tax rates.

REGULATORY AND OTHER ADMINISTRATIVE GUIDANCE FROM THE TREASURY DEPARTMENT AND THE INTERNAL REVENUE SERVICE. Regulatory and other administrative guidance from the Treasury Department and the Internal Revenue Service also could impact the amount of federal tax that we pay. For example, the adoption of "principles based" approaches for calculating statutory reserves may lead the Treasury Department and the Internal Revenue Service to issue guidance that changes the way that deductible insurance reserves are determined, potentially reducing future tax deductions for us.

PRIVACY OF CUSTOMER INFORMATION

We are subject to federal and state laws and regulations which require financial institutions to protect the security and confidentiality of customer information, and to notify customers about their policies and practices relating to their collection and disclosure of customer information and their practices relating to protecting the security and confidentiality of that information. We have adopted a privacy policy outlining procedures and practices to be followed by members of the AXA Financial Group relating to the collection, disclosure and protection of customer information. As required by law, a copy of the privacy policy is mailed to customers on an annual basis. Federal and state laws generally require that we provide notice to affected individuals, law enforcement, regulators and/or potentially others if there is a situation in which customer information is intentionally or accidentally disclosed to and/or acquired by unauthorized third parties. Federal regulations require financial institutions to implement programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and also regulate the permissible uses of certain categories of customer information. Violation of these laws and regulations may result in significant fines and remediation costs. It may be expected that legislation considered by either the U.S. Congress and/or state legislatures could create additional and/or more detailed obligations relating to the use and protection of customer information.

INTELLECTUAL PROPERTY

We rely on a combination of copyright, trademark, patent and trade secret laws to establish and protect our intellectual property rights. AXA Financial has entered into a licensing arrangement with AXA concerning the use by AXA Financial Group of the "AXA" name. Since 2014, AXA Financial Group companies have been using AXA as the single brand for AXA Financial's advice, retirement and life insurance lines of business. As a result, we have simplified our brand in the U.S. marketplace to "AXA." We regard our intellectual property as valuable assets and protect them against infringement.

ENVIRONMENTAL CONSIDERATIONS

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states,

                                     F-19
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an "owner" or "operator," for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, Federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment, or through foreclosure on real estate collateralizing mortgages. Although unexpected environmental liabilities can always arise, we seek to minimize this risk by undertaking these environmental assessments consistent with regulatory guidance and complying with our internal procedures. As a result, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our results of operations.

EMPLOYEES

We have no employees. We have service agreements with affiliates pursuant to which we are provided the services necessary to operate our business. For additional information, see Note 7 of Notes to Financial Statements and "Transaction with Related Persons, Promoters and Certain Control Persons".

PARENT COMPANY

AXA, our ultimate parent company, is the holding company for the AXA Group, a worldwide leader in financial protection. AXA operates primarily in Europe, North America, the Asia/Pacific regions and, to a lesser extent, in other regions including the Middle East, Africa and Latin America. AXA has five operating business segments: Life and Savings, Property and Casualty, International Insurance, Asset Management and Banking.

Neither AXA nor any affiliate of AXA has any obligation to provide us with additional capital or credit support.

                                     F-20
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

DESCRIPTION OF PROPERTY

   MLOA does not lease or own space for its operations. Facilities are provided to MLOA for the conduct of its business pursuant to service agreements with affiliated companies. For additional information, see Note 7 of Notes to Financial Statements and "Transactions with Related Persons, Promoters and Certain Control Persons" included elsewhere herein

                                     F-21
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

LEGAL PROCEEDINGS

   The matters set forth in Note 11 of Notes to Financial Statements for the year ended December 31, 2016 are incorporated herein by reference.

                                     F-22
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                             FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                    MONY LIFE INSURANCE COMPANY OF AMERICA

Report of Independent Registered Public Accounting Firm......................... F-24

Financial Statements:
  Balance Sheets, December 31, 2016 and December 31, 2015....................... F-25
  Statements of Earnings (Loss), Years Ended December 31, 2016, 2015 and 2014... F-26
  Statements of Comprehensive Income (Loss), Years Ended December 31, 2016,
   2015 and 2014................................................................ F-27
  Statements of Shareholder's Equity, Years Ended December 31, 2016, 2015
   and 2014..................................................................... F-28
  Statements of Cash Flows, Years Ended December 31, 2016, 2015 and 2014........ F-29
  Notes to Financial Statements................................................. F-30
   Note 1: Organization......................................................... F-30
   Note 2: Significant Accounting Policies...................................... F-30
   Note 3: Investments.......................................................... F-37
   Note 4: Value of Business Acquired and Deferred Acquisition Cost............. F-47
   Note 5: Fair Value Disclosures............................................... F-47
   Note 6: Reinsurance.......................................................... F-52
   Note 7: Related Party Transactions........................................... F-52
   Note 8: Share-based Compensation............................................. F-53
   Note 9: Income Taxes......................................................... F-53
   Note 10: Accumulated Other Comprehensive Income.............................. F-54
   Note 11: Litigation.......................................................... F-55
   Note 12: Statutory Financial Information..................................... F-55

                                     F-23
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of MONY Life Insurance Company of America:

In our opinion, the accompanying balance sheets and the related statements of earnings (loss), comprehensive income (loss), shareholder's equity and cash flows present fairly, in all material respects, the financial position of MONY Life Insurance Company of America (the "Company") as of December 31, 2016 and December 31, 2015, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York

March 24, 2017

                                     F-24
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                                BALANCE SHEETS
                          DECEMBER 31, 2016 AND 2015

                                                                 2016     2015
                                                               -------- --------
                                                                 (IN MILLIONS)
ASSETS:
Investments:
  Fixed maturities available for sale, at fair value
   (amortized cost $1,099 and $898)........................... $  1,109 $    906
  Mortgage loans on real estate...............................       17       --
  Policy loans................................................      176      159
  Other invested assets.......................................       75       89
                                                               -------- --------
   Total investments..........................................    1,377    1,154
Cash and cash equivalents.....................................      138      176
Amounts due from reinsurers...................................    1,260    1,299
Deferred policy acquisition costs.............................      374      364
Value of business acquired....................................       --        9
Deferred cost of reinsurance..................................       57       63
Current and deferred income tax receivables...................       27        1
Other assets..................................................       22       15
Separate Accounts' assets.....................................    1,747    1,701
                                                               -------- --------

TOTAL ASSETS.................................................. $  5,002 $  4,782
                                                               ======== ========

LIABILITIES
Policyholders' account balances............................... $  2,403 $  2,158
Future policy benefits and other policyholders liabilities....      351      389
Other liabilities.............................................       78       60
Separate Accounts' liabilities................................    1,747    1,701
                                                               -------- --------
   Total liabilities..........................................    4,579    4,308
                                                               -------- --------

Commitments and contingent liabilities (Notes 2, 5, 7, 8, and 11)

SHAREHOLDER'S EQUITY
Common Stock, $1.00 par value; 5.0 million shares authorized,
  2.5 million issued and outstanding..........................        2        2
Capital in excess of par value................................      323      320
Retained earnings.............................................       91      147
Accumulated other comprehensive income (loss).................        7        5
                                                               -------- --------
   Total shareholder's equity.................................      423      474
                                                               -------- --------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.................... $  5,002 $  4,782
                                                               ======== ========

                      See Notes to Financial Statements.

                                     F-25
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                         STATEMENTS OF EARNINGS (LOSS)
                 YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014

                                                                        2016    2015    2014
                                                                       ------  ------  ------
                                                                            (IN MILLIONS)
REVENUES
Universal life and investment-type product policy fee income.......... $  196  $  152  $   91
Premiums..............................................................      4       1       1
Net investment income (loss):
  Investment income (loss) from derivatives...........................     18      (9)     13
  Other investment income (loss)......................................     42      38      37
                                                                       ------  ------  ------
   Net investment income (loss).......................................     60      29      50
Investment gains (losses), net:
  Total other-than-temporary impairment losses........................     (3)     (1)    (10)
  Portion of loss recognized in other comprehensive income (loss).....     --      --      --
                                                                       ------  ------  ------
   Net impairment losses recognized...................................     (3)     (1)    (10)
  Other investment gains (losses), net................................     (1)     --       4
                                                                       ------  ------  ------
     Total investment gains (losses), net.............................     (4)     (1)     (6)
                                                                       ------  ------  ------
Equity in earnings (loss) of AllianceBernstein........................      6       5       1
Other income (loss)...................................................      8       9       8
                                                                       ------  ------  ------
     Total revenues...................................................    270     195     145
                                                                       ------  ------  ------

BENEFITS AND OTHER DEDUCTIONS
Policyholders' benefits...............................................     34      39      31
Interest credited to policyholders' account balances..................     69      36      39
Compensation and benefits.............................................     59      36      29
Commissions...........................................................    114     121      73
Amortization of deferred policy acquisition costs and value of
  business acquired, net..............................................     (1)    (73)    (64)
Amortization of deferred cost of reinsurance..........................      7       8       8
Other operating costs and expenses....................................     77      58      39
                                                                       ------  ------  ------
     Total benefits and other deductions..............................    359     225     155
                                                                       ------  ------  ------
Earnings (loss), before income taxes..................................    (89)    (30)    (10)
Income tax (expense) benefit..........................................     33      13       5
                                                                       ------  ------  ------

Net Earnings (Loss)................................................... $  (56) $  (17) $   (5)
                                                                       ======  ======  ======

                      See Notes to Financial Statements.

                                     F-26
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                   STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                 YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014

                                                        2016    2015    2014
                                                       ------  ------  -----
                                                           (IN MILLIONS)
COMPREHENSIVE INCOME (LOSS)
  Net earnings (loss)................................. $  (56) $  (17) $  (5)
                                                       ------  ------  -----

   Other comprehensive income (loss), net of
     income taxes:
     Change in unrealized gains (losses), net of
       reclassification adjustment....................      2     (12)     9
                                                       ------  ------  -----
       Total other comprehensive income (loss),
         net of income taxes..........................      2     (12)     9
                                                       ------  ------  -----

Comprehensive Income (Loss)........................... $  (54) $  (29) $   4
                                                       ======  ======  =====

                      See Notes to Financial Statements.

                                     F-27
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                      STATEMENTS OF SHAREHOLDER'S EQUITY
                 YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014

                                                    2016    2015    2014
                                                   ------  ------  ------
                                                        (IN MILLIONS)
SHAREHOLDER'S EQUITY
  Common stock, at par value, beginning and end
   of year........................................ $    2  $    2  $    2
                                                   ------  ------  ------

  Capital in excess of par value, beginning
   of year........................................    320     317     315
  Changes in capital in excess of par value.......      3       3       2
                                                   ------  ------  ------
  Capital in excess of par value, end of year.....    323     320     317
                                                   ------  ------  ------

  Retained earnings, beginning of year............    147     164     169
  Net earnings (loss).............................    (56)    (17)     (5)
                                                   ------  ------  ------
  Retained earnings, end of year..................     91     147     164
                                                   ------  ------  ------

  Accumulated other comprehensive income (loss),
   beginning of year..............................      5      17       8
  Other comprehensive income (loss)...............      2     (12)      9
                                                   ------  ------  ------
  Accumulated other comprehensive income (loss),
   end of year....................................      7       5      17
                                                   ------  ------  ------

TOTAL SHAREHOLDER'S EQUITY, END OF YEAR........... $  423  $  474  $  500
                                                   ======  ======  ======

                      See Notes to Financial Statements.

                                     F-28
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                           STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014

                                                      2016     2015     2014
                                                    -------  -------  -------
                                                          (IN MILLIONS)
Net earnings (loss)................................ $   (56) $   (17) $    (5)
Adjustments to reconcile net earnings (loss) to
  net cash provided by (used in)
  operating activities:
  Interest credited to policyholders'
   account balances................................      69       36       39
  Universal life and investment-type product
   policy fee income...............................    (196)    (152)     (91)
  (Income) loss from derivative instruments........     (18)       9      (13)
  Investment (gains) losses, net...................       4        1        6
  Dividends from AB Units..........................       5        5        5
  Equity in earnings from AB.......................      (6)      (5)      (1)
  Amortization of deferred reinsurance costs.......       7        8        8
  Changes in:
   Deferred policy acquisition costs and value of
     business acquired.............................      (1)     (73)     (64)
   Future policy benefits..........................      (4)      10       28
   Current and deferred income taxes...............     (26)     (13)     (67)
  Other, net.......................................      31       --      (22)
                                                    -------  -------  -------

Net cash provided by (used in)
  operating activities.............................    (191)    (191)    (177)
                                                    -------  -------  -------

Cash flows from investing activities:
  Proceeds from the sale/maturity/prepayment of:
   Fixed maturities, available for sale............     128      105      166
   Mortgage loans on real estate...................      --       --       31
  Payment for the purchase/origination of:
   Fixed maturities, available for sale............    (333)    (153)    (314)
   Mortgage loans on real estate...................     (17)      --       --
Cash settlement related to derivative instruments..     (13)      (7)       1
Change in policy loans.............................     (17)      (9)      (9)
Other, net.........................................      (3)      (3)     (37)
                                                    -------  -------  -------

Net cash provided by (used in)
  investing activities.............................    (255)     (67)    (162)
                                                    -------  -------  -------

Cash flows from financing activities:
  Policyholders' account balances:
   Deposits........................................     455      445      297
   Withdrawals.....................................     (59)     (20)     (16)
   Transfers (to) from Separate Accounts...........     (20)     (38)     (41)
  Change in collateralized pledged liabilities.....      32       --        7
                                                    -------  -------  -------

Net cash provided by (used in)
  financing activities.............................     408      387      247
                                                    -------  -------  -------

Change in cash and cash equivalents................     (38)     129      (92)
Cash and cash equivalents, beginning of year.......     176       47      139
                                                    -------  -------  -------

Cash and Cash Equivalents, End of Year............. $   138  $   176  $    47
                                                    =======  =======  =======

Schedule of non-cash financing activities:
  Non-cash asset acquisition....................... $     7  $    --  $    --
                                                    =======  =======  =======
  Share-based Programs............................. $     3  $     3  $     2
                                                    =======  =======  =======
  Income taxes (refunded) paid..................... $    (7) $     1  $    63
                                                    =======  =======  =======

                      See Notes to Financial Statements.

                                     F-29
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

1) ORGANIZATION

   MONY Life Insurance Company of America ("MLOA") is an Arizona stock life insurance corporation. MLOA's primary business is providing life insurance and employee benefit products to both individuals and businesses. MLOA is a wholly-owned subsidiary of AXA Equitable Financial Services, LLC ("AEFS"). AEFS is a wholly-owned subsidiary of AXA Financial, Inc. ("AXA Financial" and together with its consolidated subsidiaries "AXA Financial Group"). AXA Financial is an indirect, wholly-owned subsidiary of AXA, a French holding company for the AXA Group, a worldwide leader in financial protection.

2) SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation

   The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. The accompanying financial statements reflect all adjustments necessary in the opinion of management for a fair presentation of the financial position of MLOA and its results of operations and cash flows for the periods presented.

   The years "2016", "2015" and "2014" refer to the years ended December 31, 2016, 2015 and 2014, respectively. Certain reclassifications have been made in the amounts presented for prior periods to conform those periods to the current presentation.

   Adoption of New Accounting Pronouncements

   In January 2017, the Financial Accounting Standard Board ("FASB") issued new guidance that amends the definition of a business to provide a more robust framework for determining when a set of assets and activities is a business. The definition primarily adds clarity for evaluating whether certain transactions should be accounted for as acquisitions/dispositions of assets or businesses, the latter subject to guidance on business combinations, but also may interact with other areas of accounting where the defined term is used, such as in the application of guidance on consolidation and goodwill impairment. The new guidance is effective for fiscal years ending
   December 31, 2018. MLOA elected to early adopt the new guidance for the year ending December 31, 2016 to account for the purchase of certain employer-sponsored benefits contracts from an un-affiliated entity as an asset acquisition rather than an acquisition of a business.

   In August 2014, the FASB issued new guidance which requires management to evaluate whether there is "substantial doubt" about the reporting entity's ability to continue as a going concern and provide related footnote disclosures about those uncertainties, if they exist. The new guidance was effective for annual periods, ending after December 15, 2016 and interim periods thereafter. Implementation of this guidance did not have a material impact on MLOA's financial statements.

   Future Adoption of New Accounting Pronouncements

   In August 2016, the FASB issued new guidance to simplify elements of cash flow classification. The new guidance is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. The new guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied using a retrospective transition method. Management is currently evaluating the impact that adoption of this guidance will have on the MLOA's financial statements.

   In June 2016, the FASB issued new guidance related to the accounting for credit losses on financial instruments. The new guidance introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. It also modifies the impairment model for available-for-sale debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The new guidance is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted for annual periods beginning after December 15, 2018. Management is currently evaluating the impact that adoption of this guidance will have on the MLOA's financial statements.

   In March 2016, the FASB issued new guidance simplifying the transition to the equity method of accounting. The amendment eliminates the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or

                                     F-30
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA degree of influence, an investor must adjust the investment, results of operations and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investments had been held. The amendment is effective for interim and annual periods beginning after December 15, 2016 and should be applied prospectively upon their effective date to increases in the level of ownership interest or degree of influence that result in the adoption of the equity method. The amendment is not expected to have a material impact on the MLOA's financial statements.

   Investments

   The carrying values of fixed maturities classified as available-for-sale ("AFS") are reported at fair value. Changes in fair value are reported in comprehensive income. The amortized cost of fixed maturities is adjusted for impairments in value deemed to be other than temporary which are recognized in Investment gains (losses), net. The redeemable preferred stock investments that are reported in fixed maturities include real estate investment trusts ("REIT"), perpetual preferred stock and redeemable preferred stock. These securities may not have a stated maturity, may not be cumulative and do not provide for mandatory redemption by the issuer.

   MLOA determines the fair values of fixed maturities and equity securities based upon quoted prices in active markets, when available, or through the use of alternative approaches when market quotes are not readily accessible or available. These alternative approaches include matrix or model pricing and use of independent pricing services, each supported by reference to principal market trades or other observable market assumptions for similar securities. More specifically, the matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment.

   MLOA's management, with the assistance of its investment advisors, monitors the investment performance of its portfolio and reviews AFS securities with unrealized losses for other-than-temporary impairments ("OTTI"). Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Investments Under Surveillance ("IUS") Committee, of various indicators of credit deterioration to determine whether the investment security is expected to recover. This assessment includes, but is not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, and results in identification of specific securities for which OTTI is recognized.

   If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting OTTI is recognized in earnings (loss) and the remainder of the fair value loss is recognized in Other Comprehensive Income ("OCI"). The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management's best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage- and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

   Policy loans are stated at unpaid principal balances.

   Equity securities, which include common stock and non-redeemable preferred stock classified as AFS securities, are carried at fair value and are included in Other invested assets with changes in fair value reported in OCI.

   Units in AllianceBernstein L.P. ("AB"), a subsidiary of AXA Financial, are carried on the equity method and reported in Other invested assets.

   Short-term investments are reported at amortized cost that approximates fair value and are included in Other invested assets.

   Cash and cash equivalents includes cash on hand, amounts due from banks and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the recorded value is deemed to approximate fair value.

   All securities owned, including United States government and agency securities and mortgage-backed securities, are reported in the financial statements on a trade date basis.

   Derivatives

   Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, values of securities or commodities, credit spreads, market volatility, expected returns, and liquidity. Values can also be affected by changes in

                                     F-31
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA estimates and assumptions, including those related to counterparty behavior and non-performance risk used in valuation models. Derivative financial instruments generally used by MLOA include equity options and may be exchange-traded or contracted in the over-the-counter market. All derivative positions are carried in the balance sheets at fair value, generally by obtaining quoted market prices or through the use of valuation models.

   Freestanding derivative contracts are reported in the balance sheets either as assets within "Other invested assets" or as liabilities within "Other liabilities." MLOA nets the fair value of all derivative financial instruments with counterparties for which a standardized "ISDA Master Agreement" and related Credit Support Annex ("CSA") have been executed. MLOA uses derivatives to manage asset/liability risk but has not designated those economic relationships under the criteria to qualify for hedge accounting treatment. All changes in the fair value of MLOA freestanding derivative positions, including net receipts and payments, are included in "Investment income (loss) from derivative instruments" without considering changes in the fair value of the economically associated assets or liabilities.

   MLOA is a party to financial instruments and other contracts that contain "embedded" derivative instruments. At inception, MLOA assesses whether the economic characteristics of the embedded instrument are "clearly and closely related" to the economic characteristics of the remaining component of the "host contract" and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When those criteria are satisfied, the resulting embedded derivative is bifurcated from the host contract, carried in the balance sheets at fair value, and changes in its fair value are recognized immediately and captioned in the statements of earnings (loss) according to the nature of the related host contract. For certain financial instruments that contain an embedded derivative that otherwise would need to be bifurcated and reported at fair value, the Company instead may elect to carry the entire instrument at fair value.

   Mortgage Loans on Real Estate ("mortgage loans"):

   Mortgage loans are stated at unpaid principal balances, net of unamortized discounts and valuation allowances. Valuation allowances are based on the present value of expected future cash flows discounted at the loan's original effective interest rate or on its collateral value if the loan is collateral dependent. However, if foreclosure is or becomes probable, the collateral value measurement method is used.

   For commercial mortgage loans, an allowance for credit loss is typically recommended when management believes it is probable that principal and interest will not be collected according to the contractual terms. Factors that influence management's judgment in determining allowance for credit losses include the following:

      . Loan-to-value ratio -- Derived from current loan balance divided by the fair market value of the property. An allowance for credit loss is typically recommended when the loan-to-value ratio is in excess of 100%. In the case where the loan-to-value is in excess of 100%, the allowance for credit loss is derived by taking the difference between the fair market value (less cost of sale) and the current loan balance.

      . Debt service coverage ratio -- Derived from actual net operating income divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.

      . Occupancy -- Criteria varies by property type but low or below market occupancy is an indicator of sub-par property performance.

      . Lease expirations -- The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the debt service coverage ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.

      . Maturity -- Mortgage loans that are not fully amortizing and have upcoming maturities within the next 12 to 24 months are monitored in conjunction with the capital markets to determine the borrower's ability to refinance the debt and/or pay off the balloon balance.

      . Borrower/tenant related issues -- Financial concerns, potential bankruptcy, or words or actions that indicate imminent default or abandonment of property.

      . Payment status -- current vs. delinquent -- A history of delinquent payments may be a cause for concern.

      . Property condition -- Significant deferred maintenance observed during lenders annual site inspections.

      . Other -- Any other factors such as current economic conditions may call into question the performance of the loan.

   Net Investment Income (Loss), Investment Gains (Losses), Net and Unrealized Investment Gains (Losses)

   Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of revenue. Changes in the valuation allowances are included in Investment gains (losses), net.

                                     F-32
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Unrealized investment gains (losses) on fixed maturities and equity securities designated as AFS held by MLOA are accounted for as a separate component of Accumulated Other Comprehensive Income ("AOCI"), net of related deferred income taxes and amounts attributable to Deferred Acquisition Cost ("DAC") and value of business acquired ("VOBA") related to variable life and investment-type products.

   Changes in unrealized gains (losses) reflect changes in fair value of only those fixed maturities classified as AFS and do not reflect any changes in fair value of policyholders' account balances and future policy benefits.

   Fair Value of Financial Instruments

   Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The accounting guidance established a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1 Unadjusted quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3 Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity's own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

   MLOA defines fair value as the unadjusted quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time MLOA's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value cannot be substantiated by direct comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

   Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, MLOA often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued also are considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, MLOA either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ widely accepted internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades.

   Recognition of Insurance Income and Related Expenses

   Deposits related to variable life and investment-type contracts are reported as increases to policyholders' account balances. Revenues from these contracts consist of fees assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policyholders' account balances.

   Premiums from non-participating traditional life and annuity policies with life contingencies generally are recognized in income when due. Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contracts. This match is accomplished by means of the provision for liabilities for future policy benefits and the deferral and subsequent amortization of DAC.

                                     F-33
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   For contracts with a single premium or a limited number of premium payments due over a significantly shorter period than the total period over which benefits are provided, premiums are recorded as revenue when due with any excess profit deferred and recognized in income in a constant relationship to insurance in-force or, for annuities, the amount of expected future benefit payments.

   DAC and VOBA

   DAC. Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred. DAC is subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period.

   After the initial establishment of reserves, premium deficiency and loss recognition tests are performed each period end using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any DAC asset), DAC would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to earnings.

   VOBA. VOBA, which arose from MLOA's 2004 acquisition by AXA Financial, was established in accordance with purchase accounting guidance for business combinations. VOBA is the actuarially determined present value of estimated future gross profits from insurance contracts in force at the date of the acquisition. VOBA is amortized over the expected life of the contracts (up to 50 years from the date of issue) according to the type of contract using the methods described below as applicable. VOBA is subject to loss recognition testing at the end of each accounting period.

   AMORTIZATION POLICY. For universal life ("UL") and investment type products, DAC and VOBA are amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, Separate Account fees, mortality and expense margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. When estimated gross profits are expected to be negative for multiple years of a contract life, DAC and VOBA are amortized using the present value of estimated assessments. The effect on the amortization of DAC and VOBA of updates to estimated gross profits or assessments is reflected in earnings in the period such estimated gross profits or assessments are updated. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to AOCI in shareholders' equity as of the balance sheet date.

   A significant assumption in the amortization of DAC and VOBA on variable and interest-sensitive life insurance relates to projected future Separate Account performance. Management sets estimated future gross profit or assessment assumptions related to Separate Account performance using a long-term view of expected average market returns by applying a reversion to the mean approach, a commonly used industry practice. This future return approach influences the projection of fees earned, as well as other sources of estimated gross profits. Returns that are higher than expectations for a given period produce higher than expected account balances, increase the fees earned resulting in higher expected future gross profits and lower DAC and VOBA amortization for the period. The opposite occurs when returns are lower than expected.

   In applying this approach to develop estimates of future returns, it is assumed that the market will return to an average gross long-term return estimate, developed with reference to historical long-term equity market performance. In 2015, based upon management's current expectations of interest rates and future fund growth, MLOA updated its reversion to the mean ("RTM") assumption from 9.0% to 7.0%. The average gross long term return measurement start date was also updated to December 31, 2014. Management has set limitations as to maximum and minimum future rate of return assumptions, as well as a limitation on the duration of use of these maximum or minimum rates of return. At December 31, 2016, the average gross short-term and long-term annual return estimate on variable and interest-sensitive life insurance was 7.0% (5.63% net of product weighted average Separate Account fees), and the gross maximum and minimum short-term annual rate of return limitations were 15.0% (13.63% net of product weighted average Separate Account fees) and 0.0% (1.37)% net of product weighted average Separate Account fees), respectively. The maximum duration over which these rate limitations may be applied is 5 years. This approach will continue to be applied in future periods. These assumptions of long-term growth are subject to assessment of the reasonableness of resulting estimates of future return assumptions.

   If actual market returns continue at levels that would result in assuming future market returns of 15.0% for more than 5 years in order to reach the average gross long-term return estimate, the application of the 5 year maximum duration limitation would result in an acceleration of DAC and VOBA amortization. Conversely, actual market returns resulting in assumed future market returns of 0.0% for more than 5 years would result in a required deceleration of DAC and VOBA amortization.

                                     F-34
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   In addition, projections of future mortality assumptions related to variable and interest-sensitive life products are based on a long-term average of actual experience. This assumption is updated quarterly to reflect recent experience as it emerges. Improvement of life mortality in future periods from that currently projected would result in future deceleration of DAC and VOBA amortization. Conversely, deterioration of life mortality in future periods from that currently projected would result in future acceleration of DAC and VOBA amortization. Generally, life mortality experience has been improving in recent years.

   Other significant assumptions underlying gross profit estimates for UL and investment-type products relate to contract persistency and General Account investment spread.

   Deferred Cost of or Gain on Reinsurance

   MLOA currently cedes an in-force book of life insurance and annuity policies written primarily prior to 2004 to Protective Life Insurance Company ("Protective Life"). As a result of the reinsurance agreement MLOA recorded a deferred cost of reinsurance asset. The cost of or gain on reinsurance at the inception of a coinsurance treaty, defined as the difference between the initial coinsurance premium paid and the amount of the net liabilities relating to the underlying reinsured policies in accordance with the reinsurance agreement, net of the ceded commission received is deferred and amortized over the lives of the underlying policies.

   Policyholders' Account Balances and Future Policy Benefits

   Policyholders' account balances for variable life and investment-type contracts are equal to the policy account values. The policy account values represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

   MLOA had issued certain variable annuity products with a guaranteed minimum death benefit ("GMDB") feature. MLOA also had issued certain variable annuity products that contained a guaranteed minimum income benefit ("GMIB") feature which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates. This minimum lifetime annuity is based on predetermined annuity purchase rates applied to a GMIB base. Reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges generally over the lives of the contracts using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC and VOBA. The determination of this estimated liability is based on models that involve numerous estimates and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, mortality experience, and, for contracts with the GMIB feature, GMIB election rates. Assumptions regarding Separate Account performance used for purposes of this calculation are set using a long-term view of expected average market returns by applying a reversion to the mean approach, consistent with that used for DAC and VOBA amortization. There can be no assurance that actual experience will be consistent with management's estimates. MLOA's variable annuity contracts with GMDB and GMIB features in-force that guarantee one of the following:

      . Return of Premium: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals);

      . Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

      . Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages; or

      . Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit which may include a five-year or an annual reset.

   In connection with the reinsurance agreement with Protective Life, MLOA has reinsured 100% of the risk associated with variable annuity products with GMDB and GMIB features.

   Reinsurance recoverable balances were calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

   For non-participating traditional life insurance policies, future policy benefit liabilities are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on MLOA's experience that, together with interest and expense assumptions, includes a margin for adverse deviation. Benefit liabilities for traditional annuities during the accumulation period are equal to accumulated contractholders' fund balances and, after annuitization, are equal to the present value of expected future payments.

                                     F-35
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future policy benefits and expenses for that product, DAC and VOBA are written off and thereafter, if required, a premium deficiency reserve is established by a charge to earnings.

   Separate Accounts

   Generally, Separate Accounts established under Arizona State Insurance Law are not chargeable with liabilities that arise from any other business of MLOA. Separate Accounts assets are subject to General Account claims only to the extent Separate Accounts assets exceed Separate Accounts liabilities. Assets and liabilities of the Separate Accounts represent the net deposits and accumulated net investment earnings (loss) less fees, held primarily for the benefit of contractholders, and for which MLOA does not bear the investment risk. Separate Accounts' assets and liabilities are shown on separate lines in the balance sheets. Assets held in Separate Accounts are reported at quoted market values or, where quoted values are not readily available or accessible for these securities, their fair value measures most often are determined through the use of model pricing that effectively discounts prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security's duration, also taking into consideration issuer-specific credit quality and liquidity. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to contractholders of such Separate Accounts are offset within the same line in the consolidated statements of earnings (loss). For 2016, 2015 and 2014, investment results of such Separate Accounts were gains (losses) of $52 million, $(12) million and $24 million, respectively.

   Deposits to Separate Accounts are reported as increases in Separate Accounts assets and liabilities and are not reported in revenues. Mortality, policy administration and surrender charges on all policies including those funded by Separate Accounts are included in revenues.

   MLOA reports the General Account's interests in Separate Accounts as other invested assets in the balance sheets.

   Income Taxes

   AXA Financial and certain of its consolidated subsidiaries and affiliates, including MLOA, file a consolidated Federal income tax return. MLOA provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Current Federal income taxes are charged or credited to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized.

   Under accounting for uncertainty in income taxes guidance, MLOA determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement.

   Assumption Updates and model changes

   2016 ASSUMPTION UPDATES AND MODEL CHANGE. In 2016, MLOA made several assumption updates and model changes including the following (1) updates to calculate the amortization of DAC for indexed universal life ("IUL") products on a specific product specification basis rather than using one product as the basis to calculate the amortization of DAC; (2) updated the premium funding assumption used in setting variable life policyholder benefit reserves, which increased interest sensitive life policyholder benefit reserves; (3) updated its mortality assumption for certain VISL products as a result of unfavorable mortality experience; (4) updated the General Account spread assumption for certain VISL products to reflect lower expected investment yields.

   The net impact of these model changes and assumption updates in 2016 decreased policyholders' benefits by $10 million, increased the amortization of DAC by $65 million and increased Universal life and investment-type product policy fee income by $29 million, resulting in a net increase to the 2016 Loss from continuing operations before income taxes and Net Loss of approximately $26 million and $17 million, respectively. Included in the model changes and assumption updates mentioned above were are out-of-period adjustments ("OOPA's") which increased Loss from operations before income taxes by $4 million in 2016.

   2015 ASSUMPTION UPDATES. In 2015, based upon management's current expectations of interest rates and future fund growth, MLOA updated its RTM assumption used to calculate VISL and amortization of DAC from 9.0% to 7.0%. The impact of this assumption update in 2015 was an increase in VISL reserves of $4 million and an increase in amortization of DAC of $8 million, resulting in a net increase to the 2015 Loss from operations before income taxes and Net Loss of approximately $12 million and $8 million, respectively.

                                     F-36
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Out of Period Adjustments

   In 2016, MLOA recorded several out-of-period adjustments ("OOPA's") in its financial statements primarily related to errors in the models used to calculate the amortization of DAC and policyholders' benefit reserves for certain VISL products. In 2016 these OOPA's decreased total revenues by $1 million, decreased total benefits and other deductions by $6 million, decreased Loss from operations, before income tax by $5 million and decreased Net loss by $3 million.

   In 2014, MLOA recorded an OOPA in its financial statements related to an overstatement of shadow VOBA in shareholder's equity, which subsequently resulted in an overstatement of the deferred cost of reinsurance asset. In addition in 2014, MLOA recorded an OOPA related to the application of the equity method of accounting for its investment in AB. In 2014, these OOPAs decreased Earnings from operations before income taxes, Net earnings and other comprehensive income by $3 million, $2 million and $8 million, respectively.

   Management has evaluated the impact of all out of period corrections both individually and in the aggregate and concluded they are not material to any previously reported annual financial statements, or periods in which they were corrected.

3) INVESTMENTS

   FIXED MATURITIES

   The following table provides information relating to fixed maturities classified as AFS:

                AVAILABLE-FOR-SALE SECURITIES BY CLASSIFICATION

                                                           GROSS      GROSS
                                              AMORTIZED  UNREALIZED UNREALIZED               OTTI
                                                COST       GAINS      LOSSES   FAIR VALUE IN AOCI/(1)/
                                              ---------- ---------- ---------- ---------- -----------
DECEMBER 31, 2016:
------------------
Fixed Maturity Securities:
  Public corporate........................... $      819  $      16  $       8  $     827   $      --
  Private corporate..........................        205          5          2        208          --
  U.S. Treasury, government and agency.......         36         --          1         35          --
  States and political subdivisions..........          6         --         --          6          --
  Commercial mortgage-backed.................         24          7          7         24           1
  Redeemable preferred stock.................          9         --         --          9          --
                                              ----------  ---------  ---------  ---------   ---------

Total at December 31, 2016................... $    1,099  $      28  $      18  $   1,109   $       1
                                              ==========  =========  =========  =========   =========

December 31, 2015:
------------------
Fixed Maturity Securities:
  Public corporate........................... $      631  $      16  $      10  $     637   $      --
  Private corporate..........................        183          4          2        185          --
  U.S. Treasury, government and agency.......         29         --         --         29          --
  States and political subdivisions..........          6          1         --          7          --
  Commercial mortgage-backed.................         32          6          7         31           1
  Redeemable preferred stock.................         17         --         --         17          --
                                              ----------  ---------  ---------  ---------   ---------

Total at December 31, 2015................... $      898  $      27  $      19  $     906   $       1
                                              ==========  =========  =========  =========   =========

  /(1)/Amounts represent OTTI losses in AOCI, which were not included in earnings (loss) in accordance with current accounting guidance.

                                     F-37
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The contractual maturities of AFS fixed maturities at December 31, 2016 are shown in the table below. Bonds not due at a single maturity date have been included in the table in the final year of maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                 AVAILABLE-FOR-SALE FIXED MATURITY SECURITIES
                  CONTRACTUAL MATURITIES AT DECEMBER 31, 2016

                                                             AMORTIZED
                                                               COST     FAIR VALUE
                                                             ---------- ----------
                                                                 (IN MILLIONS)
Due in one year or less..................................... $       20 $       20
Due in years two through five...............................        179        187
Due in years six through ten................................        845        847
Due after ten years.........................................         22         22
                                                             ---------- ----------
   Subtotal.................................................      1,066      1,076
Commercial mortgage-backed securities.......................         24         24
Redeemable preferred stock..................................          9          9
                                                             ---------- ----------
Total....................................................... $    1,099 $    1,109
                                                             ========== ==========

   The following table shows proceeds from sales, gross gains (losses) from sales and OTTI for AFS fixed maturities during 2016, 2015 and 2014:

                                                                  December 31,
                                                             ----------------------
                                                              2016    2015    2014
                                                             ------  ------  ------
                                                                  (IN MILLIONS)
Proceeds from sales......................................... $   49  $   19  $   39
                                                             ======  ======  ======
Gross gains on sales........................................ $    1  $   --  $    1
                                                             ======  ======  ======
Gross losses on sales....................................... $   --  $   --  $    1
                                                             ======  ======  ======
Total OTTI.................................................. $   (3) $   (1) $  (10)
Non-credit losses recognized in OCI.........................     --      --      --
                                                             ------  ------  ------
Credit losses recognized in earnings (loss)................. $   (3) $   (1) $  (10)
                                                             ======  ======  ======

   The following table sets forth the amount of credit loss impairments on fixed maturity securities held by MLOA at the dates indicated and the corresponding changes in such amounts.

            FIXED MATURITY SECURITIES -- CREDIT LOSS IMPAIRMENTS

                                                               2016     2015
                                                             -------  -------
                                                               (IN MILLIONS)
Balances at January 1,...................................... $   (42) $   (51)
Previously recognized impairments on securities that
  matured, paid, prepaid or sold............................      13       10
Recognized impairments on securities impaired to fair value
  this period/(1)/..........................................      --       --
Impairments recognized this period on securities not
  previously impaired.......................................      (3)      --
Additional impairments this period on securities
  previously impaired.......................................      --       (1)
Increases due to passage of time on previously recorded
  credit losses.............................................      --       --
Accretion of previously recognized impairments due to
  increases in expected cash flows..........................      --       --
                                                             -------  -------
Balances at December 31,.................................... $   (32) $   (42)
                                                             =======  =======

  /(1)/Represents circumstances where MLOA determined in the current period that it intends to sell the security or it is more likely than not that it will be required to sell the security before recovery of the security's amortized cost.

                                     F-38
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Net unrealized investment gains (losses) on fixed maturities and equity securities classified as AFS are included in the balance sheets as a component of AOCI. The table below presents these amounts as of the dates indicated:

                                                December 31,
                                               -------------
                                                2016   2015
                                               ------ ------
                                               (IN MILLIONS)
AFS Securities:
  Fixed maturity securities:
   With OTTI loss............................. $    4 $    4
   All other..................................      6      4
                                               ------ ------
Net Unrealized (Gains) Losses................. $   10 $    8
                                               ====== ======

   Changes in net unrealized investment gains (losses) recognized in AOCI include reclassification adjustments to reflect amounts realized in Net earnings (loss) for the current period that had been part of OCI in earlier periods. The tables that follow below present a rollforward of net unrealized investment gains (losses) recognized in AOCI, split between amounts related to fixed maturity securities on which an OTTI loss has been recognized, and all other:

  NET UNREALIZED GAINS (LOSSES) ON FIXED MATURITY SECURITIES WITH OTTI LOSSES

                                                                                 AOCI GAIN
                                                                                   (LOSS)
                                              NET UNREALIZED     DEFERRED        RELATED TO
                                                  GAINS           INCOME       NET UNREALIZED
                                               (LOSSES) ON       TAX ASSET       INVESTMENT
                                               INVESTMENTS      (LIABILITY)    GAINS (LOSSES)
                                              --------------  --------------  ---------------
                                                               (IN MILLIONS)
BALANCE, JANUARY 1, 2016..................... $            4  $           (2) $             2
Net investment gains (losses) arising during
  the period.................................             (1)             --               (1)
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........              1              --                1
Impact of net unrealized investment gains
  (losses) on:
   Deferred income taxes.....................             --              --               --
                                              --------------  --------------  ---------------
BALANCE, DECEMBER 31, 2016................... $            4  $           (2) $             2
                                              ==============  ==============  ===============

BALANCE, JANUARY 1, 2015..................... $           (1) $           --  $            (1)
Net investment gains (losses) arising during
  the period.................................              4              --                4
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........              1              --                1
Impact of net unrealized investment gains
  (losses) on:
   Deferred income taxes.....................             --              (2)              (2)
                                              --------------  --------------  ---------------
BALANCE, DECEMBER 31, 2015................... $            4  $           (2) $             2
                                              ==============  ==============  ===============

                                     F-39
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

          ALL OTHER NET UNREALIZED INVESTMENT GAINS (LOSSES) IN AOCI

                                                                                                  AOCI GAIN
                                                                                                    (LOSS)
                                              NET UNREALIZED                     DEFERRED         RELATED TO
                                                  GAINS                           INCOME        NET UNREALIZED
                                               (LOSSES) ON                       TAX ASSET        INVESTMENT
                                               INVESTMENTS     DAC AND VOBA     (LIABILITY)     GAINS (LOSSES)
                                              --------------  --------------  ---------------  ---------------
                                                                        (IN MILLIONS)
BALANCE, JANUARY 1, 2016..................... $            4  $           (2) $            --  $             2
Net investment gains (losses) arising during
  the period.................................             (1)             --               --               (1)
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........              3              --               --                3
Impact of net unrealized investment gains
  (losses) on:
   DAC and VOBA..............................             --               2               --                2
   Deferred income taxes.....................             --              --               (1)              (1)
                                              --------------  --------------  ---------------  ---------------
BALANCE, DECEMBER 31, 2016................... $            6  $           --  $            (1) $             5
                                              ==============  ==============  ===============  ===============

BALANCE, JANUARY 1, 2015..................... $           29  $           (2) $            (9) $            18
Net investment gains (losses) arising during
  the period.................................            (24)             --               --              (24)
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........             (1)             --               --               (1)
Impact of net unrealized investment gains
  (losses) on:
   DAC and VOBA..............................             --              --               --               --
   Deferred income taxes.....................             --              --                9                9
                                              --------------  --------------  ---------------  ---------------
BALANCE, DECEMBER 31, 2015................... $            4  $           (2) $            --  $             2
                                              ==============  ==============  ===============  ===============

   The following tables disclose the fair values and gross unrealized losses of the 168 issues at December 31, 2016 and the 141 issues at December 31, 2015 of fixed maturities that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position for the specified periods at the dates indicated:

                                               LESS THAN 12 MONTHS   12 MONTHS OR LONGER           TOTAL
                                              --------------------- ---------------------- ---------------------
                                                           GROSS                 GROSS                  GROSS
                                                         UNREALIZED            UNREALIZED             UNREALIZED
                                              FAIR VALUE   LOSSES   FAIR VALUE   LOSSES    FAIR VALUE   LOSSES
                                              ---------- ---------- ---------- ----------- ---------- ----------
                                                                        (IN MILLIONS)
DECEMBER 31, 2016
-----------------
Fixed Maturity Securities:
  Public corporate........................... $      292 $        8 $       12 $        -- $      304 $        8
  Private corporate..........................         61          2         --          --         61          2
  U.S. Treasury, government and agency.......         21          1         --          --         21          1
  Commercial mortgage-backed.................          1         --         10           7         11          7
  Redeemable preferred stock.................          9         --         --          --          9         --
                                              ---------- ---------- ---------- ----------- ---------- ----------

Total........................................ $      384 $       11 $       22 $         7 $      406 $       18
                                              ========== ========== ========== =========== ========== ==========

                                     F-40
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                               Less Than 12 Months   12 Months or Longer          Total
                                              --------------------- --------------------- ---------------------
                                                           Gross                 Gross                 Gross
                                                         Unrealized            Unrealized            Unrealized
                                              Fair Value   Losses   Fair Value   Losses   Fair Value   Losses
                                              ---------- ---------- ---------- ---------- ---------- ----------
                                                                        (In Millions)
December 31, 2015
-----------------
Fixed Maturity Securities:
  Public corporate........................... $      243 $        9 $       11 $        1 $      254 $       10
  Private corporate..........................         58          2         --         --         58          2
  U.S. Treasury, government and agency.......         16         --         --         --         16         --
  Commercial mortgage-backed.................          4         --         13          7         17          7
  Redeemable preferred stock.................         --         --          2         --          2         --
                                              ---------- ---------- ---------- ---------- ---------- ----------

Total........................................ $      321 $       11 $       26 $        8 $      347 $       19
                                              ========== ========== ========== ========== ========== ==========

   MLOA's investments in fixed maturity securities do not include concentrations of credit risk of any single issuer greater than 10% of the shareholder's equity of MLOA, other than securities of the U.S. government, U.S. government agencies and certain securities guaranteed by the U.S. government. MLOA maintains a diversified portfolio of corporate securities across industries and issuers and does not have exposure to any single issuer in excess of 1.1% of total investments. The largest exposures to a single issuer of corporate securities held at December 31, 2016 and 2015 were $15 million and $15 million, respectively. Corporate high yield securities, consisting primarily of public high yield bonds, are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or the National Association of Insurance Commissioners ("NAIC") designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 2016 and 2015, respectively, approximately $37 million and $42 million, or 3.4% and 4.7%, of the $1,099 million and $898 million aggregate amortized cost of fixed maturities held by MLOA were considered to be other than investment grade. These securities had net unrealized losses of $0 million and $1 million at December 31, 2016 and 2015, respectively. At December 31, 2016 and 2015, respectively, the $7 million and $8 million of gross unrealized losses of twelve months or more were concentrated in commercial mortgage-backed securities. In accordance with the policy described in Note 2, MLOA concluded that an adjustment to earnings for OTTI for these securities was not warranted at either December 31, 2016 or 2015. At December 31, 2016, MLOA did not intend to sell the securities nor will it likely be required to dispose of the securities before the anticipated recovery of their remaining amortized cost basis.

   At December 31, 2016, the carrying value of fixed maturities that were non-income producing for the twelve months preceding that date was $1 million.

   MORTGAGE LOANS

   The following table provides information relating to the loan-to-value and debt service coverage ratio for commercial mortgage loans at December 31, 2016. The values used in these ratio calculations were developed as part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value.

       MORTGAGE LOANS BY LOAN-TO-VALUE AND DEBT SERVICE COVERAGE RATIOS
                               DECEMBER 31, 2016

                                                        DEBT SERVICE COVERAGE RATIO
                                              ----------------------------------------------- -
                                                                                        LESS   TOTAL
                                               GREATER  1.8X TO 1.5X TO 1.2X TO 1.0X TO THAN  MORTGAGE
                                              THAN 2.0X  2.0X    1.8X    1.5X    1.2X   1.0X   LOANS
LOAN-TO-VALUE RATIO:/(2)/                     --------- ------- ------- ------- ------- ----- ---------
                                                                    (IN MILLIONS)
COMMERCIAL MORTGAGE LOANS/(1)/
  0% - 50%................................... $      17 $    -- $    -- $    -- $    -- $  -- $      17
  50% - 70%..................................        --      --      --      --      --    --        --
  70% - 90%..................................        --      --      --      --      --    --        --
  90% plus...................................        --      --      --      --      --    --        --
                                              --------- ------- ------- ------- ------- ----- ---------

Total Commercial Mortgage Loans.............. $      17 $    -- $    -- $    -- $    -- $  -- $      17
                                              ========= ======= ======= ======= ======= ===== =========

  /(1)/The debt service coverage ratio is calculated using the most recently reported net operating income results from property operations divided by annual debt service.
  /(2)/The loan-to-value ratio is derived from current loan balance divided by the fair market value of the property. The fair market value of the underlying commercial properties is updated annually.

                                     F-41
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table provides information relating to the aging analysis of past due mortgage loans at December 31, 2016.

                                                                                                               RECORDED
                                                                                                              INVESTMENT
                                                                                              TOTAL    OR (GREATER THAN) 90 DAYS
                                         30-59  60-89        90 DAYS                        FINANCING             AND
                                         DAYS   DAYS    OR (GREATER THAN)   TOTAL CURRENT  RECEIVABLES         ACCRUING
                                         ------ ------ -------------------- ----- -------- ----------- -------------------------
                                                                              (IN MILLIONS)
DECEMBER 31, 2016:
------------------
Total Commercial Mortgage Loans......... $   -- $   -- $                 -- $  -- $     17 $        17 $                      --
                                         ====== ====== ==================== ===== ======== =========== =========================

   EQUITY METHOD INVESTMENTS

   The following table presents MLOA's investment in 2.6 million units of AB (approximately 0.95% ownership) with a fair value of $61 million and $62 million at December 31, 2016 and 2015, respectively. MLOA's investment in AB, an affiliate, is included in Other invested assets:

                                               2016   2015
                                              -----  -----
                                              (IN MILLIONS)

Balance at January 1,........................ $  63  $  63
Equity in net earnings (loss)................     6      5
Dividends received...........................    (5)    (5)
Other........................................    --     --
                                              -----  -----
Balance at December 31,...................... $  64  $  63
                                              =====  =====

   The tables below detail the condensed balance sheets and statements of earnings (loss) of AB and MLOA's equity investment and equity in earnings
   (loss) of AB.

                                                DECEMBER 31,
                                              -----------------
                                                2016     2015
                                              -------- --------
                                                (IN MILLIONS)
BALANCE SHEETS:
Total Assets................................. $  8,740 $  7,436
                                              ======== ========
Total Liabilities............................    4,279    3,368
Redeemable non-controlling interest..........      393       13
Total Partners' Capital......................    4,068    4,055
                                              -------- --------
  Total Liabilities and Partners' Capital.... $  8,740 $  7,436
                                              ======== ========
MLOA's Equity investment in AB............... $     64 $     63
                                              ======== ========

                                                2016     2015     2014
                                              -------- -------- --------
                                                    (IN MILLIONS)
STATEMENTS OF EARNINGS (LOSS):
Total revenues............................... $  3,029 $  3,021 $  3,005
                                              -------- -------- --------
Total Expenses...............................    2,306    2,390    2,397
                                              -------- -------- --------
  Net Earnings (Loss)........................ $    695 $    587 $    570
                                              ======== ======== ========
MLOA's Equity in earnings (loss) of AB....... $      6 $      5 $      1
                                              ======== ======== ========

   DERIVATIVES AND OFFSETTING ASSETS AND LIABILITIES

   MLOA hedges crediting rates in the Market Stabilizer Option(R) ("MSO") in the variable life insurance products and in the Indexed Universal Life ("IUL") insurance products. The MSO and IUL products permit the contract owner to participate in the performance of an index, ETF or commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which MLOA will absorb, up to a certain percentage the loss of value in an index, ETF or commodity price, which varies by product segment.

                                     F-42
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   In order to support the returns associated with these features, MLOA enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers.

   The tables below present quantitative disclosures about MLOA's derivative instruments, including those embedded in other contracts though required to be accounted for as derivative instruments.

                      DERIVATIVE INSTRUMENTS BY CATEGORY

                                                              FAIR VALUE
                                                       ------------------------
                                                                                GAINS (LOSSES)
                                              NOTIONAL    ASSET      LIABILITY    REPORTED IN
                                               AMOUNT  DERIVATIVES  DERIVATIVES EARNINGS (LOSS)
                                              -------- ------------ ----------- ---------------
                                                                (IN MILLIONS)
AT OR FOR THE YEAR ENDED, DECEMBER 31, 2016:
FREESTANDING DERIVATIVES:
Equity contracts:/(1)/
  Options.................................... $    776 $         76 $        20 $            18
  Collateral.................................       --           --          51              --
                                                                                ---------------
NET INVESTMENT INCOME (LOSS).................                                                18
                                                                                ---------------

EMBEDDED DERIVATIVES:
MSO and IUL indexed features/(2)/............       --           --          53             (18)
                                              -------- ------------ ----------- ---------------

Balance, December 31, 2016................... $    776 $         76 $       124 $            --
                                              ======== ============ =========== ===============

At or For the Year Ended, December 31, 2015:
Freestanding derivatives:
Equity contracts:/(1)/
  Options.................................... $    518 $         28 $         4 $            (9)
                                                                                ---------------
Net investment income (loss).................                                                (9)
                                                                                ---------------

Embedded derivatives:
MSO and IUL indexed features/(2)/............       --           --          24               8
                                              -------- ------------ ----------- ---------------
Balance, December 31, 2015................... $    518 $         28 $        28 $            (1)
                                              ======== ============ =========== ===============

  /(1)/Reported in Other invested assets in MLOA's balance sheets.
  /(2)/MSO and IUL are reported in Future policyholders' benefits and other policyholders' liabilities in the balance sheets.

   CREDIT RISK

   Although notional amount is the most commonly used measure of volume in the derivatives market, it is not used as a measure of credit risk. A derivative with positive fair value (a derivative asset) indicates existence of credit risk because the counterparty would owe money to MLOA if the contract were closed at the reporting date. Alternatively, a derivative contract with negative fair value (a derivative liability) indicates MLOA would owe money to the counterparty if the contract were closed at the reporting date. To reduce credit exposures in OTC derivative transactions MLOA generally enters into master agreements that provide for a netting of financial exposures with the counterparty and allow for collateral arrangements as further described below under "ISDA Master Agreements." MLOA further controls and minimizes its counterparty exposure through a credit appraisal and approval process.

   ISDA MASTER AGREEMENTS

   NETTING PROVISIONS. The standardized "ISDA Master Agreement" under which MLOA conducts its OTC derivative transactions includes provisions for payment netting. In the normal course of business activities, if there is more than one derivative transaction with a single counterparty, MLOA will set-off the cash flows of those derivatives into a single amount to be exchanged in settlement of the resulting net payable or receivable with that counterparty. In the event of default, insolvency, or other similar event pre-defined under the ISDA Master Agreement that would result in termination of OTC derivatives transactions before their maturity, netting procedures would be applied to calculate a single net payable or receivable with the counterparty.

                                     F-43
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   COLLATERAL ARRANGEMENTS. MLOA generally has executed a CSA under the ISDA Master Agreement it maintains with each of its OTC derivative counterparties that requires both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities or those issued by government agencies. These CSAs are bilateral agreements that require collateral postings by the party "out-of-the-money" or in a net derivative liability position. Various thresholds for the amount and timing of collateralization of net liability positions are applicable. Consequently, the credit exposure of MLOA's OTC derivative contracts is limited to the net positive estimated fair value of those contracts at the reporting date after taking into consideration the existence of netting agreements and any collateral received pursuant to CSAs. Derivatives are recognized at fair value in the consolidated balance sheets and are reported either as assets in Other invested assets or as liabilities in Other liabilities, except for embedded insurance-related derivatives as described above and derivatives transacted with a related counterparty. MLOA nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed.

   At December 31, 2016 and 2015, respectively, MLOA held $58 million and
   $27 million in cash and securities collateral delivered by trade counterparties, representing the fair value of the related derivative agreements. This unrestricted cash collateral is reported in Cash and cash equivalents. The aggregate fair value of all collateralized derivative transactions that were in a liability position at December 31, 2016 and 2015 was not material.

   The following table presents information about MLOA's offsetting of financial assets and liabilities and derivative instruments at December 31, 2016.

   OFFSETTING OF FINANCIAL ASSETS AND LIABILITIES AND DERIVATIVE INSTRUMENTS
                             AT DECEMBER 31, 2016

                                                GROSS    GROSS AMOUNTS    NET AMOUNTS
                                               AMOUNTS   OFFSET IN THE  PRESENTED IN THE
                                              RECOGNIZED BALANCE SHEETS  BALANCE SHEETS
                                              ---------- -------------- ----------------
                                                             (IN MILLIONS)
ASSETS
DESCRIPTION
Derivatives:
Equity contracts............................. $       76 $           20 $             56
Collateral...................................         --             58              (58)
                                              ---------- -------------- ----------------
  Total Derivatives, subject to an ISDA
   Master Agreement/(1)/.....................         76             78               (2)
Other financial instruments..................         77             --               77
                                              ---------- -------------- ----------------
  Other invested assets...................... $      153 $           78 $             75
                                              ========== ============== ================

LIABILITIES
DESCRIPTION
Derivatives:
Equity contracts............................. $       20 $           20 $             --
                                              ---------- -------------- ----------------
  Total Derivatives, subject to an ISDA
   Master Agreement/(1)/.....................         78             78               --
Other financial liabilities..................         78             --               78
                                              ---------- -------------- ----------------
  Other liabilities.......................... $      156 $           78 $             78
                                              ========== ============== ================

  /(1)/All derivatives were subject to ISDA Master Agreements at December 31,
       2016.

                                     F-44
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents information about MLOA's gross collateral amounts that are not offset in the balance sheets at December 31, 2016.

                COLLATERAL AMOUNTS OFFSET IN THE BALANCE SHEETS
                             AT DECEMBER 31, 2016

                                                              COLLATERAL (RECEIVED)/HELD
                                                              -------------------------
                                              FAIR VALUE OF     FINANCIAL                     NET
                                                 ASSETS        INSTRUMENTS       CASH       AMOUNTS
                                              -------------- ---------------  ----------  ----------
                                                                   (IN MILLIONS)
ASSETS
Counterparty A............................... $            4 $            --  $       (4) $       --
Counterparty V...............................              7              --          (7)         --
Counterparty F...............................              7              --          (8)         (1)
Counterparty G...............................              4              --          (4)         --
Counterparty H...............................             25              (7)        (19)         (1)
Counterparty Q...............................             --              --          --          --
Counterparty K...............................              9              --          (9)         --
Counterparty T...............................             --              --          --          --
Counterparty L...............................             --              --          --          --
                                              -------------- ---------------  ----------  ----------
  Total Derivatives.......................... $           56 $            (7) $      (51) $       (2)
Other financial assets.......................             77              --          --          77
                                              -------------- ---------------  ----------  ----------
  OTHER INVESTED ASSETS...................... $          133 $            (7) $      (51) $       75
                                              ============== ===============  ==========  ==========

   The following table presents information about MLOA's offsetting of financial assets and liabilities and derivative instruments at December 31, 2015.

   Offsetting of Financial Assets and Liabilities and Derivative Instruments
                             At December 31, 2015

                                                Gross    Gross Amounts    Net Amounts
                                               Amounts   Offset in the  Presented in the
                                              Recognized Balance Sheets  Balance Sheets
                                              ---------- -------------- ----------------
                                                            (In Millions)
ASSETS
Description
Derivatives:
Equity contracts............................. $       28 $            4 $             24
                                              ---------- -------------- ----------------
Total Derivatives, subject to an ISDA Master
  Agreement/(1)/.............................         28              4               24
Other financial instruments..................         65             --               65
                                              ---------- -------------- ----------------
  Other invested assets...................... $       93 $            4 $             89
                                              ========== ============== ================

LIABILITIES
Description
Derivatives:
Equity contracts............................. $        4 $            4 $             --
                                              ---------- -------------- ----------------
Total Derivatives, subject to an ISDA Master
  Agreement/(1)/.............................          4              4               --
Other financial liabilities..................         60             --               60
                                              ---------- -------------- ----------------
  Other liabilities.......................... $       64 $            4 $             60
                                              ========== ============== ================

  /(1)/All derivatives were subject to ISDA Master Agreements at December 31,
       2015.

                                     F-45
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents information about MLOA's gross collateral amounts that are not offset in the balance sheets at December 31, 2015.

           Gross Collateral Amounts Not Offset in the Balance Sheets
                             At December 31, 2015

                                                             Collateral (Received)/Held
                                                            ---------------------------
                                              Fair Value of   Financial                      Net
                                                 Assets      Instruments       Cash        Amounts
                                              ------------- ------------  -------------  ------------
                                                                   (In Millions)
ASSETS
Counterparty A............................... $           3 $         --  $          (3) $         --
Counterparty V...............................             1           --             (1)           --
Counterparty F...............................             2           --             (2)           --
Counterparty G...............................             2           --             (2)           --
Counterparty H...............................             6           (6)            --            --
Counterparty K...............................             7           --             (7)           --
Counterparty L...............................             2           --             (2)           --
Counterparty T...............................             1           --             (1)           --
                                              ------------- ------------  -------------  ------------
  Total Derivatives.......................... $          24 $         (6) $         (18) $         --
Other financial assets.......................            65           --             --            65
                                              ------------- ------------  -------------  ------------
  Other invested assets...................... $          89 $         (6) $         (18) $         65
                                              ============= ============  =============  ============

   Net Investment Income (Loss)

   The following table breaks out Net investment income (loss) by asset category:

                                               2016   2015   2014
                                              -----  -----  -----
                                                 (IN MILLIONS)
Fixed maturities............................. $  43  $  40  $  36
Mortgage loans on real estate................     1      0      2
Policy loans.................................     1      1      1
Derivative instruments.......................    18     (9)    13
                                              -----  -----  -----
Gross investment income (loss)...............    63     32     52
Investment expenses..........................    (3)    (3)    (2)
                                              -----  -----  -----
  Net Investment Income (Loss)............... $  60  $  29  $  50
                                              =====  =====  =====

   For 2016, 2015 and 2014 net investment income (loss) from derivatives included $(2) million, $6 million and $8 million of realized gains (losses) on contracts closed during those periods and $20 million, $(15) million and $5 million of unrealized gains (losses) on derivative positions at year end.

                                     F-46
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Investment Gains (Losses), Net

   Investment gains (losses), net including changes in the valuation allowances and OTTI are as follows:

                                               2016   2015   2014
                                              -----  -----  -----
                                                 (IN MILLIONS)

Fixed maturities............................. $  (4) $  (1) $ (10)
Mortgage loans on real estate................    --     --      4
                                              -----  -----  -----
Investment Gains (Losses), Net............... $  (4) $  (1) $  (6)
                                              =====  =====  =====

4) VALUE OF BUSINESS ACQUIRED AND DEFERRED ACQUISITION COST

   The following table presents MLOA's VOBA asset at December 31, 2016 and 2015:

                                               GROSS      ACCUMULATED
                                              CARRYING    AMORTIZATION
                                               AMOUNT      AND OTHER      NET
                                              -------- ------------       ----
                                                       (IN MILLIONS)
VOBA
----
DECEMBER 31, 2016............................ $    416 $       (416)/(1)/ $  0
                                              ======== ============       ====
December 31, 2015............................ $    416 $       (407)/(1)/ $  9
                                              ======== ============       ====

  /(1)/Includes reactivity to unrealized investment gains (losses) and $117 million of accelerated VOBA amortization resulting from the reinsurance agreement with Protective Life which is included in the deferred cost of reinsurance.

   For 2016, 2015 and 2014, amortization (negative amortization) expense related to VOBA was $9 million, $0 million and $10 million, respectively.

   Changes in deferred acquisition costs at December 31, 2016 and 2015 were as follows:

                                               DECEMBER 31,
                                              --------------
                                               2016    2015
                                              ------  ------
                                               (IN MILLIONS)

Balance, beginning of year................... $  364  $  292
Capitalization of commissions, sales and
  issue expenses.............................    103     108
Amortization.................................    (92)    (35)
Change in unrealized investment gains
  and losses.................................     (1)     (1)
                                              ------  ------
Balance, End of Year......................... $  374  $  364
                                              ======  ======

5) FAIR VALUE DISCLOSURES

   Assets and Liabilities measured at fair value on a recurring basis are summarized below. At December 31, 2016 and 2015, no assets were required to be measured at fair value on a non-recurring basis. Fair value measurements are required on a non-recurring basis for certain assets, including goodwill and mortgage loans on real estate, only when an OTTI or other event occurs. When such fair value measurements are recorded, they must be classified and disclosed within the fair value hierarchy.

                                     F-47
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                            FAIR VALUE MEASUREMENTS

                                               LEVEL 1  LEVEL 2  LEVEL 3   TOTAL
                                               -------- -------- -------- --------
                                                          (IN MILLIONS)
DECEMBER 31, 2016
-----------------
ASSETS:
Investments:
  Fixed maturity Securities,
  available-for-sale:
   Public Corporate........................... $     -- $    827 $     -- $    827
   Private Corporate..........................       --      201        7      208
   U.S. Treasury, government and agency.......       --       35       --       35
   States and political subdivisions..........       --        6       --        6
   Commercial mortgage-backed.................       --       --       24       24
   Redeemable preferred stock.................        9       --       --        9
                                               -------- -------- -------- --------
     Subtotal.................................        9    1,069       31    1,109
                                               -------- -------- -------- --------
  Other equity investments....................       --       --       --       --
  Trading securities..........................        1       --       --        1
  Options.....................................       --       56       --       56
Cash equivalents..............................      109       --       --      109
Separate Accounts' assets.....................    1,732       14       --    1,746
                                               -------- -------- -------- --------
   Total Assets............................... $  1,851 $  1,139 $     31 $  3,021
                                               ======== ======== ======== ========

LIABILITIES:
Contingent payment arrangements............... $     -- $     -- $      7 $      7
MSO and IUL indexed features' liability.......       --       53       --       53
                                               -------- -------- -------- --------
   Total Liabilities.......................... $     -- $     53 $      7 $     60
                                               ======== ======== ======== ========

December 31, 2015
-----------------
Assets:
Investments:
  Fixed maturity Securities,
  available-for-sale:
   Public Corporate........................... $     -- $    637 $     -- $    637
   Private Corporate..........................       --      177        8      185
   U.S. Treasury, government and agency.......       --       29       --       29
   States and political subdivisions..........       --        7       --        7
   Commercial mortgage-backed.................       --       --       31       31
   Redeemable preferred stock.................        9        8       --       17
                                               -------- -------- -------- --------
     Subtotal.................................        9      858       39      906
                                               -------- -------- -------- --------
  Other equity investments....................        1       --       --        1
  Options.....................................       --       24       --       24
Cash equivalents..............................      170       --       --      170
Separate Accounts' assets.....................    1,686       14       --    1,700
                                               -------- -------- -------- --------
     Total Assets............................. $  1,866 $    896 $     39 $  2,801
                                               ======== ======== ======== ========

LIABILITIES:
MSO and IUL indexed features' liability.......       --       24       --       24
                                               -------- -------- -------- --------
     Total Liabilities........................ $     -- $     24 $      7 $     31
                                               ======== ======== ======== ========

   At December 31, 2016 and 2015, respectively, the fair value of public fixed maturities is approximately $888 million and $701 million or approximately 29.4% and 25.0% of MLOA's total assets measured at fair value on a recurring basis. The fair values of MLOA's public fixed maturity securities are generally based on prices obtained from independent valuation service providers and for which MLOA maintains a vendor hierarchy by asset type based on historical pricing experience and vendor expertise. Although each security generally is priced by multiple independent valuation service providers, MLOA ultimately uses the price received from the independent valuation service provider highest in the vendor hierarchy based on the respective asset type, with limited exception. To validate reasonableness, prices also are

                                     F-48
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA internally reviewed by those with relevant expertise through comparison with directly observed recent market trades. Consistent with the fair value hierarchy, public fixed maturity securities validated in this manner generally are reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. If the pricing information received from independent valuation service providers is not reflective of market activity or other inputs observable in the market, MLOA may challenge the price through a formal process in accordance with the terms of the respective independent valuation service provider agreement. If as a result it is determined that the independent valuation service provider is able to reprice the security in a manner agreed as more consistent with current market observations, the security remains within Level 2. Alternatively, a Level 3 classification may result if the pricing information then is sourced from another vendor, non-binding broker quotes, or internally-developed valuations for which MLOA's own assumptions about market-participant inputs would be used in pricing the security.

   At December 31, 2016 and 2015, respectively, the fair value of private fixed maturities is approximately $221 million and $205 million or approximately 7.3% and 7.3% of MLOA's total assets measured at fair value on a recurring basis. The fair values of MLOA's private fixed maturities, which primarily are comprised of investments in private placement securities generally are determined using a discounted cash flow model. In certain cases, these models use observable inputs with a discount rate based upon the average of spread surveys collected from private market intermediaries who are active in both primary and secondary transactions, taking into account, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Generally, these securities have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may also incorporate unobservable inputs, which reflect MLOA's own assumptions about the inputs market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the fair value measurement of a security, a Level 3 classification generally is made.

   At December 31, 2016 and 2015, respectively, investments classified as Level 1 comprise approximately 61.3% and 66.6% of assets measured at fair value on a recurring basis and primarily include redeemable preferred stock, cash equivalents and Separate Accounts assets. Fair value measurements classified as Level 1 include exchange-traded prices of fixed maturities, equity securities and net asset values for transacting subscriptions and redemptions of mutual fund shares held by Separate Accounts. Cash equivalents classified as Level 1 include money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less, and are carried at cost as a proxy for fair value measurement due to their short-term nature.

   At December 31, 2016 and 2015, respectively, investments classified as Level 2 comprise approximately 37.7% and 32.0% of assets measured at fair value on a recurring basis and primarily include U.S. government and agency securities and certain corporate debt securities, such as public and private fixed maturities. As market quotes generally are not readily available or accessible for these securities, their fair value measures are determined utilizing relevant information generated by market transactions involving comparable securities and often are based on model pricing techniques that effectively discount prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security's duration, also taking into consideration issuer-specific credit quality and liquidity.

   MLOA's IUL product and in the MSO investment option available in some life contracts offer investment options which permit the contract owner to participate in the performance of an index, ETF or commodity price. These investment options, which depending on the product and on the index selected can currently have 1 or 3 year terms, provide for participation in the performance of specified indices, ETF or commodity price movement up to a segment-specific declared maximum rate. Under certain conditions that vary by product, e.g. holding these segments for the full term, these segments also shield policyholders from some or all negative investment performance associated with these indices, ETF or commodity price. These investment options have defined formulaic liability amounts, and the current values of the option component of these segment reserves are accounted for as Level 2 embedded derivatives. The fair values of these embedded derivatives are based on prices obtained from independent valuation service providers.

   At December 31, 2016 and 2015, respectively, investments classified as Level 3 comprise approximately 1.0% and 1.4% of assets measured at fair value on a recurring basis and primarily include commercial mortgage-backed securities ("CMBS") and corporate debt securities. Determinations to classify fair value measures within Level 3 of the valuation hierarchy generally are based upon the significance of the unobservable factors to the overall fair value measurement. At December 31, 2016 and 2015, MLOA did not hold any fixed maturities, included in the Level 3 classification, with indicative pricing obtained from brokers that otherwise could not be corroborated to market observable data. MLOA applies various due-diligence procedures, as considered appropriate, to validate these non-binding broker quotes for reasonableness, based on its understanding of the markets, including use of internally-developed assumptions about inputs a market participant would use to price the security. In addition, approximately
   $24 million and $31 million of mortgage- and asset-backed securities, including CMBS, are classified as Level 3 at December 31, 2016 and 2015, respectively. MLOA utilizes prices obtained from an independent valuation service vendor to measure fair value of CMBS securities.

   MLOA's Level 3 liabilities include contingent payment arrangements associated with a Renewal Rights Agreement (the "Agreement") that transitions to MLOA certain group employee benefits policies beginning January 1, 2017 from an insurer exiting such business. The fair value

                                     F-49
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA of the contingent payments liability associated with this transaction is measured and adjusted each reporting period through final settlement using projected premiums from these policies, net of potential surrenders and terminations, and applying a risk-adjusted discount factor (7% at December 31, 2016) to the resulting cash flows.

   In 2016, there were no AFS fixed maturities were transferred from Level 2 into the Level 3 classification. In 2015, AFS fixed maturities with fair value of $1 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 0.2% of total equity at December 31, 2015.

   The table below presents a reconciliation for all Level 3 assets at December 31, 2016, 2015 and 2014 respectively.

                              LEVEL 3 INSTRUMENTS
                            FAIR VALUE MEASUREMENTS

                                                             COMMERCIAL  CONTINGENT
                                                             MORTGAGE-     PAYMENT
                                                 CORPORATE     BACKED    ARRANGEMENT
                                                -----------  ----------  -----------
                                                           (IN MILLIONS)
BALANCE, JANUARY 1, 2016....................... $         8  $       31  $        --
Total gains (losses), realized and
  unrealized included in:
   Earnings (loss) as:
     Investment gains (losses), net............          --          (4)          --
Other comprehensive income (loss)..............          --           1           --
Purchases......................................          --          --            7
Sales..........................................          (1)         (4)          --
                                                -----------  ----------  -----------
BALANCE, DECEMBER 31, 2016..................... $         7  $       24  $         7
                                                ===========  ==========  ===========

BALANCE, JANUARY 1, 2015....................... $         8  $       26  $        --
Total gains (losses), realized and
  unrealized included in:
   Earnings (loss) as:
     Investment gains (losses), net............          --          (2)          --
Other comprehensive income (loss)..............          --           8           --
Sales..........................................          (1)         (1)          --
Transfers into Level 3/(1)/....................           1          --           --
                                                -----------  ----------  -----------
BALANCE, DECEMBER 31, 2015..................... $         8  $       31  $        --
                                                ===========  ==========  ===========

BALANCE, JANUARY 1, 2014....................... $         9  $       24  $        --
Total gains (losses), realized and
  unrealized included in:
   Earnings (loss) as:
     Investment gains (losses), net............          (1)        (11)          --
     Increase (decrease) in the fair value
       of reinsurance contracts................          --          --           --
Other comprehensive income (loss)..............           1          13           --
Sales..........................................          (1)         --           --
                                                -----------  ----------  -----------
BALANCE, DECEMBER 31, 2014..................... $         8  $       26  $        --
                                                ===========  ==========  ===========

   /(1)/Transfers into/out of Level 3 classification are reflected at beginning-of-period fair values.

                                     F-50
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The table below details changes in unrealized gains (losses) for 2016 and 2015 by category for Level 3 assets still held at December 31, 2016 and 2015, respectively.

                                                     OCI
                                                -------------
                                                (IN MILLIONS)
LEVEL 3 INSTRUMENTS
FULL YEAR 2016
STILL HELD AT DECEMBER 31, 2016:
  Change in unrealized gains (losses):
   Fixed maturity securities,
   available-for-sale:
     Commercial mortgage-backed................             1
                                                 ------------
       Total...................................  $          1
                                                 ============

Level 3 Instruments
Full Year 2015
Still Held at December 31, 2015:
  Change in unrealized gains (losses):
   Fixed maturity securities,
   available-for-sale:
     Corporate.................................  $         (1)
     Commercial mortgage-backed................  $          8
                                                 ------------
       Total...................................  $          7
                                                 ============

   At December 31, 2016 and 2015, MLOA had $31 million and $39 million, respectively, of investments classified as Level 3. The underlying quantitative inputs to measure the fair value of these investments are not developed by MLOA and are not readily available. These investments primarily consist of certain privately placed debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in MLOA's reporting significantly higher or lower fair value measurements for these Level 3 investments.

   The carrying values and fair values at December 31, 2016 and 2015 for financial instruments not otherwise disclosed in Note 3 are presented in the table below. Certain financial instruments are exempt from the requirements for fair value disclosure, such as insurance liabilities other than financial guarantees and investment contracts and pension and other postretirement obligations.

                                                                 FAIR VALUE
                                              CARRYING -------------------------------
                                               VALUE   LEVEL 1 LEVEL 2 LEVEL 3  TOTAL
                                              -------- ------- ------- ------- -------
                                                           (IN MILLIONS)
DECEMBER 31, 2016
-----------------
Mortgage loans on real estate................  $    17 $    -- $    -- $    16 $    16
Policyholders liabilities:
  Investment contracts.......................  $   168 $    -- $    -- $   170 $   170
Policy Loans.................................      176      --      --     210     210

December 31, 2015
-----------------
Policyholders liabilities:
  Investment contracts.......................  $   177 $    -- $    -- $   184 $   184
Policy Loans.................................      159      --      --     189     189

   Fair values for commercial mortgage loans on real estate are measured by discounting future contractual cash flows to be received on the mortgage loan using interest rates at which loans with similar characteristics and credit quality would be made. The discount rate is derived from taking the appropriate U.S. Treasury rate with a like term to the remaining term of the loan and adding a spread reflective of the risk premium associated with the specific loan. Fair values for mortgage loans anticipated to be foreclosed and problem mortgage loans are limited to the fair value of the underlying collateral, if lower.

   The fair value of policy loans is calculated by discounting expected cash flows based upon the U.S. treasury yield curve and historical loan repayment patterns.

   The fair values for MLOA's supplementary contracts not involving life contingencies, single premium deferred annuities and certain annuities, which are included in Policyholder's account balances, are estimated using projected cash flows discounted at rates reflecting current market rates. Significant unobservable inputs reflected in the cash flows include lapse rates and withdrawal rates. Incremental adjustments may be made to the fair value to reflect non-performance risk.

                                     F-51
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

6) REINSURANCE

   MLOA cedes and assumes reinsurance with other insurance companies. Since ceded reinsurance does not relieve the originating insurer of liability, MLOA evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

   On October 1, 2013, MLOA entered into an agreement with Protective Life to reinsure an in-force book of life insurance and annuity policies, written primarily prior to 2004. As of December 31, 2016 and 2015 included in MLOA's balance sheet were Amounts due from reinsurers of $1,157 million and $1,179 million, respectively (net of $130 million and $130 million of ceded policy loans, respectively), including $1,092 million and $1,124 million of Policyholder's account balances relating to the reinsurance agreement with Protective Life. During 2016, 2015 and 2014, respectively, total premiums ceded to Protective Life were $20 million, $21 million and $24 million and policyholder benefits ceded were $223 million, $219 million and $242 million. As of December 31, 2016, Protective Life is rated AA-. Included in the reinsured business to Protective Life were policies with GMDB and GMIB features which had a reserve balance of $6 million and $2 million at December 31, 2016, respectively and $9 million and $1 million at December 31, 2015, respectively. As a result of the reinsurance agreement Protective Life will receive all the benefits from and assumes all the risks from other reinsurance contracts to which MLOA was a party for the block of business reinsured.

   For business not reinsured with Protective Life, MLOA generally reinsures its variable life, UL and term life insurance policies on an excess of retention basis. MLOA generally retains up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable Life Insurance Company ("AXA Equitable"), an affiliate and wholly-owned subsidiary of AXA Financial, up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million on second-to-die policies. For amounts issued in excess of those limits MLOA typically obtains reinsurance from unaffiliated third parties. The reinsurance arrangements obligate the reinsurer to pay a portion of any death claim in excess of the amount MLOA retained in exchange for an agreed-upon premium.

   At December 31, 2016 and 2015, respectively, amounts due from reinsurers related to insurance contracts amounted to $1,260 million and $1,299 million, of which $27 million and $33 million (not including Protective Life) related to one specific reinsurer, which is rated AA- with the remainder of the reinsurers rated AA- or not rated. A contingent liability exists with respect to reinsurance should the reinsurers be unable to meet their obligations.

   For affiliated reinsurance agreements see Note 7 "Related Party
   Transactions".

   The following table summarizes the effect of reinsurance:

                                               2016    2015    2014
                                              ------  ------  ------
                                                   (IN MILLIONS)

Direct premiums.............................. $   38  $   39  $   46
Assumed......................................      3       1       1
Reinsurance ceded............................    (37)    (39)    (46)
                                              ------  ------  ------
Premiums..................................... $    4  $    1  $    1
                                              ======  ======  ======
Variable Life and Investment-type Product
  Policy Fee Income Ceded.................... $   73  $   73  $   48
                                              ======  ======  ======
Policyholders' Benefits Ceded................ $  256  $  261  $  291
                                              ======  ======  ======

7) RELATED PARTY TRANSACTIONS

   Under its service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred expenses of $129 million, $88 million and $67 million for 2016, 2015 and 2014, respectively. At December 31, 2016 and 2015, respectively, MLOA reported a $21 million and $15 million payable to AXA Equitable in connection with its service agreement.

   Various AXA affiliates, including MLOA, cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life an affiliate. Beginning in 2008 AXA Global Life, in turn, retrocedes a quota share portion of these risks to MLOA on a one-year term basis. Premiums assumed from the above mentioned affiliated reinsurance transactions during 2016, 2015 and 2014, were $2 million, $1 million and $1 million, respectively. Claims and expenses assumed under these agreements during 2016, 2015 and 2014 were $2 million, $1 million and $1 million, respectively.

                                     F-52
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis and reinsured the no lapse guarantee riders through AXA RE Arizona Company, an affiliate. Premiums earned from the above mentioned affiliated reinsurance transactions during 2016, 2015 and 2014, were $3 million, $2 million and $2 million, respectively. Claims and expenses assumed under these agreements during 2016, 2015 and 2014 were $0, $0 and $2 million, respectively.

   In 2016, 2015 and 2014, respectively, MLOA paid AXA Distribution Holding Corporation ("AXA Distribution") and its subsidiaries $71 million, $64 million and $52 million of commissions and fees for sales of insurance products.

   MLOA paid $11 million, $13 million and $2 million in commissions and fees for the sale of its insurance products to AXA Distributors, LLC ("AXA Distributors") a broker-dealer and insurance general agency affiliate, in 2016, 2015 and 2014, respectively.

   Variable life products offer purchasers the opportunity to direct the investment of their account values into various Separate Account investment options. The investment options available to MLOA's variable life policyholders are comprised of the proprietary fund families of EQ Advisors Trust ("EQAT"), AXA Premier VIP Trust ("VIP Trust"), each of which are mutual funds for which MLOA's affiliate, AXA Equitable Funds Management Group, LLC, serves as the investment manager and administrator.

   In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with affiliates. The amount of expenses incurred by MLOA related to these agreements were $2 million, $1 million and $1 million for 2016, 2015 and 2014, respectively.

8) SHARE-BASED COMPENSATION

   Certain employees of AXA Equitable who perform services for MLOA participate in various share-based payment arrangements sponsored by AXA Financial or AXA. MLOA was allocated $3 million, $3 million and $2 million of compensation costs, included in Compensation and benefits in the statement of Earnings (Loss), for share-based payment arrangements during 2016, 2015 and 2014, respectively.

9) INCOME TAXES

   A summary of the income tax (expense) benefit in the statements of earnings
   (loss) follows:

                                              2016  2015   2014
                                              ----- ----- -----
                                                (IN MILLIONS)
Income tax (expense) benefit:
  Current (expense) benefit.................. $   9 $   5 $  (3)
  Deferred (expense) benefit.................    24     8     8
                                              ----- ----- -----
Total........................................ $  33 $  13 $   5
                                              ===== ===== =====

   At December 31, 2016 and 2015, the company had current taxes receivable of $1 million and current taxes payable of $2 million, respectively.

   The Federal income taxes attributable to operations are different from the amounts determined by multiplying the earnings (loss), before income taxes by the expected Federal income tax rate of 35%. The sources of the difference and their tax effects are as follows:

                                              2016  2015  2014
                                              ----- ----- -----
                                                (IN MILLIONS)
Expected income tax (expense) benefit........ $  31 $  11 $   4
Dividends received deduction.................     2     1     1
Other........................................    --     1    --
                                              ----- ----- -----
Income Tax (Expense) Benefit................. $  33 $  13 $   5
                                              ===== ===== =====

                                     F-53
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The components of the net deferred income taxes are as follows:

                                               DECEMBER 31, 2016    December 31, 2015
                                              ------------------- ----------------------
                                              ASSETS  LIABILITIES  Assets   Liabilities
                                              ------- ----------- -------- -------------
                                                            (IN MILLIONS)
Reserves and reinsurance..................... $   112  $       -- $     97 $          --
DAC..........................................      --          88       --            93
VOBA.........................................      --          --       --             3
Investments..................................      --          11       --            10
Other........................................      13          --       12            --
                                              -------  ---------- -------- -------------
Total........................................ $   125  $       99 $    109 $         106
                                              =======  ========== ======== =============

   As of December 31, 2016, the Company had $1 million of AMT credits which do not expire.

   MLOA does not provide income taxes on the undistributed earnings related to its investment in AB units except to the extent that such earnings are not permanently invested outside the United States. As of December 31, 2016,
   $6 million of accumulated undistributed earnings related to its investment in AB units were permanently invested outside the United States. At existing applicable income tax rates, additional taxes of approximately $2 million would need to be provided if such earnings were remitted to the United States.

   At December 31, 2016, 2015 and 2014 of the total amount of unrecognized tax benefits, $4 million, $7 million and $6 million, respectively, would affect the effective tax rate.

   MLOA recognizes accrued interest and penalties related to unrecognized tax benefits in tax (expense) benefit. Interest and penalties included in the amounts of unrecognized tax benefits at December 31, 2016, 2015 and 2014 were $0 million, $1 million and $0 million, respectively. Tax expense for 2016, 2015 and 2014 reflected a benefit of $0 million in interest expense related to unrecognized tax benefits.

   A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

                                               2016  2015  2014
                                              -----  ----- -----
                                                (IN MILLIONS)
Balance, beginning of year................... $   7  $   6 $   5
Additions for tax positions of prior years...    (3)     1     1
                                              -----  ----- -----
Balance, End of Year......................... $   4  $   7 $   6
                                              =====  ===== =====

   It is reasonably possible that the total amounts of unrecognized tax benefits will change within the next 12 months. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

   During the first quarter of 2016, the Company agreed to the Internal Revenue Service's Revenue Agent's Reports for MONY Life's consolidated amended Federal 2004-2007 and consolidated Federal 2008 and 2009 corporate income tax returns which included MLOA as a member of the consolidated group. The impact on MLOA's statement of earnings (loss) is an income tax benefit of $0.2 million. The 2010 through 2016 tax years are open to examination by the IRS.

10)ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

   AOCI represents cumulative gains (losses) on investments that are not reflected in earnings (loss). The balances for the past three years follow:

                                                 DECEMBER 31,
                                              ------------------
                                              2016  2015   2014
                                              ----- ----- ------
                                                (IN MILLIONS)
Unrealized gains (losses) on investments,
  net of adjustments......................... $   7 $   5 $   17
                                              ----- ----- ------
Total Accumulated Other Comprehensive
  Income (Loss).............................. $   7 $   5 $   17
                                              ===== ===== ======

                                     F-54
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA


The components of OCI for the past three years follow:
                                                             DECEMBER 31,
                                                         --------------------
                                                          2016   2015    2014
                                                         -----  ------  -----
                                                             (IN MILLIONS)
Change in net unrealized gains (losses) on investments:
  Net unrealized gains (losses) arising during the year. $  (1) $  (13) $  11
  (Gains) losses reclassified into net earnings (loss)
   during the year/(1)/.................................     3       0      7
                                                         -----  ------  -----
Change in net unrealized gains (losses) on investments..     2     (13)    18
Adjustments for DAC, VOBA and Other.....................    --       1     (9)
                                                         -----  ------  -----
Other Comprehensive Income (Loss), net of adjustments
  and (net of deferred income tax expense (benefit) of
  $1, $(6) and $(5)..................................... $   2  $  (12) $   9
                                                         =====  ======  =====

  /(1)/See "Reclassification adjustments" in Note 3. Reclassification amounts presented net of income tax expense (benefit) of $1 million, $0 million and $(3) million for 2016, 2015 and 2014, respectively.

   Investment gains and losses reclassified from AOCI to net earnings (loss) primarily consist of realized gains (losses) on sales and OTTI of AFS securities and are included in Total investment gains (losses), net on the statements of earnings (loss). Amounts presented in the table above are net of tax.

11)LITIGATION

   A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against life insurers in the jurisdictions in which MLOA does business. These actions and proceedings involve, among other things, insurers' sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, the use of captive reinsurers, payments of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters. Some of the matters have resulted in the award of substantial fines and judgments against other insurers, including punitive damages, or in substantial settlements. Courts, juries and regulators often have substantial discretion in awarding damage awards and fines, including punitive damages. MLOA, from time to time, is involved in such actions and proceedings. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on MLOA's financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter.

12)STATUTORY FINANCIAL INFORMATION

   MLOA is restricted as to the amounts it may pay as dividends to AEFS. Under Arizona Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. This formula would not permit MLOA to pay shareholder dividends during 2017. For 2016, 2015 and 2014, MLOA's statutory net income (loss) was $(14) million, $(4) million and $12 million, respectively. Statutory surplus, capital stock and Asset Valuation Reserve ("AVR") totaled $331 million and $366 million at December 31, 2016 and 2015, respectively. There were no shareholder dividends paid to its parent by MLOA in 2016, 2015 and 2014.

   At December 31, 2016, MLOA, in accordance with various government and state regulations, had $6 million of securities on deposit with such government or state agencies.

   At December 31, 2016 and for the year then ended, there were no differences in net income (loss) and capital and surplus resulting from practices prescribed and permitted by the Arizona Department of Insurance and those prescribed by NAIC Accounting Practices and Procedures effective at December 31, 2016.

   Accounting practices used to prepare statutory financial statements for regulatory filings of stock life insurance companies differ in certain instances from U.S. GAAP. The differences between statutory surplus and capital stock determined in accordance with Statutory Accounting Principles ("SAP") and total shareholder's equity under U.S. GAAP are primarily: (a) the inclusion in SAP of an AVR intended to stabilize surplus from fluctuations in the value of the investment portfolio; (b) future policy benefits and policyholders' account balances under SAP

                                     F-55
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA differ from U.S. GAAP due to differences between actuarial assumptions and reserving methodologies; (c) certain policy acquisition costs are expensed under SAP but deferred under U.S. GAAP and amortized over future periods to achieve a matching of revenues and expenses; (d) under SAP, Federal income taxes are provided on the basis of amounts currently payable with limited recognition of deferred tax assets while under U.S. GAAP, deferred taxes are recorded for temporary differences between the financial statements and tax basis of assets and liabilities where the probability of realization is reasonably assured; (e) the valuation of assets under SAP and U.S. GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral of interest-related realized capital gains and losses on fixed income investments; (f) the valuation of the investment in Alliance Units under SAP reflects a portion of the market value appreciation rather than the equity in the underlying net assets as required under U.S. GAAP; (g) computer software development costs are capitalized under U.S. GAAP but expensed under SAP; (h) certain assets, primarily pre-paid assets, are not admissible under SAP but are admissible under U.S. GAAP (i) the fair valuing of all acquired assets and liabilities including VOBA assets required for U.S. GAAP purchase accounting and (j) cost of reinsurance is recognized as expense under SAP and amortized over the life of the underlying reinsured policies under U.S. GAAP.

   MLOA holds approximately $600,000 of liabilities for the estimated portion of future assessments related to insolvent insurers, primarily Executive Life Ins. Co. and Lincoln Memorial Life Insurance Company. These assessments are expected to be paid over an extended period. MLOA also holds approximately $500,000 of assets for premium tax offsets that are expected to be realized with respect to these assessments and an additional $100,000 asset for premium tax offsets for assessments already paid. MLOA has not received notifications in 2016 of any other new insolvency material to MLOA's financial results of operations or financial condition.

                                     F-56
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                            SELECTED FINANCIAL DATA

   The following selected financial data have been derived from MLOA's audited financial statements. The statements of earnings (loss) for the years ended December 31, 2016, 2015 and 2014, and the balance sheet data at December 31, 2016 and 2015 have been derived from MLOA's audited financial statements included elsewhere herein. The statements of earnings (loss) for the years ended December 31, 2013 and 2012, and the balance sheet data at December 31, 2014, 2013 and 2012 have been derived from MLOA's previously reported audited financial statements not included herein. This selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and related notes included elsewhere herein.

                                                      YEARS ENDED DECEMBER 31,
                                               --------------------------------------
                                                2016    2015    2014    2013    2012
                                               ------  ------  ------  ------  ------
                                                            (IN MILLIONS)
STATEMENTS OF EARNINGS (LOSS) DATA:
-----------------------------------
REVENUES:
  Universal life and investment-type product
   policy fee income.......................... $  196  $  152  $   91  $  131  $  117
  Premiums....................................      4       1       1      25      32
Net investment income (loss):
  Investment income (loss) from derivatives...     18      (9)     13       8      --
  Other investment income (loss)..............     42      38      37      84     110
                                               ------  ------  ------  ------  ------
   Net investment income (loss)...............     60      29      50      92     110
  Investment gains (losses), net:
   Total other-than-temporary
     impairment losses........................     (3)     (1)    (10)     (6)     (7)
   Portion of loss recognized in other
     comprehensive income (loss)..............     --      --      --      --      --
                                               ------  ------  ------  ------  ------
   Net impairment losses recognized...........     (3)     (1)    (10)     (6)     (7)
   Other investment gains (losses), net.......     (1)      0       4      74       2
                                               ------  ------  ------  ------  ------
   Total investment gains (losses), net.......     (4)     (1)     (6)     68      (5)
                                               ------  ------  ------  ------  ------
  Equity in earnings (loss) of AB.............      6       5       1       5       2
  Other income (loss).........................      8       9       8       5       5
  Increase (decrease) in the fair value of
   the reinsurance contract asset.............     --      --       0      (7)     (2)
                                               ------  ------  ------  ------  ------
       Total revenues.........................    270     195     145     319     259
                                               ------  ------  ------  ------  ------
BENEFITS AND OTHER DEDUCTIONS:
  Policyholders' benefits.....................     34      39      31      78     103
  Interest credited to policyholders'
   account balances...........................     69      36      39      65      61
  Compensation and benefits...................     59      36      29      32      25
  Commissions.................................    114     121      73      80      38
  Amortization of deferred policy
   acquisition costs and value of business
   acquired, net..............................     (1)    (73)    (64)    (60)    (58)
  Amortization of deferred cost
   of reinsurance.............................      7       8       8       4      --
  Other operating costs and expenses..........     77      58      39      76      46
                                               ------  ------  ------  ------  ------
   Total benefits and other deductions........    359     225     155     275     215
                                               ------  ------  ------  ------  ------
Earnings (loss), before income taxes..........    (89)    (30)    (10)     44      44
Income tax benefit (expense)..................     33      13       5     (16)     (6)
                                               ------  ------  ------  ------  ------
Net Earnings (Loss)........................... $  (56) $  (17) $   (5) $   28  $   38
                                               ======  ======  ======  ======  ======

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                              DECEMBER 31,
                                              --------------------------------------------
                                                2016     2015     2014     2013     2012
                                              -------- -------- -------- -------- --------
                                                             (IN MILLIONS)
BALANCE SHEET DATA:
-------------------
Total Investments............................ $  1,377 $  1,154 $  1,119 $    967 $  2,279
Separate Accounts assets.....................    1,747    1,701    1,810    1,839    1,640
Total Assets.................................    5,002    4,782    4,700    4,598    4,588
Policyholders' account balances..............    2,403    2,158    1,919    1,777    1,615
Future policy benefits and other
  policyholders liabilities..................      351      389      389      323      397
Separate Accounts liabilities................    1,747    1,701    1,810    1,839    1,640
Total liabilities............................    4,579    4,308    4,200    4,104    3,847
Total shareholder's equity................... $    423 $    474 $    500 $    494 $    741

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ("MD&A") FOR MONY LIFE INSURANCE COMPANY OF AMERICA ("MLOA") SHOULD BE READ IN CONJUNCTION WITH "RISK FACTORS," "SELECTED FINANCIAL DATA" AND THE FINANCIAL STATEMENTS AND RELATED NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE HEREIN.

FORWARD-LOOKING INFORMATION

This document contains "forward-looking statements" that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "seeks," "expects," "will," "should," "anticipates," "estimates," "intends," "believes," "likely," "targets" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed in the "Risk Factors" section of this report, which apply to us. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the United States Securities and Exchange Commission ("SEC") or in materials incorporated therein by reference.

BACKGROUND

MLOA, established in the state of Arizona in 1969, is a wholly-owned subsidiary of AXA Equitable Financial Services LLC ("AEFS"). MLOA's primary business is to provide life insurance and employee benefit products to both individuals and small and medium-size businesses. MLOA is licensed to sell its products in 49 states (not including New York), the District of Columbia and Puerto Rico.

AEFS is an indirect, wholly-owned subsidiary of AXA Financial and AXA Financial is an indirect, wholly-owned subsidiary of AXA, a French holding company for the AXA Group, a worldwide leader in financial protection. For additional information regarding AXA, see "Description of Business -- Parent Company."

OVERVIEW

EARNINGS. MLOA's net loss for 2016 was $56 million. MLOA's 2016 results were primarily impacted from various one-time events which included actuarial assumption updates, model changes and corrections of errors from prior periods. In addition, MLOA's expenses increased as a result of start-up costs for the employee benefit business which launched in late 2015. See "Results of Operations" below for a discussion of MLOA's Net loss from operations.

SALES. Life insurance first year premiums and annuity deposits by MLOA decreased by $30 million, or 9.7% from 2015, primarily due to a decrease in sales of interest sensitive life products, primarily reflecting non-recurring sales of a few large indexed universal life insurance ("IUL") product cases in the wholesale channel partially offset by an increase in sales of variable universal life insurance products in the combined retail and wholesale channels. For additional information on sales, see "Premiums and Deposits" below.

2016 ASSUMPTION UPDATES AND MODEL CHANGE. In 2016, MLOA made several assumption updates and model changes including the following (1) updates to calculate the amortization of DAC for indexed universal life ("IUL") products on a specific product specification basis rather than using one product as the basis to calculate the amortization of DAC; (2) updated the premium funding assumption used in setting variable life policyholder benefit reserves, which increased interest sensitive life policyholder benefit reserves; (3) updated its mortality assumption for certain VISL products as a result of unfavorable mortality experience; (4) updated the General Account spread assumption for certain VISL products to reflect lower expected investment yields.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The net impact of these model changes and assumption updates in 2016 decreased policyholders' benefits by $11 million, increased the amortization of DAC by $66 million and increased Universal life and investment-type product policy fee income by $28 million, resulting in a net increase to the 2016 Loss from continuing operations before income taxes and Net Loss of approximately
$28 million and $18 million, respectively.

2015 ASSUMPTION UPDATES. In 2015, based upon management's current expectations of interest rates and future fund growth, MLOA updated its RTM assumption used to calculate VISL and amortization of DAC from 9.0% to 7.0%. The impact of this assumption update in 2016 was an increase in VISL reserves of $4 million and an increase in amortization of DAC of $8 million, resulting in a net increase to the 2015 Loss from continuing operations before income taxes and Net Loss of approximately $12 million and $8 million, respectively.

CRITICAL ACCOUNTING ESTIMATES

MLOA's MD&A is based upon its financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of these financial statements requires the application of accounting policies that often involve a significant degree of judgment, requiring management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management, on an ongoing basis, reviews and evaluates the estimates and assumptions used in the preparation of the financial statements, including those related to investments, recognition of insurance income and related expenses, DAC and VOBA and future policy benefits. MLOA bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The results of such factors form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the results of operations and financial position as reported in the Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

    .  Revenue Recognition

    .  Insurance Reserves and Policyholder Benefits

    .  DAC and VOBA

    .  Benefit plan costs

    .  Share-based and Other Compensation Programs

    .  Investments -- Impairments, valuation allowance and Fair Value
       Measurements

    .  Income Taxes

REVENUE RECOGNITION

Profits on non-participating traditional life policies and annuity contracts with life contingencies emerged from the matching of benefits and other expenses against the related premiums. Profits on universal life-type and investment-type contracts emerge from the matching of benefits and other expenses against the related contract margins after the impacts of reinsurance ceded. This matching was accomplished by means of the provision for liabilities for future policy benefits and the deferral, and subsequent amortization, of policy acquisition costs. Trends in the general population and MLOA's own mortality, morbidity, persistency and claims experience, net of reinsurance, have a direct impact on the benefits and expenses reported in any given period.

INSURANCE RESERVES AND POLICYHOLDER BENEFITS

NON-PARTICIPATING TRADITIONAL LIFE POLICIES

The future policy benefit reserves for non-participating traditional life insurance policies relate primarily to non-participating term life products and are calculated using a net level premium method equal to the present value of expected future benefits plus the present value of future maintenance expenses less the present value of future net premiums. The expected future benefits and expenses are determined using actuarial assumptions as to mortality, persistency and interest established at policy issue. Reserve assumptions established at policy issue reflect best estimate assumptions based on MLOA's experience that, together with interest and expense assumptions, include a margin for adverse deviation. Mortality assumptions are reviewed annually and are generally based on MLOA's historical experience or standard industry tables, as applicable; expense assumptions are based on current levels of maintenance costs, adjusted for the effects of inflation; and interest rate assumptions are based on current and expected net investment returns.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

UNIVERSAL LIFE AND INVESTMENT-TYPE CONTRACTS

Policyholders' account balances for UL and investment-type contracts represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

MLOA had issued certain variable annuity products with guaranteed minimum death benefit ("GMDB") and guaranteed minimum income benefit ("GMIB") features. The GMDB feature provided that in the event of an insured's death, the beneficiary would receive the higher of the current contract account balance or another amount defined in the contract. The GMIB feature which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates applied to a guaranteed minimum income benefit base.

Reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges generally over the lives of the contracts. The determination of this estimated liability is based on models that involve numerous estimates and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, mortality experience, and, for contracts with the GMIB feature, GMIB election rates. Assumptions related to contractholder behavior and mortality are updated when a material change in behavior or mortality experience is observed in an interim period.

SENSITIVITY OF FUTURE RATE OF RETURN ASSUMPTIONS ON GMDB/GMIB RESERVES

The future rate of return assumptions used in establishing reserves for GMDB and GMIB features regarding Separate Account performance used for purposes of this calculation are set using a long-term view of expected average market returns by applying a reversion to the mean approach, consistent with that used for DAC and VOBA amortization. For additional information regarding the future expected rate of return assumptions and the reversion to the mean approach, see, " -- DAC and VOBA".

The GMDB/GMIB reserve balance before reinsurance ceded was $7 million ($0 net of reinsurance) at December 31, 2016. Given that 100% of the GMDB/GMIB reserve balance is ceded, the sensitivity risk of any increase or decrease in interest rates is transferred to the reinsurer.

REINSURANCE

MLOA currently reinsures an in-force book of life insurance and annuity policies written primarily prior to 2004 to Protective Life. Reinsurance recoverable balances including those with Protective Life and other affiliated and non affiliated reinsurers are calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

DEFERRED COST OF OR GAIN ON REINSURANCE

The cost of or gain on reinsurance at the inception of a coinsurance treaty, defined as the difference between the initial coinsurance premium paid and the amount of the net liabilities relating to the underlying policies, see Note 2 of Financial Statements, net of the ceded commission received is deferred and amortized over the lives of the underlying policies.

DAC AND VOBA

Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred. Depending on the type of contract, DAC is amortized over the expected total life of the contract group, based on MLOA's estimates of the level and timing of gross margins, gross profits or assessments, or anticipated premiums. In calculating DAC amortization, management is required to make assumptions about investment results including hedging costs, Separate Account performance, Separate Account fees, mortality and expense margins, lapse rates and anticipated surrender charges that impact the estimates of the level and timing of estimated gross profits or assessments, margins and anticipated future experience. VOBA, which arose from MLOA's acquisition by AXA Financial, was established in accordance with purchase accounting guidance for business combinations. VOBA is the actuarially determined present value of estimated future gross profits from insurance contracts in force at the date of the acquisition. DAC and VOBA are amortized over the expected life of the contracts (up to 50 years from date of issue) according to the type of contract using the methods described below as applicable. DAC and VOBA are subject to loss recognition testing at the end of each accounting period.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

UNIVERSAL LIFE AND INVESTMENT-TYPE CONTRACTS

DAC and VOBA associated with UL and investment-type products, are amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, Separate Account fees, mortality and expense margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. When estimated gross profits are expected to be negative for multiple years of a contract life, DAC and VOBA are amortized using the present value of estimated assessments. The effect on the amortization of DAC of revisions to estimated gross profits or assessments is reflected in earnings
(loss) in the period such estimated gross profits or assessments are revised. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to accumulated other comprehensive income (loss) ("AOCI") in shareholder's equity as of the balance sheet date.

Quarterly adjustments to the DAC and VOBA balances are made for current period experience and market performance related adjustments, and the impact of reviews of estimated total gross profits. The quarterly adjustments for current period experience reflect the impact of differences between actual and previously estimated expected gross profits for a given period. Total estimated gross profits include both actual experience and estimates of gross profits for future periods. To the extent each period's actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, cumulative adjustment to all previous periods' costs is recognized.

During each accounting period, the DAC and VOBA balances are evaluated and adjusted with a corresponding charge or credit to current period earnings for the effects of MLOA's actual gross profits and changes in the assumptions regarding estimated future gross profits. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to AOCI in shareholder's equity as of the balance sheet date.

For the variable and UL policies a significant portion of the gross profits is derived from mortality margins and therefore, are significantly influenced by the mortality assumptions used. Mortality assumptions represent the Company's expected claims experience over the life of these policies and are based on a long-term average of actual company experience. This assumption is updated quarterly to reflect recent experience as it emerges. Improvement of life mortality in future periods from that currently projected would result in future deceleration of DAC and VOBA amortization. Conversely, deterioration of life mortality in future periods from that currently projected would result in future acceleration of DAC and VOBA amortization. Generally, life mortality experience has been improving in recent years. However, changes to the mortality assumptions in future periods could have a significant adverse or favorable effect on the results of operations.

PREMIUM DEFICIENCY RESERVES AND LOSS RECOGNITION TESTS

After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any DAC asset), DAC and VOBA would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to earnings (loss).

SENSITIVITY OF DAC AND VOBA TO CHANGES IN FUTURE MORTALITY ASSUMPTIONS

The variable and UL policies DAC and VOBA balance was $374 million at December 31, 2016. The following table demonstrates the sensitivity of the DAC and VOBA balance relative to future mortality assumptions by quantifying the adjustments that would be required, assuming an increase and decrease in the future mortality rate by 1.0%. This information considers only the direct effect of changes in the mortality assumptions on the DAC and VOBA balance and not changes in any other assumptions used in the measurement of the DAC and VOBA balance and does not assume changes in reserves.

                     DAC AND VOBA SENSITIVITY -- MORTALITY
                               DECEMBER 31, 2016

                                                    INCREASE/(REDUCTION) IN DAC
                                                             AND VOBA
                                                   ----------------------------
                                                           (IN MILLIONS)
Decrease in future mortality by 1%................ $                         (1)
Increase in future mortality by 1%................                            1

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SENSITIVITY OF DAC AND VOBA TO CHANGES IN FUTURE RATE OF RETURN ASSUMPTIONS

A significant assumption in the amortization of DAC and VOBA on variable and interest-sensitive life insurance relates to projected future Separate Account performance. Management sets estimated future gross profit or assessment assumptions related to Separate Account performance using a long-term view of expected average market returns by applying a reversion to the mean approach, a commonly used industry practice. This future return approach influences the projection of fees earned, as well as other sources of estimated gross profits. Returns that are higher than expectations for a given period produce higher than expected account balances, increase the fees earned resulting in higher expected future gross profits and lower DAC amortization for the period. The opposite occurs when returns are lower than expected.

In applying this approach to develop estimates of future returns, it is assumed that the market will return to an average gross long-term return estimate, developed with reference to historical long-term equity market performance. In 2016, based upon management's current expectations of interest rates and future fund growth, MLOA updated its RMT assumption from 9.0% to 7.0%. The average gross long term return measurement start date was also updated to December 31, 2014. Management has set limitations as to maximum and minimum future rate of return assumptions, as well as a limitation on the duration of use of these maximum or minimum rates of return. At December 31, 2016, the average gross short-term and long-term annual return estimate on variable and interest-sensitive life insurance was 7.0% (5.63% net of product weighted average Separate Account fees), and the gross maximum and minimum short-term annual rate of return limitations were 15.0% (13.63% net of product weighted average Separate Account fees) and 0.0% (-1.37% net of product weighted average Separate Account fees), respectively. The maximum duration over which these rate limitations may be applied is 5 years. This approach will continue to be applied in future periods. These assumptions of long-term growth are subject to assessment of the reasonableness of resulting estimates of future return assumptions.

If actual market returns continue at levels that would result in assuming future market returns of 15.0% for more than 5 years in order to reach the average gross long-term return estimate, the application of the 5 year maximum duration limitation would result in an acceleration of DAC and VOBA amortization. Conversely, actual market returns resulting in assumed future market returns of 0.0% for more than 5 years would result in a required deceleration of DAC and VOBA amortization. At December 31, 2016, current projections of future average gross market returns assume a 15.0% annualized return for the next three quarters, grading to a RTM of 7.0% in five quarters.

Other significant assumptions underlying gross profit estimates for UL and investment-type products relate to contract persistency and General Account investment spread.

The following table provides an example of the sensitivity of that DAC and VOBA balance relative to future return assumptions by quantifying the adjustments to the DAC and VOBA balance that would be required assuming both an increase and decrease in the future rate of return by 1%. This information considers only the effect of changes in the future Separate Account rate of return and not changes in any other assumptions used in the measurement of the DAC and VOBA balance.

                  DAC AND VOBA SENSITIVITY -- RATE OF RETURN
                               DECEMBER 31, 2016

                                                   INCREASE/(REDUCTION) IN DAC
                                                            AND VOBA
                                                   ---------------------------
                                                          (IN MILLIONS)
Decrease in future rate of return by 1%........... $                        (2)
Increase in future rate of return by 1%...........                           3

BENEFIT PLAN COSTS

Although MLOA has no employees, under service agreements with affiliates, MLOA is charged for services, including personnel services that include a component related to employee benefits (see Note 7 of Notes to Financial Statements). Net periodic pension cost is the aggregation of the compensation cost of benefits promised, interest cost resulting from deferred payment of those benefits, and investment results of assets dedicated to fund those benefits. Each component of net periodic pension benefits cost is based on the affiliated company's best estimate of long-term actuarial and investment return assumptions and consider, as appropriate, an assumed discount rate, an expected rate of return on plan assets, inflation costs, expected increases in compensation levels and trends in health care costs. Of these assumptions, the discount rate and expected rate of return assumptions generally have the most significant impact on the resulting net periodic cost associated with these plans. Actual experience different from that assumed generally is recognized prospectively over future periods; however, significant variances could result in immediate recognition of net periodic cost or benefit if they exceed certain prescribed thresholds or in conjunction with a reconsideration of the related assumptions.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SHARE-BASED AND OTHER COMPENSATION PROGRAMS

Although MLOA has no employees, under service agreements with affiliates, MLOA is charged for services, including personnel services that include a component related to employee compensation (see Note 8 of Notes to Financial Statements). AXA and AXA Financial Group sponsor various share-based compensation plans for eligible employees and associates. Compensation expense related to these awards is measured based on the estimated fair value of the equity instruments issued or the liabilities incurred. AXA Financial Group uses the Black-Scholes option valuation model to determine the grant-date fair values of equity share/unit option awards and similar instruments, requiring assumptions with respect to the expected term of the award, expected price volatility of the underlying share/unit, and expected dividends. These assumptions are significant factors in the resulting measure of fair value recognized over the vesting period and require use of management judgment as to likely future conditions, including employee exercise behavior, as well as consideration of historical and market observable data.

INVESTMENTS -- IMPAIRMENTS AND VALUATION ALLOWANCES AND FAIR VALUE MEASUREMENTS

MLOA's investment portfolio principally consists of public and private fixed maturities, mortgage loans, derivative financial instruments, including equity options and Units in AB. In applying the Company's accounting policies with respect to these investments, estimates, assumptions, and judgments are required about matters that are inherently uncertain, particularly in the identification and recognition of other-than-temporary impairments ("OTTI"), determination of the valuation allowance for losses on mortgage loans and measurements of fair value.

IMPAIRMENTS AND VALUATION ALLOWANCES

The assessment of whether OTTIs have occurred is performed quarterly by MLOA's Investment Under Surveillance ("IUS") Committee, with the assistance of its investment advisors, on a security-by-security basis for each available-for-sale fixed maturity and equity security that has experienced a decline in fair value for purpose of evaluating the underlying reasons. The analysis begins with a review of gross unrealized losses by the following categories of securities: (i) all investment grade and below investment grade fixed maturities for which fair value has declined and remained below amortized cost by 20% or more; and (ii) below-investment-grade fixed maturities for which fair value has declined and remained below amortized cost for a period greater than 12 months. Integral to the analysis is an assessment of various indicators of credit deterioration to determine whether the investment security is expected to recover, including, but not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, resulting in identification of specific securities for which OTTI is recognized.

If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting OTTI is recognized in earnings and the remainder of the fair value loss is recognized in other comprehensive income (loss) ("OCI"). The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management's best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage- and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

Mortgage loans also are reviewed quarterly by the IUS Committee for impairment on a loan-by-loan basis, including an assessment of related collateral value. Commercial mortgages 60 days or more past due and agricultural mortgages 90 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgages. Based on its monthly monitoring of mortgages, a class of potential problem mortgages also is identified, consisting of mortgage loans not currently classified as problems but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being restructured. The decision whether to classify a performing mortgage loan as a potential problem involves significant subjective judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

For problem mortgage loans a valuation allowance is established to provide for the risk of credit losses inherent in the lending process. The allowance includes loan specific reserves for loans determined to be non-performing as a result of the loan review process. A non-performing loan is defined as a loan for which it is probable that amounts due according to the contractual terms of the loan agreement will not be collected. The loan specific portion of the loss allowance is based on the Company's assessment as to ultimate collectability of loan principal

                                     F-64
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA and interest. Valuation allowances for a non-performing loan are recorded based on the present value of expected future cash flows discounted at the loan's effective interest rate or based on the fair value of the collateral if the loan is collateral dependent. The valuation allowance for mortgage loans can increase or decrease from period to period based on such factors.

FAIR VALUE MEASUREMENTS

Investments reported at fair value in the balance sheets of MLOA include fixed maturity securities classified as available-for-sale ("AFS"). In addition, exposure in certain variable life products issued by MLOA are considered embedded derivatives and reported at fair value.

When available, the estimated fair value of securities is based on quoted prices in active markets that are readily and regularly obtainable; these generally are the most liquid holdings and their valuation does not involve management judgment. When quoted prices in active markets are not available, MLOA estimates fair value based on market standard valuation methodologies, including discounted cash flow methodologies, matrix pricing, or other similar techniques. For securities with reasonable price transparency, the significant inputs to these valuation methodologies either are observable in the market or can be derived principally from or corroborated by observable market data. When the volume or level of activity results in little or no price transparency, significant inputs no longer can be supported by reference to market observable data but instead must be based on management's estimation and judgment.

As required by the accounting guidance, MLOA categorizes its assets and liabilities measured at fair value into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique, giving the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). For additional information regarding the key estimates and assumptions surrounding the determinations of fair value measurements, see Note 5 to the Financial Statements - Fair Value Disclosures.

INCOME TAXES

Income taxes represent the net amount of income taxes that MLOA expects to pay to or receive from various taxing jurisdictions in connection with its operations. MLOA provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carry forward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. MLOA's accounting for income taxes represents management's best estimate of the tax consequences of various events and transactions.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities and in evaluating MLOA's tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, MLOA determines whether it is more-likely-than-not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

MLOA's tax positions are reviewed quarterly and the balances are adjusted as new information becomes available.

                                     F-65
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

RESULTS OF OPERATIONS

The earnings narratives that follow discuss the results for 2016 compared to 2015's results, followed by the results for 2015 compared to 2014's results.

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                             RESULTS OF OPERATIONS

                                                     2016     2015    2014
                                                   -------  -------  ------
                                                         (IN MILLIONS)
REVENUES
Universal life and investment-type product policy
  fee income...................................... $   196  $   152  $   91
Premiums..........................................       4        1       1
Net investment income (loss):
  Investment income (loss) from
   derivatives instruments........................      18       (9)     13
  Other investment income (loss)..................      42       38      37
                                                   -------  -------  ------
   Total Net investment income (loss).............      60       29      50
Investment gains (losses), net:
  Total other-than-temporary impairment losses....      (3)      (1)    (10)
  Portion of loss recognized in other
   comprehensive income (loss)....................      --       --      --
                                                   -------  -------  ------
  Net impairment losses recognized................      (3)      (1)    (10)
  Other investment gains (losses), net............      (1)       0       4
                                                   -------  -------  ------
   Total investment gains (losses), net...........      (4)      (1)     (6)
                                                   -------  -------  ------
Equity in earnings (loss) of AB...................       6        5       1
Other income (loss)...............................       8        9       8
                                                   -------  -------  ------
   Total revenues.................................     270      195     145
                                                   -------  -------  ------
BENEFITS AND OTHER DEDUCTIONS
Policyholders' benefits...........................      34       39      31
Interest credited to policyholders' account
  balances........................................      69       36      39
Compensation and benefits.........................      59       36      29
Commissions.......................................     114      121      73
Amortization of deferred policy acquisition costs
  and value of business acquired, net.............      (1)     (73)    (64)
Amortization of deferred costs of reinsurance.....       7        8       8
Other operating costs and expenses................      77       58      39
                                                   -------  -------  ------
   Total benefits and other deductions............     359      225     155
                                                   -------  -------  ------
Earnings (loss) before income taxes...............     (89)     (30)    (10)
Income tax (expense) benefit......................      33       13       5
                                                   -------  -------  ------
Net Earnings (Loss)............................... $   (56) $   (17) $   (5)
                                                   =======  =======  ======

YEAR ENDED DECEMBER 31, 2016 COMPARED TO YEAR ENDED DECEMBER 31, 2015

Net loss was $56 million in 2016, a $39 million increase from the net loss of $17 million in 2015 primarily due to $72 million higher amortization of DAC and VOBA, net, $33 million higher interest credited to policyholders' account balances, $23 million higher compensation and benefits and $19 million higher Other operating expenses, respectively. The increases to the net loss were partially offset by $44million higher Universal life and investment-type product policy fee income and $27 million higher investment income from derivative instruments.

Income tax benefit was $33 million in 2016 as compared to the income tax benefit of $13 million in 2015. The $20 million higher income tax benefit was primarily related to $89 million of pre-tax losses in 2016 compared to $30 million of pre-tax losses in 2015. In 2016 and 2015, Federal income taxes attributable to consolidated operations were different from the amounts determined by multiplying the earnings before income taxes by the expected Federal income tax rate of 35%. The primary difference relates to the dividends received deduction.

Loss from operations before income taxes was $89 million in 2016 and $30 million in 2015, respectively.

REVENUES. Total revenues in 2016 increased $75 million to $270 million from $195 million in 2015. The increase was primarily due to $44 million higher universal life and investment-type product policy fee income, $27 million higher investment income from derivative

                                     F-66
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA instruments ($18 million investment income from derivative instruments in 2016 as compared to $9 million of investment loss from derivative instruments in
2015) and $1 million higher equity in earnings from AB partially offset by $3 million higher investment losses.

Universal life and investment-type product policy fee income increased
$44 million in 2016 to $196 million from $152 million in 2015 primarily due to $25 million decrease in the initial fee liability in 2016 as compared to a $1 million increase in 2015. The 2016 decrease in the initial fee liability includes the impact from assumption updates, model changes, balance true-ups and unlockings for certain VISL and IUL products, which decreased the initial fee liability by $20 million. Additionally, higher policy fee income of $20 million earned on fee based products contributed to the increase in Universal life and investment-type product policy fee income in 2016.

Premiums increased $3 million to $4 million in 2016 from $1 million in 2015 primarily to a full year of sales of employee benefit products and higher affiliated assumed premiums.

Net investment income increased $31 million in 2016 to $60 million from $29 million in 2015 principally due to $27 million higher investment income from derivative instruments ($18 million investment income from derivative instruments in 2016 as compared to $9 million of investment loss from derivative instruments in 2015). Other increases in net investment income were $3 million higher investment income from fixed maturities and $1 million of income from mortgage loans on real estate in 2016.

Investment losses, net increased $3 million to a loss of $4 million in 2016 from a loss of $1 million in 2015 primarily due to $2 million higher impairments of fixed maturities ($3 million in 2016 compared to $1 million in 2015).

BENEFITS AND OTHER DEDUCTIONS. Total benefits and other deductions totaled
$359 million in 2016, an increase of $134 million from $225 million in 2015. The increase primarily resulted from $72 million higher amortization of DAC and VOBA, net, $33 million higher interest credited to policyholders' account balances, $23 million higher compensation and benefits and $19 million higher Other operating expenses which were partially offset by $7 million lower commission expenses and $5 million lower policyholders' benefits.

Policyholders' benefits decreased $5 million in 2016 to $34 million from $39 million in 2015 primarily due to $3 million lower increase in reserves and $2 million lower benefits paid. The 2016 increase in reserves includes a $7 million decrease in reserves resulting from assumption updates, model updates and balance true-ups primarily on VISL and IUL products. The 2015 increase in reserves includes a $4 million increase as a result of updates in the RTM assumption.

Compensation and benefits expense increased $23 million to $59 million in 2016 from $36 million in 2015 due to higher salary and stock option expenses primarily due to the launch of the employee benefits business in late 2015.

Commissions decreased $7 million in 2016 to $114 million from $121 million in 2015 due to lower first year indexed universal life insurance sales.

Amortization of DAC and VOBA, net in 2016 was $(1) million reflecting
$51 million of net unfavorable assumption updates, model changes and balance true-ups primarily for VISL and IUL products and $51 million baseline amortization. Also included in the 2016 amortization of DAC and VOBA, net amounts were $77 million and $26 million capitalization of commissions and deferrable expenses, respectively. Amortization of DAC and VOBA , net in 2015 was $(73) million reflecting $37 million of baseline amortization partially offset by $2 million of net favorable updates and balance true-ups primarily for variable and interest sensitive life products, including updates to the RTM assumption. Also included in the 2015 amortization of DAC and VOBA, net amounts were $83 million and $25 million capitalization of commissions and deferrable expenses, respectively.

Other operating costs and expenses, totaled $77 million in 2016, an increase of $19 million from the $58 million reported in 2015. The increase is primarily attributable to $9 million higher consulting expenses, primarily related to consulting projects invested to launch MLOA's new employee benefits business, $5 million higher general and administrative expenses, $2 million higher commission expense allowance expenses and $1 million higher premium taxes and other insurance taxes, licenses and fee expenses.

YEAR ENDED DECEMBER 31, 2015 COMPARED TO YEAR ENDED DECEMBER 31, 2014

Net loss was $17 million in 2015, a $12 million increase in net loss from the net loss of $17 million in 2014 primarily due to $48 million higher commission expense, $19 million higher Other operating expenses and $22 million lower investment income from derivative instruments ($9 million investment loss from derivative instruments in 2015 as compared to $13 million of investment income from derivative instruments in 2014). The increases to the net loss were partially offset by $61 million higher Universal life and investment-type product policy fee income and $9 million lower amortization of DAC and VOBA, net.

                                     F-67
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Income tax benefit was $13 million in 2015 as compared to the income tax benefit of $5 million in 2014. The $8 million higher income tax benefit was primarily related to $30 million of pre-tax losses in 2015 compared to $10 million of pre-tax losses in 2014. In 2015 and 2014, Federal income taxes attributable to consolidated operations were different from the amounts determined by multiplying the earnings before income taxes by the expected Federal income tax rate of 35%. The primary difference relates to the dividends received deduction.

Loss from operations before income taxes was $30 million in 2015 and $10 million in 2014, respectively.

REVENUES. Total revenues in 2015 increased $50 million to $195 million from $145 million in 2014. The increase was primarily due to $61 million higher universal life and investment-type product policy fee income, $5 million lower investment losses and $4 million higher equity in earnings from AB which was partially offset by $22 million lower investment income from derivative instruments ($9 million investment loss from derivative instruments in 2015 as compared to $13 million of investment income from derivative instruments in
2014).

Universal life and investment-type product policy fee income increased
$61 million in 2015 to $152 million from $91 million in 2014 primarily due to $47 million higher fees as a result of sales of indexed universal life products and a $14 million lower increase in the initial fee liability.

Net investment income decreased $21 million in 2015 to $29 million from $50 million in 2014 principally due to $22 million lower investment income from derivative instruments ($9 million investment loss from derivative instruments in 2015 as compared to $13 million of investment income from derivative instruments in 2014). The decrease in investment income was partially offset by $4 million higher investment income from fixed maturities as a result of higher average fixed maturities available for sale portfolio.

Investment losses, net decreased $5 million in 2015 to a loss of $1 million from a loss of $6 million in 2014 primarily due to $9 million lower impairments of fixed maturities ($1 million in 2015 compared to $10 million in 2014), primarily CMBS securities, partially offset by the absence of a $3 million gain on a pre-payment of mortgage loans on real estate recorded in 2014.

BENEFITS AND OTHER DEDUCTIONS. Total benefits and other deductions totaled
$225 million in 2015, an increase of $70 million from $155 million in 2014. The increase primarily resulted from $48 million higher commission expenses, $19 million higher other operating costs and expenses and $8 million higher policyholders' benefits which were partially offset by , $(9) million lower amortization of DAC and VOBA, net.

Policyholders' benefits increased $8 million in 2015 to $39 million from $31 million in 2014 primarily due to $9 million higher death benefits. In 2015 policyholders' reserve balances increased $6 million as compared to $7 million in 2014. The 2015 increase in reserves includes a $4 million increase as a result of updates in the RTM assumption.

Compensation and benefits expense increased $7 million to $36 million in 2015 from $29 million in 2014 due to higher allocated salary and stock option expenses.

Commissions increased $48 million in 2015 to $121 million from $73 million in 2014 due to $107 million higher first year indexed universal life insurance sales.

Amortization of DAC and VOBA, net in 2015 was $(73) million reflecting
$2 million of net favorable updates and balance true-ups primarily for variable and interest sensitive life products, including updates to the RTM assumption and $37 million of baseline amortization. Also included in the 2015 amortization of DAC and VOBA, net amounts were $83 million and $25 million capitalization of commissions and deferrable expenses, respectively. DAC and VOBA amortization in 2014 was $14 million reflecting $10 million of updates primarily relating to updating the projected cost of reinsurance for COLI and business owned life insurance ("BOLI") lines of business based on an updated study, and $4 million of baseline amortization. Also included in the 2014 amortization of DAC and VOBA, net amounts were $57 million and $21 million capitalization of commissions and deferrable expenses, respectively.

DAC capitalization totaled $108 million in 2015, an increase of $30 million from the $78 million reported in 2014. The increase was primarily due to $26 million higher deferrable commissions and $4 million higher deferrable expenses. The increase in deferrable commission expenses is in line with the higher commission expense resulting from higher first year sales of indexed universal life products.

Other operating costs and expenses, totaled $58 million in 2015, an increase of $19 million from the $39 million reported in 2014. The increase is primarily attributable to $10 million higher consulting expenses, primarily in consulting projects invested to launch MLOA's new employee benefits business, $5 million higher commission expense allowance expenses and $4 million higher premium taxes and other insurance taxes, licenses and fee expenses.

                                     F-68
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PREMIUMS AND DEPOSITS

As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial, most sales of indexed life insurance and employee benefits to policyholders located outside of New York are being issued through MLOA. It is expected that AXA Financial will continue to issue newly developed life insurance and employee benefits products which are issued to policyholders located outside of New York through MLOA. Since future decisions regarding product development depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future. Sale of employee benefit products were not significant in 2016.

The following table lists the sales for major insurance product lines for 2016, 2015 and 2014. Premiums and deposits are presented gross of internal conversions and are presented net of reinsurance ceded, except for the business reinsured to Protective Life.

                             PREMIUMS AND DEPOSITS

                                                    2016   2015   2014
                                                   ------ ------ ------
RETAIL:
Annuities
  First year...................................... $   -- $   -- $   --
  Renewal.........................................     30     26     29
                                                   ------ ------ ------
                                                       30     26     29
Life/(1)/
  First year......................................    206    171    167
  Renewal.........................................    223    203    171
                                                   ------ ------ ------
                                                      429    374    338
Other/(2) (3)/
  First year......................................      7      4      7
  Renewal.........................................      3     --     --
                                                   ------ ------ ------
                                                       10      4      7
                                                   ------ ------ ------
   Total retail...................................    469    404    374
                                                   ------ ------ ------
WHOLESALE:
Annuities
  First year......................................     --     --     --
  Renewal.........................................      1      1      0
                                                   ------ ------ ------
                                                        1      1      0
Life/(1)/
  First year......................................     67    135     32
  Renewal.........................................     72     58     47
                                                   ------ ------ ------
                                                      139    193     79
   Total wholesale................................    140    194     79
                                                   ------ ------ ------
Total Premiums and Deposits....................... $  609 $  598 $  453
                                                   ====== ====== ======

/(1)/Includes variable, interest-sensitive and traditional life products. /(2)/Includes reinsurance assumed.
/(3)/Includes premiums and deposits from supplementary contracts -- A form of settlement under a life insurance or annuity contract whereby funds are made payable or used by the beneficiary to purchase a new insurance policy.

2016 COMPARED TO 2015. Total premiums and deposits for 2016 were $609 million, a $11 million increase from $598 million in 2015 while total first year premiums and deposits decreased $30 million to $280 million in 2016 from $310 million in 2015. First year premiums and deposits for life insurance products decreased $33 million, primarily due to a $60 million decrease in sales of interest sensitive life products, primarily reflecting non-recurring sales of a few large IUL cases in the wholesale channel partially offset by a $27 million increase in sales of variable universal life insurance products in the retail and wholesale channels combined.

2015 COMPARED TO 2014. Total premiums and deposits for life insurance products for 2015 were $598 million, a $145 million increase from $453 million in 2014 while total first year premiums and deposits increased $104 million to $310 million in 2015 from $206 million in 2014. First year premiums and deposits for life insurance products increased $107 million, primarily due to the $103 million and $4 million increase in sales of indexed and variable universal life insurance products in the retail and wholesale channels, reflecting continued strong sales of MLOA's BrightLife(R) universal life product.

                                     F-69
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SURRENDERS AND WITHDRAWALS.

The following table presents surrender and withdrawal amounts and rates for major insurance product lines. Annuity surrenders and withdrawals are presented net of internal replacements.

                              SURRENDERS AND WITHDRAWALS

                                                                                    RATES/(1)/
                                                                                 ----------------
                                                     2016      2015      2014    2016  2015  2014
                                                   --------- --------- --------- ----  ----  ----
                                                                (DOLLARS IN MILLIONS)
Annuities......................................... $     130 $     133 $     150 12.0% 11.6% 11.9%
Variable and interest-sensitive life..............       124        79        71 16.7%  6.5%  5.8%
                                                   --------- --------- ---------
Total............................................. $     254 $     212 $     221
                                                   ========= ========= =========

/(1)/Surrender rates are based on the average surrenderable future policy benefits and/or policyholders' account balances for the related policies and contracts in force during each year.

2016 COMPARED TO 2015. Surrenders and withdrawals increased $42 million, from $212 million in 2015 to $254 million for 2016. There was a $45 million increase in variable and interest sensitive life insurance surrenders and withdrawals partially offset by a $3 million decrease in annuity surrenders and withdrawals. The annualized annuities surrender rate increased to 12.0% in 2016 from 11.6% in 2015. The variable and interest sensitive life products' annualized surrender rate increased to 16.7% in 2016 from 6.5% in 2015. The increase in the VISL surrender rate is due to one large surrender case in 2016.

2015 COMPARED TO 2014. Surrenders and withdrawals decreased $9 million, from $221 million in 2014 to $212 million for 2015. There was a $17 million decrease in annuity surrenders and withdrawals partially offset by an $8 million increase in variable and interest sensitive life insurance surrenders withdrawals. The annualized annuities surrender rate decreased to 11.56% in 2015 from 11.9% in 2014. The variable and interest sensitive life products' annualized surrender rate increased to 6.5% in 2015 from 5.8% in 2014.

GENERAL ACCOUNT INVESTMENT PORTFOLIO

The General Account Investment Assets ("GAIA") portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial mortgages and other loans and other invested assets.

The General Account's portfolios and investment results support the insurance liabilities of MLOA's business operations. The following table reconciles the balance sheet asset amounts to GAIA.

                       GENERAL ACCOUNT INVESTMENT ASSETS
                               DECEMBER 31, 2016

                                                     BALANCE
                                                   SHEET TOTAL OTHER/(1)/    GAIA
BALANCE SHEET CAPTIONS:                            ----------- ---------- ----------
                                                             (IN MILLIONS)
Fixed maturities, available for sale, at
  fair value...................................... $     1,109 $        1 $    1,108
Mortgages on Real Estate..........................          17         --         17
Policy Loans......................................         176        130         46
Other invested assets.............................         126        126         --
                                                   ----------- ---------- ----------
  Total investments...............................       1,428        257      1,171
Cash and cash equivalents.........................         138         27        111
                                                   ----------- ---------- ----------
Total............................................. $     1,566 $      284 $    1,282
                                                   =========== ========== ==========

/(1)/Assets listed in the "Other" category principally consist of MLOA's miscellaneous assets and liabilities related to GAIA that are reclassified from various balance sheet lines held in portfolios other than the General Account which are not managed as part of GAIA, including related accrued income or expense and certain reclassifications and, for fixed maturities, the reversal of net unrealized gains (losses). The "Other" category is deducted in arriving at GAIA. Included in other are ceded policy loans to Protective Life, Derivatives and Alliance investments.

                                     F-70
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

INVESTMENT RESULTS OF GENERAL ACCOUNT INVESTMENT ASSETS

The following table summarizes investment results by asset category for the periods indicated.

                                                             2016                      2015                   2014
                                                   ------------------------  ------------------------  ------------------
                                                       YIELD       AMOUNT        Yield       Amount      Yield     Amount
                                                   -----------   ----------  -----------   ----------  ---------  -------
                                                                            (DOLLARS IN MILLIONS)
FIXED MATURITIES:
  Investment grade
   Income (loss)..................................        3.93%          39         4.42%          36       4.37%      32
   Ending assets..................................                    1,071                       863                 811
  Below investment grade
   Income.........................................        9.82%           4         9.34%           4       6.71%       4
   Ending assets..................................                       37                        43                  48
MORTGAGES:
   Income (loss)..................................        4.13%           1         0.00%           0       5.09%       2
   Ending assets..................................                       17                        --                   0
POLICY LOANS:
   Income.........................................        2.92%           1         3.25%           1       2.71%       0
   Ending assets..................................                       46                        29                  20
CASH AND SHORT-TERM INVESTMENTS:
   Income.........................................        0.28%          --         0.10%          --       0.07%      --
   Ending assets..................................                      111                       172                  46
OTHER INVESTED ASSETS:
   Income.........................................                       --                        --                  --
   Ending assets..................................                       --                        --                   0
TOTAL INVESTED ASSETS:
                                                                 ----------                ----------             -------
   Income.........................................        3.83%          45         4.09%          41       4.32%      38
   Ending Assets..................................                    1,282                     1,107                 925
TOTAL:
                                                                 ----------                ----------             -------
   Investment income..............................        3.83%          45         4.09%          41       4.32%      38
   Less: investment fees..........................       (0.09)%         (1)       (0.09)%         (1)      0.09%      (1)
                                                   -----------   ==========  -----------   ==========  ---------  =======
   Investment Income, Net.........................        3.74%          44         4.00%          40       4.23%      37
                                                                 ==========                ==========             =======
ENDING NET ASSETS.................................                    1,282                     1,107                 925
                                                                 ==========                ==========             =======

FIXED MATURITIES

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2016, 80.1% of the fixed maturity portfolio was publicly traded. At December 31, 2016, GAIA held CMBS with an amortized cost of $24 million. The General Account had no direct exposure to the sovereign debt of Italy, Greece, Portugal, Spain and the Republic of Ireland. The General Account had $87 million or 7.9% of exposure to the oil and gas industry
($64 million in the Energy sector and $23 million in the Utility sector) all of which were above investment grade at December 31, 2016. Given recent market conditions the Company expects some of these securities to fall below investment grade in the future. See "Fixed Maturities by Industry" below.

The decline in the book yield for the twelve months ended December 31, 2016 when compared to the comparable 2015 period was accompanied by an increase in the credit quality of the portfolio. See "Fixed Maturities Credit Quality" below.

FIXED MATURITIES BY INDUSTRY

The General Accounts' fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories.

                                     F-71
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The following table sets forth these fixed maturities by industry category as of the dates indicated along with their associated gross unrealized gains and losses.

                       FIXED MATURITIES BY INDUSTRY/(1)/

                                                                   GROSS      GROSS
                                                     AMORTIZED   UNREALIZED UNREALIZED
                                                       COST        GAINS      LOSSES     FAIR VALUE
                                                   ------------- ---------- ---------- --------------
                                                                     (IN MILLIONS)
AT DECEMBER 31, 2016:
Corporate Securities:
  Finance......................................... $         203  $       3  $       2 $          204
  Manufacturing...................................           311          6          2            315
  Utilities.......................................           162          4          2            164
  Services........................................           163          5          1            167
  Energy..........................................            64          1          1             64
  Retail and wholesale............................            77          1          1             77
  Transportation..................................            44          1          1             44
                                                   -------------  ---------  --------- --------------
   Total corporate securities.....................         1,024         21         10          1,035
                                                   -------------  ---------  --------- --------------
U.S. government...................................            36         --          1             35
Commercial mortgage-backed........................            24          7          7             24
Preferred stock...................................             9         --         --              9
State & municipal.................................             6         --         --              6
                                                   -------------  ---------  --------- --------------
Total............................................. $       1,099  $      28  $      18 $        1,109
                                                   =============  =========  ========= ==============
At December 31, 2015:
Corporate Securities:
  Finance......................................... $         121  $       3  $       1 $          123
  Manufacturing...................................           260          6          2            264
  Utilities.......................................           147          4          3            148
  Services........................................           134          4          1            137
  Energy..........................................            67          1          4             64
  Retail and wholesale............................            54          1          1             54
  Transportation..................................            31          1         --             32
                                                   -------------  ---------  --------- --------------
   Total corporate securities.....................           814         20         12            822
                                                   -------------  ---------  --------- --------------
U.S. government...................................            29         --         --             29
Commercial mortgage-backed........................            32          6          7             31
Preferred stock...................................            17         --         --             17
State & municipal.................................             6          1         --              7
                                                   -------------  ---------  --------- --------------
Total............................................. $         898  $      27  $      19 $          906
                                                   =============  =========  ========= ==============

/(1)/Investment data has been classified based on standard industry categorizations for domestic public holdings and similar classifications by industry for all other holdings.

FIXED MATURITIES CREDIT QUALITY

The Securities Valuation Office ("SVO") of the NAIC, evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories ("NAIC Designations"). NAIC designations of "1" or "2" include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody's or BBB- or higher by Standard & Poor's. NAIC Designations of "3" through "6" are referred to as below investment grade, which include securities rated Ba1 or lower by Moody's and BB+ or lower by Standard & Poor's. As a result of time lags between the funding of investments, and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The amortized cost of the General Accounts' public and private below investment grade fixed maturities totaled $12 million, or 1.1%, of the total fixed maturities at December 31, 2016 and $21 million, or 2.3%, of the total fixed maturities at December 31, 2015. Gross unrealized

                                     F-72
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA losses on public and private fixed maturities decreased from $19 million in 2015 to $18 million in 2016. Below investment grade fixed maturities represented 16.7% and 10.5% of the gross unrealized losses at December 31, 2016 and 2015, respectively. For public, private and corporate fixed maturity categories, gross unrealized gains and gross unrealized losses were lower in 2016 than in the prior year.

PUBLIC FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' public fixed maturities portfolios by NAIC rating at the dates indicated.
                            PUBLIC FIXED MATURITIES

                                                            GROSS      GROSS
        NAIC                                    AMORTIZED UNREALIZED UNREALIZED
  DESIGNATION/(1)/    RATING AGENCY EQUIVALENT    COST      GAINS      LOSSES   FAIR VALUE
   ---------------    ------------------------  --------- ---------- ---------- ----------
                                                              (IN MILLIONS)
AT DECEMBER 31, 2016:
          1            Aaa, Aa, A..............  $    516    $    10    $     7   $    519
          2            Baa.....................       362          8          3        367
                                                 --------    -------    -------   --------
                       Investment grade........       878         18         10        886
                                                 --------    -------    -------   --------

          3            Ba......................         1         --         --          1
          4            B.......................        --         --         --         --
          5            C and lower.............        --         --         --         --
          6            In or near default......         1         --         --          1
                                                 --------    -------    -------   --------
                       Below investment grade..         2         --         --          2
                                                 --------    -------    -------   --------
Total..........................................  $    880    $    18    $    10   $    888
                                                 ========    =======    =======   ========

At December 31, 2015:
          1            Aaa, Aa, A..............  $    385    $    12    $     3   $    394
          2            Baa.....................       304          4          7        301
                                                 --------    -------    -------   --------
                       Investment grade........       689         16         10        695
                                                 --------    -------    -------   --------

          3            Ba......................         4         --         --          4
          4            B.......................         1         --         --          1
          5            C and lower.............        --         --         --         --
          6            In or near default......         1         --         --          1
                                                 --------    -------    -------   --------
                       Below investment grade..         6         --         --          6
                                                 --------    -------    -------   --------
Total..........................................  $    695    $    16    $    10   $    701
                                                 ========    =======    =======   ========

/(1)/At December 31, 2016 and 2015, no securities had been categorized based on expected NAIC designation pending receipt of SVO ratings.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PRIVATE FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' private fixed maturities portfolios by NAIC rating at the dates indicated.
                           PRIVATE FIXED MATURITIES

                                                             GROSS      GROSS
        NAIC                                    AMORTIZED  UNREALIZED UNREALIZED
  DESIGNATION/(1)/    RATING AGENCY EQUIVALENT    COST       GAINS      LOSSES   FAIR VALUE
   ---------------    ------------------------  ---------- ---------- ---------- ----------
                                                               (IN MILLIONS)
AT DECEMBER 31, 2016:
          1            Aaa, Aa, A.............. $      107 $        7 $        5  $     109
          2            Baa.....................        102          2         --        104
                                                ---------- ---------- ----------  ---------
                       Investment grade........        209          9          5        213
                                                ---------- ---------- ----------  ---------

          3            Ba......................         --         --         --         --
          4            B.......................         --         --         --         --
          5            C and lower.............          7          1          1          7
          6            In or near default......          3         --          2          1
                                                ---------- ---------- ----------  ---------
                       Below investment grade..         10          1          3          8
                                                ---------- ---------- ----------  ---------
Total.......................................... $      219 $       10 $        8  $     221
                                                ========== ========== ==========  =========

At December 31, 2015:
          1            Aaa, Aa, A.............. $       97 $        9 $        5  $     101
          2            Baa.....................         91          2          2         91
                                                ---------- ---------- ----------  ---------
                       Investment grade........        188         11          7        192
                                                ---------- ---------- ----------  ---------

          3            Ba......................         --         --         --         --
          4            B.......................          4         --          1          3
          5            C and lower.............          8         --         --          8
          6            In or near default......          3         --          1          2
                                                ---------- ---------- ----------  ---------
                       Below investment grade..         15         --          2         13
                                                ---------- ---------- ----------  ---------
Total.......................................... $      203 $       11 $        9  $     205
                                                ========== ========== ==========  =========

/(1)/Includes, 1 security with amortized cost of $5 million (fair value, $5 million) as of December 31, 2016 and no securities were categorized based on expected NAIC designation pending receipt of SVO ratings as of December 31, 2015.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

CORPORATE FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' public and private holdings of corporate fixed maturities by NAIC rating at the dates indicated.

                          CORPORATE FIXED MATURITIES

                                                              GROSS      GROSS
        NAIC                                     AMORTIZED  UNREALIZED UNREALIZED
  DESIGNATION/(1)/    RATING AGENCY EQUIVALENT     COST       GAINS      LOSSES    FAIR VALUE
   ---------------    ------------------------  ----------- ---------- ----------- -----------
                                                                (IN MILLIONS)
AT DECEMBER 31, 2016:
          1            Aaa, Aa, A.............. $       560 $       11 $         7 $       564
          2            Baa.....................         456         10           3         463
                                                ----------- ---------- ----------- -----------
                       Investment grade........       1,016         21          10       1,027
                                                ----------- ---------- ----------- -----------

          3            Ba......................           1         --          --           1
          4            B.......................          --         --          --          --
          5            C and lower.............           7         --          --           7
          6            In or near default......          --         --          --          --
                                                ----------- ---------- ----------- -----------
                       Below investment grade..           8         --          --           8
                                                ----------- ---------- ----------- -----------
Total.......................................... $     1,024 $       21 $        10 $     1,035
                                                =========== ========== =========== ===========

At December 31, 2015:
          1            Aaa, Aa, A.............. $       421 $       13 $         3 $       431
          2            Baa.....................         382          7           9         380
                                                ----------- ---------- ----------- -----------
                       Investment grade........         803         20          12         811
                                                ----------- ---------- ----------- -----------

          3            Ba......................           4         --          --           4
          4            B.......................          --         --          --          --
          5            C and lower.............           7         --          --           7
          6            In or near default......          --         --          --          --
                                                ----------- ---------- ----------- -----------
                       Below investment grade..          11         --          --          11
                                                ----------- ---------- ----------- -----------
Total.......................................... $       814 $       20 $        12 $       822
                                                =========== ========== =========== ===========

/(1)/Includes, 1 security with amortized cost of $5 million (fair value, $5 million) as of December 31, 2016 and no securities were categorized based on expected NAIC designation pending receipt of SVO ratings as of December 31, 2015.

                                     F-75
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

COMMERCIAL MORTGAGE-BACKED SECURITIES

The following table sets forth the amortized cost and fair value of the Company's commercial mortgage-backed securities at the dates indicated by credit quality and by year of issuance (vintage).

                           COMMERCIAL MORTGAGE-BACKED
                                   SECURITIES
                            DECEMBER 31, 2016
                     --------------------------------
                          MOODY'S AGENCY RATING
                     --------------------------------    TOTAL         TOTAL
                                               BA AND DECEMBER 31,  DECEMBER 31,
                       AAA    AA     A    BAA  BELOW      2016          2015
VINTAGE              ------- ----- ----- ----- ------ ------------- ------------
                                            (IN MILLIONS)
At amortized cost:
  2004.............. $    -- $  -- $  -- $  -- $   -- $          -- $         --
  2005..............      --    --    --     1      8             9           15
  2006..............      --    --    --    --      5             5            6
  2007..............      --    --    --    --     10            10           11
                     ------- ----- ----- ----- ------ ------------- ------------
Total CMBS.......... $    -- $  -- $  -- $   1 $   23 $          24 $         32
                     ======= ===== ===== ===== ====== ============= ============

At fair value:
  2004.............. $    -- $  -- $  -- $  -- $   -- $          -- $         --
  2005..............      --    --    --     1      9            10           14
  2006..............      --    --    --    --      1             1            3
  2007..............      --    --    --    --     13            13           14
                     ------- ----- ----- ----- ------ ------------- ------------
Total CMBS.......... $    -- $  -- $  -- $   1 $   23 $          24 $         31
                     ======= ===== ===== ===== ====== ============= ============

MORTGAGE LOANS

In 2016 MLOA issued $17 million of commercial mortgage loans, representing approximately 1.3% of GAIA invested assets. These mortgage loans were issued for apartment complex properties located in the Mid-Atlantic region. At December 31, 2016 these mortgage loans had an outstanding value of $17 million with a loan to value ratio between 0%-50% and a debt coverage service ratio greater than 2.0x.

DERIVATIVES AND OFFSETTING ASSETS AND LIABILITIES

MLOA hedges crediting rates in the Market Stabilizer Option(R) ("MSO") in the variable life insurance products and Indexed Universal Life ("IUL") insurance products. The MSO and IUL product permit the contract owner to participate in the performance of an index, ETF or commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which MLOA will absorb, up to a certain percentage the loss of value in an index, ETF or commodity price.

In order to support the returns associated with these features, MLOA enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The tables below present quantitative disclosures about MLOA's derivative instruments, including those embedded in other contracts though required to be accounted for as derivative instruments.

                                DERIVATIVE INSTRUMENTS BY CATEGORY
                                                                  FAIR VALUE
                                                            -----------------------
                                                                                    GAINS (LOSSES)
                                                   NOTIONAL    ASSET     LIABILITY    REPORTED IN
                                                    AMOUNT  DERIVATIVES DERIVATIVES EARNINGS (LOSS)
                                                   -------- ----------- ----------- ---------------
AT OR FOR THE YEAR ENDED, DECEMBER 31, 2016:                         (IN MILLIONS)
FREESTANDING DERIVATIVES:
Equity contracts:/(1)/
  Options......................................... $    776 $        76 $        20   $          18
  Collateral......................................       --          --          51              --
                                                                                      -------------
NET INVESTMENT INCOME (LOSS)......................                                               18
                                                                                      -------------

EMBEDDED DERIVATIVES:
MSO and IUL indexed features/(2)/.................       --          --          53             (18)
                                                   -------- ----------- -----------   -------------

Balance, December 31, 2016........................ $    776 $        76 $       124   $          --
                                                   ======== =========== ===========   =============

At or For the Year Ended, December 31, 2015:
Freestanding derivatives:
Equity contracts:/(1)/
  Options......................................... $    518 $        28 $         4   $          (9)
                                                                                      -------------
Net investment income (loss)......................                                               (9)
                                                                                      -------------

Embedded derivatives:
MSO and IUL indexed features/(2)/.................       --          --          24               8
                                                   -------- ----------- -----------   -------------
Balance, December 31, 2015........................ $    518 $        28 $        28   $          (1)
                                                   ======== =========== ===========   =============

/(1)/Reported in Other invested assets in MLOA's balance sheets.
/(2)/MSO and IUL are reported in Future policyholders' benefits and other policyholders' liabilities in the balance sheets.

REALIZED INVESTMENT GAINS (LOSSES)

Realized investment gains (losses) are generated from numerous sources, including the sale of fixed maturity securities, equity securities, investments in limited partnerships and other types of investments, as well as adjustments to the cost basis of investments for OTTI. Realized investment gains (losses) are also generated from prepayment premiums received on private fixed maturity securities, recoveries of principal on previously impaired securities, provisions for losses on commercial mortgage and other loans and fair value changes on commercial mortgage loans carried at fair value.

The following table sets forth "Realized investment gains (losses), net," for the years indicated:

                    REALIZED INVESTMENT GAINS (LOSSES), NET

                                                    2016   2015   2014
                                                   -----  -----  -----
                                                      (IN MILLIONS)

Fixed maturities.................................. $  (4) $  (1) $ (10)
Other.............................................    --     --      4
                                                   -----  -----  -----
Total............................................. $  (4) $  (1) $  (6)
                                                   =====  =====  =====

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

The following table further describes realized gains (losses), net for Fixed maturities:

                               FIXED MATURITIES
                    REALIZED INVESTMENT GAINS (LOSSES), NET

                                                    2016   2015   2014
                                                   -----  -----  ------
                                                       (IN MILLIONS)
Gross realized investment gains:
  Gross gains on sales and maturities............. $   1  $   1  $    3
                                                   -----  -----  ------
   Total gross realized investment gains..........     1      1       3
                                                   -----  -----  ------
Gross realized investment losses:
  Other-than-temporary impairments recognized in
   earnings (loss)................................    (3)    (1)    (10)
  Gross losses on sales and maturities............    (2)    (1)     (3)
                                                   -----  -----  ------
   Total gross realized investment losses.........    (5)    (2)    (13)
                                                   -----  -----  ------
Total............................................. $  (4) $  (1) $  (10)
                                                   =====  =====  ======

The following table sets forth, for the periods indicated, the composition of other-than-temporary impairments recorded in Earnings (loss) by asset type.

         OTHER-THAN-TEMPORARY IMPAIRMENTS RECORDED IN EARNINGS (LOSS)

                                                    2016   2015   2014
                                                   -----  -----  ------
                                                       (IN MILLIONS)
Fixed Maturities:
  Public fixed maturities......................... $  (1) $  --  $   --
  Private fixed maturities........................    (2)    (1)    (10)
                                                   -----  -----  ------
   Total fixed maturities securities.............. $  (3) $  (1) $  (10)
                                                   =====  =====  ======

OTTI on fixed maturities recorded in income in 2016, 2015 and 2014 were due to credit events or adverse conditions of the respective issuer. In these situations, management believes such circumstances have caused, or will lead to, a deficiency in the contractual cash flows related to the investment. The amount of the impairment recorded in earnings (loss) is the difference between the amortized cost of the debt security and the net present value of its projected future cash flows discounted at the effective interest rate implicit in the debt security prior to impairment.

LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW

MLOA's principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from AEFS. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.

In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.

MLOA's liquidity requirements principally relate to the payment of benefits under its various life insurance and annuity products, cash payments in connection with policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements.

In managing the liquidity of MLOA's business, management also considers the risk of policyholder and contractholder withdrawals of funds earlier than assumed when selecting assets to support these contractual obligations. Surrender charges and other contract provisions are used to mitigate the extent, timing and profitability impact of withdrawals of funds by customers from annuity contracts and deposit liabilities. The following table sets forth withdrawal characteristics of MLOA's General Account annuity reserves and deposit liabilities (based on statutory liability values) as of the dates indicated.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

           GENERAL ACCOUNTS ANNUITY RESERVES AND DEPOSIT LIABILITIES

                                                    DECEMBER 31, 2016    December 31, 2015
                                                   -------------------  ------------------
                                                    AMOUNT  % OF TOTAL  Amount  % of Total
                                                   -------- ----------  ------- ----------
                                                            (DOLLARS IN MILLIONS)
Not subject to discretionary withdrawal provisions $     82        6.8% $    84        6.9%
Subject to discretionary withdrawal,
  with adjustment:
  With market value adjustment....................      807       67.5      844       68.8
  At contract value, less surrender charge of 5%
   or more........................................       --         --       --         --
   Subtotal.......................................      889       74.3      928       75.7
Subject to discretionary withdrawal at contract
  value with no surrender charge or surrender
  charge of less than 5%..........................      307       25.7      298       24.3
                                                   --------      -----  -------      -----

Total Annuity Reserves And Deposit Liabilities.... $  1,196      100.0% $ 1,226      100.0%
                                                   ========      =====  =======      =====

ANALYSIS OF STATEMENT OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Cash and cash equivalents were $138 million at December 31, 2016 a decrease of $38 million from $176 million at December 31, 2015.

Net cash used in operating activities was $191 million in both 2016 and 2015. Cash flows from operating activities include such sources as premiums, investment income and dividends from AB offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Net cash used in investing activities was $255 million in 2016 as compared to net cash used in investing activities of $67 million in 2015. The change was principally due to higher net investment purchases of $333 million in 2016 as compared to 2015.

Net cash provided by financing activities was $408 million in 2016 as compared to $387 million in 2015. The impact of the net deposits to policyholders' account balances was $376 million in 2016 as compared to net deposits to policyholders' account balances of $387 million in 2015. Change collateralized pledged liabilities were $32 million and $0 million in 2016 and 2015 respectively.

YEARS ENDED DECEMBER 31, 2015 AND 2014

Cash and cash equivalents were $176 million at December 31, 2015 an increase of $129 million from $47 million at December 31, 2014.

Net cash used in operating activities was $191 million in 2015 as compared to $177 million in 2014. Cash flows from operating activities include such sources as premiums, investment income and dividends from AB offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Net cash used in investing activities was $67 million in 2015 as compared to net cash used in investing activities of $162 million in 2014. The change was principally due to lower net purchases of $153 million in 2015 as compared to 2014.

Net cash provided by financing activities was $387 million in 2015 as compared to $247 million in 2014. The impact of the net deposits to policyholders' account balances was $387 million in 2015 as compared to net deposits to policyholders' account balances of $240 million in 2014. Change collateralized pledged liabilities were $0 million and $7 million in 2015 and 2014 respectively.

SOURCES OF LIQUIDITY The principal sources of MLOA's cash flows are premiums, deposits and charges on policies and contracts, investment income, repayments of principal and sales proceeds from its fixed maturity portfolios, sales of other General Account Investment Assets and distributions from AB.

MLOA's primary source of short-term liquidity to support its insurance operations is a pool of highly liquid, high quality short-term instruments structured to provide liquidity in excess of the expected cash requirements. At December 31, 2016, this asset pool included an aggregate of $111 million in highly liquid short-term investments, as compared to $175 million at December 31, 2015. In addition, a substantial portfolio of public bonds including U.S. Treasury and agency securities and other investment grade fixed maturities is available to meet MLOA's liquidity needs.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

OFF-BALANCE SHEET TRANSACTIONS

At December 31, 2016 and 2015, MLOA was not a party to any off-balance sheet transactions.

STATUTORY REGULATION, CAPITAL AND DIVIDENDS

MLOA is subject to the regulatory capital requirements of Arizona, which are designed to monitor capital adequacy. The level of an insurer's required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2016, the total adjusted capital of MLOA was in excess of Arizona's regulatory capital requirements.

Management monitors its regulatory capital requirements on an ongoing basis taking into account the prevailing conditions in the capital markets. While future capital requirements will depend on future market conditions, management believes that MLOA will continue to have the ability to meet the capital requirements necessary to support its business. For additional information, see "Risk Factors".

MLOA is restricted as to the amounts it may pay as dividends to AEFS. Under Arizona Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. This formula would not permit MLOA to pay shareholder dividends during 2017. For 2016, 2015 and 2014, MLOA's statutory net income (loss) was $(14) million, $(4) million and $12 million, respectively. Statutory surplus, capital stock and Asset Valuation Reserve ("AVR") totaled $331 million and $366 million at December 31, 2016 and 2015, respectively. There were no shareholder dividends paid by MLOA to its parent in 2016, 2015 and 2014.

SUPPLEMENTARY INFORMATION

A schedule of future payments under certain of MLOA's contractual obligations follows:

                       CONTRACTUAL OBLIGATIONS -- DECEMBER 31, 2016
                                                               PAYMENTS DUE BY PERIOD
                                                           -------------------------------
                                                           LESS THAN 1 -- 3 4 -- 5  OVER
                                                    TOTAL   1 YEAR   YEARS  YEARS  5 YEARS
                                                   ------- --------- ------ ------ -------
                                                                (IN MILLIONS)
Contractual obligations:
  Policyholders liabilities -- policyholders'
   account balances, future policy benefits and
   other policyholder liabilities/(1) /........... $ 2,921 $      71 $  117 $  132 $ 2,601
                                                   ------- --------- ------ ------ -------
   Total Contractual Obligations.................. $ 2,921 $      71 $  117 $  132 $ 2,601
                                                   ======= ========= ====== ====== =======

/(1)/Policyholders liabilities represent estimated cash flows out of the General Account related to the payment of death and disability claims, policy surrenders and withdrawals, annuity payments, minimum guarantees on Separate Account funded contracts, matured endowments, policyholder dividends and future renewal premium-based and fund-based commissions offset by contractual future premiums and deposits on in-force contracts. These estimated cash flows are based on mortality, morbidity and lapse assumptions comparable with the MLOA experience and assume market growth and interest crediting consistent with assumptions used in amortizing DAC and VOBA. These amounts are undiscounted and, therefore, exceed the Policyholders' account balances and Future policy benefits and other policyholder liabilities included in the balance sheet included elsewhere herein. They do not reflect projected recoveries from reinsurance agreements. Due to the use of assumptions, actual cash flows will differ from these estimates (see "Critical Accounting Estimates -- Future Policy Benefits"). Separate Accounts liabilities have been excluded as they are legally insulated from General Account obligations and will be funded by cash flows from Separate Accounts assets.

   Unrecognized tax benefits of $4 million were not included in the above table because it is not possible to make reasonably reliable estimates of the occurrence or timing of cash settlements with the respective taxing authorities.

   In addition, MLOA has financial obligations under contingent commitments at December 31, 2016 including guarantees or commitments to fund private fixed maturities. Information on these contingent commitments can be found in Notes 2, 5, 7, 8 and 11 of Notes to Financial Statements.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

                                     None.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                   QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

MLOA's operations are subject to financial, market, political and economic risks, as well as to risks inherent in its business operations. The discussion that follows provides additional information on market risks arising from its insurance asset/liability management activities. Primary market risk exposure results from interest rate fluctuations and changes in credit quality.

MLOA's results of operations significantly depend on profit margins between investment results from General Account Investment Assets and interest credited on individual insurance products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them available for sale in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See the "Investments" section of Note 2 of Notes to Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions.

INVESTMENTS WITH INTEREST RATE RISK -- FAIR VALUE. MLOA's assets with interest rate risk include fixed maturities that make up 86.4% of the carrying value of General Account Investment Assets at December 31, 2016. As part of its asset/liability management, quantitative analyses are used to model the impact various changes in interest rates have on assets with interest rate risk. The table that follows shows the impact an immediate 100 BP increase in interest rates at December 31, 2016 and 2015 would have on the fair value of fixed maturities:

                                                       DECEMBER 31, 2016         December 31, 2015
                                                   -------------------------- ------------------------
                                                                BALANCE AFTER            Balance After
                                                                   +100 BP                  +100 BP
                                                    FAIR VALUE     CHANGE     Fair Value    Change
                                                   ------------ ------------- ---------- -------------
                                                                      (IN MILLIONS)
Fixed maturities.................................. $      1,109  $      1,048 $      906    $      860
                                                   ------------  ------------ ----------    ----------
  Total........................................... $      1,109  $      1,048 $      906    $      860
                                                   ============  ============ ==========    ==========

A 100 BP increase in interest rates is a hypothetical rate scenario used to demonstrate potential risk; it does not represent management's view of future market changes. While these fair value measurements provide a representation of interest rate sensitivity of fixed maturities and mortgage loans, they are based on various portfolio exposures at a particular point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio activities in response to management's assessment of changing market conditions and available investment opportunities.

LIABILITIES WITH INTEREST RATE RISK -- FAIR VALUE.

Asset/liability management is integrated into many aspects of MLOA's operations, including investment decisions, product development and determination of crediting rates. As part of the risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

DERIVATIVES AND INTEREST RATE AND EQUITY RISKS -- FAIR VALUE. MLOA uses derivatives for asset/liability risk management primarily to reduce exposures to equity market fluctuations. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a "Derivative Use Plan" approved by the Arizona Department of Insurance ("AID"). To minimize credit risk exposure associated with its derivative transactions, each counterparty's credit is appraised and approved and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. In addition, MLOA executed various collateral arrangements with counterparties to over-the-counter derivative transactions that require both the pledging and accepting of collateral either in the form of cash or high-quality Treasury or government agency securities.

Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for MLOA because the counterparty would owe money to MLOA if the contract were closed. Alternatively, a negative value indicates MLOA would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction

                                     F-82
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management's view, the net potential exposure is the better measure of credit risk.

At December 31, 2016 and 2015, the net fair values of MLOA's derivatives were $55 million and $24 million, respectively. The table that follows shows equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

                                                               EQUITY SENSITIVITIES
                                                              -----------------------
                                                                        BALANCE AFTER
                                                    NOTIONAL    FAIR     -10% EQUITY
                                                     AMOUNT     VALUE    PRICE SHIFT
                                                   ---------- --------- -------------
                                                             (IN MILLIONS)
DECEMBER 31, 2016
  Options......................................... $      776 $      55     $      27
December 31, 2015
  Options......................................... $      518 $      24     $      --

In addition to the freestanding derivatives discussed above MLOA has liabilities associated with the MSO in MLOA's variable life insurance products and IUL insurance products features which are considered to be derivatives for accounting purposes and were reported at its fair value. The liability for MSO and IUL features was $55 million and $24 million at December 31, 2016 and 2015, respectively. The potential fair value exposure to an immediate 10% drop in equity prices from those prevailing at December 31, 2016 and 2015, would be to decrease the liability balance to $27 million and $10 million respectively.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

BOARD OF DIRECTORS

The Board currently consists of ten members, including our Chairman of the Board, President and Chief Executive Officer, two senior executives of AXA and seven independent members.

The Board holds regular quarterly meetings, generally in February, May, September, and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, Organization and Compensation, and Investment Committees, each of which is described in further detail below. Each of the Directors attended at least 75% of the Board and committee meetings to which he or she was assigned during 2016, except Mr. Buberl.

The current members of our Board are as follows:

MARK PEARSON
Mr. Pearson, age 58, has been a Director of MLOA since January 2011 and currently serves as Chairman of the Board, President and Chief Executive Officer. From February 2011 through September 2013, he served as Chairman of the Board and Chief Executive Officer. Mr. Pearson also serves as President and Chief Executive Officer of AXA Financial since February 2011 and as Chairman of the Board, President and Chief Executive Officer of AXA Equitable since February 2011. Mr. Pearson is also a member of the AXA Group Management Committee. Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. In 2008, he became President and Chief Executive Officer of AXA Japan Holding Co. Ltd. ("AXA Japan") and was appointed a member of the Executive Committee of AXA. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants and is a member of the Board of Directors of the American Council of Life Insurers and the Financial Services Roundtable. Mr. Pearson is also a director of AXA Financial (since January 2011), AXA Equitable (since January 2011) and AllianceBernstein Corporation (since February 2011).

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to AXA Financial, AXA Japan and other AXA affiliates.

THOMAS BUBERL
Mr. Buberl, age 43, has been a director of MLOA since May 2016. Mr. Buberl has served as Chief Executive Officer of AXA since September 2016. From March 2016 to August 2016, Mr. Buberl served as Deputy Chief Executive Officer of AXA. Prior thereto, Mr. Buberl served as Chief Executive Officer of AXA Konzern AG (May 2012 to March 2016), Chief Executive Officer for the global business line for the Health Business (March 2015 to March 2016) and Chief Executive Officer for the global business line for the Life and Savings Business (January 2016 to March 2016). From November 2008 to April 2012, Mr. Buberl served as Chief Executive Officer for Switzerland of Zurich Financial Services ("Zurich"). Prior to joining Zurich, Mr. Buberl held various management positions with Boston Consulting Group (February 2000 to October 2005) and Winterthur Group (November 2005 to October 2008). Mr. Buberl is also a director of AXA Financial and AXA Equitable since May 2016 and various other subsidiaries and affiliates of the AXA Group.

Mr. Buberl brings to the Board his extensive experience and key leadership skills developed through his service as an executive, including invaluable perspective as the Chief Executive Officer of AXA. The Board also benefits from his perspective as a member of the AXA Group Management Committee.

RAMON DE OLIVEIRA
Mr. de Oliveira, age 62, has been a Director of MLOA since May 2011. Mr. de Oliveira has been a member of AXA's Board of Directors since April 2010, where he serves on the Finance Committee (Chair) and Audit Committee, and from April 2009 to May 2010, he was a member of AXA's Supervisory Board. He is currently the Managing Director of the consulting firm Investment Audit Practice, LLC, based in New York, NY. From 2002 to 2006, Mr. de Oliveira was an adjunct professor of Finance at Columbia University. Prior thereto, starting in 1977, he spent 24 years at JP Morgan & Co. where he was Chairman and Chief Executive Officer of JP Morgan Investment Management and was also a member of the firm's Management Committee since its inception in 1995. Upon the merger with Chase Manhattan Bank in 2001, Mr. de Oliveira was the only executive from JP Morgan & Co. asked to join the Executive Committee of the new firm with operating responsibilities. Mr. de Oliveira is currently a member of the Board of Directors of Investment Audit Practice, LLC, Fonds de Dotation du Louvre and JACCAR Holdings. Previously he was a Director of JP Morgan Suisse, American Century Company, Inc., SunGard Data Systems and The Hartford Insurance Company. Mr. de Oliveira is also a director of AXA Financial and AXA Equitable since May 2011.

Mr. de Oliveira brings to the Board extensive financial services experience, and key leadership and analytical skills developed through his roles within the financial services industry and academia. The Board also benefits from his perspective as a director of AXA and as a former director of other companies.

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PAUL EVANS
Mr. Evans, age 51, has been a director of MLOA since November 2016. Mr. Evans has served as Group Chief Executive Officer of AXA Global Life, Savings and Health and has been a member of the AXA Group Management Committee since July 2016. Prior thereto, Mr. Evans served as Group Chief Executive Officer of AXA UK and Ireland (from 2010 to June 2016) and Chairman of AXA Corporate Solutions (from 2015 to June 2016). From 2003 to 2010, Mr. Evans served as Chief Executive Officer of AXA Life in the UK and between 2001 and May 2003,
Mr. Evans served as Group Finance Director of AXA UK and Ireland. Prior to joining AXA in 2000, Mr. Evans spent thirteen years with PricewaterhouseCoopers. From 2014 to June 2016, Mr. Evans served as Chairman of the Association of British Insurers. Mr. Evans is also a director of AXA Financial and AXA Equitable since November 2016 and various other subsidiaries and affiliates of the AXA Group.

Mr. Evans brings to the Board his extensive experience and key leadership skills developed through his service as an executive with AXA, including as Group Chief Executive Officer of AXA Global Life, Savings and Health. The Board also benefits from his perspective as a member of the AXA Group Management Committee.

BARBARA FALLON-WALSH
Ms. Fallon-Walsh, age 64, has been a Director of MLOA since May 2012.
Ms. Fallon-Walsh was with The Vanguard Group, Inc. ("Vanguard") from 1995 until her retirement in 2012, where she held several executive positions, including Head of Institutional Retirement Plan Services from 2006 through 2011.
Ms. Fallon-Walsh started her career at Security Pacific Corporation in 1979 and held a number of senior and executive positions with the company, which merged with Bank of America in 1992. From 1992 until joining Vanguard in 1995,
Ms. Fallon-Walsh served as Executive Vice President, Bay Area Region and Los Angeles Gold Coast Region for Bank of America. Ms. Fallon-Walsh is currently a member of the Boards of Directors of AXA Investment Managers S.A. ("AXA IM"), where she serves on the Audit and Risk Committee and the Remuneration Committee, and of AXA IM Inc. and AXA Rosenberg Group LLC ("AXA Rosenberg"). Ms. Fallon-Walsh is also a director of AXA Financial and AXA Equitable since May 2012.

Ms. Fallon-Walsh brings to the Board extensive financial services and general management expertise through her executive positions at Vanguard, Bank of America and Security Pacific National Bank and through her perspective as a director of AXA IM, AXA IM Inc. and AXA Rosenberg. The Board also benefits from her extensive knowledge of the retirement business.

DANIEL G. KAYE
Mr. Kaye, age 62, has been a Director of MLOA since September 2015. From January 2013 to May 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System ("HealthEast"). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP ("Ernst & Young") from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance.
Mr. Kaye was a member of the Board of Directors of Ferrellgas Partners L.P. ("Ferrellgas") from August 2012 to November 2015 where he served on the Audit Committee and Corporate Governance and Nominating Committee (Chair). Mr. Kaye is a Certified Public Accountant and National Association of Corporate Directors (NACD) Board Leadership Fellow. Mr. Kaye is also a director of AXA Financial and AXA Equitable since September 2015.

Mr. Kaye brings to the Board invaluable expertise as an audit committee financial expert, and extensive financial services and insurance industry experience and his general knowledge and experience in financial matters developed through his roles at Ernst & Young and HealthEast. The Board also benefits from his experience as a director of Ferrellgas.

KRISTI A. MATUS
Ms. Matus, age 48, has been a Director of MLOA since September 2015. From July 2014 to May 2016, Ms. Matus served as Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc. ("athenahealth"). Prior to joining athenahealth, Ms. Matus served as Executive Vice President and Head of Government Services of Aetna, Inc. ("Aetna") from February 2012 to July 2013. Prior to Aetna, she held several senior leadership roles at United Services Automobile Association ("USAA"), including Executive Vice President and Chief Financial Officer from 2008 to 2012. She began her career at the Aid Association for Lutherans, where she held various financial and operational roles for over a decade. Ms. Matus is currently a member of the Board of Directors of Tru Optik Data Corp. ("Tru Optik") and Jordan Health Services, Inc. ("Jordan Health"). Ms. Matus is also a director of AXA Financial and AXA Equitable since September 2015.

Ms. Matus brings to the Board extensive management expertise, finance, corporate governance and key leadership skills developed through her roles at athenahealth, Aetna and USAA. The Board also benefits from her experience as a director of Tru Optik and Jordan Health.

BERTRAM L. SCOTT
Mr. Scott, age 65, has been a Director of MLOA since May 2012. Mr. Scott has served as Senior Vice President of population health of Novant Health, Inc. since February 2015. From November 2012 through December 2014, Mr. Scott served as President and Chief Executive Officer of Affinity Health Plans. From June 2010 to December 2011, Mr. Scott served as President, U.S. Commercial of CIGNA Corporation. Prior thereto,

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Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles in which he has served during his career. The Board also benefits from his perspective as a director of Becton, Dickinson and Company and Lowe's Companies, Inc.

LORIE A. SLUTSKY
Ms. Slutsky, age 64, has been a Director of MLOA since September 2006.
Ms. Slutsky has served as President and Chief Executive Officer of The New York Community Trust, a community foundation that manages a $2.5 billion endowment and annually grants more than $150 million to non-profit organizations, since January 1990. Ms. Slutsky was a board member of the Independent Sector and co-chaired its National Panel on the Non-Profit Sector, which focused on reducing abuse and improving governance practices at non-profits. She also served on the Board of Directors of BoardSource from 1999 to 2008 and served as its Chair from 2005 to 2007. She also served on the Board of Directors of the Council on Foundations from 1989 to 1995 and as its Chair from 1992 to 1994. Ms. Slutsky served as Trustee and Chair of the Budget Committee of Colgate University from 1989 to 1997. Ms. Slutsky is also a director of AXA Financial and AXA Equitable (since September 2006) and AllianceBernstein Corporation (since July 2002).

Ms. Slutsky brings to the Board extensive corporate governance experience through her executive and managerial roles at The New York Community Trust, BoardSource and various other non-profit organizations.

RICHARD C. VAUGHAN
Mr. Vaughan, age 67, has been a Director of MLOA since May 2010. From 1995 to May 2005, Mr. Vaughan served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group ("Lincoln"). Mr. Vaughan joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln's Employee Benefits Division. In June 1992, Mr. Vaughan was appointed Chief Financial Officer of Lincoln and was promoted to Executive Vice President of Lincoln in January 1995. Mr. Vaughan is a member of the Board of Directors of MBIA Inc., where he serves on the Finance and Risk Committee (Chair), Audit Committee and Executive Committee. Previously, Mr. Vaughan was also a Director of The Bank of New York and Davita, Inc. Mr. Vaughan is also a director of AXA Financial and AXA Equitable since May 2010.

Mr. Vaughan brings to the Board invaluable expertise as an audit committee financial expert, and extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including as a Chief Financial Officer. The Board also benefits from his perspective as a director of MBIA, Inc. and as a former director to other public companies.

EXECUTIVE OFFICERS

The current executive officers (other than Mr. Pearson, whose biography is included above in the Board of Directors information) are as follows:

JOSH BRAVERMAN, SENIOR EXECUTIVE VICE PRESIDENT
Mr. Braverman, age 50, joined AXA Financial Group in 2009 and currently serves as Senior Executive Vice President of AXA Financial and MLOA and as Senior Executive Director of AXA Equitable. Mr. Braverman is responsible for the management of the Company's legacy book of annuities and life insurance products. Prior to this role, Mr. Braverman most recently served as Senior Executive Vice President, Chief Investment Officer and Treasurer. In this role, Mr. Braverman was responsible for, among other things, the overall investment strategy of our general account investment portfolio, managing our financing and liquidity requirements, and developing and implementing our derivatives and hedging strategy. Prior to joining AXA Financial Group, Mr. Braverman was the Global Head of Derivatives at Aegon N.V. from 2003 to 2009. Previously,
Mr. Braverman worked for the U.S. Department of Treasury as a sovereign debt advisor, Deutsche Bank as Director of mortgage derivatives trading and Goldman Sachs as Vice President, Fixed Income Proprietary Trading.

MARINE DE BOUCAUD, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF HUMAN RESOURCES OFFICER
Ms. de Boucaud, age 48, joined AXA Financial Group in July 2016 and currently serves as Senior Executive Vice President and Chief Human Resources Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Human Resources Officer of AXA Equitable. Ms. de Boucaud is responsible for developing and executing a business-aligned human capital management strategy focused on leadership development, talent management and total rewards. Ms. de Boucaud also oversees internal communications and the AXA Foundation. Prior to joining AXA Financial Group, Ms. de Boucaud served as the Head of Human Resources of AXA France from October 2012 to June 2016. Ms. de Boucaud began her career with AXA in 2010 as the Head of Talent Management. Prior to joining AXA, Ms. de Boucaud was a senior consultant at Spencer Stuart from March 2008 to September 2010. Prior to joining Spencer Stuart, Ms. de Boucaud held various roles on increasing responsibility at Korn Ferry Whitehead Mann, Jouve & Associes and BNP Paribas.

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DAVE S. HATTEM, SENIOR EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
Mr. Hattem, age 60, joined AXA Financial Group in 1994 and currently serves as Senior Executive Vice President and General Counsel of AXA Financial and MLOA and as Senior Executive Director and General Counsel of AXA Equitable. Prior to his election as general counsel in 2010, Mr. Hattem served as senior vice president and deputy general counsel, taking on this role in 2004. Mr. Hattem is responsible for oversight of the Law Department, including the National Compliance Office, setting the strategic direction of the Department and ensuring the business areas are advised as to choices and opportunities available under existing law to enable company goals. Prior to joining AXA Financial Group, Mr. Hattem served in several senior management positions in the Office of the United States Attorney for the Eastern District of New York. Mr. Hattem began his professional legal career as an Associate in the Litigation Department of Barrett Smith Schapiro Simon & Armstrong. Mr. Hattem is a member of the Board of Directors of The Life Insurance Council of New York.

MICHAEL B. HEALY, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF INFORMATION OFFICER Mr. Healy, age 49, joined AXA Financial Group in 2006 and currently serves as Senior Executive Vice President and Chief Information Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Information Officer of AXA Equitable. Mr. Healy is responsible for the information technology function, directing all systems strategy and delivery, including infrastructure, application development, corporate architecture and electronic commerce.
Mr. Healy is also responsible for the overall management of AXA Financial Group's relationship with AXA Technology Services, the AXA company that provides global technology infrastructure service and support. Prior to this role, Mr. Healy served as chief operations officer of AXA Financial Group's information technology organization, responsible for overseeing the day-to-day operations of that organization. Prior to joining AXA Financial Group, Mr. Healy served as a senior vice president at Marsh & McLennan and in managerial roles at PricewaterhouseCoopers.

ADRIENNE JOHNSON, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF TRANSFORMATION
OFFICER
Ms. Johnson, age 47, joined AXA Financial Group in February 1999 and currently serves as Senior Executive Vice President and Chief Information Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Transformation Officer of AXA Equitable. Ms. Johnson is responsible for operations, corporate sourcing and procurement, corporate real estate, data and strategic taskforces. Ms. Johnson leads the transformation team in supporting the businesses growth of priority segments and distribution transformation, and works closely with AXA's customer team to shape the customer experience. Prior to this role, Ms. Johnson most recently served as Managing Director and Chief Auditor from April 2012 to September 2016 and led the Strategic Initiatives Group from 2007 to April 2012. Prior to joining AXA Financial Group, Ms. Johnson held positions with Enterprise IG, a part of the WPP Group, AIG Trading Group, Morgan Stanley and Shearson Lehman Brothers.

ANDERS MALMSTROM, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER Mr. Malmstrom, age 49, joined AXA Financial Group in June 2012 and currently serves as Senior Executive Vice President and Chief Financial Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Financial Officer of AXA Equitable. Mr. Malmstrom is responsible for all actuarial and investment functions, with oversight of the controller, tax, expense management and distribution finance areas. Prior to joining AXA Financial Group, Mr. Malmstrom was a member of the Executive Board and served as the Head of the Life Business at AXA Winterthur. Prior to joining AXA Winterthur in January 2009,
Mr. Malmstrom was a Senior Vice President at Swiss Life, where he was also a member of the Management Committee. Mr. Malmstrom joined Swiss Life in 1997, and held several positions of increasing responsibility during his tenure.

BRIAN WINIKOFF, SENIOR EXECUTIVE VICE PRESIDENT AND HEAD OF U.S. LIFE, RETIREMENT AND WEALTH MANAGEMENT
Mr. Winikoff, age 44, joined AXA Financial Group in July 2016 and currently serves as Senior Executive Vice President and Head of U.S. Life, Retirement and Wealth Management of AXA Financial and MLOA and as Senior Executive Director and Head of U.S. Life, Retirement and Wealth Management of AXA Equitable.
Mr. Winikoff is responsible for all aspects of the U.S. life, retirement and wealth management business, which includes financial protection, wealth management, employee benefits, employee sponsored and individual annuity.
Mr. Winikoff also leads AXA Equitable Funds Management Group. Prior to joining AXA Financial Group, Mr. Winikoff served as President and Chief Executive Officer of Crump Life Insurance Services, Inc. ("Crump"). Prior thereto,
Mr. Winikoff served in multiple roles at Crump from 2002 to 2008, including as Chief Financial Officer and Vice President, Investor Relations and Corporate Finance. From 2000 to 2002, Mr. Winikoff served as Vice President of Finance, Corporate Treasurer and Head of Investor Relations for LoudCloud Inc., an IT outsource provider.

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

The Executive Committee of the Board ("Executive Committee") is currently comprised of Mr. Pearson (Chair), Mr. Buberl, Ms. Fallon-Walsh, Ms. Slutsky and Mr. Vaughan. The function of the Executive Committee is to exercise the authority of the Board in the management of MLOA between meetings of the Board with the exceptions set forth in MLOA's By-Laws. The Executive Committee held no meetings in 2016.

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The Audit Committee of the Board ("Audit Committee") is currently comprised of Mr. Vaughan (Chair), Ms. Fallon-Walsh, Mr. Kaye and Mr. Scott. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Messrs. Vaughan, Kaye and Scott is an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate. The Audit Committee met eight times in 2016.

The Investment Committee of the Board ("Investment Committee") is currently comprised of Ms. Fallon-Walsh (Chair), Mr. Buberl, Mr. de Oliveira, Mr. Kaye, Mr. Pearson and Mr. Vaughan. The primary purpose of the Investment Committee is to oversee the investments of MLOA by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties. The Investment Committee met four times in 2016.

INDEPENDENCE OF CERTAIN DIRECTORS

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. At the February 2017 meeting, applying these standards, the Board of Directors determined that each of Mr. de Oliveira, Ms. Fallon-Walsh, Mr. Kaye, Ms. Matus, Mr. Scott, Ms. Slutsky and Mr. Vaughan is independent.

CODE OF ETHICS

All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are subject to the AXA Financial Policy Statement on Ethics (the "Code of Ethics"), a code of ethics as defined under Regulation S-K.

The Code of Ethics is available on our website at www.axa.com.

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                            EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview of how the compensation of the "Named Executive Officers" is determined. For 2016, the Named Executive Officers were:

   .   Mark Pearson, Chairman of the Board, President and Chief Executive
       Officer

   .   Anders B. Malmstrom, Senior Executive Director and Chief Financial
       Officer

   . Brian Winikoff, Senior Executive Director and Head of U.S. Life, Retirement and Wealth Management

   .   Dave Hattem, Senior Executive Director and General Counsel

   .   Michael Healy, Senior Executive Director and Chief Information Officer

   . Sharon Ritchey, Senior Executive Director and Chief Customer Officer through December 30, 2016

   . Priscilla Brown, Senior Executive Director and Chief Marketing Officer through August 31, 2016

The details of each Named Executive Officer's compensation may be found in the Summary Compensation Table and other compensation tables included in this section.

       NOTE: Executive officers of MLOA are employees of AXA Equitable Life Insurance Company ("AXA Equitable") and receive no compensation directly from MLOA. Rather, a portion of their compensation from AXA Equitable is allocated to MLOA under the Amended Services Agreement between AXA Equitable and MLOA, effective as of February 1, 2005 (the "Services Agreement"). As a result, the compensation discussion set forth below represents the compensation decisions of AXA Equitable.

COMPENSATION PROGRAM OVERVIEW

GOAL

The overriding goal of AXA Equitable's executive compensation program is to attract, retain and motivate top-performing executive officers who will dedicate themselves to the long-term financial and operational success of AXA Equitable, AXA Financial and AXA Financial Group's insurance-related businesses ("AXA Financial Life and Savings Operations") as well as our ultimate parent and shareholder, AXA. Accordingly, as further described below, the program incorporates metrics which measure that success.

Since the executive officers of AB are principally responsible for the success of the Investment Management Segment, they do not participate in AXA Equitable's executive compensation program. AB maintains separate compensation plans and programs, the details of which may be found in the AB 10-K.

PHILOSOPHY AND STRATEGY

To achieve its goal, AXA Equitable's executive compensation program is structured to foster a pay-for-performance management culture by:

   . providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which the AXA Financial Group most directly competes in the marketplace;

   . making performance-based variable compensation the principal component of executive pay to drive superior performance by basing a significant portion of the executive officers' financial success on the financial and operational success of AXA Financial Life and Savings Operations and AXA;

   . setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-median compensation by achieving above-target results;

   . establishing equity-based arrangements that align the executives' financial interests with those of AXA by ensuring the executives have a material financial stake in the rising equity value of AXA and the business success of its affiliates; and

   .   structuring compensation packages and outcomes to foster internal equity.

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COMPENSATION COMPONENTS

To support this pay-for-performance strategy, the Total Compensation Program provides a mix of fixed and variable compensation components that bases the majority of each executive's compensation on the success of AXA Financial Life and Savings Operations and AXA as well as an assessment of each executive's overall contribution to that success.

Fixed Component

The fixed compensation component of the Total Compensation Program, base salary, falls within the market median of the large diversified financial services companies that are the AXA Financial Group's major competitors and is meant to fairly and competitively compensate executives for their positions and the scope of their responsibilities.

Variable Components

The variable compensation components of the Total Compensation Program, the short-term incentive compensation program and equity-based awards, give executives the opportunity to receive compensation at the median of the market if they meet various corporate and individual financial and operational goals and to receive compensation above the median if they exceed their goals. The variable compensation components measure and reward performance with short-term and long-term focuses.

The short-term incentive compensation program focuses executives on annual corporate and business unit goals that, when attained, drive AXA's global success. It also serves as the primary means for differentiating, recognizing and most directly rewarding individual executives for their personal achievements and leadership based on both qualitative and quantitative results.

Equity-based awards are structured to reward long-term value creation. Performance share awards granted in 2014 will vest partially after three years and partially after four years. Performance shares granted in 2015 and 2016 will vest after four years. Stock options are intended to focus executives on a longer time horizon. Stock options are typically granted with vesting schedules of four or five years and terms of 10 years so that they effectively merge a portion of each executive's compensation with the long-term financial success of AXA. AXA Equitable is confident that the direct alignment of the long-term interests of the executives with those of AXA, combined with the multi-year vesting and performance periods of its equity-based awards, promotes executive retention, focuses executives on gearing their performances to long-term value-creation strategies and discourages excessive risk-taking.

HOW COMPENSATION DECISIONS ARE MADE

ROLE OF THE AXA BOARD OF DIRECTORS

The global framework governing the executive compensation policies for AXA
Group and its U.S. subsidiaries, including AXA Equitable, is set and administered at the AXA level through the operations of AXA's Board of Directors. The AXA Board of Directors (i) reviews the compensation policies that apply to executives of AXA Group worldwide, which are then adapted to local law, conditions and practices by the boards of directors and compensation committees of AXA's subsidiaries, (ii) sets annual caps on equity-based awards,
(iii) reviews and approves all AXA equity-based compensation programs prior to their implementation and (iv) approves individual grants of equity-based awards.

The Compensation and Governance Committee of the AXA Board of Directors is responsible for reviewing the compensation of key executives of the AXA Group, including Mr. Pearson. The Compensation and Governance Committee also recommends to the AXA Board of Directors the amount of equity-based awards to be granted to the members of the Management Committee, an internal committee established to assist the Chief Executive Officer of AXA with the operational management of the AXA Group. Mr. Pearson is a member of the Management Committee. The Compensation and Governance Committee is exclusively composed of directors determined to be independent by the AXA Board of Directors in accordance with the criteria set forth in the Corporate Governance Code for French listed companies (a code of corporate governance principles issued by the French Association of Private Companies (Association Francaise des Entreprises Privees -- AFEP) and the French Confederation of Business Enterprises (Mouvement des Entreprises de France -- MEDEF). The Senior Independent Director is the Chairperson of the Committee. The Chairman of the Board of Directors of AXA and the Chief Executive Officer of AXA, although not members of the Committee, also take part in its work and attend its meetings unless their personal performance or compensation is being discussed.

ROLE OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF AXA EQUITABLE

Within the global framework of executive compensation policies that AXA has established, direct responsibility for overseeing the development and administration of the executive compensation program for AXA Equitable falls to the Organization and Compensation Committee (the

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"OCC") of the Board of Directors of AXA Equitable (the "Board of Directors"). The OCC consists of four members, all of whom were determined to be independent directors by the Board of Directors under New York Stock Exchange standards as of February 16, 2017. In implementing AXA's global compensation program at the entity level, the OCC is aided by the Chief Executive Officer of AXA who, while not a formal member of the OCC, is a member of the Board of Directors and participates in the OCC's deliberations related to compensation issues and assists in ensuring coordination with AXA's global compensation policies.

The OCC is primarily responsible for general oversight of compensation and compensation related matters, including reviewing new benefit plans, equity-based plans and the compensation practices of AXA Equitable to ensure they support AXA Equitable's business strategy and meet the objectives set by AXA for its global compensation policy. Also, in accordance with New York Insurance Law, the OCC is responsible for evaluating the performance of AXA Equitable's principal officers and comparably paid employees (as determined under New York Insurance Law) and recommending their compensation, including their salaries and variable compensation, to the Board of Directors for its discussion and approval. As of February 16, 2017, Mr. Pearson, Mr. Malmstrom and Mr. Winikoff were principal officers and Mr. Hattem was a comparably paid employee (the "Approval Named Executive Officers").

The OCC is also responsible for:

   .   reviewing all other senior executive compensation arrangements;

   . supervising the policies relating to compensation of officers and employees; and

   . reviewing and approving corporate goals and objectives included in variable compensation arrangements and evaluating executive management performance in light of those goals and objectives.

ROLE OF THE CHIEF EXECUTIVE OFFICER

As Chief Executive Officer of AXA Equitable, Mr. Pearson assists the OCC in its review of the total compensation of all the Named Executive Officers except himself. Mr. Pearson provides the OCC with his assessment of the performance of each Named Executive Officer relative to the corporate and individual goals and other expectations set for the Named Executive Officer for the preceding year. Based on these assessments, he then provides his recommendations for each Named Executive Officer's total compensation and the appropriate goals for each in the year to come. However, the OCC is not bound by his recommendations.

Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer.

ROLE OF AXA EQUITABLE HUMAN RESOURCES

AXA Equitable Human Resources supports the OCC's work on executive compensation matters and is responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Human Resources' efforts include, among other things:

   . evaluating the compensation data from peer groups, national executive pay surveys and other sources for the Named Executive Officers and other officers as appropriate;

   . gathering and correlating performance ratings and reviews for individual executive officers, including the Named Executive Officers;

   . reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and

   .   reporting to, and answering requests for information from, the OCC.

Human Resources officers also coordinate and share information with their counterparts at our ultimate parent company, AXA, and take part in its annual comprehensive review of the total compensation of executive officers, as described below in the section entitled "EXECUTIVE COMPENSATION REVIEW."

ROLE OF COMPENSATION CONSULTANT

Towers Watson continues to be retained by AXA Equitable to serve as an executive compensation consultant. Towers Watson provides various services including advising AXA Equitable management on issues relating to AXA Equitable's executive compensation practices and providing market information and analysis regarding the competitiveness of the Total Compensation Program.

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During 2016, Towers Watson performed the following specific services for AXA Equitable management:

   . prepared a comparative review of the total compensation of Mr. Pearson against that received by chief executive officers at peer companies;

   . provided periodic updates on legal, accounting and other developments and trends affecting compensation and benefits generally and executive compensation specifically;

   . offered a competitive review of total compensation (including base salary, targeted and actual annual incentives, annualized value of long-term incentives, welfare and retirement benefits) against selected peer companies, covering specific groups of executive positions;

   . conducted a comprehensive review of the risk profile of AXA Equitable's short-term and long-term incentive compensation plans, as well as certain wholesale distribution sales plans maintained by an AXA Equitable subsidiary;

   .   prepared an independent director compensation study; and

   . assisted in analyzing general reports published by third party national compensation consultants on corporate compensation and benefits.

Although AXA Equitable management has full authority to approve all fees paid to Towers Watson, determine the nature and scope of its services, evaluate its performance and terminate its engagement, the OCC reviewed the services to be provided by Towers Watson in 2016 as well as the related fees. The total amount of fees paid to Towers Watson by AXA Equitable in 2016 for executive compensation services was approximately $95,000. The AXA Financial Group may also pay fees to Towers Watson from time to time for actuarial or other services unrelated to its compensation programs. AXA and other AXA affiliates may also pay fees to Towers Watson for various services. Specifically, AXA pays fees for services in connection with its Executive Compensation Review described below.

EXECUTIVE COMPENSATION REVIEW

In addition to the foregoing processes, each year, AXA Human Resources conducts a comprehensive review of the total compensation paid to the top approximately 200 executives of AXA Group worldwide, including all the Named Executive Officers except Mr. Pearson since compensation of the members of AXA's Management Committee is reviewed separately by the Compensation and Governance Committee of the AXA Board of Directors. The Management Committee participates in this review which focuses on each executive's performance over the last year and the decisions made about the executive's compensation in light of that performance. AXA Equitable Human Resources provides detailed information to AXA Human Resources in preparation for the review.

USE OF COMPETITIVE COMPENSATION DATA

Because AXA Equitable competes most directly for executive talent with large diversified financial services companies, AXA Equitable regards it as essential to regularly review the competitiveness of the Total Compensation Program for its executives to ensure that they are provided compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by peer companies. A variety of sources of compensation information are used to benchmark the competitive market for AXA Equitable executives, including the Named Executive Officers.

PRIMARY COMPENSATION DATA SOURCE

For all Named Executive Officers, AXA Equitable currently relies primarily on the Towers Watson U.S. Diversified Insurance Study of Executive Compensation for information to compare their total compensation to the total compensation reported for equivalent executive officer positions at peer companies. For the 2015 study (which was used in determining 2016 target compensation), the companies included:

  AFLAC                        Lincoln Financial              Principal Financial Group
  AIG                          Massachusetts Mutual           Prudential Financial
  Allstate                     MetLife                        Securian Financial Group
  CIGNA                        Nationwide                     Sun Life Financial
  CNO Financial                New York Life                  Thrivent Financial for Lutherans
  Genworth Financial           Northwestern Mutual            TIAA-CREF
  Guardian Life                OneAmerica Financial Partners  Transamerica
  Hartford Financial Services  Pacific Life                   Unum Group
  John Hancock                 Phoenix Companies              USAA
                                                              Voya Financial Services

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OTHER COMPENSATION DATA SOURCES

The above U.S. compensation data source is supplemented with additional information from general surveys of corporate compensation and benefits published by various national compensation consulting firms. AXA Equitable also participates in surveys conducted by Mercer, McLagan Partners, Towers Watson and LOMA Executive Survey to benchmark both the executive and non-executive compensation programs.

All these information sources are employed to measure and compare actual pay levels not only on a total compensation basis but also by breaking down the Total Compensation Program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at peer companies. This information, as collected and reviewed by Human Resources, is submitted to the OCC for review and discussion.

PRICING PHILOSOPHY

AXA Equitable's compensation practices are designed with the aid of the market data to set the total target compensation of each Named Executive Officer at the median for total compensation with respect to the pay for comparable positions at peer companies. The analysis takes into account certain individual factors such as the specific characteristics and responsibilities of a particular Named Executive Officer's position as compared to similarly situated executives at peer companies. Differences in the amounts of total compensation for the Named Executive Officers in 2016 resulted chiefly from differences in each executive's level of responsibilities, tenure, performance and appropriate benchmark data as well as general considerations of internal consistency and equity.

COMPONENTS OF THE TOTAL REWARDS PROGRAM

The Total Rewards Program for the Named Executive Officers consists of six components. These components include the three components of the Total Compensation Program (i.e., base salary, short-term incentive compensation and equity-based awards) as well as: (i) retirement, financial protection and other compensation and benefit programs, (ii) severance and change-in-control benefits and (iii) perquisites.

BASE SALARY

The primary purpose of base salary is to compensate each Named Executive Officer fairly based on the position held, the Named Executive Officer's career experience, the scope of the position's responsibilities and the Named Executive Officer's own performance, all of which are reviewed with the aid of market survey data. Using this data, a 50th percentile pricing philosophy is maintained, comparing base salaries against the median for comparable salaries at peer companies, unless exceptional conditions require otherwise (for example, a base salary may include an additional amount in lieu of a housing or education allowance) or a Named Executive Officer's experience and tenure warrant a lower initial salary with an adjustment to market over time. Once set, base salaries for the Named Executive Officers are typically not increased, except to reflect a change in job responsibility, a sustained change in the market compensation for the position or a market adjustment for a Named Executive Officer whose initial base salary was set below the 50th percentile.

Mr. Pearson is the only Named Executive Officer with an employment agreement. Under this agreement, Mr. Pearson's employment will continue until he is age 65 unless the employment agreement is terminated earlier by either party on 30 days' prior written notice. Mr. Pearson is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all AXA Equitable officers with the title of Executive Director or higher.

Mr. Hattem's annual rate of base salary was increased in 2016 to reflect a sustained change in market compensation and to offset the elimination of a fringe benefit. Mr. Healy's annual rate of base salary was increased in 2016 to reflect a sustained change in market compensation. None of the Named Executive Officers other than Mr. Hattem or Mr. Healy received an increase in their annual rate of base salary in 2016.

The base salaries earned by the Named Executive Officers in 2016, 2015 and 2014 are reported in the Summary Compensation Table included in this Item 11.

SHORT-TERM INCENTIVE COMPENSATION PROGRAM

Annual variable cash awards for the Named Executive Officers are available under The AXA Equitable Short-Term Incentive Compensation Program (the "STIC Program").

The purpose of the STIC Program is to:

   . align incentive awards with corporate strategic objectives and reward participants based on both company and individual performance;

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   . enhance the performance assessment process with a focus on accountability;

   .   establish greater compensation differentiation based on performance;

   .   provide competitive total compensation opportunities; and

   .   attract, motivate and retain top performers.

The STIC Program awards are typically paid in March of each year, following review of each participant's performance and achievements over the course of the preceding fiscal year. Awards can vary from year to year, and differ by participant, depending primarily on the business and operational results of AXA Financial Life and Savings Operations, as measured by the performance objectives under the STIC Program with a discretionary adjustment as described below under "DISCRETIONARY ADJUSTMENT BY MANAGEMENT COMMITTEE," as well as the participant's individual contributions to those results. No individual is guaranteed any award under the STIC Program, except for certain limited guarantees for new hires. For example, Mr. Winikoff, who joined the company in 2016, was guaranteed a minimum STIC Program award of $900,000 for 2016.

Individual Targets

Initially, individual award targets are assigned to each STIC Program participant based on evaluations of competitive market data for his or her position. These individual award targets are reviewed each year and may be increased or decreased, but generally remain constant from year to year unless there has been a significant change in the level of the participant's responsibilities or a proven and sustained change in the market compensation for the position. For example, Mr. Hattem's STIC Program award target increased by $50,000 in 2016 due to a sustained change in the market compensation for the position.

STIC Program Pool

All the money available to pay STIC Program awards to Senior Executive Directors of AXA Equitable comes from, and is limited by, a cash pool (the "Executive STIC Pool") from which the awards are paid. The size of this pool is determined each year by a formula under which the sum of all the individual award targets established for all the Executive STIC Pool participants for the year is multiplied by a funding percentage (the "Funding Percentage"). The Funding Percentage is determined by combining the individual performance percentages for AXA Financial Life and Savings Operations (weighted 90%) and AXA Group (weighted 10%) which measure their performance against certain financial and other targets.

After the performance percentage for AXA Financial Life and Savings Operations is determined, it may be adjusted positively or negatively by the Management Committee, as described below, before being combined with the AXA Group performance percentage to arrive at the Funding Percentage.

Mr. Pearson's STIC Program award is determined independently of the Executive STIC Pool and is based 20% on AXA Group's performance (which reflects his broader range of performance responsibilities within AXA Group worldwide as a member of the Management Committee), 30% on the performance of AXA Financial Life and Savings Operations (measured in the same manner as for the Executive STIC Pool) and 50% on his individual performance.

The 2016 STIC Program awards for Mr. Malmstrom, Mr. Winikoff and Mr. Hattem were paid from the Executive STIC Pool for 2016. Since Mr. Healy was not a Senior Executive Director during 2016, his 2016 STIC Program award was paid from a cash pool from which the awards of all Executive and Managing Directors of AXA Equitable were paid (the "Director STIC Pool"). The size of this pool was determined by a formula under which the sum of all the individual award targets established for all the Director STIC Pool participants for the year was multiplied by the performance percentage for AXA Financial Life and Savings Operations, measured in the same manner as for the Executive STIC Pool.

Ms. Ritchey and Ms. Brown did not receive 2016 STIC Program awards since they terminated employment with AXA Equitable during 2016.

Performance Percentages

To determine the performance percentage for AXA Financial Life and Savings Operations, various performance objectives are established for AXA Financial Life and Savings Operations, and a target is set for each one. Each performance objective is separately subject to a 150% cap and a 50% cliff. For example, if a particular performance objective is weighted 15% for AXA Financial Life and Savings Operations, 15% will be added to the overall performance percentage for AXA Financial Life and Savings Operations if that target is met, regardless of AXA Financial Life and Savings Operations' performance on its other objectives. If the target for that performance objective is exceeded, the amount added to the overall performance percentage for AXA Financial Life and Savings Operations will be increased up to a maximum of 22.5%

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(150% x 15%). If the target for the performance objective is not met, the amount added to the performance percentage will be decreased down to a threshold of 7.5% (50% x 15%). If performance is below the threshold for a performance objective, 0% will be added to AXA Financial Life and Savings Operations' overall performance percentage.

AXA FINANCIAL LIFE AND SAVINGS OPERATIONS -- The following grid presents the targets for each of the performance objectives used to measure the performance of AXA Financial Life and Savings Operations in 2016, along with their relative weightings. The performance objectives for AXA Financial Life and Savings Operations and their relative weightings are standardized for AXA Group life and savings companies in mature markets worldwide and, accordingly, are not measures calculated and presented in accordance with U.S. GAAP.

    AXA FINANCIAL LIFE AND SAVINGS OPERATIONS
             PERFORMANCE OBJECTIVES                WEIGHTING  TARGET/(1)/
-------------------------------------------------  ---------  ----------
Underlying earnings/(2)/                                45.0%        879
Gross Written Premiums/(3)/                             20.0%      3,300
Return on Equity (Cash)/(4)/                            10.0%       17.1%
Customer Centricity/(5)/
  Customer Experience Tracking                          20.0%       76.7%
  Brand Preference Tracking                              5.0%       46.0%

/(1)/All numbers other than those stated in percentages are in millions of U.S.
    dollars.
/(2)/"Underlying earnings" means adjusted earnings excluding net capital gains or losses attributable to shareholders. "Adjusted earnings" means net income before the impact of exceptional and discontinued operations, certain integration and restructuring costs, goodwill and other related intangibles and profit or loss on financial assets accounted for under the fair value option and derivatives. Underlying earnings and adjusted earnings are measured using International Financial Reporting Standards ("IFRS") since AXA uses IFRS as its principal method of accounting. Note that, in addition to the underlying earnings of AXA Financial Life and Savings Operations, this performance objective also includes the underlying earnings of AXA Corporation Solutions Life Reinsurance Company (an AXA Group affiliate that is managed by AXA Equitable personnel) and AXA Financial.
/(3)/"Gross Written Premiums" means total premiums (first year premiums plus renewal premiums) for pure life insurance protection business.
/(4)/"Return on Equity (Cash)" means the expected dividends to be paid to AXA divided by the average short-term economic capital. Short-term economic capital measures the portion of the available financial resources that could be lost in a year if a 1 in 200 year "shock" were to occur.
/(5)/"Customer Centricity" is comprised of two components -- Customer
    Experience Tracking and Brand Preference Tracking. Generally, Customer Experience Tracking measures customers' level of satisfaction based on the responses received for a certain customer survey question. Negative responses are subtracted from positive responses to obtain a net satisfaction index. Brand Preference Tracking measures "intent to purchase" among clients who currently own a life insurance or annuity product based on the percentage of favorable responses received for certain customer survey questions.

Since the performance objectives are meant to cover only the key performance indicators for a year, there are generally no more than five objectives. The performance objectives and their relative weightings are determined based on AXA's strategy and focus and they may change from year to year as different metrics may become more relevant. Underlying earnings is generally the most highly weighted performance objective, however, reflecting AXA's belief that it is the strongest indicator of performance for a year and should be the dominant metric to determine a STIC Program participant's STIC Program award.

The 2016 STIC Program eliminated the Economic Expenses performance objective that was included in the 2015 STIC Program and weighted at 10%. Accordingly, an additional 5% weighting was added to each of the Underlying Earnings and Gross Written Premiums performance objectives. Also, Return on Capital was replaced by Return on Equity (Cash) since Return on Equity (Cash) is less market-driven and a better measurement of management performance.

For 2016, actual Underlying Earnings and Return on Equity (Cash) slightly exceeded target while actual Gross Written Premiums were slightly below target. The actual results for Brand Preference Tracking and Customer Experience Tracking exceeded target, with Brand Preference Tracking's contribution to the overall performance percentage for AXA Financial Life and Savings Operations hitting its cap of 7.5%.

AXA GROUP -- AXA Group's performance percentage is primarily based on underlying earnings per share (65%). Adjusted return on equity (15%) and customer experience tracking (20%) are also considered. For this purpose, "adjusted return on equity" means adjusted earnings (as defined above) divided by average shareholder's equity excluding undated subordinated debt and other comprehensive income.

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Discretionary Adjustment by the Management Committee

As stated above, the performance percentage for AXA Financial Life and Savings Operations may be adjusted by the Management Committee before being combined with AXA's performance percentage to arrive at the Funding Percentage for the Executive STIC Pool. When making this adjustment, the Management Committee generally considers whether any uncontrollable factors such as market fluctuations may have unduly influenced AXA Financial Life and Savings Operations' results with respect to the performance objectives listed above and may increase or decrease the performance percentage by 15%, subject to an overall cap of 150% for the performance percentage. With respect to 2016, the Management Committee made a negative adjustment to the performance percentage to reflect its belief that market fluctuations unduly impacted the results for Customer Experience Tracking in a positive manner.

Individual Determinations

Once the Executive STIC Pool and Director STIC Pool are determined, they are allocated to the participants in the pool based on their individual performance and demonstrated leadership behaviors. As stated above, no participant is guaranteed his or her target award or any award under the STIC Program except for certain limited guarantees for new hires, such as Mr. Winikoff's guarantee of a minimum STIC Program award of $900,000 for 2016.

The OCC reviewed the performance of each Named Executive Officer during 2016 as well as Management's recommendations for each Named Executive Officer's STIC Program award, except for Ms. Brown and Ms. Ritchey since they terminated employment with AXA Equitable in 2016. Based on its subjective determination of each Named Executive Officer's performance, the OCC made its recommendations as to the maximum STIC Program award for each Approval Named Executive Officer to the AXA Equitable Board of Directors and recommended the amount of the STIC Program award to be paid to Mr. Healy to Mr. Pearson. The AXA Equitable Board of Directors approved the final maximum award amounts for the Approval Named Executive Officers and delegated authority to the Chief Executive Officer of AXA to determine the final award amount for Mr. Pearson and to Mr. Pearson to determine the final award amount for the other Approval Named Executive Officers.

In making its recommendation for Mr. Winikoff, the OCC took into account that his guaranteed minimum STIC Program award of $900,000 for 2016 was based on his annual STIC Program award target without any pro-ration to reflect his half year of service. For the other Named Executive Officers, the OCC took into account the factors that it deemed relevant, including the following accomplishments achieved in 2016 by the Named Executive Officers and the Funding Percentage. Since the Named Executive Officers are responsible for the success of each of AXA Equitable, AXA Financial and AXA Financial Life and Savings Operations, the OCC considered all related 2016 accomplishments. The OCC also consider the Named Executive Officers' contribution to the AXA Group worldwide. The accomplishments and contributions considered included:

 EXECUTIVE                                   ACCOMPLISHMENTS
Mr. Pearson    .  Drove strong 2016 performance of AXA Financial Group, meeting or exceeding all goals for earnings, productivity, cash return on equity, capital management, customer satisfaction and risk management.
               .  Drove the company's strategy, including overseeing the successful development of plans to meet AXA's Ambition 2020 goals and the company's role in influencing legal and regulatory developments such as the
                  Department of Labor fiduciary rule and the NAIC reserve and capital framework.
               .  Implemented executive management changes and restructured the AXA
                  Equitable Executive Committee, including adding a Chief Transformation
                  Officer and Head of In-Force Business to better position the company for the execution of its strategic plan.
               .  Continued to set a strong tone at the top with respect to workplace and diversity issues, resulting in AXA Equitable receiving certification as a
                  "Great Place to Work" for the first time by an independent workplace authority and a 100% rating by the Human Rights Campaign Foundation's
                  Corporate Equality Index for the fourth year in a row.
               .  Broadened personal visibility with employees and field force by instituting a program of leadership roundtables, CEO dialogues and branch visits. Also raised the profile of AXA in the industry through activities in industry groups.
               .  Served as an influential member of AXA's Management Committee and implemented and chaired a new executive committee for AXA companies in the
                  US, identifying synergies and cost-saving opportunities and sharing best practices.

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  EXECUTIVE                                    ACCOMPLISHMENTS
Mr. Malmstrom    .  Actively managed capital including reducing debt to AXA Group and delivering AXA Equitable dividends of over $1 billion while ensuring capital and solvency levels remained in excess of risk tolerance levels.
                 .  Actively managed assets, including implementing a number of yield enhancement initiatives for the General Account and the hedging of separate account fee exposure to domestic equity.
                 .  Successfully led the company's efficiency efforts, including sponsoring an efficiency task force which exceeded 2016 savings targets and identifying action plans to meet AXA's Ambition 2020 savings targets.
                 .  Successfully led the strategic planning process, providing insight on margin and revenue streams for each business area and identifying mitigating actions to close the gap to targets.
                 .  Led local efforts to shape positive investor and rating agency perceptions for AXA Group which were well-received. Played key role in the company's and the industry's efforts related to the NAIC reserve and capital framework.

Mr. Hattem       .  Provided strong leadership, oversight and team support in connection with a decisive victory in the Sivollela case, a high-profile excessive fee litigation case closely watched by the mutual fund industry.
                 .  Successfully led company efforts with respect to several significant regulatory developments that required analysis, initiatives to influence rule-making and compliance program development, including the Department of Labor fiduciary rule.
                 .  Developed effective controls in response to dynamic legal and regulatory environment and managed relationship with key regulators such as the SEC,
                    FINRA and the New York State Department of Financial Services.
                 .  Effectively oversaw all legal work related to key corporate initiatives such as the increased level of investment and hedging programs and the continued expansion of the proprietary fund complex while containing related outside counsel costs.
                 .  Acted as key advisor to Mr. Pearson throughout Board and executive management changes and restructure of the AXA Equitable Executive
                    Committee.
                 .  Actively developed leaders in the Law Department, enabling internal promotions, and recruited high quality talent to fill open positions while furthering our diversity goals.
                 .  Sponsored the law department's well-received Cyber Security Conference which brought together leading cyber security talent from a variety of companies.

Mr. Healy        .  Delivered the IT Agile Transformation Program resulting in significant productivity savings.
                 .  Successfully implemented new employee benefits platform using cloud services and innovative technology to differentiate the company in the marketplace
                 .  Continued strengthening the company's IT security practices, including alignment with industry frameworks.
                 .  Actively led the fraud response technology team and delivered the long-term strategy for an organizational fraud hub.
                 .  Achieved highest employee engagement survey scores for AXA IT organizations worldwide and top scores in the AXA Financial Group.
                 .  Recognized as a leader in the implementation of the AXA group IT strategy across all projects and programs.

No specific weight was assigned to any particular factor and all were evaluated in the aggregate to arrive at the recommended STIC Program award for each of the Named Executive Officers. Mr. Malmstrom and Mr. Hattem, who were paid their STIC Program awards from the Executive STIC Pool, received a percentage of their STIC Program award target that was approximately equal and greater than the Funding Percentage for the Executive STIC Pool, respectively. Mr. Pearson received a STIC Program award equal to approximately 102% of his STIC Program award target. Mr. Healy, who was paid his STIC Program award from the Director STIC Pool, received a percentage of his STIC Program award target that was greater than the performance percentage for AXA Financial Life and Savings Operations. Mr. Winikoff received his guaranteed minimum STIC Program award.

The STIC Program awards and bonuses earned by the Named Executive Officers in 2016, 2015 and 2014 are reported in the Summary Compensation Table included in this section.

EQUITY-BASED AWARDS

The value of the equity-based awards is linked to the performance of AXA's stock. The purpose of the equity-based awards is to:

   . align strategic interests of award recipients with those of our ultimate parent and shareholder, AXA;

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   .   provide competitive total compensation opportunities;

   . focus on achievement of medium-range and long-term strategic business objectives; and

   .   attract, motivate and retain top performers.

Annual equity-based awards for eligible employees, including the Named Executive Officers, are available under the umbrella of AXA's global equity program. Equity-based awards may also be granted from time to time to executive officers outside of AXA's global equity program as part of a sign-on package or as a retention vehicle.

Annual Awards Process

Annual equity-based awards under AXA's global equity program are subject to the oversight of the AXA Board of Directors, which is authorized to approve all annual equity programs prior to their implementation and to approve all individual grants. The AXA Board of Directors also sets the size of the equity pool each year, after considering the amounts authorized by shareholders for equity-based awards (AXA's shareholders authorize a global cap for equity-based awards every three to four years) and the recommendations of chief executive officers or boards of directors of affiliates worldwide on the number of stock option and other grants for the year. The pools are allocated annually among AXA Group affiliates based on each affiliate's contribution to AXA Group's financial results during the preceding year and with consideration for specific local needs (e.g., market competitiveness, consistency with local practices, group development).

The AXA Board of Directors sets the mix of equity-based awards for individual grants, which is standardized through AXA Group worldwide. Since 2004, there has been a decreasing reliance on stock options in equity-based awards. For example, in 2016, equity grants were awarded entirely in performance shares at the senior and junior employee levels. Executive officers have continued to receive a portion of their grant in stock options, however, since stock options are a long-term award and AXA believes that executive officers are required to have a more significant long-term focus than senior or junior employees.

Each Named Executive Officer is eligible to receive an annual equity-based award. Individual equity-based award targets are assigned to each of the Named Executive Officers other than Mr. Pearson based on evaluations of competitive market data for his or her position. These individual award targets are reviewed each year and may be increased or decreased, but generally remain constant from year to year unless there has been a significant change in the level of the Named Executive Officer's responsibilities or a proven and sustained change in the market compensation for the position. For example, Mr. Hattem's equity-based award target increased in 2016. This increase will apply to Mr. Hattem's annual equity-based award granted in 2017. For
Mr. Pearson, his equity-based award target is based on his actual award for the prior year.

Each year, the OCC submits recommendations to the AXA Board of Directors with respect to annual equity-based awards for the Named Executive Officers, taking into account the available equity pool allocation and based on a review of each officer's potential future contributions, consideration of the importance of retaining the officer in his or her current position and a review of competitive market data relating to equity-based awards for similar positions at peer companies, as described above in the section entitled, "Use of Competitive Compensation Data." The AXA Board of Directors approves the individual grants as it deems appropriate.

2016 Annual Award Grants

Each Named Executive Officer other than Mr. Winikoff received an equity-based award grant on June 6, 2016. For the Named Executive Officers other than
Mr. Healy, these grants involved a mix of two components: (1) AXA ordinary share options granted under the AXA Stock Option Plan and (2) performance shares granted under the 2016 Performance Share Plan. Mr. Healy's equity-based award grant consisted solely of performance shares.

The awards to the Named Executive Officers were granted using U.S. dollar values. The U.S. dollar values for the Named Executive Officers other than Mr. Healy were allocated between stock options and performance shares in accordance with the mix determined by the AXA Board of Directors. For this purpose, the value of the stock options and performance shares granted were determined using a Black-Scholes pricing methodology which was based on assumptions which differ from the assumptions used in determining an option's or performance share's grant date fair value reflected in the Summary Compensation Table which is based on FASB ASC Topic 718.

Since he began his employment with AXA Equitable after the annual equity-based award grant date for 2016, Mr. Winikoff received a sign-on equity-based award grant of restricted stock units in lieu of a grant of stock options and performance shares as described below in "2016 One-Time Awards."

Ms. Ritchey and Ms. Brown each forfeited their 2016 performance shares grant due to their termination of employment in 2016.

2016 Stock Option Award Grants

The stock option awards granted to the Named Executive Officers on June 6, 2016 have a 10-year term and a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant, provided that the last third will vest on

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June 6, 2021 only if the AXA ordinary share performs at least as well as the Stoxx Insurance Index ("SXIP Index") over a specified period of at least three years. This performance condition applies to all of Mr. Pearson's options. The exercise price for the options is 21.52 euro, which was the average of the closing prices for the AXA ordinary share on Euronext Paris SA over the 20 trading days immediately preceding June 6, 2016.

In the event of a Named Executive Officer's retirement, the stock options continue to vest and may be exercised until the end of the term, except in the case of misconduct. Accordingly, since Mr. Hattem and Mr. Pearson are currently eligible to retire, these stock options will not be forfeited due to any service condition.

2016 Performance Share Award Grants

A performance share is a "phantom" share of AXA stock that, once earned and vested, provides the right to receive an AXA ordinary share at the time of payment. Performance shares are granted unearned. Under the 2016 Performance Shares Plan, the number of shares that is earned is determined at the end of a three-year performance period, starting on January 1, 2016 and ending on December 31, 2018, by multiplying the number of shares granted by a performance percentage that is determined as described below. If no dividend is proposed for payment by the AXA Board of Directors to AXA's shareholders for 2016 or 2017 or 2018, the performance percentage for the grant will be divided in half. The performance shares granted to the Named Executive Officers on June 6, 2016 have a cliff vesting schedule of four years.

The performance percentage for the 2016 Performance Share Plan initially will be determined based: (a) 40% on AXA Group's performance with respect to adjusted earnings per share, (b) 50% on AXA Financial Life and Savings Operations' performance with respect to adjusted earnings and underlying earnings (each weighted 50%) and (c) 10% on AXA Group's score on the DJSI World, a Dow Jones sustainability index which tracks the performance of the world's sustainability leaders. A positive or negative adjustment of 5% will then be made to the performance percentage based on AXA Group's relative performance against a selection of its peers with respect to total shareholder return. The components of the performance percentage and their targets are determined by the AXA Board of Directors based on their review of AXA's strategic objectives, market practices and regulatory changes.

Generally, if performance targets are met, 100% of the performance shares initially granted is earned. Performance that exceeds the targets results in increases in the number of shares earned, subject to a cap of 130% of the initial number of shares. Performance that falls short of targets results in a decrease in the number of shares earned with a possible forfeiture of all shares. Since AXA uses IFRS as its principal method of accounting, AXA Group's adjusted earnings per share and AXA Financial Life and Savings Operations' adjusted earnings and underlying earnings are calculated using IFRS. Accordingly, they are not measures calculated and presented in accordance with U.S. GAAP.

The settlement of 2016 performance shares will be made in AXA ordinary shares on June 6, 2020. The 2016 plan provides that, in the case of retirement, a participant is treated as if he or she continued employment until the settlement date. Accordingly, Mr. Hattem and Mr. Pearson will still receive a payout under this plan if they choose to retire prior to the end of the vesting period.

2016 One-Time Awards

On July 5, 2016, Mr. Winikoff received a sign-on equity-based grant of 84,611 restricted stock units ("RSUs"). These RSUs will vest ratably over a four-year period and be paid out in cash within 30 days after the vesting date. This grant was approved by the OCC and the Board of Directors.

Detailed information on the RSU, stock option and performance share grants for each of the Named Executive Officers in 2016 is reported in the 2016 Grants of Plan-Based Awards Table included in this Item 11.

2016 Payouts from Prior Year Awards

In 2016, certain Named Executive Officers received the payout of their performance shares under the 2013 Performance Share Plan. The 2013 Performance Share Plan was similar to the 2016 Performance Share Plan except that 100% of the shares earned were vested after three years, on March 22, 2016. Also, AXA Financial Life and Savings Operations' performance over a two-year performance period (i.e., January 1, 2013 through December 31, 2015) counted for two-thirds and AXA Group's performance over the same period counted for one-third toward the performance percentage for that plan. AXA Group's performance was based on net income per share while AXA Financial Life and Savings Operations' performance was based on net income (weighted 50%) and underlying earnings (weighted 50%). The performance percentage that was ultimately achieved under the plan was 119.58%, based on AXA Financial Life and Savings Operations' performance of 130% and AXA Group's performance of 98.74%.

On March 16, 2012, eligible AXA Group employees worldwide, including certain of the Named Executive Officers, were each granted 50 AXA miles. AXA miles were "phantom" shares of AXA stock that were eligible to be converted to actual AXA ordinary shares at the end of a four-year

                                     F-99
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA vesting period. 25 of the AXA miles granted in 2012 were subject to a performance condition requiring that at least one of the following two metrics must have improved in 2012 in order for them to convert to actual shares: AXA's underlying earnings per share (1.57 euro in 2011) or AXA's customer scope index (79.3 in 2011). Since this performance condition was met, all 50 AXA miles vested on March 16, 2016.

Detailed information on the payouts of 2013 performance shares and 2012 AXA miles in 2016 is reported in the 2016 Option Exercises and Stock Vested Table included in this section.

OTHER COMPENSATION AND BENEFITS

AXA Equitable believes that a comprehensive benefits program which offers long-term financial support and security for all employees plays a critical role in attracting and retaining high caliber executives. Accordingly, all employees, including the Named Executive Officers, are offered a benefits program that includes group health and disability coverage, group life insurance and various deferred compensation and retirement benefits. In addition, as discussed below, AXA Equitable offers certain benefit programs for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provide continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

QUALIFIED RETIREMENT PLANS

AXA Equitable believes that qualified retirement plans encourage long-term service. Accordingly, the following qualified retirement plans are offered to eligible employees, including the Named Executive Officers:

AXA Equitable 401(k) Plan (the "401(k) Plan")

AXA Equitable sponsors the 401(k) Plan, a tax-qualified defined contribution plan, for its eligible employees, including the Named Executive Officers. Eligible employees may contribute to the 401(k) Plan on a before tax, after-tax, or Roth 401(k) basis (or any combination of the foregoing), up to plan and tax law limits. The 401(k) Plan also provides participants with the opportunity to earn a discretionary profit sharing contribution and a company contribution. The discretionary profit sharing contribution for a calendar year is based on company performance for that year and ranges from 0% to 4% of annual eligible compensation (subject to tax law limits). Any contribution for a calendar year is expected to be made in the first quarter of the following year. A profit sharing contribution of 1% of annual eligible compensation is expected to be made for the 2016 plan year. The company contribution for a calendar year is based on the following formula and is subject to tax law limits: (i) 2.5% of eligible compensation up to the Social Security Wage Base ($118,500 in 2016) plus, (ii) 5.0% of eligible compensation in excess of the Social Security Wage Base, up to the qualified plan compensation limit ($265,000 in 2016).

AXA Equitable Retirement Plan (the "Retirement Plan")

AXA Equitable sponsors the Retirement Plan, a tax-qualified defined benefit plan for eligible employees which was frozen effective December 31, 2013. The Retirement Plan provides for retirement benefits upon reaching age sixty-five and has provisions for early retirement, death benefits and benefits upon termination of employment for vested participants. It has a three-year cliff-vesting schedule. Mr. Pearson, Mr. Hattem and Mr. Healy participated in the plan prior to its freeze.

Prior to its freeze, the Retirement Plan provided a cash balance benefit whereby AXA Equitable established a notional account in the name of each Retirement Plan participant. The notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security Wage Base plus 10% of eligible compensation above the Social Security Wage Base up to the qualified plan compensation limit. These notional accounts continue to be credited with deemed interest credits.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

EXCESS PLANS

AXA Equitable believes that excess plans are an important component of competitive market-based compensation in both its peer group and generally. Accordingly, the following excess plan benefits are offered to eligible employees, including the Named Executive Officers:

Excess 401(k) Contributions

AXA Equitable provides excess 401(k) contributions for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 10% of the participant's
(i) eligible compensation in excess of the qualified plan

                                     F-100
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA compensation limit and (ii) voluntary deferrals to the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives for the applicable year, and are made to accounts established for participants under the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives. All the Named Executive Officers were eligible to receive excess 401(k) contributions in 2016.

AXA Equitable Excess Retirement Plan (the "Excess Plan")

AXA Equitable sponsors the Excess Plan, a nonqualified defined benefit plan for eligible employees which was frozen effective December 31, 2013. Prior to its freeze, the Excess Plan allowed eligible employees, including Mr. Pearson, Mr. Hattem and Mr. Healy, to earn retirement benefits in excess of what was permitted under the Code with respect to the Retirement Plan. Specifically, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for certain Code limits.

VOLUNTARY NON-QUALIFIED DEFERRED COMPENSATION PLAN

AXA Equitable believes that compensation deferral is a cost-effective method of enhancing the savings of executives. Accordingly, AXA Equitable sponsors the following plans:

The AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives (the "Post-2004 Plan")

AXA Equitable sponsors the Post-2004 Plan which allows eligible employees to defer the receipt of certain compensation, including base salary and STIC Program awards. The amount deferred is credited to a bookkeeping account established in the participant's name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. In addition, as mentioned above, excess 401(k) contributions are made to accounts established for eligible employees under the Post-2004 Plan.

The AXA Equitable Variable Deferred Compensation Plan for Executives (the
"VDCP")

The VDCP is the predecessor plan to the Post-2004 Plan. Like the Post-2004 Plan, it allowed eligible employees to defer the receipt of compensation. To preserve its grandfathering from the provisions of Internal Revenue Code
Section 409A ("Section 409A"), the VDCP was frozen in 2004 so that no amounts earned or vested after 2004 may be deferred under the VDCP. Section 409A imposes stringent requirements which covered nonqualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements.

FINANCIAL PROTECTION

The AXA Equitable Executive Survivor Benefits Plan (the "ESB Plan")

AXA Equitable sponsors the ESB Plan which offers financial protection to a participant's family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant's eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level.

For additional information on 401(k) Plan benefits and excess 401(k) contributions for the Named Executive Officers as well as amounts voluntarily deferred by Mr. Hattem under the Post-2004 Plan and the VDCP, see the Summary Compensation Table and Nonqualified Deferred Compensation Table included in this section. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the Named Executive Officers, see the Pension Benefits Table included in this section.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

AXA Equitable maintains severance pay arrangements to provide temporary income to all employees following an involuntary termination of employment. The Named Executive Officers are also eligible for additional severance benefits as described below. In addition, AXA Equitable offers certain limited change in control benefits to provide a moderate level of protection to employees to help reduce anxiety that may accompany a change in control.

The AXA Equitable Severance Benefit Plan (the "Severance Plan")

AXA Equitable sponsors the Severance Plan to provide severance benefits to eligible employees whose jobs are eliminated for specific defined reasons. The Severance Plan generally bases severance payments to eligible employees on length of service or base salary. Payments are

                                     F-101
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA capped at 52 weeks of base salary or, in some cases, $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against AXA Equitable and affiliates. For Named Executive Officers, the general release and waiver of claims typically includes non-competition and non-solicitation provisions.

The AXA Equitable Supplemental Severance Plan for Executives (the "Supplemental Severance Plan")

AXA Equitable sponsors the Supplemental Severance Plan for officers at the level of Executive Director or above. The Supplemental Severance Plan is intended solely to supplement, and is not duplicative of, any severance benefits for which an executive may be eligible under the Severance Plan. The Supplemental Severance Plan provides that eligible executives will receive, among other benefits:

   . Severance payments equal to 52 weeks' of base salary, reduced by any severance payments for which the executive may be eligible under the Severance Plan;

   .   Additional severance payments equal to the greater of:

          . The most recent short-term incentive compensation award paid to the executive;

          . The average of the three most recent short-term incentive compensation awards paid to the executive; and

          . The annual target short-term incentive compensation award for the executive for the year in which he or she receives notice of job elimination;

   .   An additional year of participation in the ESB Plan; and

   . A lump sum payment equal to the sum of: (a) the executive's short-term incentive compensation for the year in which the executive receives notice of job elimination, pro-rated based on the number of the executive's full calendar months of service in that year and (b) $40,000.

MR. PEARSON'S EMPLOYMENT AGREEMENT.

Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is terminated by AXA Equitable prior to his attaining age 65 other than for cause, excessive absenteeism or death, or Mr. Pearson resigns for "good reason," Mr. Pearson will be entitled to certain severance benefits, including (i) severance pay equal to the sum of two years of salary and two times the greatest of: (a) Mr. Pearson's most recent bonus, (b) the average of Mr. Pearson's last three bonuses and (c) Mr. Pearson's target bonus for the year in which termination occurred, (ii) a pro-rated bonus at target for the year of termination and (iii) a cash payment equal to the additional employer contributions that Mr. Pearson would have received under the 401(k) Plan and its related excess plan for the year of his termination if those plans provided employer contributions on his severance pay and all of his severance pay was paid in that year.

For this purpose, "good reason" includes a material reduction in Mr. Pearson's duties or authority, the removal of Mr. Pearson from his positions, AXA Equitable requiring Mr. Pearson to be based at an office more than 75 miles from New York City, a diminution of Mr. Pearson's titles, a material failure by the company to comply with the agreement's compensation provisions, a failure of the company to secure a written assumption of the agreement by any successor company and a change in control of AXA Financial (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). The severance benefits are contingent upon Mr. Pearson releasing all claims against AXA Equitable and its affiliates and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by AXA Equitable without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met for each of the two consecutive fiscal years immediately preceding the year of termination.

MR. WINIKOFF'S SEVERANCE ARRANGEMENT.

Mr. Winikoff's severance arrangement with the company provides that, if Mr. Winikoff's employment is terminated by the company without cause or by Mr. Winikoff for "good reason:"

   . any outstanding RSUs granted to Mr. Winikoff would immediately vest and be paid out in cash on their otherwise applicable payment dates and

   . he would be eligible to receive a payment equal to (i) two times his annual base salary plus his STIC Program award target for the year in which his employment is terminated, reduced by (ii) any severance pay for which he may be otherwise eligible under the Severance Plan or the Supplemental Severance Plan. This payment would be contingent on all other terms and conditions of the Severance Plan and Supplemental Severance Plan, including the execution of a general release and waiver of claims against AXA Equitable and affiliates.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

For this purpose, "good reason" includes: (a) relocation of his position to a work site that is more than 35 miles away from 1290 Avenue of the Americas, New York City, (b) a material reduction in his compensation (other than in connection with, and substantially proportionate to, reductions by the company of the compensation of other similarly situated senior executives), (c) a material diminution in his duties, authority or responsibilities and (d) a material change in the lines of reporting such that he no longer reports to the company's President and Chief Executive Officer.

MS. RITCHEY'S SEPARATION AGREEMENT

Ms. Ritchey entered into a separation agreement and general release with AXA Equitable pursuant to which she terminated employment on December 30, 2016. She will receive severance benefits in accordance with the Severance Plan and Supplemental Severance Plan as well as a lump sum payment of $1,285,877.
Ms. Ritchey's separation agreement and general release contains standard provisions related to confidentiality, non-disparagement and non-solicitation.

MS. BROWN'S SEPARATION AGREEMENT

Ms. Brown entered into a separation agreement and general release with AXA Equitable pursuant to which she terminated employment on August 31, 2016. She received severance benefits in accordance with the Severance Plan and Supplemental Severance Plan as well as a lump sum payment of $1,180,821.
Ms. Brown's separation agreement and general release contains standard provisions related to confidentiality, non-disparagement and non-solicitation.

CHANGE IN CONTROL BENEFITS

Change in control benefits are provided for stock options granted under the Stock Option Plan. Under that plan, if there is a change in control of AXA Financial, all stock options will become immediately exercisable for their term regardless of the otherwise applicable exercise schedule.

Mr. Pearson's employment agreement also provides for change in control benefits as described above in "Mr. Pearson's Employment Agreement."

For additional information on severance and change in control benefits for the Named Executive Officers, see "Potential Payments Upon Termination of Change in Control" in this section.

PERQUISITES

The Named Executive Officers receive limited perquisites. Specifically, each of the Named Executive Officers may use a car and driver for personal purposes from time to time and may occasionally bring spouses and guests on private aircraft flights otherwise being taken for business reasons. Also, financial planning and tax preparation services are provided for the Named Executive Officers to help ensure their peace of mind so that they are not unnecessarily distracted from focusing on the company's business.

Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, two business class trips to the United Kingdom per year with his spouse, expatriate tax services, a company car for his personal use, excess liability insurance coverage, and repatriation costs.

The incremental costs of perquisites for the Named Executive Officers during 2016 are included in the column entitled "All Other Compensation" in the Summary Compensation Table included in this Item 11.

OTHER COMPENSATION POLICIES

CLAWBACKS

In the event an individual's employment is terminated for cause, all stock options granted under the Stock Option Plan held by the individual are forfeited as of the date of termination. In addition, if an individual retires and induces others to leave the employment of an AXA affiliate, misuses confidential information learned while in the employ of AXA affiliate or otherwise acts in a manner that is substantially detrimental to the business or reputation of any AXA affiliate, all outstanding stock options held by the individual will be forfeited.

SHARE OWNERSHIP POLICY

AXA Equitable does not have stock ownership guidelines. However, any executives who are subject to AXA's stock ownership policy as members of AXA's Management Committee are required to meet AXA's requirements for holding AXA Stock. Those requirements are

                                     F-103
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA expressed as a multiple of base salary, with members of AXA's Management Committee (such as Mr. Pearson) required to hold the equivalent of their base salary multiplied by two.

DERIVATIVES TRADING AND HEDGING POLICIES

The AXA Financial Group's reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance to it. To preserve this reputation, all employees of the AXA Financial Group, including the Named Executive Officers, are subject to the AXA Financial Insider Trading Policy. This policy prohibits, among other items, all short sales of securities of AXA and its publicly-traded subsidiaries and any hedging of equity compensation awards (including stock option, performance unit, performance share or similar awards) or the securities underlying those awards. Members of AXA's Management Committee must pre-clear with the AXA Group General Counsel any derivatives transactions with respect to AXA securities and/or the securities of other AXA Group publicly-traded subsidiaries (including AllianceBernstein).

IMPACT OF ACCOUNTING AND TAX RULES

Code Section 162(m) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Because neither AXA Financial nor MLOA is deemed to be publicly held for purposes of Code Section 162(m), these limitations are not applicable to the executive compensation program described above.

AXA Equitable's nonqualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.

Accounting and tax impacts are also considered in the design of equity-based award programs.

COMPENSATION COMMITTEE REPORT

Not Applicable.

CONSIDERATION OF RISK MATTERS IN DETERMINING COMPENSATION

AXA Equitable has considered whether its compensation practices are reasonably likely to have a material adverse effect on AXA Equitable and determined that they do not. When conducting the analysis, AXA Equitable considered that its programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The overall design and metrics of AXA Equitable's incentive compensation program effectively balance performance over time, considering both company earnings and individual results with multi-year vesting and performance periods. AXA Equitable's short-term incentive program further mitigates risk by permitting discretionary adjustments for both funding and granting purposes. AXA Equitable also considered that its general risk management controls, oversight of programs, award review and governance processes preclude decision-makers from taking excessive risk to achieve targets under the compensation plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Not Applicable

Executive officers of MLOA are employees of AXA Equitable and receive no compensation directly from MLOA. Rather, a portion of their compensation from AXA Equitable is allocated to MLOA under the Services Agreement. Accordingly, the compensation of the executive officers is determined by AXA Equitable rather than MLOA.

SUMMARY COMPENSATION TABLE

The following table presents the total compensation of our Named Executive Officers for services performed for the AXA Financial Group for the years ended December 31, 2016, December 31, 2015, and December 31, 2014, except that no information is provided for years prior to 2016 for Mr. Winikoff, Mr. Healy, Ms. Ritchey and Ms. Brown since they were not Named Executive Officers in those years.

The amounts listed in this table as well as all other executive compensation tables reflect all payments made to the Named Executive Officers by AXA Equitable allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant

                                     F-104
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA date fair value of performance shares, RSUs and stock options. The performance shares, RSUs and stock options may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent "Total Compensation" as described in the Compensation Discussion and Analysis.

                                                                                                                CHANGE IN
                                                                                                                 PENSION
                                                                                                                VALUE AND
                                                                                                               NONQUALIFIED
                                                                                                                 DEFERRED
                                                                                                NON-EQUITY        COMP-
                                    FISCAL                            STOCK        OPTION       INCENTIVE        ENSATION
NAME                                 YEAR   SALARY/(1)/  BONUS/(2)/ AWARDS/(3)/ AWARDS/(4)/  COMPENSATION/(5)/ EARNINGS/(6)/
----                                ------ ------------- ---------  ----------- ------------ ----------------  ------------
PEARSON, MARK......................   2016 $      38,773            $    62,324 $     11,855 $        67,084   $    12,197
CHAIRMAN, PRESIDENT AND               2015 $      38,773            $    52,119 $      8,101 $        72,571
CHIEF EXECUTIVE OFFICER               2014 $      46,163            $    57,121 $     13,213 $        90,243   $    56,031

MALMSTROM, ANDERS..................   2016 $      20,405            $    15,407 $      3,599 $        26,350   $     8,698
SENIOR EXECUTIVE DIRECTOR AND         2015 $      20,405            $    10,850 $      1,900 $        29,140   $       686
CHIEF FINANCIAL OFFICER               2014 $      24,354            $    14,094 $      3,566 $        25,900   $       832

WINIKOFF, BRIAN....................   2016 $      10,321            $    49,598 $         -- $        27,900   $        --
SENIOR EXECUTIVE
DIRECTOR AND HEAD OF
US LIFE, RETIREMENT AND
WEALTH MANAGEMENT

HATTEM, DAVE.......................   2016 $      18,597            $    20,102 $      3,824 $        23,250   $     7,386
SENIOR EXECUTIVE DIRECTOR             2015 $      17,091   $ 1,475  $    13,322 $      2,071 $        22,320   $       510
& GENERAL COUNSEL                     2014 $      20,186            $    15,614 $      3,634 $        26,640   $    33,920

HEALY, MICHAEL.....................   2016 $      12,248            $     8,011 $         -- $        12,462   $     5,035
SENIOR EXECUTIVE
DIRECTOR AND CHIEF
INFORMATION OFFICER

RITCHEY, SHARON....................   2016 $      18,615            $    11,555 $      2,699                   $     5,646
SENIOR EXECUTIVE DIRECTOR
& CHIEF CUSTOMER OFFICER

BROWN, PRISCILLA...................   2016 $      11,865            $     5,778 $      1,350                   $     8,350
SENIOR EXECUTIVE DIRECTOR
& CHIEF MARKETING OFFICER





                                     ALL OTHER
                                       COMP-
NAME                                ENSATION/(7)/   TOTAL
----                                ------------- ---------
PEARSON, MARK...................... $      12,065 $ 204,298
CHAIRMAN, PRESIDENT AND             $      17,765 $ 189,329
CHIEF EXECUTIVE OFFICER             $      25,723 $ 288,494

MALMSTROM, ANDERS.................. $       5,359 $  79,818
SENIOR EXECUTIVE DIRECTOR AND       $       5,125 $  68,106
CHIEF FINANCIAL OFFICER             $      13,640 $  82,386

WINIKOFF, BRIAN.................... $         622 $  88,441
SENIOR EXECUTIVE
DIRECTOR AND HEAD OF
US LIFE, RETIREMENT AND
WEALTH MANAGEMENT

HATTEM, DAVE....................... $       4,161 $  77,320
SENIOR EXECUTIVE DIRECTOR           $       4,955 $  61,744
& GENERAL COUNSEL                   $       5,658 $ 105,652

HEALY, MICHAEL..................... $       2,064 $  39,820
SENIOR EXECUTIVE
DIRECTOR AND CHIEF
INFORMATION OFFICER

RITCHEY, SHARON.................... $     107,735 $ 146,250
SENIOR EXECUTIVE DIRECTOR
& CHIEF CUSTOMER OFFICER

BROWN, PRISCILLA................... $      90,269 $ 117,612
SENIOR EXECUTIVE DIRECTOR
& CHIEF MARKETING OFFICER

/(1)/The amounts in this column reflect actual salary paid in each year. /(2)/No bonuses were paid to the Named Executive Officers in 2016, 2015 or 2014 except that Mr. Hattem was paid a bonus in May 2015 to compensate him for the loss of stock options due to regulatory and other constraints prohibiting his exercise.
/(3)/For Mr. Winikoff, this column reflects the grant date fair value of his sign-on RSU grant. For all other Named Executive Officers, the amounts reported in this column represent the aggregate grant date fair value of performance shares awarded in each year in accordance with FASB ASC Topic
     718. The performance share grants were valued at target which represents the probable outcome at grant date. The 2016 performance share grants as well as Mr. Winikoff'sign-on RSU grant are described in more detail below in "Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables."
/(4)/The amounts reported in this column represent the aggregate grant date fair value of stock options awarded in each year in accordance with FASB ASC Topic 718. The 2016 stock option grants are described in more detail below in "Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables."
/(5)/The amounts reported for 2016 are the awards paid in February 2017 to each of the Named Executive Officers based on their 2016 performance. The amounts reported for 2015 are the awards paid in February 2016 to each of the Named Executive Officers based on their 2015 performance. The amounts reported for 2014 are the awards paid in February 2015 to each of the Named Executive Officers based on their 2014 performance.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(6)/The amounts reported represent the increase in the actuarial present value of accumulated pension benefits for the Named Executive Officer. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2016, 2015 or 2014. For more information regarding the pension benefits for each Named Executive Officer, see the Pension Benefits as of December 31, 2016 Table below.
/(7)/The following table provides additional details for the compensation information found in the All Other Compensation column.

                                                                       EXCESS
                                                                      LIABILITY      FINANCIAL       401(K) PLAN
NAME                                                     AUTO/(A)/  INSURANCE/(B)/  ADVICE/(C)/   CONTRIBUTIONS/(D)/
-------------------------------------------------       ----------- -------------- -------------- -----------------
PEARSON, MARK..................................... 2016 $       356 $          251 $          751 $             401
                                                   2015 $       554 $          251 $        1,073 $             524
                                                   2014 $       782 $          178 $          985 $             613

MALMSTROM, ANDERS................................. 2016 $        10                $          805 $             401
                                                   2015 $        26                $          905 $             524
                                                   2014 $        15                $          828 $              --

WINIKOFF, BRIAN................................... 2016 $        --                $           -- $             401

HATTEM, DAVE...................................... 2016 $         2                $           -- $             401
                                                   2015 $       191                $          543 $             524
                                                   2014                            $          555 $             613

HEALY, MICHAEL.................................... 2016 $        --                $           -- $             401
RITCHEY, SHARON................................... 2016 $        --                $          587 $             401

BROWN, PRISCILLA.................................. 2016 $        -- $           -- $          584 $             401

                                                           EXCESS              OTHER
                                                           401 (K)          PERQUISITES/
NAME                                                 CONTRIBUTIONS/(E)/     BENEFITS/(F)/     TOTAL
-------------------------------------------------  ----------------------- --------------- -----------
PEARSON, MARK..................................... $                10,306 $            -- $    12,065
                                                   $                10,610 $         4,753 $    17,765
                                                   $                12,663 $        10,502 $    25,723

MALMSTROM, ANDERS................................. $                 4,133 $            10 $     5,359
                                                   $                 3,389 $           281 $     5,125
                                                                           $        12,797 $    13,640

WINIKOFF, BRIAN................................... $                   211 $            10 $       622

HATTEM, DAVE...................................... $                 3,549 $           209 $     4,161
                                                   $                 3,396 $           301 $     4,955
                                                   $                 4,285 $           205 $     5,658

HEALY, MICHAEL.................................... $                 1,653 $            10 $     2,064
RITCHEY, SHARON................................... $                 3,049 $       103,698 $   107,735

BROWN, PRISCILLA.................................. $                 2,403 $        86,881 $    90,269

/a./ Pursuant to his employment agreement, Mr. Pearson is entitled to the business and personal use of a dedicated car and driver. The personal use of this vehicle for 2016 was valued based on a formula considering the annual lease value of the vehicle, the compensation of the driver and the cost of fuel. The other Named Executive Officers may use cars and drivers for personal matters from time to time. The value for each executive's car use is based on a similar formula taking into account the annual lease value of the vehicle and the compensation of the driver.
/b./ AXA Equitable pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amounts in this column reflect the actual amount of the premiums paid for each year.
/c./ AXA Equitable pays for financial planning and tax preparation services for each of the Named Executive Officers. The amounts in this column reflect the actual amounts paid to the service provider for each year.
/d./ This column includes the amount of any employer profit sharing contributions and company contributions received by each Named Executive Officer under the 401(k) Plan for 2016.
/e./ This column includes the amount of any excess 401(k) contributions made by the company to the Post-2004 Plan for each Named Executive Officer.
/f./ This column includes:

Mr. Malmstrom  cost related to having a guest accompany him to a company event
Mr. Winikoff   cost related to having a guest accompany him to a company event
Mr. Hattem     cost related to one month of parking and having a guest accompany him to a company event
Mr. Healy      cost related to having a guest accompany him to an event
               payment for temporary housing related to relocation and tax grow-up related to that payment, severance pay under the Supplemental Severance Plan and lump sum payment under the Supplemental Severance Plan plus an additional
Ms. Ritchey    lump sum paid upon separation
               payout of unused paid time off, severance pay under the Supplemental Severance Plan and lump sum payment under
Ms. Brown      the Supplemental Severance Plan plus an additional lump sum paid upon separation

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

2016 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. This table includes both equity and non-equity awards granted during 2016.


                                                                      ESTIMATED FUTURE PAYOUTS   ESTIMATED FUTURE PAYOUTS
                                                                      UNDER NON-EQUITY INCENTIVE  UNDER EQUITY INCENTIVE
                                                                          PLAN AWARDS/(2)/           PLAN AWARDS/(3)/
                                                              OCC     -------------------------  ------------------------
                                                    GRANT   APPROVAL  THRESHOLD  TARGET  MAXIMUM THRESHOLD TARGET MAXIMUM
                      NAME                          DATE    DATE/(1)/    ($)      ($)      ($)      (#)     (#)     (#)
-------------------------------------------------  -------- --------- ---------  ------- ------- --------- ------ -------
PEARSON, MARK..................................... 6/6/2016 2/18/2016        --  $65,980     N/A    --     5,768   5,768
                                                   6/6/2016 2/18/2016                               --     3,296   4,285
MALMSTROM, ANDERS................................. 6/6/2016 2/18/2016        --  $24,800     N/A             584     584
                                                   6/6/2016 2/18/2016                                       1001   1,301
WINIKOFF, BRIAN................................... 6/6/2016 2/18/2016   $27,900  $27,900     N/A    --        --      --
                                                   6/6/2016 2/18/2016                               --        --      --
                                                   7/5/2016
HATTEM, DAVE...................................... 6/6/2016 2/18/2016        --  $20,150     N/A    --       620     620
                                                   6/6/2016 2/18/2016                               --      1063    1382
HEALY, MICHAEL.................................... 6/6/2016 2/18/2016        --  $10,850     N/A    --        --      --
                                                   6/6/2016 2/18/2016                               --       520     676
RITCHEY, SHARON................................... 6/6/2016 2/18/2016        --  $21,700     N/A    --       438     438
                                                   6/6/2016 2/18/2016                                        750     976
BROWN, PRISCILLA.................................. 6/6/2016 2/18/2016        --  $17,050     N/A    --       219     219
                                                   6/6/2016 2/18/2016                                        375     488

                                                   ALL OTHER   ALL OTHER
                                                     STOCK       OPTION    EXERCISE   CLOSING    GRANT
                                                    AWARDS:     AWARDS:    OR BASE     MARKET  DATE FAIR
                                                   NUMBER OF   NUMBER OF   PRICE OF   PRICE ON  VALUE OF
                                                   SHARES OF   SECURITIES   OPTION    DATE OF  STOCK AND
                                                   STOCK OR    UNDERLYING AWARDS/(4)/  GRANT     OPTION
                      NAME                         UNITES (#)   OPTIONS     ($/SH)     ($/SH)  AWARDS/(5)/
-------------------------------------------------  ----------     (#)     ----------  -------- ----------
PEARSON, MARK.....................................                        $   24.00   $  24.76 $  11,855
                                                                                               $  62,324
MALMSTROM, ANDERS.................................                1167    $   24.00   $  24.76 $   3,599
                                                                                               $  15,407
WINIKOFF, BRIAN...................................                  --          N/A        N/A $      --
                                                                                               $      --
                                                     2,623                                     $  49,598
HATTEM, DAVE......................................                1240    $   24.00   $  24.76 $   3,824
                                                                                               $  20,102
HEALY, MICHAEL....................................                  --          N/A        N/A $      --
                                                                                               $   8,011
RITCHEY, SHARON...................................                 876    $   24.00   $  24.76 $   2,699
                                                                                               $  11,555
BROWN, PRISCILLA..................................                 438    $   24.00   $  24.76 $   1,350
                                                                                               $   5,778

/(1)/This column shows the date on which the OCC approved the recommendation of the grants to the AXA Board of Directors.
/(2)/The target column shows the target award for 2016 for each Named Executive
     Officer under the STIC Program assuming the plan was 100% funded. There is no minimum or maximum award for any participant in this plan. The actual 2016 awards granted to the Named Executive Officers are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.
/(3)/The second row for each Named Executive Officer shows the stock options granted under the Stock Option Plan on June 6, 2016. The third row for each Named Executive Officer shows the performance shares granted under the 2016 Performance Share Plan on June 6, 2016. The fourth row for
     Mr. Winikoff reflects his sign-on RSU grant.
/(4)/The exercise price for the stock options granted on June 6, 2016 is equal to the average of the closing prices for the AXA ordinary share on Euronext Paris SA over the 20 trading days immediately preceding June 6, 2016. For purposes of this table, the exercise price was converted to U.S. dollars using the euro to U.S. dollar exchange rate on June 5, 2016.
/(5)/The amounts in this column represent the aggregate grant date fair value of stock options and performance shares granted in 2016 in accordance with FASB ASC Topic 718. The performance share grants were valued at target which represents the probable outcome at grant date.

SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2016 Stock Option Award Grants

The stock option awards granted to the Named Executive Officers on June 6, 2016 have a 10-year term and a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant, provided that the last third will vest on June 6, 2021 only if the AXA ordinary share performs at least as well as the SXIP Index over a specified period of at least three years. This performance condition applies to all of Mr. Pearson's options. The exercise price for the options is 21.52 euro, which was the average of the closing prices for the AXA ordinary share on Euronext Paris SA over the 20 trading days immediately preceding June 6, 2016.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

In the event of a Named Executive Officer's retirement, the stock options continue to vest and may be exercised until the end of the term, except in the case of misconduct. Accordingly, since Mr. Hattem and Mr. Pearson are currently eligible to retire, these stock options will not be forfeited due to any service condition.

2016 Performance Share Award Grants

A performance share is a "phantom" share of AXA stock that, once earned and vested, provides the right to receive an AXA ordinary share at the time of payment. Performance shares are granted unearned. Under the 2016 Performance Shares Plan, the number of shares that is earned is determined at the end of a three-year performance period, starting on January 1, 2016 and ending on December 31, 2018. by multiplying the number of shares granted by a performance percentage that is determined as described below. If no dividend is proposed for payment by the AXA Board of Directors to AXA's shareholders for 2016 or 2017 or 2018, the performance percentage for the grant will be divided in half. The performance shares granted to the Named Executive Officers on June 6, 2016 have a cliff vesting schedule of four years.

The performance percentage for the 2016 Performance Share Plan initially will be determined based: (a) 40% on AXA Group's performance with respect to adjusted earnings per share, (b) 50% on AXA Financial Life and Savings Operations' performance with respect to adjusted earnings and underlying earnings (each weighted 50%) and (c) 10% on AXA Group's score on the DJS1 World, a Dow Jones sustainability index which tracks the performance of the world's sustainability leaders. A positive or negative adjustment of 5% will then be made to the performance percentage based on AXA Group's relative performance against a selection of its peers with respect to total shareholder return. The components of the performance percentage and their targets are determined by the AXA Board of Directors based on their review of AXA's strategic objectives, market practices and regulatory changes.

Generally, if performance targets are met, 100% of the performance shares initially granted is earned. Performance that exceeds the targets results in increases in the number of shares earned, subject to a cap of 130% of the initial number of shares. Performance that falls short of targets results in a decrease in the number of shares earned with a possible forfeiture of all shares. Since AXA uses IFRS as its principal method of accounting. AXA Group's adjusted earnings per share and AXA Financial Life and Savings Operations' adjusted earnings and underlying earnings are calculated using IFRS. Accordingly, they are not measures calculated and presented in accordance with U.S. GAAP.

The settlement of 2016 performance shares will be made in AXA ordinary shares on June 6,2020. The 2016 plan provides that, in the case of retirement, a participant is treated as if he or she continued employment until the settlement date. Accordingly, Mr. Hattem and Mr. Pearson will still receive a payout under this plan if they choose to retire prior to the end of the vesting period.

Due to their termination of employment with AXA Equitable during 2016, both Ms. Ritchey and Ms. Brown have forfeited all of their performance shares, including the 2016 grant.

Mr. Winikoff's RSUs Grant

On July 5.2016, Mr. Winikoff received a sign-on equity-based grant of RSUs. These RSUs will vest ratably over a four-year period and be paid out in cash within 30 days after the vesting date.

                                     F-108
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2016

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2016 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. The table includes outstanding equity grants from past years as well as the current year.

                                                   OPTION AWARDS
                     -------------------------------------------------------------------------    ---------------


                                                             EQUITY
                                                           INCENTIVE
                                                              PLAN
                                                            AWARDS:
                        NUMBER OF         NUMBER OF        NUMBER OF                                 NUMBER
                       SECURITIES        SECURITIES        SECURITIES                               OF SHARES
                       UNDERLYING        UNDERLYING        UNDERLYING                              OR UNITS OF
                       UNEXERCISED       UNEXERCISED      UNEXERCISED       OPTION       OPTION    STOCK THAT
                       OPTIONS (#)       OPTIONS (#)        UNEARNED       EXERCISE    EXPIRATION   HAVE NOT
NAME                 EXERCISABLE/(1)/ UNEXERCISABLE/(1)/ OPTIONS(#)/(1)/ PRICE($)/(2)/    DATE    VESTED/(3)/ (#)
----                 ---------------  -----------------  --------------  ------------- ---------- -------------
PEARSON, MARK.......       182                                91         $       44.60  5/10/2017     1,418
                           182                                91         $       33.21  4/1/2018
                          1072                                           $       21.59  6/10/2019
                          1,876                                          $       21.08  3/19/2020
                          4,263                                          $       20.63  3/18/2021
                          2,397                              1,199       $       15.96  3/16/2022
                          1,447                              2,893       $       17.83  3/22/2023
                                                             3,825       $       25.74  3/24/2024
                                                             4,509       $       26.12  6/19/2025
                                                             5,768       $       24.00  06/06/26

MALMSTROM, ANDERS...                                          361        $       17.83  3/22/2023      418
                                             757              378        $       25.74  3/24/2024
                                             768              384        $       26.12  6/19/2025
                                            1,167             584        $       24.00  6/19/2026

WINIKOFF, BRIAN.....       --                                                                          --

HATTEM, DAVE........       145                                72         $       45.72  05/10/17       388
                           140                                70         $       33.21  04/01/18
                           647                                           $       20.63  03/18/21
                           454                                227        $       15.96  03/16/22
                           331               331              331        $       17.83  03/22/23
                                             701              351        $       25.74  03/24/24
                                             768              384        $       26.12  06/19/25
                                            1240              620        $       24.00  06/06/26

HEALY, MICHAEL......       11                                            $       45.72  05/10/17       297
                           51                                            $       33.21  04/01/18
                           53                                            $       21.08  03/19/20
                           135                                           $       20.63  03/18/21
                           340                                           $       15.96  03/16/22

RITCHEY, SHARON.....                         757              378        $       25.74  03/24/24       --
                                             768              384        $       26.12  06/19/25
                                             876              438        $       24.00  06/06/26

BROWN, PRISCILLA....                         384              192        $       26.12  06/19/25       --
                                             438              219        $       24.00  06/06/26

                              STOCK AWARDS
                     ----------------------------------------------
                                           EQUITY          EQUITY
                                          INCENTIVE       INCENTIVE
                                            PLAN            PLAN
                                           AWARDS:         AWARDS:
                                          NUMBER OF       MARKET OR
                           MARKET         UNEARNED      PAYOUT VALUE
                          VALUE OF         SHARES,       OF UNEARNED
                         SHARES OR        UNITS OR      SHARES, UNITS
                          UNITS OF          OTHER         OR OTHER
                         STOCK THAT      RIGHTS THAT     RIGHTS THAT
                          HAVE NOT        HAVE NOT        HAVE NOT
NAME                     VESTED ($)     VESTED/(4) /(#)  VESTED (#)
----                 ------------------ -------------   --------------
PEARSON, MARK....... $           35,844     7,018       $      177,439










MALMSTROM, ANDERS... $           10,574     1,997       $       50,491




WINIKOFF, BRIAN..... $               --     2,623       $       66,315

HATTEM, DAVE........ $            9,798     2035        $       51,445








HEALY, MICHAEL...... $            7,519     1234        $       31,202





RITCHEY, SHARON..... $               --      --         $           --



BROWN, PRISCILLA.... $               --      --         $           --


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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(1)/All stock options have ten-year terms. All stock options granted after 2013 have a vesting schedule of five years, with one-third of the grant vesting on each of the third, fourth and fifth anniversaries of the grant, and all stock options granted in 2008 through 2013 have a vesting schedule of four years, with one-third of the grant vesting on each of the second, third and fourth anniversaries of the grant date; provided that for all these grants the last third will vest only if the AXA ordinary share performs at least as well as the SXIP Index during a specified period (this condition applies to all options granted to Mr. Pearson after 2011). All stock options granted in 2007 are vested with the exception of the last third of the grants made to Mr. Pearson and Mr. Hattem. These stock options will vest only if the AXA ordinary share performs at least as well as the SXIP Index during a specified period.
/(2)/All stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.
/(3)/This column reflects earned but unvested performance shares granted in
    2014 with a vesting date of March 24, 2017.
/(4)/For Mr. Winikoff, this column reflects his sign-on RSU grant. His RSUs will vest ratably over a four-year period and be paid out in cash within 30 days after the vesting date. For the other Named Executive Officers, this column reflects unearned and unvested performance shares granted in 2014, 2015 and 2016.

OPTION EXERCISES AND STOCK VESTED IN 2016

The following table summarizes the value received from stock option exercises and stock awards vested during 2016 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement.

                                                              OPTION AWARDS                        STOCK AWARDS
                                                   -----------------------------------   --------------------------------
                                                       NUMBER OF            VALUE           NUMBER OF          VALUE
                                                         SHARES            REALIZED          SHARES          REALIZED
                                                        ACQUIRED              ON           ACQUIRED ON          ON
NAME                                               ON EXERCISE(#)/(1)/ EXERCISE ($)/(2)/ VESTING (#)/(3)/ VESTING ($)/(4)/
----                                               ------------------  ----------------  ---------------  ----------------
PEARSON, MARK.....................................        --           $             --       3,114       $         74,453
MALMSTROM, ANDERS.................................        834          $          9,049        778        $         18,610
WINIKOFF, BRIAN...................................        --           $             --        --         $             --
HATTEM, DAVE......................................        --           $             --        714        $         17,062
HEALY, MICHAEL....................................        --           $             --        757        $         18,094
RITCHEY, SHARON...................................        --           $             --        --         $             --
BROWN, PRISCILLA..................................        --           $             --        --         $             --

/(1)/This column reflects the number of options that Mr. Malmstrom exercised in
    2016.
/(2)/Mr. Malmstrom immediately sold all shares acquired upon option exercise.
    This column reflects the actual sale price received less the exercise price. /(3)/For Mr. Pearson, this column reflects the number of performance shares he earned under the 2013 AXA International Performance Shares Plan that vested on March 22, 2016. For the other Named Executive Officers, this column reflects AXA miles that vested on March 16, 2016 in addition to their performance shares earned under the 2013 AXA International Performance Shares Plan. For a description of the 2013 AXA Performance Shares Plan and AXA Miles, please see "Compensation Discussion and Analysis" included in this section.
/(4)/The value of the performance shares that vested in 2016 was determined based on the average of the high and low AXA ordinary share price on the vesting date, converted to US dollars using the European Central Bank reference rate on the vesting date. The value of the AXA miles that vested in 2016 was determined based on the actual sale price obtained by AXA Miles recipients who elected to have the plan administrator sell their AXA ordinary shares on the date of vesting.

                                     F-110
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PENSION BENEFITS AS OF DECEMBER 31, 2016

The following table lists the pension program participation and actuarial present value of each Named Executive Officer's defined benefit pension at December 31, 2016 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. Note that Mr. Malmstrom, Mr. Winikoff, Ms. Ritchey and Ms. Brown did not participate in the Retirement Plan or the Excess Plan since they were not eligible to participate in these plans prior to their freeze.

                                                                     NUMBER OF
                                                                       YEARS    PRESENT VALUE OF
                                                                     CREDITED     ACCUMULATED      PAYMENTS DURING
                                                                    SERVICE/(2)     BENEFIT      THE LAST FISCAL YEAR
NAME                                PLAN NAME/(1)/                     /(#)           ($)                ($)
-------------------  ---------------------------------------------- ----------- ---------------- --------------------
PEARSON, MARK....... AXA Equitable Retirement Plan                      3       $         2,080           --
                     AXA Equitable Excess Retirement Plan               3       $        20,855           --
                     AXA Equitable Executive Survivor Benefit Plan      22      $       102,719           --

MALMSTROM, ANDERS... AXA Equitable Retirement Plan                      --      $            --           --
                     AXA Equitable Excess Retirement Plan               --      $            --           --
                     AXA Equitable Executive Survivor Benefit Plan      5       $        10,273           --

WINIKOFF, BRIAN..... AXA Equitable Retirement Plan                      --      $            --           --
                     AXA Equitable Excess Retirement Plan               --      $            --           --
                     AXA Equitable Executive Survivor Benefit Plan      --      $            --           --

HATTEM, DAVE........ AXA Equitable Retirement Plan                      19      $        15,262           --
                     AXA Equitable Excess Retirement Plan               19      $        31,814           --
                     AXA Equitable Executive Survivor Benefit Plan      23      $        60,256           --

HEALY, MICHAEL...... AXA Equitable Retirement Plan                      6       $         4,583           --
                     AXA Equitable Excess Retirement Plan               6       $         4,942           --
                     AXA Equitable Executive Survivor Benefit Plan      10      $         4,506           --

RITCHEY, SHARON..... AXA Equitable Retirement Plan                      --      $            --           --
                     AXA Equitable Excess Retirement Plan               --      $            --           --
                     AXA Equitable Executive Survivor Benefit Plan      3       $         9,957           --

BROWN, PRISCILLA.... AXA Equitable Retirement Plan                      --      $            --           --
                     AXA Equitable Excess Retirement Plan               --      $            --           --
                     AXA Equitable Executive Survivor Benefit Plan      2       $         8,350           --

/(1)/The December 31, 2016 liabilities for the Retirement Plan, the Excess
     Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used include:

      .   a discount rate of 3.81% for the Retirement Plan;

      .   a discount rate of 3.69% for the Excess Plan;

      .   a discount rate of 3.92% for the ESB Plan and

      . the RP-2000 mortality table projected on a full generational basis using Scale BB.

/(2)/Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive's first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson's credited service for purposes of the ESB Plan includes approximately 16 years of service with AXA Equitable affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson.

THE RETIREMENT PLAN

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.

Participants became vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the "normal retirement date") or (b) if they are at least age 55 with at least 5 full years of service (an "early retirement date").

                                     F-111
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby AXA Equitable established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012 up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2016, pay credits earned prior to April 1, 2012 received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012 received an interest crediting rate of .5%.

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant's marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

      .   Single life annuity;

      . Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

      .   Lump sum.

Mr. Pearson, Mr. Hattem and Mr. Healy are each entitled to a frozen cash balance benefit under the Retirement Plan. Mr. Pearson and Mr. Hattem are currently eligible for early retirement under the plan.

Note that, for certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

THE EXCESS PLAN

The purpose of the Excess Plan, which was frozen as of December 31, 2013 was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants' names.

The Excess Plan was amended effective September 1, 2008 to comply with the provisions of Code Section 409A. Pursuant to the amendment, a participant's Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs, provided that payment will be delayed six months for "specified employees" (generally, the fifty most highly-compensated officers of AXA Group), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. None of Mr. Pearson, Mr. Hattem and Mr. Healy made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 is the same as the time and form of payment of the participant's Retirement Plan benefits.

THE ESB PLAN

The ESB Plan offers financial protection to a participant's family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant's eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age
65. Level 2, Level 3 and Level 4 coverage continue after retirement until the participant's death, provided that, for Level 3 and Level 4 coverage, all required participant contributions are made.

                                     F-112
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Level 1

A participant can choose between the following two options at Level 1:

LUMP SUM OPTION -- Under the Lump Sum Option, a life insurance policy is purchased on the participant's life. At the death of the participant, the participant's beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

SURVIVOR INCOME OPTION -- Upon the participant's death, the Survivor Income Option provides the participant's beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

SURVIVING SPOUSE BENEFIT OPTION -- The Surviving Spouse Benefit Option provides the participant's spouse with monthly income equal to about 25% of the participant's monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant's years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

SURVIVING SPOUSE INCOME ADDITION OPTION -- The Surviving Spouse Income Addition Option provides monthly income to the participant's spouse for life equal to 10% of the participant's monthly compensation. The payments are taxable but there is no annual taxation to the participant.

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2016

The following table provides information on (i) compensation Mr. Hattem has elected to defer and (ii) the excess 401(k) contributions received by the Named Executive Officers. All amounts are allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement.

                                                   EXECUTIVE    REGISTRANT    AGGREGATE     AGGREGATE    AGGREGATE
                                                 CONTRIBUTIONS CONTRIBUTIONS EARNINGS IN  WITHDRAWALS/  BALANCE AT
                                                    IN LAST       IN LAST       LAST      DISTRIBUTIONS    LAST
NAME                         PLAN NAME              FY ($)      FY ($)/(1)/  FY ($)/(2)/       ($)      FYE ($)/(3)/
----                 --------------------------- ------------- ------------- ------------ ------------- -----------
PEARSON, MARK....... The Post-2004 Variable
                     Deferred Compensation Plan                $      10,306 $      1,590               $    32,893
MALMSTROM, ANDERS... The Post-2004 Variable
                     Deferred Compensation Plan                $       4,133 $        804               $     8,243
WINIKOFF, BRIAN..... The Post-2004 Variable
                     Deferred Compensation Plan                $         211 $         --               $       211
HATTEM, DAVE........ The Post-2004 Variable
                     Deferred Compensation Plan                $       3,549 $      1,400 $       2,876 $    20,324
                     The Variable Deferred
                     Compensation Plan                                       $      3,058               $    36,754
HEALY, MICHAEL...... The Post-2004 Variable
                     Deferred Compensation Plan                $       1,653 $        424               $     5,268
RITCHEY, SHARON..... The Post-2004 Variable
                     Deferred Compensation Plan                $       3,049 $        326               $     7,240
BROWN, PRISCILLA.... The Post-2004 Variable
                     Deferred Compensation Plan                $       2,403 $        247               $     5,172

/(1)/The amounts reported in this column are also reported in the "All Other
    Compensation" column of the 2016 Summary Compensation Table above. /(2)/The amounts reported in this column are not reported in the 2016 Summary
    Compensation Table.

                                     F-113
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(3)/The amounts in this column that were previously reported as compensation in the Summary Compensation Table for previous years are:

 Mr. Pearson...................................... $ 23,273
 Mr. Malmstrom.................................... $  3,389
 Mr. Hattem....................................... $  7,681

THE POST-2004 PLAN

The above table reflects the excess 401(k) contributions made by AXA Equitable to the eligible Named Executive Officers under the Post-2004 Plan as well as amounts deferred by Mr. Hattem under the plan.

The Post-2004 Plan allows eligible employees to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant's name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant's name.

Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQ Advisors Trust.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year. When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

In addition, AXA Equitable provides excess 401(k) contributions in the Post-2004 Plan for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 10% of the participant's (i) eligible compensation in excess of the qualified plan compensation limit ($265,000 in 2016 and 2016) and
(ii) voluntary deferrals to the Post-2004 Plan for the applicable year.

THE VARIABLE DEFERRED COMPENSATION PLAN FOR EXECUTIVES (THE "VDCP")

The above table also reflects amounts deferred by Mr. Hattem under the VDCP. Under the VDCP, eligible employees were permitted to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals were credited to a bookkeeping account in the participant's name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant's name. The VDCP was frozen as of December 31, 2004 so that no amounts earned or vested after 2004 can be deferred under the VDCP.

Account balances in the VDCP that are attributable to deferrals of base salary and short-term incentive compensation are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The VDCP currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQ Advisors Trust.

Participants in the VDCP could elect to credit their deferrals to in-service or retirement distribution accounts. For retirement accounts, payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any January or July following the participant's termination date, but they must begin by either the first January or the first July following the later of: (a) the participant's attainment of age 65 and (b) the date that is thirteen months following the participant's termination date. For in-service accounts, payments are made to the participant in December of the year elected by the participant in a lump sum or in up to five annual installments over consecutive years.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the Named Executive Officers other than Ms. Ritchey and Ms. Brown terminated employment, or a change-in-control of AXA Financial occurred, on December 31, 2016 (the "Trigger Date") allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement and use the closing price of the AXA ordinary share on December 30, 2016, converted to U.S. dollars, where applicable. Since
Ms. Ritchey and Ms. Brown actually terminated employment with AXA Equitable in 2016, only the terms of their actual separation agreements are discussed.

Except for Ms. Ritchey and Ms. Brown, the payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described.

RETIREMENT

The Named Executive Officers (other than Ms. Ritchey and Ms. Brown) would have been entitled to the following payments and benefits if they retired on the Trigger Date. For this purpose, "retirement" means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. Note that the only Named Executive Officers eligible to retire on the Trigger Date were Mr. Pearson and Mr. Hattem.

Short-Term Incentive Compensation: The executives would have received short-term incentive compensation awards for 2016 under the Retiree Short-Term Incentive Compensation Program.

Stock Options: All stock options granted to the executives would have continued to vest and be exercisable until their expiration date, except in the case of misconduct (for which the options would be forfeited).

Performance Shares: The executives would have been treated as if they continued in the employ of the company until the end of the vesting period for purposes of their performance share awards. Accordingly, they would have received performance share plan payouts at the same time and in the same amounts as they would have received such payouts if they had not retired.

Retirement Benefits: The executives would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

Medical Benefits: The executives would have been entitled to access to retiree medical coverage without any company subsidy.

ESB Plan: The executives would have been entitled to continuation of their participation in the ESB Plan described above.

VOLUNTARY TERMINATION OTHER THAN RETIREMENT

MR. HEALY AND MR. MALMSTROM

If Mr. Healy and Mr. Malmstrom had voluntarily terminated employment on the Trigger Date:

Short-Term Incentive Compensation: The executives would not have been entitled to any STIC Program awards for 2016.

Stock Options: All stock options granted to the executives would have been forfeited on the termination date.

Performance Shares: The executives would have forfeited all performance shares on the termination date.

Retirement Benefits: The executives would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above, except that they would no longer be entitled to any benefits under the ESB Plan.

MR. WINIKOFF

If Mr. Winikoff had voluntarily terminated on the Trigger Date for "good reason:"

   . any outstanding RSUs granted to Mr. Winikoff would have immediately vested and been paid out in cash on their otherwise applicable payment dates and

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   . he would have been eligible to receive a payment equal to two times his annual base salary plus his STIC Program award target for 2016. This payment would have been contingent on the execution of a general release and waiver of claims against AXA Equitable and affiliates.

For this purpose, "good reason" includes: (a) relocation of his position to a work site that is more than 35 miles away from 1290 Avenue of the Americas, New York City, (b) a material reduction in his compensation (other than in connection with, and substantially proportionate to, reductions by the company of the compensation of other similarly situated senior executives), (c) a material diminution in his duties, authority or responsibilities and (d) a material change in the lines of reporting such that he no longer reports to the company's President and Chief Executive Officer.

Regardless of whether the voluntary termination was for "good reason,"
Mr. Winikoff would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above, except that they would no longer be entitled to any benefits under the ESB Plan.

MR. PEARSON

If Mr. Pearson had voluntarily terminated on the Trigger Date for "good reason" as described below, he would have been entitled to: (i) severance pay equal to the sum of two years of salary and two times the greatest of: (a) Mr. Pearson's most recent STIC Program award, (b) the average of Mr. Pearson's last three STIC Program awards and (c) Mr. Pearson's target STIC Program award for the year in which termination occurred, (ii) a pro-rated STIC Program award at target for the year of termination and (iii) a cash payment equal to the additional employer contributions that Mr. Pearson would have received under the 401(k) Plan and its related excess plan for the year of his termination if those plans provided employer contributions on his severance pay and all of his severance pay was paid in that year.

For this purpose, "good reason" includes a material reduction in Mr. Pearson's duties or authority, the removal of Mr. Pearson from his positions, AXA Equitable requiring Mr. Pearson to be based at an office more than 75 miles from New York City, a diminution of Mr. Pearson's titles, a material failure by the company to comply with the agreement's compensation provisions, a failure of the company to secure a written assumption of the agreement by any successor company and a change in control of AXA Financial (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). The severance benefits are contingent upon Mr. Pearson releasing all claims against AXA Equitable and its affiliates and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by AXA Equitable without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met for each of the two consecutive fiscal years immediately preceding the year of termination.

Mr. Pearson would have received the following amounts if he had voluntarily terminated for good reason on the Trigger Date and released all claims against AXA Equitable and its affiliates:

Severance Pay..................................... $    228,842
Pro-Rated Bonus................................... $     65,980
Cash Payment...................................... $     22,884

In addition, because Mr. Pearson was eligible to retire on the Trigger Date, he would have been eligible for the retirement benefits described above, regardless of whether he terminated for Good Reason.

MR. HATTEM

Because Mr. Hattem was eligible to retire on the Trigger Date, he would have been eligible for the retirement benefits described above.

DEATH

If the Named Executive Officers had terminated employment due to death on the Trigger Date:

Short-Term Incentive Compensation: The executives' estates would not have been entitled to any STIC Program awards for 2016.

Stock Options: All stock options would have immediately vested and would have continued to be exercisable until the earlier of their expiration date and the six-month anniversary of the date of death.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Performance Shares: The total number of performance shares granted in 2015 and 2016 and the second half of the performance shares granted in 2014 would have been multiplied by an assumed performance factor of 1.3 and the first half of the performance shares granted in 2014 would have been multiplied by the actual performance factor for that tranche. The performance shares would have been paid in AXA ordinary shares to the executive's heirs within 90 days following death.

Restricted Stock Units: Mr, Winikoff's RSUs would have immediately vested in full.

Retirement Benefits: The executives' heirs would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

INVOLUNTARY TERMINATION WITHOUT CAUSE

NAMED EXECUTIVE OFFICERS OTHER THAN MR. PEARSON

The Named Executive Officers, excluding Mr. Pearson, would have been eligible for severance benefits under the Severance Benefit Plan, as supplemented by the Supplemental Severance Plan (collectively, the "Severance Plan"), if an involuntary termination of employment had occurred on the Trigger Date that satisfied the conditions in the Severance Plan. To receive benefits, the executives would have been required to sign a separation agreement including a release of all claims against AXA Equitable and its affiliates and non-solicitation provisions.

The severance benefits would have included:

   .   severance pay equal to 52 weeks' of base salary;

   . additional severance pay equal to the greater of: (i) the most recent STIC Program award paid to the executive, (ii) the average of the three most recent STIC Program awards paid to the executive or (iii) the executive's target STIC Program award for 2016;

   . a lump sum payment equal to the sum of: (i) the executive's target STIC Program award for 2016 and (ii) $40,000; and

   .   one year's continued participation in the ESB Plan.

The Named Executive Officers would have had a one-year severance period. If a Named Executive Officer would have been eligible to retire prior to the end of the severance period, all stock options granted to the Named Executive Officer would have continued to vest and be exercisable until their expiration date, except in the case of misconduct (for which the options would be forfeited). Also, the Named Executive Officer would have been treated as if he continued in the employ of AXA Equitable until the end of the vesting period for his performance shares.

In addition to the above, Mr. Winikoff would have received the following:

   .   the immediately vesting of his outstanding RSUs and

   . a payment equal to (i) two times his annual base salary plus his STIC Program award target for 2016, reduced by (ii) anv severance pay for which he would otherwise eligible under the Severance Plan or the Supplemental Severance Plan. This payment would be contingent on all other terms and conditions of the Severance Plan and Supplemental Severance Plan, including the execution of a general release and waiver of claims against AXA Equitable and affiliates.

The following table lists the payments that the executives would have received if they were involuntarily terminated under the Severance Plan on the Trigger Date as well as the implications for their stock option and performance shares awards:

                                 SEVERANCE BENEFITS                   EQUITY GRANTS
                               ----------------------- --------------------------------------------
                                            LUMP SUM                                    PERFORMANCE
NAME                           SEVERANCE    PAYMENT             STOCK OPTIONS             SHARES
-----------------------------  ----------- ----------- -------------------------------- -----------
MALMSTROM, ANDERS............. $   49,467  $   26,040  Options would continue to         Forfeited
                                                       vest and be exercisable until
                                                       the earlier of their expiration
                                                       date and 30 days after the
                                                       end of the one-year severance
                                                       period.

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                    SEVERANCE BENEFITS
                                                   ---------------------
                                                                  LUMP SUM
NAME                                                SEVERANCE     PAYMENT
-------------------------------------------------  ------------   --------
WINIKOFF, BRIAN................................... $     99,200   $12,865






HATTEM, DAVE...................................... $     41,758   $21,390




HEALY, MICHAEL.................................... $     24,919   $12,090





                                                                           EQUITY GRANTS
                                                   --------------------------------------------------------------
                                                                                            PERFORMANCE
NAME                                                        STOCK OPTIONS                      SHARES
-------------------------------------------------  -------------------------------- -----------------------------
WINIKOFF, BRIAN................................... Options would continue to        Forfeited
                                                   vest and be exercisable until
                                                   the earlier of their expiration
                                                   date and 30 days after the
                                                   end of the one-year severance
                                                   period.

HATTEM, DAVE...................................... Continued vesting in all         Would receive payouts in the
                                                   options and ability to exercise  same time and in the same
                                                   the options through              amounts as if he had
                                                   expiration date.                 continued to be employed.

HEALY, MICHAEL.................................... Options would continue to        Forfeited
                                                   vest and be exercisable until
                                                   the earlier of their expiration
                                                   date and 30 days after the
                                                   end of the one-year severance
                                                   period.

MR. PEARSON

Under Mr. Pearson's employment agreement, he waived any right to participate in the Severance Plan. Rather, if Mr. Pearson's employment had been terminated without "Cause" on the Trigger Date, he would have been entitled to the same benefits as termination for Good Reason as described above, subject to the same conditions. "Cause" is defined in Mr. Pearson's employment agreement as:
(i) willful failure to perform substantially his duties after reasonable notice of his failure, (ii) willful misconduct that is materially injurious to the company, (iii) conviction of, or plea of NOLO CONTEDERE to, a felony or
(iv) willful breach of any written covenant or agreement with the company to not disclose information pertaining to them or to not compete or interfere with the company.

Ms. Ritchey's Separation Agreement

Ms. Ritchey entered into a separation agreement and general release with AXA Equitable pursuant to which she terminated employment on December 30, 2016. Payments related to her separation include:

   .   $40,192 severance pay under the terms of Severance Plan

   .   $22,940 lump sum payment under the terms of the Severance Plan

   .   Additional lump sum payment of $39,862

Ms. Brown's Separation Agreement

Ms. Brown entered into a separation agreement and general release with AXA Equitable pursuant to which she terminated employment on August 31, 2016. Payments related to her separation include:

   .   $36,605 severance pay under the terms of Severance Plan

   .   $12,607 lump sum payment under the terms of the Severance Plan

   .   Additional lump sum payment of $36,605

CHANGE-IN-CONTROL

With the exception of Mr. Pearson, none of the Named Executive Officers are entitled to any special benefits upon a change-in-control of AXA Financial other than the benefits provided for all stock options granted under the Stock Option Plan. For those options, if there is a change in control of AXA Financial, all unvested options will become immediately exercisable for their term regardless of the otherwise applicable exercise schedule.

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As mentioned above, Mr. Pearson's employment agreement provides that "good reason" includes Mr. Pearson's termination of employment in the event of a change in control (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). Accordingly, Mr. Pearson would have been entitled to the benefits described above for a voluntary termination for "good reason", subject to the same conditions. For this purpose, a change in control includes: (a) any person becoming the beneficial owner of more than 50% of the voting stock of AXA Financial, (b) AXA and its affiliates ceasing to control the election of a majority of the AXA Financial Board of directors and
(c) approval by AXA Financial's stock holders of a reorganization, merger or consolidation or sale of all or substantially all of the assets of AXA Financial unless AXA and its affiliates owned directly or indirectly more than 50% of voting power of the company resulting from such transaction.

2016 DIRECTOR COMPENSATION TABLE

The following table provides information on compensation that was paid to our directors for 2016 services.

                                                                                                       CHANGE IN
                                                                                                     PENSION VALUE
                                                                                                          AND
                                                      FEES                                           NONQUALIFIED
                                                     EARNED                             NON-EQUITY     DEFERRED
                                                   OR PAID IN   STOCK       OPTION    INCENTIVE PLAN COMPENSATION
                                                   CASH/(1)/  AWARDS/(2)/ AWARDS/(3)/  COMPENSATION    EARNINGS
NAME                                                  ($)        ($)         ($)           ($)            ($)
-------------------------------------------------  ---------- ----------  ----------  -------------- -------------
BUBERL, THOMAS....................................  $      --  $      --       $  --           $  --         $  --
DE CASTRIES, HENRI/(5)/...........................  $      --  $      --       $  --           $  --         $  --
DUVERNE, DENIS....................................  $      --  $      --       $  --           $  --         $  --
DE OLIVEIRA, RAMON................................  $  27,126  $  32,994       $  --           $  --         $  --
EVANS, PAUL.......................................  $      --  $      --       $  --           $  --         $  --
FALLON-WALSH, BARBARA.............................  $  40,458  $  32,994       $  --           $  --         $  --
KAYE, DANIEL......................................  $  32,274  $  32,994       $  --           $  --         $  --
KRAUS, PETER S./(6)/..............................  $      --  $      --       $  --           $  --         $  --
MATUS, KRISTI.....................................  $  26,334  $  32,994       $  --           $  --         $  --
SCOTT, BERTRAM....................................  $  30,690  $  32,994       $  --           $  --         $  --
SLUTSKY, LORIE A..................................  $  30,030  $  32,994       $  --           $  --         $  --
VAUGHAN, RICHARD C................................  $  38,874  $  32,994       $  --           $  --         $  --





                                                      ALL OTHER
                                                   COMPENSATION/(4)/   TOTAL
NAME                                                     ($)            ($)
-------------------------------------------------  ----------------  ---------
BUBERL, THOMAS.................................... $            --   $      --
DE CASTRIES, HENRI/(5)/........................... $        89,661   $  89,661
DUVERNE, DENIS.................................... $        59,880   $  59,880
DE OLIVEIRA, RAMON................................ $           328   $  60,448
EVANS, PAUL....................................... $            --   $      --
FALLON-WALSH, BARBARA............................. $           562   $  74,014
KAYE, DANIEL...................................... $           568   $  65,836
KRAUS, PETER S./(6)/.............................. $            --   $      --
MATUS, KRISTI..................................... $           187   $  59,515
SCOTT, BERTRAM.................................... $           491   $  64,175
SLUTSKY, LORIE A.................................. $           375   $  63,399
VAUGHAN, RICHARD C................................ $           627   $  72,495

/(1)/For 2016, each of the non-officer directors received the following cash compensation:

    .  $25,000 cash retainer (pro-rated for partial years of service);

    .  $400 for each special board meeting attended;

    .  $500 for each Audit Committee meeting attended; and

    .  $400 for all other Committee meetings attended.
   In addition, the Chairpersons of the Organization and Compensation Committee, the Investment Committee and the Investment and Finance Committee each received a $3,333 retainer and the Chairman of the Audit Committee received a $6,666 retainer.
/(2)/The amounts reported in this column represent the aggregate grant date fair value of restricted and unrestricted stock awarded in 2016 in accordance with FASB ASC Topic 718. As of December 31, 2016, our directors had outstanding restricted stock awards in the following amounts:

             Mr. De Oliveira.................................. 1,838
             Ms. Fallon-Walsh................................. 1,838
             Mr. Kaye.........................................   994
             Ms. Matus........................................   994
             Ms. Scott........................................ 1,838
             Ms. Slutsky...................................... 1,838
             Mr. Vaughan...................................... 1,838

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      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(3)/As of December 31, 2016, our directors had outstanding stock options in the following amounts:

             Mr. De Oliveira.................................. 1,454
             Ms. Fallon-Walsh.................................   709
             Ms. Scott........................................   709
             Ms. Slutsky...................................... 3,367
             Mr. Vaughan...................................... 2,101

/(4)/For Mr. De Castries, this column lists amounts received for services performed for AXA Financial. For Mr. Duverne, this column lists amounts received for services performed for AXA Financial and amounts paid by the company for his spouse to accompany him to a business event. For all other directors, this column lists premiums paid by the company for group life insurance coverage and any amounts paid by the company for a director's spouse to accompany the director on a business trip or to a business event.
/(5)/Mr. De Castries resigned as a director, effective September 1, 2016. /(6)/Mr. Kraus resigned as a director, effective November 18, 2016.

THE EQUITY PLAN FOR DIRECTORS

Under the current terms of The Equity Plan for Directors (the "Equity Plan"), non-officer directors are granted the following each year:

       .  a restricted stock award of $15,000 (granted in the first quarter);
          and

       . a stock retainer of $18,333, payable in two installments in June and December.

For calendar years prior to 2014, non-officer directors were also granted option awards each year.

Stock Options

The value of the stock option grants were determined using the Black-Scholes methodology or other methodology used with respect to option awards contemporaneously made to employees. The options are subject to a four-year vesting schedule whereby one-third of each grant vests on the second, third and fourth anniversaries of the grant date.

Restricted Stock

The number of shares of restricted stock to be granted to each non-officer director is determined by dividing $15,000 by the fair market value of the stock on the applicable grant date (rounded down to the nearest whole number). During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock has a three-year cliff vesting schedule.

Termination of Service

In the event a non-officer director dies or, after completing one year of service, is removed without cause, is not reelected, retires or resigns:
(a) his or her options will become fully vested and exercisable at any time prior to the earlier of the expiration of the grant or five years from termination of service and (b) his or her restricted stock will immediately become non-forfeitable; provided that if the director performs an act of misconduct, all of his or her options and restricted stock then outstanding will become forfeited. Upon any other type of termination, all outstanding options and restricted stock are forfeited.

Deferrals of Restricted Stock and Stock Retainer

Non-officer directors may elect to defer receipt of at least ten percent of their stock retainer and/or restricted stock awards. Upon deferral, the director receives deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.

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Change in Control

Upon a change in control of AXA Financial, unless the awards will be assumed or substituted following the change in control: (a) the options will either become fully exercisable or cancelled in exchange for a payment in cash equal to the excess, if any, of the change in control price over the exercise price, and
(b) the restricted stock will become immediately non-forfeitable.

CHARITABLE AWARD PROGRAM FOR DIRECTORS

Under the Charitable Award Program for Directors, a non-officer director may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $166,667 after his or her death. Although the company may purchase life insurance policies insuring the lives of the participants to financially support the program, it has not elected to do so.

MATCHING GIFTS

Non-officer directors may participate in AXA Foundation's Matching Gifts program. Under this program, the AXA Foundation matches donations made by participants to public charities of $50 or more, up to $667 per year.

BUSINESS TRAVEL ACCIDENT

All directors are covered for accidental loss of life while traveling to, or returning from:

   .   board or committee meetings;

   .   trips taken at our request; and

   .   trips for which the director is compensated.

Each director is covered up to four times their annual compensation, subject to certain maximums.

DIRECTOR EDUCATION

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the board generally, as well as to their responsibilities in their specific committee assignments and other roles. We generally reimburse non-officer directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $1,667 per director each calendar year.

THE POST-2004 VARIABLE DEFERRED COMPENSATION PLAN FOR DIRECTORS

Non-officer directors may defer up to 100% of their annual cash retainer and meetings fees under The Post-2004 Variable Deferred Compensation Plan for Directors (the "Deferral Plan"). Deferrals are credited to a bookkeeping account in the director's name in the month that the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the director's name. The minimum deferral is 10%.

Account balances in the Deferral Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Deferral Plan currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQ Advisors Trust.

Participants in the Deferral Plan elect the form and timing of payments from their accounts. Payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any July or December after the year of deferral, but they must begin by the first July or the first December following age 70 (72 in the case of certain grandfathered directors). Participants make alternate elections in the event of separation from service prior to the specified payment date and death prior to both the specified payment date and separation from service.

The Deferral Plan was designed, and is intended to be administered, in accordance with the requirements of Code Section 409A.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

We are an indirect, wholly-owned subsidiary of AXA Financial. AXA Financial's common stock is 100% owned by AXA and its subsidiaries. For additional information regarding AXA, see "Business -- Parent Company".

SECURITY OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 1, 2016, certain information regarding the beneficial ownership of common stock of AXA by each of our directors and executive officers and by all of our directors and executive officers as a group.

                                 AXA COMMON STOCK/(1)/
                                                     NUMBER OF SHARES
                                                      AND NATURE OF
NAME OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP PERCENT OF CLASS
-------------------------------------------------  -------------------- ----------------
Mark Pearson/(2)/.................................       946,422               *
Thomas Buberl/(3)/................................       248,150               *
Ramon de Oliveria/(4)/............................       32,242                *
Paul Evans/(5)/...................................       251,577               *
Barbara Fallon-Walsh/(6)/.........................       23,521                *
Daniel G. Kaye....................................        5,038                *
Kristi A. Matus...................................        5,038                *
Bertram L. Scott/(7)/.............................       23,526                *
Lorie A. Slutsky/(8)/.............................       51,920                *
Richard C. Vaughan/(9)/...........................       38,534                *
Josh Braverman/(10)/..............................       121,329               *
Marine de Boucaud/(11)/...........................       33,115                *
Dave S. Hattem/(12)/..............................       175,819               *
Michael Healy/(13)/...............................       83,096                *
Adrienne Johnson/(14)/............................       81,130                *
Anders Malmstrom/(15)/............................       102,846               *
Brian Winikoff....................................         --                  *
All directors, director nominees and executive
  officers as a group (17 persons)/(16)/..........      2,223,303              *

* Number of shares listed represents less than 1% of the outstanding AXA common stock.
/(1)/Holdings of AXA American Depositary Shares ("ADS") are expressed as their equivalent in AXA ordinary shares. Each AXA ADS represents the right to receive one AXA ordinary share.
/(2)/Includes 544,391 shares Mr. Pearson can acquire within 60 days under option plans. Also includes 272,129 unvested AXA performance shares. /(3)/Includes 102,714 unvested AXA performance shares.
/(4)/Includes 4,361 shares Mr. de Oliveira can acquire within 60 days under option plans.
/(5)/Includes 113,402 shares Mr. Evans can acquire within 60 days under option plans. Also includes 106,094 unvested AXA performance shares. /(6)/Includes(i) 2,127 shares Ms. Fallon-Walsh can acquire within 60 days under option plans and (ii) 18,964 deferred stock units under The Equity Plan for Directors.
/(7)/Includes (i) 2,127 shares Mr. Scott can acquire within 60 days under option plans and (ii) 17,288 deferred stock units under The Equity Plan for Directors.
/(8)/Includes (i) 10,102 shares Ms. Slutsky can acquire within 60 days under options plans and (ii) 39,971 deferred stock units under The Equity Plan for Directors.
/(9)/Includes 6,303 shares Mr. Vaughan can acquire within 60 days under option plans.
/(10)/Includes 68,442 shares Mr. Braverman can acquire within 60 days under option plans. Also includes 52,887 unvested AXA performance shares /(11)/Includes 8,034 shares Ms. de Boucaud can acquire within 60 days under option plans. Also includes 25,081 unvested AXA performance shares. /(12)/Includes 97,602 shares Mr. Hattem can acquire within 60 days under option plans. Also includes 78,140 unvested AXA performance shares.

                                     F-122
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

 /(13)/Includes 19,017 shares Mr. Healy can acquire within 60 days under option plans. Also includes 49,404 unvested AXA performance shares. /(14)/Includes 35,049 shares Ms. Johnson can acquire within 60 days under option plans. Also includes 33,980 unvested AXA performance shares. /(15)/Includes 23,852 shares Mr. Malmstrom can acquire within 60 days under option plans. Also includes 77,913 unvested AXA performance shares. /(16)/Includes 934,809 shares the directors and executive officers as a group can acquire within 60 days under option plans.

                                     F-123
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

POLICIES AND PROCEDURES REGARDING TRANSACTIONS WITH RELATED PERSONS

AXA Financial, our indirect parent company, has formal policies covering its employees and directors and the employees and directors of its subsidiaries that are designed to avoid conflicts of interests that may arise in certain related party transactions. For example, employees of AXA Financial and its subsidiaries are subject to the Code of Ethics. The Code of Ethics includes provisions designed to avoid conflicts of interests that may lead to divided loyalties by requiring that employees, among other things, not exercise any responsibility in a transaction in which they have an interest, receive certain approvals before awarding any contract to a relative or close personal friend and not take for their own benefit business opportunities developed or learned of during the course of employment. Similarly, MLOA's non-officer directors are subject to the AXA Financial Policy Statement on Interests of Directors and Contracts With Directors And Their Relatives for Non-Officer Directors (the "Policy Statement"). The Policy Statement includes provisions designed to maintain the directors' independent judgment by requiring, among other things, disclosure of interests in any proposed transaction and abstention from voting if a director has a significant financial interest in the transaction or the transaction is with a business organization in which the director has an official affiliation. It further prohibits certain credit related transactions and requires disclosure of potential contracts with and employment of close relatives. Each director must submit a report annually regarding his or her compliance with the Policy Statement.

Other than as set forth above, MLOA does not have written policies regarding the employment of immediate family members of any of its related persons.

As a wholly-owned indirect subsidiary of AXA Financial, and ultimately of AXA, MLOA enters into various transactions with both AXA Financial and AXA and their subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements. While there is no formal written policy for the review and approval of transactions between MLOA and AXA and/or AXA Financial, such transactions are routinely subject to a review and/or approval process. For example, payments made by MLOA to AXA and its subsidiaries pursuant to certain intercompany service or other agreements ("Intercompany Agreements") are reviewed with the Audit Committee on an annual basis. The amount paid by MLOA for any personnel, property and services provided under such Intercompany Agreements may not exceed the fair market value of such personnel, property and services. Additionally, Intercompany Agreements to which MLOA is a party are subject to the approval of the Arizona Department of Insurance, pursuant to Arizona's insurance holding company systems act.

In practice, any proposed related party transaction which management deems to be significant or outside of the ordinary course of business would be submitted to the Board of Directors for its approval.

TRANSACTIONS BETWEEN MLOA AND AFFILIATES

Under MLOA's service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred expenses of $129,215,429, $88,073,086 and $67,404,204 for 2016, 2015 and 2014, respectively.

MLOA paid $70,554,003, $63,846,023 and $52,235,271 in commissions and fees for the sale of its insurance products to AXA Distribution Holding Corporation and its subsidiaries in 2016, 2015 and 2014, respectively. AXA Distribution Holding Corporation is an indirect wholly-owned subsidiary of AXA Financial and its subsidiaries include AXA Advisors, LLC, AXA Network LLC and PlanConnect, LLC.

Various AXA affiliates, including MLOA, cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life an affiliate. Beginning in 2008 AXA Global Life, in turn, retrocedes a quota share portion of these risks to MLOA on a one-year term basis. Premiums assumed from the above mentioned affiliated reinsurance transactions during 2016, 2015 and 2014, were $2,977,403, $1,332,127 and $1,475,856, respectively.
Claims and expenses assumed under these agreements during 2016, 2015 and 2014 were $1,935,698, $1,402,968 and $653,026, respectively.

MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis and reinsured the no lapse guarantee riders through AXA RE Arizona Company, an affiliate. Premiums earned from the above mentioned affiliated reinsurance transactions during 2016, 2015 and 2014, were $2,876,872, $2,222,640 and $1,592,849, respectively. Claims and expenses assumed under these agreements during 2016, 2015 and 2014 were $0, $7,359 and $1,777,487, respectively.

MLOA paid $10,598,867, $12,966,783 and $2,193,006 in commissions and fees for the sale of its insurance products to AXA Distributors in 2016, 2015 and 2014, respectively.

In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with AB. The amount of expenses incurred by MLOA related to these agreements was $1,572,382, $1,374,155 and $1,156,818 for 2016, 2015 and 2014, respectively.

                                     F-124
      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                   PART II


ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                                ESTIMATED
         ITEM OF EXPENSE                                                         EXPENSE
         --------------------------------------------------------------------   ---------
         Registration fees...................................................   $       1
         Federal taxes.......................................................         N/A
         State taxes and fees (based on 50 state average)....................         N/A
         Trustees' fees......................................................         N/A
         Transfer agents' fees...............................................         N/A
         Printing and filing fees............................................   $  50,000
         Legal fees..........................................................   $  10,000
         Accounting fees.....................................................         N/A
         Audit fees..........................................................   $  20,000
         Engineering fees....................................................         N/A
         Directors and officers insurance premium paid by Registrant.........         N/A


ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of MONY Life Insurance Company of America provide, in Article VI as follows:


                                 ARTICLE VI


        INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.


ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

None


ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (1)  Underwriting Agreement.

          (a) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-177419) filed on October 20, 2011.


          (i) Form of the First Amendment dated as of October 1, 2013 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-1 (File No. 333-195491) on April 19, 2016.



          (ii) Second Amendment dated as of August 1, 2015 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-1 (File No. 333-195491) on April 19, 2016.


          (b) Broker-Dealer Distribution and Servicing Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Advisors, LLC, is incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

          (c) General Agent Sales Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

          (i) First Amendment dated as of August 1, 2006 to General Agent Sales Agreement dated as of August 1, 2006 by and between MONY Life Insurance Company of America and AXA Network, incorporated herein by reference to Post-Effective Amendment No. 12 to the Registration Statement on Form N-6 (File No. 333-134304) filed on March 1, 2012.

          (ii) Second Amendment dated as of April 1, 2008 to General Agent Sales Agreement dated as of April 1, 2008 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.


          (iii) Form of the Third Amendment to General Agent Sales Agreement dated as of October 1, 2013 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to registration statement on Form S-1 (333-195491) filed on April 21, 2015.



          (iv) Form of the Fourth Amendment to General Agent Sales Agreement dated as of October 1, 2014 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to registration statement on Form S-1 (333-195491) filed on April 21, 2015.


          (v) Fifth Amendment to General Agent Sales Agreement, dated as of June 1, 2015 by and between MONY Life Insurance Company of America ("MONY America") and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-207014) filed on December 23, 2015.

     (2)  Not Applicable.

     (3)  (i)  Articles of Incorporation.

              (a) Articles of Restatement of the Articles of Incorporation of MONY Life Insurance Company of America (as Amended July 22,
                   2004), incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

     (3)  (ii)  By-Laws.

              (a) By-Laws of MONY Life Insurance Company of America (as Amended July 22, 2004), incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

     (4)  Form of contract.

          (a) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-59717) filed on July 23, 1998.

          (b) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-72632) filed on January 9, 2002.

     (5)  Opinion and consent of counsel regarding legality

          (a) Opinion and consent of Shane Daly as to the legality of securities being registered, filed herewith.


     (9)  Not Applicable.


     (10) Material Contracts.

          (a) Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the Registration Statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

          (b) Amended and Restated Services Agreement between MONY Life Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to Annual Report on Form 10-K (File No. 333-65423) filed on March 31, 2005.

          (c) Broker-Dealer and General Agent Servicing Agreement for In-Force MLOA Products dated October 1, 2013, between MONY Life Insurance Company of America, AXA Advisors, LLC and AXA Network, LLC incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

          (d) Wholesale Level Servicing Agreement for In-Force MLOA Products dated October 1, 2013, between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

          (e) Reinsurance Agreement by and among MONY Life Insurance Company of America and Protective Life Insurance Company, dated October 1, 2013, incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

     (11) Not Applicable.

     (12) Not Applicable.

     (15) Not Applicable.

     (16) Not Applicable.

     (21) Not Applicable.

     (23) Consents of Experts and Counsel.

          (a) Consent of Pricewaterhouse Coopers, LLP filed herewith.

          (b) See Item (5) above.

     (24) Powers of Attorney.

          (a)  Powers of Attorney, filed herewith.

     (25) Not Applicable.

     (26) Not Applicable.

101.INS.     XBRL Instance Document, filed herewith.

101.SCH.     XBRL Taxonomy Extension Schema Document, filed herewith.

101.CAL.     XRL Taxonomy Extension Calculation Linkbase Document, filed herewith.

101.LAB.     XBRL Taxonomy Label Linkbase Document, filed herewith.

101.PRE.     XBRL Taxonomy Extension Presentation Linkbase Document, filed herewith.

101.DEF.     XBRL Taxonomy Extension Definition Linkbase Document, filed herewith.


ITEM 17.    UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and
               (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


As required by the Securities Act of 1933, the Depositor has caused this Amendment to the Registration Statement to be signed on its behalf, by the undersigned, duly authorized, in the City and State of New York, on the 21st day of April, 2017.



MONY Life Insurance Company of America
                            (Registrant)


By:                  /s/ Shane Daly
    ----------------------------------------------------------------

                             SHANE DALY
            VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
               MONY Life Insurance Company of America



Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:


PRINCIPAL EXECUTIVE OFFICER:

                   *                    Chairman of the Board, Chief Executive Officer,
            Mark Pearson                  Director and President

PRINCIPAL FINANCIAL OFFICER:

                   *                    Senior Executive Vice President and Chief Financial
        Anders B. Malmstrom               Officer

PRINCIPAL ACCOUNTING OFFICER:

                   *                   Executive Vice President and Chief Accounting Officer
          Andrea M. Nitzan


*DIRECTORS:



Barbara Fallon-Walsh                   Kristi A. Matus                       Ramon de Oliveira
Daniel G. Kaye                         Lorie A. Slutsky                      Mark Pearson
Bertram L. Scott                       Richard C. Vaughan

*BY:        /S/ SHANE DALY
             Shane Daly
           ATTORNEY-IN-FACT
            April 21, 2017


                                EXHIBIT INDEX



                EXHIBIT NO.                                 DESCRIPTION                                    TAG VALUE
               ------------    ---------------------------------------------------------------------    --------------

                  (5)(a)                          Opinion and consent of counsel

                  (23)(a)                      Consent of PricewaterhouseCoopers LLP

                  (24)(a)                               Powers of Attorney

                  101.INS                             XBRL Instance Document                              EX-101.INS

                  101.SCH                     XBRL Taxonomy Extension Schema Document                     EX-101.SCH

                  101.CAL              XRL Taxonomy Extension Calculation Linkbase Document               EX-101.CAL

                  101.LAB                      XBRL Taxonomy Label Linkbase Document                      EX-101.LAB

                  101.PRE             XBRL Taxonomy Extension Presentation Linkbase Document              EX-101.PRE

                  101.DEF              XBRL Taxonomy Extension Definition Linkbase Document               EX-101.DEF